                                                    31 August 2000 - Amendment 7
Satellite Contract                              Contract Number: ICOO/95-1002/NR
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================================================================================

                      COMPOSITE COMPILED SATELLITE CONTRACT


                                     BETWEEN


               HUGHES SPACE AND COMMUNICATIONS INTERNATIONAL, INC.


                                       AND


                 I-CO GLOBAL COMMUNICATIONS (OPERATIONS) LIMITED




                           DATED AS OF 3 OCTOBER 1995

================================================================================


                        CONTRACT NUMBER: ICOO/95-1002/NR

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                                TABLE OF CONTENTS

                                                                                Page No.
ARTICLE 1      DEFINITION.......................................................   5
ARTICLE 2      SCOPE OF WORK....................................................  12
ARTICLE 3      DELIVERY SCHEDULE................................................  14
ARTICLE 4      CONTRACT PRICE, PAYMENT AND ADJUSTMENTS..........................  17
ARTICLE 5      SATELLITE PERFORMANCE PAYMENTS; * INCENTIVES; * INCENTIVES.......  23
ARTICLE 6      RESERVED.........................................................  44
ARTICLE 7      PERMITS AND LICENSES: GOVERNMENT APPROVALS.......................  45
ARTICLE 8      ACCEPTANCE.......................................................  47
ARTICLE 9      TITLE AND RISK OF LOSS...........................................  54
ARTICLE 10     FORCE MAJEURE....................................................  57
ARTICLE 11     CONSEQUENCES OF LATE DELIVERY....................................  58
ARTICLE 12     ACCESS TO WORK IN PROGRESS AND DATA..............................  64
ARTICLE 13     INDEMNIFICATION..................................................  66
ARTICLE 14     WARRANTY.........................................................  68
ARTICLE 15     SATELLITE NOT LAUNCHED AFTER AVAILABLE FOR SHIPMENT DATE.........  70
ARTICLE 16     TAXES AND DUTIES.................................................  72
ARTICLE 17     TERMINATION......................................................  74
ARTICLE 18     DATA RIGHTS......................................................  85
ARTICLE 19     INTELLECTUAL PROPERTY INDEMNITY..................................  87
ARTICLE 20     RIGHTS IN INVENTIONS.............................................  89
ARTICLE 21     CONFIDENTIALITY..................................................  92
ARTICLE 22     INTERPRETATION...................................................  96
ARTICLE 23     PUBLICITY........................................................  99
ARTICLE 24     NOTICES.......................................................... 100
ARTICLE 25     INTEGRATION...................................................... 102
ARTICLE 26     ASSIGNMENT....................................................... 103
ARTICLE 27     SEVERABILITY..................................................... 105
ARTICLE 28     CORRECTIVE MEASURES IN UNLAUNCHED SATELLITES..................... 106
ARTICLE 29     I-COGC'S RESPONSIBILITIES........................................ 107
ARTICLE 30     DISPUTES AND ARBITRATION......................................... 110
ARTICLE 31     MISSION OPERATIONS AND LAUNCH SUPPORT............................ 111
ARTICLE 32     STORAGE.......................................................... 112
ARTICLE 33     OPTIONS.......................................................... 113
ARTICLE 34     LIMITATION OF LIABILITY.......................................... 120
ARTICLE 35     MISCELLANEOUS.................................................... 122
ARTICLE 36     MAJOR SUBCONTRACTORS............................................. 126
ARTICLE 37     SPECIAL PROVISION APPLICABLE TO SATELLITE F15.................... 127
ARTICLE 38     ADDITIONAL SATELLITES OF THE SAME GENERATION AND DESIGN.......... 130
ARTICLE 39     FINALIZATION OF RADAR SPECIFICATION AND MODIFICATION............. 131


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

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
ARTICLE 40     RESERVED......................................................... 134
ARTICLE 41     SPACE SEGMENT SUPPORT TO SEIT.................................... 135


THIS COMPOSITE COMPILED CONTRACT is effective as of the third day of October, 1995,

BETWEEN:

I-CO GLOBAL COMMUNICATIONS (OPERATIONS) LIMITED, a company incorporated in the Cayman Islands as an Exempted Company having its registered office at the Huntlaw Building, PO Box 1350, Fort Street, Georgetown, Grand Cayman, Cayman Islands (hereinafter referred to as "I-COGC") and

HUGHES SPACE AND COMMUNICATIONS INTERNATIONAL, INC., a company incorporated under the laws of the State of Delaware, USA, with a place of business in El Segundo, California, (hereinafter referred to as "Hughes").

WHEREAS, I-COGC desires to procure fifteen Satellites delivered on the ground to designated launch sites, together with delivery of an engineering model (EM) payload, an integrated TT&C ground segment and additional hardware and services for launch preparations, mission operations and post-launch commissioning and test as part of a fixed and mobile satellite communications system subject to the terms and conditions hereof; and

WHEREAS, Hughes desires to supply the same in accordance with the terms and conditions hereof; and

WHEREAS, the Parties to this Contract acknowledge that certain delivery requirements under this composite compiled contract have already been met.

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WHEREAS, the Parties have entered into a separate but interrelated launch services supply and management contract ;and

WHEREAS, this Contract has been amended by Amendment 1 dated 26 June 1996, Amendment 2 dated 9 September 1996, Amendment 3 dated 6 April 1998, Amendment 4 dated 21 January 1998, Satellite Variation Agreement to the Contract on 11 March 1998, Amendment 5 dated 7 August 1998, and Amendment 6 dated 7 August 1998, the terms and conditions of all such amendments having been incorporated in this composite compiled Contract.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the Parties hereto agree as follows:

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ARTICLE 1      DEFINITIONS

In this Contract, unless the context otherwise requires, the following terms shall have the meaning stated hereunder:

A. "ACCEPTANCE TEST PLAN" means the test plan which is incorporated herein and made a part of this Contract and is EXHIBIT D to this Contract.

B. "Affiliate" means, with respect to a Party, any subsidiary or holding company (as determined by the Companies Act 1985 of Great Britain) at any tier of such Party.

C. "Associate" means any individuals or legal entities, organized under public or private law, who shall, directly or indirectly, on behalf of or at the direction of either Party to this Contract fulfill any of the obligations undertaken by such Party in this Contract including, but without limitation, the Affiliates, Subcontractors, Consultants, employees, officers, directors or agents of each of them and of each of the Parties.

D. "ATP" means the contract made between the Parties as of 05 July 1995 entitled "Preparatory Phase of Inmarsat-P Space Segment".

E. "Available for Shipment" means that the Satellite, Engineering Model Payload or Satellite Control Equipment and other relevant Work has successfully passed all in-plant acceptance tests, has undergone a Pre-Shipment Review (if applicable) and has been agreed ready to be shipped.

F. "Business Day" means a day on which I-COGC or Hughes (as appropriate for affected Party) is open for business, excluding Saturdays, Sundays and public holidays.

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G.      "Consultant(s)" means a person or organization identified to Hughes, which person is retained by I-COGC to provide I-COGC with technical advice and/or management services.

H. "Contract" means this written instrument embodying the agreement between Hughes and I-COGC, including the EXHIBITS annexed hereto and made a part of this Contract, as may be varied in accordance with the provisions of this Contract.

I.      "Contract Price" means the total amount expressed in this Contract
        ARTICLE 4, CONTRACT PRICE, PAYMENT AND ADJUSTMENTS, as may be varied in accordance with the provisions of this Contract.

J. "Day" means a continuous 24-hour period commencing at 2400 Midnight (Greenwich Mean Time).

K. "Delivery" shall have the meaning ascribed to it in ARTICLE 3, DELIVERY SCHEDULE.

L. "Delivery Date" means in respect of a Satellite or GCE that Delivery date specified in ARTICLE 3, DELIVERY SCHEDULE, taking into account the number of Days of Excusable Delay, if any, within the meaning of ARTICLE 10, FORCE MAJEURE, or otherwise excused by the terms of this Contract

M.      "Delivery Schedule" means the timetable for Delivery set forth in
        ARTICLE 3, DELIVERY SCHEDULE.

N. "Designated Launch Site" means the launch facility provided by the applicable Launch Services Provider.


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0.      "Documentation" means documentation to be delivered under this Contract, as more fully described in EXHIBIT A, STATEMENT OF WORK.

P. "Effective Date of Contract (EDC)" means the last date that this Contract was duly signed by both Parties.

P1. "Employment Cost Index" or "ECI" means the U.S. Department of Labor Employment Cost Index for wages & salaries - professional, specialty, and technical workers and is published by the U.S. Department of Labor, Bureau of Labor Statistics.

P2. "Engineering Model Payload" means that which is defined in EXHIBIT A, STATEMENT OF WORK.

Q. "Excusable Delay" shall have the meaning ascribed to it in ARTICLE 10, FORCE MAJEURE.

R. "Ground Control Equipment (GCE)" means Ground TT&C hardware and software services to support telemetry, tracking, command and spacecraft control monitoring equipment being manufactured and delivered under this Contract as part of the Work, as more particularly described in EXHIBIT A, STATEMENT OF WORK.

S. "I-CO Program" means the program to establish a system for fixed and mobile communications, data, and ancillary services using the Satellites and any earth stations operating at any time in conjunction therewith. The term "Inmarsat P" as used in the Exhibits and as applied to various elements of this program shall have the same meaning as "I-CO".

T. "I-COSL" means ICO Services Limited. I-COSL has been appointed a Consultant and has been given authority under an agreement with I-COGC to manage this Contract on behalf of I-COGC. All notices, instructions or consultations which are given or engaged in by I-COSL in the performance of its management and consultancy functions in relation to this Contract shall be deemed, pursuant to the aforesaid agreement, to have been given by I-COGC and shall be binding on I-COGC. Notwithstanding the foregoing, I-COSL is not authorized to vary the terms of this Contract in any manner whatsoever unless and to the extent that the I-COGC authorized representative referred to in ARTICLE 24, NOTICES, advises Hughes in writing to the contrary.

U. "Intentional Ignition" means the intentional ignition of any first stage motor of the Launch Vehicle by the Launch Services Provider or, for Atlas Launch Services, the point in time during the launch countdown when initiation of the gas generator ignitors firing command and firing of any of the gas generator ignitors occurs.

V. "Launch Attempt" or "Launch" means the point in time when there is Intentional Ignition.

W. "Launch Operations Services for Satellites" means the services provided by Hughes in support of the launch mission as defined in EXHIBIT A, STATEMENT OF WORK.

X.      "Launch Readiness Review" shall have the meaning ascribed to it in
        ARTICLE 8.4.

Y. "Launch Services" means the services which the applicable Launch Services Provider provides under its Launch Services agreement.

Z. "Launch Services Provider" means the organization(s) which Hughes has contracted with under the proposed interrelated contract referred to in the Recitals to perform Launch

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        Services, including furnishing the Launch Vehicle, launch support, equipment and facilities for the purpose of launching the Satellites into orbit.

AA. "Launch Vehicle" means a vehicle provided by the applicable Launch Services Provider by which a Satellite is to be launched into orbit.

BB. "Less than Satisfactorily Operating Satellite" means a Satellite which exhibits Less than Satisfactory Operation

CC. "Less than Satisfactory Operation" means that not all performance parameters for a Satellite meet the requirements of EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION.

DD. "Major Subcontractor" shall have the meaning ascribed to it in ARTICLE 36, MAJOR SUBCONTRACTORS.

EE.     "Month" means a calendar month.

FF. "Navigation Payload" means that element of the Satellite payload which provides navigation services in accordance with EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION, and which is separable from the Work as described in ARTICLE 6, NAVIGATION PAYLOAD.

GG. "Operational Lifetime" means the twelve year (4383 Day) performance period of the Satellite. This performance period commences on the day when the Satellite is positioned at its Specified Orbit and completion of in-orbit testing, or forty-five (45) Days after Launch, whichever is earlier. The term "Service Life" shall have the same meaning.

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HH.     "Party" or "Parties" means an entity or all entities, according to the context, which has or have signed this Contract.

II. "Payload Control System (PCS)" means the integrated suite of hardware, software, and operations products that collectively will be used to support normal, on-station, ICO payload traffic control operations. The PCS will provide data to assist in operations relating to satellite diagnostics, calibration, payload trending, and short-term storage. PCS will also assist IOT and satellite failure investigation efforts as required.

JJ. "Performance Commencement Date (PCD)" means 05 July 1995 being the date of the signature of the ATP.

KK. "Pre-Shipment Review" shall have the meaning ascribed to it in ARTICLE 8, ACCEPTANCE.

LL. "PRODUCT ASSURANCE PLAN" means the PRODUCT ASSURANCE PLAN which is incorporated herein and made a part of this Contract and is EXHIBIT C to this Contract.

MM. "PCS System Requirement Review (SRR)" shall have the meaning ascribed to it in Article 5.2.5 of EXHIBIT A, STATEMENT OF WORK.

NN. "Satellite" means the satellite(s) to be provided to I-COGC as part of the Work as defined below (including the firm and exercised optional satellites). The term "Spacecraft" shall be interchangeable with the term "Satellite" and has the same meaning.

OO. "Satisfactorily Operating Satellite" means a Satellite which exhibits Satisfactory Operation

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PP.     "Satisfactory Operation" means that all performance parameters for a
        Satellite meet the requirements of EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION.

QQ.     "Service Life" shall have the same meaning as "Operational Lifetime".

RR. "Spacecraft Operating Procedures" means the written directives and instructions for operating the Satellite as described in EXHIBIT A, STATEMENT OF WORK.

SS. "Specified Orbit"" means, with respect to a Satellite, the intermediate circular orbit plane and spacing specified in accordance with EXHIBIT B, TECHNICAL SPECIFICATION.

TT. "STATEMENT OF WORK" or "SOW" means the STATEMENT OF WORK which is incorporated herein and made a part of this Contract and is EXHIBIT A to this Contract.

UU. "Subcontractor" means a person, firm, corporation, consultant or business entity which has been awarded a subcontract by Hughes, to provide a portion of the Work covered by this Contract.

VV. "Successfully Launched Satellite" means that the elements of the Specified Orbit established by the Launch Vehicle and the orientation and time of separation are within three (3) sigma limits of the Launch Vehicle performance as established in the interface control document or equivalent, and the Satellite has not suffered damage caused by any failure or malfunction of the Launch Vehicle.

WW. "Work" means all labor, services, acts (including tests to be performed), items, materials, articles, data, documentation, equipment, matters and things to be furnished, and rights to be transferred under this Contract.

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The ARTICLE and ARTICLE headings are for convenience of reference only and shall not be considered in interpreting this Contract. Where the context so requires, words importing the masculine gender include the feminine and neuter genders where the context so requires. The Recitals of this Contract are descriptive only and shall not create or affect obligations of the Parties.


                                    Page 12
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ARTICLE 2      SCOPE OF WORK

2.1 In accordance with the terms and conditions of this Contract, Hughes shall sell, and I-COGC shall purchase the Work (including fifteen (15) Satellites) and Hughes shall furnish and perform all elements of the Work for the purposes of such sale. Hughes shall furnish and perform the Work in accordance with the provisions of this Contract and shall perform the Work to the extent and in the manner specified in the following documents, which are attached hereto and made a part of this
        Contract:

      Document                                                                     Date
      EXHIBIT A - STATEMENT OF WORK                                            24 Aug 2000
      EXHIBIT B - SATELLITE TECHNICAL SPECIFICATION                            25 Aug 2000
      EXHIBIT C - PRODUCT ASSURANCE PLAN                                       25 Aug 2000
      EXHIBIT D - ACCEPTANCE TEST PLAN                                         24 Aug 2000
      EXHIBIT E - GCE IMPLEMENTATION AND TEST PLAN                              3 Oct 1995
      EXHIBIT F - GCE TECHNICAL SPECIFICATION                                   3 Oct 1995
      EXHIBIT G - GCE PRODUCT ASSURANCE PLAN                                    3 Oct 1995
      EXHIBIT H - MILESTONE PAYMENT PLAN                                       24 Aug 2000
      EXHIBIT I -  I-COGC GUARANTEE                                             3 Oct 1995
      EXHIBIT J - HUGHES GUARANTEE                                              3 Oct 1995
      EXHIBIT K - PCS TECHNICAL SPECIFICATION AND TEST PLAN                    10 Dec 1997

2.2 In the event of any inconsistency among or between the parts of this Contract, such inconsistency shall be resolved by giving precedence in the order of the parts as set forth below:


                                    Page 13
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                                    Page 14
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        A.     CONTRACT ARTICLES
        B.     STATEMENT OF WORK (EXHIBIT A)
        C.     SATELLITE TECHNICAL SPECIFICATION (EXHIBIT B)
        D.     ACCEPTANCE TEST PLAN (EXHIBIT D)
        E.     PRODUCT ASSURANCE PLAN (EXHIBIT C)
        F.     GCE TECHNICAL SPECIFICATION (EXHIBIT F)
        G      GCE IMPLEMENTATION AND TEST PLAN (EXHIBIT E)
        H.     GCE PRODUCT ASSURANCE PLAN (EXHIBIT G)
        I.     MILESTONE PAYMENT PLAN (EXHIBIT H)
        J.     I-COGC GUARANTEE (EXHIBIT I)
        K.     HUGHES GUARANTEE (EXHIBIT J)
        L.     PCS TECHNICAL SPECIFICATION AND TEST PLAN (EXHIBIT K)

2.3 The ATP is hereby subsumed and incorporated into this Contract as if it had formed a part of this Contract ab initio. For the avoidance of
        doubt, monies paid by I-COGC under the ATP   *   are deemed to
        have been paid on account of the total Contract Price and Hughes' share of the cost of the ATP is included in the Contract Price.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

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ARTICLE 3      DELIVERY SCHEDULE

3.1 The following goods and services forming part of the Work to be provided under this Contract shall be delivered on or before the dates specified below.

Item                     Delivery/Performance Date               Place of Delivery
------------------------------------------------------------------------------------
1.   Satellite F1               5 Oct 1998                    Designated Launch Site

2.   Satellite F2               18 Jan 2002                   Designated Launch Site

3.   Satellite F3               15 Feb 2002                   Designated Launch Site

4.   Satellite F4               15 Mar 2002                   Designated Launch Site

5    Satellite F5               12 Apr 2002                   Designated Launch Site

6.   Satellite F6               17 May 2002                   Designated Launch Site

7.   Satellite F7               14 Jun 2002                   Designated Launch Site

8.   Satellite F8               12 Jul 2002                   Designated Launch Site

9.   Satellite F9               16 Aug 2002                   Designated Launch Site

10.  Satellite F10              13 Sep 2002                   Designated Launch Site

11.  Satellite F11              11 Oct 2002                   Designated Launch Site

12.  Satellite F12              8 Nov 2002                    Designated Launch Site

13.  Satellite F13              3 Jan 2003                    Designated Launch Site

14.  Satellite F14              16 Feb 2003                   Designated Launch Site

15.  Satellite F15              1 Apr 2003                    Designated Launch Site

16.  Ground Control             5 Jun 1998                    per SOW
     Equipment (GCE)

17.  Initial Satellite          Per EXHIBIT A                 I-COGC Satellite Control
     Mission Operations                                       Center and SAN Sites
     and In-Orbit
     Testing Services


                                    Page 16
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
18.  Launch Site                Per EXHIBIT A         Designated Launch Site
     Operations Services

19.  Training                   Per EXHIBIT A         EL Segundo, California and SCC

20.  Documentation              Per EXHIBIT A         EL Segundo, California

21.  Engineering Model            05 Jul 1997         El Segundo California*
      Payload

22.  Payload Control              28 Nov 1998         El Segundo, California, SCC,
      System                                            and SANs per SOW

Notes:

* Hughes is acting as custodian of and will maintain and upgrade the Engineering Model Payload, as provided in the Statement of Work.

3.2 Delivery of a Satellite shall be deemed to have occurred upon arrival of the Satellite at the Designated Launch Site subject to a visual inspection by I-COGC to ensure that there is no apparent physical loss or damage in transit and that the Satellite is available for commencement of the launch campaign and subject also to the provisions of ARTICLE 8.6, and where applicable, ARTICLE 11.4.

3.3 Delivery of items 16 and 22 of ARTICLE 3.1 shall take place upon Final Acceptance pursuant to the provisions of ARTICLE 8, ACCEPTANCE. Deliverable Documentation which requires I-COGC approval shall not be deemed to be delivered and accepted until such approval is received from I-COGC.

3.4 Delivery of all other items of Work shall be deemed to have occurred upon arrival of the item at the place of delivery or upon completion of the service as the case may be.


                                    Page 17
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3.5     For a Satellite having been determined Available for Shipment and placed into storage in accordance with ARTICLE 32, STORAGE, or ARTICLE 33, OPTIONS, Delivery shall be deemed to have occurred upon arrival of the Satellite at the storage location.


                                    Page 18
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3.6     Packing and shipping will be in accordance with EXHIBIT A, STATEMENT OF
        WORK.

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ARTICLE 4      CONTRACT PRICE, PAYMENT AND ADJUSTMENTS

4.1     CONTRACT PRICE AND PAYMENT

        The Contract Price for the construction portion of this Contract (totaling * ), together with the maximum potential incentives (Satellite Performance Incentives, * Incentives, * Incentives, * Incentives, and the * Incentive Payments) (totaling * ), is (US) two billion two hundred and thirteen million eight hundred and ninety-five thousand six hundred ninety dollars (US$2,213,895,690) as shown below. I-COGC shall pay the Contract Price to Hughes in accordance with the terms set forth below and in the Payment Schedule of EXHIBIT H, MILESTONE PAYMENT PLAN, and
        ARTICLE 5, SATELLITE PERFORMANCE PAYMENTS.

                              Construction Portion

        Item                                               Price (US$)
        *                                                        *
        *                                                       *
        *                                                       *
        *                                                       *
        *                                                       *
            Subtotal Construction Price                         *

        * Does not include Launch Operations or Mission Operations Services, the price of which is determined in accordance with Article 31.
       ** The Contract Price for F15 is subject to escalation if placed in call-up status as provided in Article 37.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                               Incentives Portion


                                                               *
                                                               *
                                                               *
                                                               *
                               *                               *
                                                               *
                                                               *
                                                               *
                                                               *
                                                               *
        Subtotal Incentives Price                              *

        Contract Price (Construction + Incentives)       2,213,895,690


4.2 I-COGC shall pay each milestone amount identified in EXHIBIT H, MILESTONE PAYMENT PLAN by the end of the relevant Hughes fiscal quarter if the invoice and certification from Hughes for that particular milestone event has been completed and received at least fifteen (15) Days prior to the end of Hughes fiscal quarter. Hughes will identify on each invoice the specific day in March, June, September or December that coincides with the end of Hughes fiscal quarter. For the avoidance of doubt, no invoice may be submitted unless the relevant milestone has been completed. In the event I-COGC determines that the requirements for such milestone event have not been fulfilled, and if I-COGC gives notice to Hughes of such non-fulfillment within five (5) Business Days after receipt of Hughes' invoice and certification, the applicable payment may be delayed until fifteen (15) Days after I-COGC has determined that the


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        requirements for such milestone event have been fulfilled. For the purpose of this ARTICLE 4.2, receipt by I-COGC of an invoice and of Hughes' certification shall occur upon receipt of a copy thereof by the authorized on-site representative referred to in ARTICLE 4.3.

4.3 The invoices will separately identify any applicable taxes and duties and shall be addressed to I-COGC at the following address:

               I-CO Global Communications (Operations) Limited
               Huntlaw Building
               P.O. Box 1350
               Fort Street
               Georgetown, Grand Cayman
               Cayman Islands

        but submitted both via an internationally recognized air courier and via telefax to:

               I-CO  Services Limited
               1 Queen Caroline Street
               Hammersmith, London W6 9BN
               United Kingdom
               Attention:   Contract Administrator (Space Segment)
               Fax #44-208-600-1199

        and with a copy given by hand to an authorized on-site representative of I-COGC at the Hughes' facility.

4.4 Amounts payable are to be remitted by telegraphic transfer to a bank to be advised in writing by Hughes.

4.5 Should Hughes fulfill the requirements for a particular payment milestone prior to the date specified in EXHIBIT H, MILESTONE PAYMENT PLAN, Hughes shall have the right to invoice and receive payment early for that milestone provided that:

        1. Hughes has not received a cumulative payment amount in excess of the total amount of the milestone payments scheduled for that calendar date, and

        2. I-COGC agrees at its sole discretion that the early fulfillment of the milestone event significantly facilitates the timely performance of the Work under the Contract.

4.6 Hughes shall have no right to obtain partial payments for milestone events that are not completed but Hughes may, from time to time, request partial payment for a partially completed milestone, and if I-COGC (at I-COGC's sole discretion) determines such partial payment to be appropriate under the circumstances, then Hughes shall be entitled to submit an invoice. Such partial payment shall be made by I-COGC within fifteen (15) Days after the date of receipt of the invoice to which it relates. The remainder of the milestone payment shall be paid in accordance with ARTICLE 4.2.

4.7 With respect to any other amounts payable under the Contract, the Party entitled to payment shall make a written demand for, or shall submit an invoice if so requested by the payor, after such entitlement becomes established, and the payor shall make payment within thirty (30) Days after receipt of a valid written demand or valid invoice unless the Contract specifies to the contrary.

4.8 Within 15 Days of EDC, I-COGC shall provide a parent company guarantee of I-COGC's obligations substantially in the form set forth in EXHIBIT I, I-COGC GUARANTEE.

4.9 Within 15 Days of EDC, Hughes shall provide a parent company guarantee of Hughes' obligations substantially in the form set forth in EXHIBIT J, HUGHES GUARANTEE.

4.10 No dispute with respect to the payment of any amount under this Contract shall relieve the disputing Party of its obligation to pay all other amounts due and owing under this Contract. All disputed amounts, unless otherwise specified in the Contract, shall be paid into an interest-bearing escrow account at Bank of America, Concord, California, Account No. (to be established later), within fifteen (15) Days after receipt of invoice. After the dispute is settled, the Party entitled to the amount or part thereof in escrow shall receive such amount together with all interest thereon and the costs and fees associated with such escrow account shall be paid by each Party in inverse proportion to the amounts received by each Party.

4.11 The Contract Price for Satellites F1-F12 includes all Launch Operations and Mission Operations Services. The Contract Price for F2-F12 Launch Operations and Mission Operations Services is based upon seven (7) Florida and four (4) Russia Launches (as shown in the table below). Should I-COGC direct a change(s) to this Launch site allocation, and such change is not the result of late Delivery of the Satellite(s), and such change has a material effect on the reasonably expected costs of such Launch Operations and Mission Operations Services, then the Contract Price will be adjusted (up or down) by the amount of such Launch Operations and Mission Operations Services increase or decrease in expected costs in accordance with ARTICLE 22.3.C.

        For reference purposes, the designated Launch sites and sequence are as follows:

        Satellite     Designated Launch Site
        ---------     ----------------------
          F2                 Florida
          F3                 Florida
          F4                 Florida
          F5                 Florida
          F6                 Kazakhstan
          F7                 Kazakhstan
          F8                 Florida
          F9                 Florida
          F10                Kazakhstan
          F11                Kazakhstan
          F12                Florida

ARTICLE 5      SATELLITE PERFORMANCE PAYMENTS; * INCENTIVES; * INCENTIVES

5.1 For Satisfactory Operation of the F1-F12 Satellites delivered under this Contract over their Operational Lifetime, Hughes shall, in addition to the amounts paid as specified in EXHIBIT H, MILESTONE PAYMENT PLAN, be
        entitled to payments in the amount of   *   for each Satellite.

        For Satisfactory Operation of the F13-F15 Satellites delivered under this Contract over their Operational Lifetime, Hughes shall, in addition to the amounts paid as specified in Exhibit H, MILESTONE PAYMENT PLAN,
        be entitled to payments in the amount of   *   for each satellite.

        The foregoing incentives for F1-F15 are referred to herein as the "Satellite Performance Incentives." No Satellite Performance Incentives will be owing with respect to any Satellite that is terminated pursuant to ARTICLE 17.

5.2     The first (US)   *   of potential liquidated damages for late delivery
        pursuant to ARTICLE 11, CONSEQUENCES OF LATE DELIVERY which are not incurred, (or such lesser amount which is actually available), shall be used to establish a performance refund pool (the "Refund Pool"). This pool represents an amount of additional Hughes' liability which shall be treated as if I-COGC had elected payment refund and had paid the Refund Pool as part of the Satellite Performance Incentives at the time of Launch, save that for this amount the Operational Lifetime of the Satellite shall be deemed to be nine (9) Months and earned accordingly


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        on a linear basis over that period. This amount shall be apportioned equally over the 12 Satellites being delivered under this Contract. The foregoing amount is not an incentive that will be payable by I-COGC but instead is a Hughes liability that, if not extinguished by Satisfactory Operation of the 12 Satellites, will be paid by Hughes to I-COGC (or, at I-COGC's option, offset against any I-COGC payments to be made to Hughes).

5.3 Payment of these amounts shall be made on the basis of either payment refund or payment over time. Election of the basis of payment shall be made by I-COGC for each Satellite prior to the Available for Shipment date. Regardless of the manner of payment, incentives, or if applicable the balance of Satellite Performance Incentives not forfeited under
        ARTICLE 5.6 and/or 5.8 for each individual Satellite are earned linearly on a daily basis over the Operational Lifetime of the Satellite. Earned incentives are no longer subject to reduction for Less than Satisfactory Operation.

        A. If payment refund is selected, then the total amount of incentives due to Hughes on each Satellite as determined in
               ARTICLE 5.6 shall be invoiceable by I-COGC after successful completion of in-orbit tests or 45 Days after Launch, whichever is earlier.

        B. If payment over time is selected, then each Satellite shall start earning incentives commencing either forty five (45) Days after the launch date or upon successful completion of in-orbit tests, whichever is earlier. At the end of the first Month subsequent to such commencement date, Hughes shall invoice I-COGC for the partial Month's incentives earned during that Month. Thereafter, invoices shall be submitted at the end of each calendar Month for the next one hundred forty four (144) Months. The final invoice shall be for the outstanding balance of earned Satellite Performance Incentives for that Satellite which have not yet been paid.

               The amount of each payment invoiced (save in respect of a partial Month) shall be one one-hundred-forty-fourth (1/144) of the total amount for each Satellite stated in ARTICLE 5.1, reduced by any percentage reduction calculated under this ARTICLE for Less than Satisfactory Operation, and increased by the compounded interest rate at a composite LIBOR + 3% starting from successful completion of in-orbit tests or forty-five (45) Days after Launch, whichever is earlier. When payments are being made on multiple Satellites, the invoices shall be aggregated and submitted for payment at the end of each calendar month. I-COGC shall pay each amount with fifteen (15) Days after receipt of the invoice. Whenever the term "interest" is used in this ARTICLE 5, the interest rate associated with said "interest" shall be LIBOR + 3%, compounded monthly, unless otherwise stated.

5.4 In the event that a Satellite is placed in storage, then the payment provisions of this ARTICLE shall be modified as follows:

        A. If the Satellite is stored for I-COGC convenience for a period exceeding 3 Months, then the Satellite Performance Incentive payments for that Satellite shall be handled as follows:

               1. If payment refund is selected, then the full amount of the Satellite Performance Incentives for that Satellite is due and invoiceable in full 3 Months after the Delivery of the Satellite.

               2. If payment over time is selected, then calculation of the compound interest rate applied to each payment (when finally made) shall start 3

                      Months after Delivery of the Satellite, regardless of the time when the in-orbit tests are actually completed.

               3. For avoidance of doubt, when such stored Satellite is removed from storage and launched, then the full amount of the Satellite Performance Incentives must still be earned (or forfeited) in accordance with the other provisions of this ARTICLE 5.

        B. In the event that the Satellite is placed into storage for reasons other than for I-COGC convenience (including but not limited to late Delivery of the Satellite or launch delays) then the provisions of ARTICLE 5.4.A shall not apply and no payment or escalation, as appropriate, shall be due or apply until completion of in-orbit tests or 45 Days after Launch, whichever is the earlier.

        C. Notwithstanding the above, if such stored Satellite is not removed from storage within five (5) years after entry into storage for purposes of Launch, then all Satellite Performance Incentives for said Satellite shall be deemed to have been earned in full. If payment over time was selected, then the full amount of the Satellite Performance Incentives shall be immediately due and payable together with escalation thereon provided that storage was for I-COGC's convenience as provided for in ARTICLE 5.4.A.

5.5 In the event that a Satellite is launched but is not a Successfully Launched Satellite, then the full amount of the incentives for that Satellite shall be immediately due and payable by I-COGC in full within 3 Business Days after receipt of the corresponding insurance proceeds but in no event later than 30 days after such launch.

        A. Notwithstanding the above, if a failure to achieve the Specified Orbit can be remedied by utilization of the Satellite propulsion system such that the Satellite can be placed into the Specified Orbit, then the Satellite shall be treated as a Successfully Launched Satellite only for purposes of this ARTICLE with the proviso that the Operational Lifetime shall be recalculated based on the amount of propellants remaining at the beginning of the Operational Lifetime. Such Satellite Performance Incentives will be linearly earned over that resultant lifetime.

        B. If it is later proven that the Satellite failed to achieve the status of a Successfully Launched Satellite because the Launch Vehicle was destroyed or damaged by the Satellite, then the Satellite Performance Incentives payment on that Satellite will be refunded by Hughes, together with interest at LIBOR + 3%.

5.6 A Successfully Launched Satellite shall immediately be subjected to a series of in-orbit tests as specified in EXHIBIT D, ACCEPTANCE TEST PLAN. The results of these tests shall be used by I-COGC to determine the status of the Satellite as either exhibiting Satisfactory Operation, or Less than Satisfactory Operation.

        If election of the basis of Satellite Performance Incentive payments made by I-COGC pursuant to ARTICLE 5.3 was payment refund, then:

        A. If the Satellite was determined to be a Satisfactorily Operating Satellite, then I-COGC shall pay to Hughes under the terms of
               ARTICLE 5.3.A above, the full amount of Satellite Performance Incentives for the Satellite as stated in ARTICLE 5.1.

        B. If the Satellite was determined to be a Less than Satisfactorily Operating Satellite, then I-COGC shall determine the amount of reduction in the Satellite Performance Incentives stated in
               ARTICLE 5.1 and ARTICLE 5.2 (if any) in accordance with the other provisions of ARTICLE 5.8. The balance of said Satellite Performance Incentives shall be deemed available to be earned as described in other sections of this ARTICLE. The resultant amounts shall be paid to Hughes by I-COGC in the case of Satellite Performance Incentives referred to in ARTICLE 5.1 under the terms of ARTICLE 5.3.A and by Hughes to I-COGC in the case of Satellite Performance Incentives referred to in ARTICLE 5.2. If Hughes disputes I-COGC's determination, then this dispute shall be resolved pursuant to ARTICLE 30, DISPUTES AND ARBITRATION.

        If election of the basis of performance payments made by I-COGC pursuant to ARTICLE 5.3 was payment over time, then:

        C. If the Satellite was determined to be a Satisfactorily Operating Satellite, then the full amount of Satellite Performance Incentives for the Satellite as stated in ARTICLE 5.1 shall be deemed available to be earned and paid as described in other sections of this ARTICLE.

        D. If the Satellite was determined to be a Less than Satisfactorily Operating Satellite, then I-COGC shall determine the amount of reduction in the Satellite Performance Incentives stated in
               ARTICLE 5.1, in accordance with the other provisions of ARTICLE
               5.8. The balance of said Satellite Performance Incentives shall be deemed available to be earned and paid as described in other sections of this ARTICLE. If Hughes disputes I-COGC's determination, then this dispute shall be resolved pursuant to
               ARTICLE 30, DISPUTES AND ARBITRATION.

5.7 To the extent that any failure to maintain Satisfactory Operation is caused by 1) a failure of I-COGC to operate or have operated the Satellite in accordance with the written directives and instructions furnished to I-COGC in the Spacecraft Operating Procedures and any applicable service notes for the Satellites, such having been furnished under this Contract and not being such as to prevent I-COGC from achieving Satisfactory Operation, save that this exclusion shall not apply to operation by Hughes; or 2) radio interference by third parties (over and above that for which the Satellite is specified), then Hughes' entitlement to Satellite Performance Incentives shall not be affected, provided that Hughes shall have the burden of proving such causation.

5.8 During periods of time that a Satellite does not provide the performance specified in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION but I-COGC elects to continue using the Satellite for communications services, a reduction in the Satellite Performance Incentives not previously forfeited under ARTICLE 5.6 or this ARTICLE will be calculated as set forth below in this ARTICLE 5.8 and in ARTICLE 5.9. If payment refund was elected, then the reduction in the incentive amount shall be due and payable by Hughes to I-COGC at such time as the amount of reduction is agreed between the Parties, save that if the reduction is determined at the time of the initial in-orbit tests, then said reduction shall be subtracted from the payment due Hughes at completion of said tests. If payment over time was elected, then the percentage reduction shall apply to all remaining Satellite Performance Incentive payments for that Satellite, and no reduction shall apply to payments already made.

         A. I-COGC will determine the effective loss of capacity (number of communications circuits) or availability (link margin available to initiate and maintain a communications circuit).

         B. Capacity will be determined by inspecting the non-conforming specified parameter(s) and calculating the effective loss of S-band or C-band EIRP.

                      If the Satellite continues to support the full design
                      capacity, (assuming availability is unaffected)   *   of
                      Satellite Performance Incentives will be earned.

                      If the effective EIRP is reduced by 3 dB relative to that available from a Satellite which meets the performance in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION, Satellite
                      Performance Incentive earnings reduce to   *   .

               Partial Satellite Performance Incentives will be earned for effective degradations between 0 dB and -3 dB according to the following linear scale:

                   S-band or C-Band
               EIRP Degradation, dBW      % Capacity      Incentives Earned
               ------------------------------------------------------------
                            0                  *                  *
                           -1                  *                  *
                           -2                  *                  *
                           -3                  *                  *

        C. Availability will be determined by inspecting the non-conforming specified parameter(s) and calculating the effective loss of S-band G/T.

                   If the Satellite continues to support the full availability,
                   (assuming capacity is unaffected), then   *   of Satellite
                   Performance Incentives will be earned.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                   If the effective S-band G/T is reduced by 3 dB relative to that available from a Satellite that meets the performance in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION then Satellite
                   Performance Incentive earnings reduce to   *   .

               Partial Satellite Performance Incentives will be earned for effective degradations between 0 dB and -3 dB according to the following scale:

                   S-Band G/T Degradation, dB  Incentives Earned
                   --------------------------  -----------------
                               0                       *
                              -1                       *
                              -2                       *
                              -3                       *

        D. The Parties acknowledge that capacity or availability loss may also result from out-of-specification performance of other parameters due to loss of usable bandwidth, or inability to use EIRP or G/T at full efficiency. These effects are difficult to determine a priori. I-COGC will perform appropriate analyses to compute the impact on capacity or availability if and when such specific non-conformances occur.

        E. Earned incentives will be based on the lower of the degraded capacity as calculated per paragraph (B) above, or degraded availability as calculated per paragraph (C), taking into account the factors under paragraph (D) above.

        F. Where performance can be fully restored by a one time switch to redundant equipment, full Satellite Performance Incentive earnings apply.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        G. In the case of the S-band antennas, where antenna element redundancy is not required, a graceful performance loss is expected if individual element paths fail or do not perform to specification. If performance loss is solely due to loss of an element path, then full Satellite Performance Incentives will be earned provided seven (7) or less elements fail or cease to achieve specified performance.

               If more than seven (7) elements fail or cease to achieve specified performance, then the capacity and availability calculations discussed above shall be made. The reference for the EIRP and G/T reductions shall be the level of performance specified in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION less the 0.7 dBW EIRP and 0.4 dB G/T reductions associated with loss of elements as permitted in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION.

        H. I-COGC will determine the extent of non-conforming specification parameters for the purpose of incentive calculations based on a combination of:

                            i. In-orbit performance measurements using the I-COGC in-orbit test facilities
                            ii.    The on-board self test facility
                            iii. Antenna pattern computations based on element excitation coefficients.


               I-COGC will not seek to lower Satellite Performance Incentive payments for performance reduction resulting from a non-conformance with a specification, to the extent such non-conformance is within the measurement uncertainties of the in-orbit test results.

               I-COGC will grant to Hughes access to all in-orbit performance and/or diagnostic data available to allow Hughes to perform an independent assessment of degraded performance.

        I. Notwithstanding the above determinations, if performance is degraded below 50% capacity or availability but I-COGC at its sole discretion elects to use the Satellite for revenue-bearing purposes, the Parties will negotiate an equitable incentive plan.

5.9 Outages due to intermittent equipment operation or faulty hardware/software design (for example, ESD induced switchoffs, passive intermodulation, attitude control loop failures) shall result in loss of Satellite Performance Incentives equated to disruption of services, not time to recover outage. For outages which are less than one day in duration, the loss of Satellite Performance Incentives for each such outage in a twelve month period beginning at the commencement or anniversary of Operational Lifetime ("Operational Year") shall be as follows, where the incentives lost will be that amount which would have been otherwise earned in the time period stated:

           Outage       Lost Incentives
           ------       ---------------
           First              *
           Second             *
           Third              *
           Fourth             *
           Fifth        I-COGC may declare the Satellite a total loss per
                        ARTICLE 5.10

        For the first outage in an Operational Year which is longer than one day in duration, the loss of incentives shall be one calendar month for each week or fraction thereof that the Satellite is out of service during said outage. Upon occurrence of the second such outage in an Operational Year, or if any outage cannot be rectified within one Month, then I-COGC may declare the Satellite as a total loss pursuant to ARTICLE 5.10. For the purpose of this ARTICLE 5.9, outages will not result in a reduction in the Satellite Performance Incentives due Hughes if:

        1) The outage(s) occurs on a spare Satellite, or

        2) The outage(s) occurs on a Satellite prior to the commencement of commercial service on that Satellite and the outage(s) do not impact system test and/or pre-commercial service trials.


5.10 I-COGC shall have the right to claim a total loss if repeated outages result in the Satellite failing to offer a satisfactory service and results in I-COGC withdrawing the Satellite from operational service. If I-COGC uses said Satellite for experiments or testing in lieu of operational service, no Satellite Performance Incentives shall be due to Hughes for said usage. If I-COGC elects to use the Satellite for a degraded service a partial incentive payment shall be negotiated.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

5.11 If I-COGC has to make investment in additional ground segment staffing or facilities (hardware or software) to keep a Less than Satisfactorily Operating Satellite in operational service, the cost of the additional investment will be deducted from Hughes' unearned incentives for that Satellite if payment over time has been selected by I-COGC, or Hughes will pay I-COGC the corresponding cost (not to exceed the unearned incentives for that Satellite) if payment refund has been selected by I-COGC.

5.12 If at any time after Satellite Performance Incentives are reduced by this ARTICLE the performance of a Satellite improves, the incentives will be adjusted to the percentage applicable to the new performance level adjusted for the incentive provisions of ARTICLE 5.11, if applicable. I-COGC will test each Satellite placed out of service quarterly to determine if such Satellite's performance level has improved.

5.13    Hughes shall have the opportunity to re-earn all partial Satellite
        Performance Incentives lost, not to exceed   *   , during the
        first twelve (12) operational years of each Satellite, including any performance refund amounts paid by Hughes to I-COGC under ARTICLE 5.2, if a Satellite(s) is (are) providing revenue generating communications services in accordance with this ARTICLE during the 13th and 14th operational years. (For the purpose of this ARTICLE, in-orbit spares shall be considered to be providing revenue generating communication services.) However, if a Satellite is declared a total loss, then only the incentives lost prior to total loss declaration are re-earnable. The re-earnable amount will be the amount of incentives lost prorated by the number of operational days for that Satellite divided by four thousand three hundred and eighty (4,380). An extended life Satellite Performance Incentive pool will be established. At no time shall the extended life performance pool amount be less than zero. All re-earnable lost Satellite Performance Incentives will be added to this pool, it being understood that the said pool be notional only and shall not require I-COGC to segregate any monies for this purpose. The extended life Satellite Performance Incentive value for each Satellite


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        will be determined by dividing the total number of operational Satellites in their first twelve operational years (and still providing revenue generating communications services in accordance with this ARTICLE) into the total value of the extended life performance pool at that time. However, such extended life Satellite Performance Incentives
        shall not exceed   *   per year for each Satellite.

        The amount of each Satellite's extended life Satellite Performance Incentives will be determined at the completion of each Satellite's 12th operational year. No additional lost Satellite Performance Incentives will be added to, or deleted from, a Satellite's extended life performance pool once that Satellite is operating in its extended life period. The value of each Satellite's extended life Satellite Performance Incentive will be evaluated in accordance with this ARTICLE and earned linearly over the 13th and 14th operational years. All extended life Satellite Performance Incentives shall only be earned by Hughes if the Satellite(s) is providing revenue generating communications services in accordance with this ARTICLE which, for the avoidance of doubt, shall not include use for test or experimental purposes.

        Payment of these extended life Satellite Performance Incentive amounts shall be made on the basis of either payment refund or payment over time with interest in accordance with Article 5.3 of this Contract, except that the interest rate is calculated at LIBOR, at the time the incentives and any associated interest are lost.

5.14    In addition to the Satellite Performance Incentives specified in ARTICLE
        5.1 above for Satisfactory Operation of the F13-F15 Satellites over their Operational Lifetime, Hughes shall, in addition to the amounts paid as specified in Exhibit H, MILESTONE PAYMENT PLAN, be entitled to
        payments in the amount of   *   for each Satellite (the * Incentive
        Payments") for the satisfactory operation of the   *    on board the
        F13-F15 Satellites.   *


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        * The amounts specified above are independent of one another and will only be paid if the * on board such Satellite operates satisfactorily.
        Determination of satisfactory operation of the   *    will be based upon
        the * performance verification procedure specified in ARTICLE 5.18 below. If any of the prior delivered Satellites (F2-F12) is not demonstrating on-orbit satisfactory operation of the * operation (up to a maximum of three complete failures of such Satellites, no * Incentive Payments being payable if such F2-F12 failures exceed three), then the maximum amount payable for each of the F13-F15 Satellites will be reduced by the such maximum amount multiplied by a fraction, the numerator of which is the number of such prior delivered Satellites not demonstrating on-orbit satisfactory operation and the denominator of which is 11. For the purposes of this paragraph, a "complete failure" shall be deemed to have occurred when the * the point at which the incentives earned will have reached zero percent (0%) under the table in
        Section 5.18.

        The * Incentive Payments will be payable six (6) months after Launch.

        If I-COGC directs that any of the F13-F15 Satellites be placed into storage and such storage continues for six or more months, the amount of the * Incentive Payments (reduced as described above in the event any of the F2-F12 Satellites are not demonstrating successful on-orbit * operation), will be payable six months after placement into storage. If, after successful launch of the previously stored (F13-F15) Satellite(s), the Satellite does not demonstrate successful * operation on-orbit, the
        * Incentive Payments received by


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        Hughes for that Satellite shall be immediately refunded to I-COGC with interest from the date of payment at LIBOR + 3%, compounded monthly.

        In the event that any of the F13-F15 Satellites is launched but is not a
        Successfully Launched Satellite, then the full amount of the   *
        Incentive Payments for that Satellite(s) shall be due and payable by I-COGC six months after the launch. If any of the F13 through F14 Satellites are terminated for I-COGC's convenience as specified in
        ARTICLE 17 TERMINATION, then in addition to I-COGC's obligations under
        ARTICLE 17, the   *   Incentive Payments (reduced as described above in
        the event any of the F2-F12 Satellites are not demonstrating successful
        on-orbit   *   operation) for the terminated Satellite(s) shall be due
        and payable by I-COGC on the then current nominal Delivery Date for the F13 and/or F14 Satellite(s). In the event, that any of the eleven (11) F2-F12 Satellites were terminated for I-COGC's convenience prior to
        I-COGC's termination of F13 and/or F14, I-COGC's   *   Incentive Payment
        shall be reduced by 1/11th for each terminated F2-F12 Satellite. No
        interest is to accrue on the *     Incentive Payments payable by I-COGC.

5.15    * incentives (the "  *   Incentives") totaling   *   will be paid by
        I-COGC to Hughes after completion of   *   events to be mutually agreed
        upon by the Parties no later than 30 Days after the completion of the System Preliminary Design Review (PDR). The target will be approximately 20%, 40% and 40% in 2001, 2002 and 2003, respectively. If Hughes and
        I-COGC have not mutually agreed upon the definition of   *   events
        within 30 Days after the completion of PDR as provided above, the dispute resolution process specified in ARTICLE 30, DISPUTES AND ARBITRATION, will apply.

        Notwithstanding any other provision in this Contract, the foregoing
          *   Incentives will not be payable unless and until the
        corresponding   *


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        event has occurred (regardless of the reasons for any failure of such
        event to occur).  *   I-COGC will use its commercially best efforts to
        negotiate with each of its key suppliers system incentives generally tied to the same events and proportionately similar in amount as incentives for Hughes in order to maximize alignment of interest and avoid gaming by individual suppliers at the expense of other companies.
        No interest will accrue on the   *   Incentives payable by I-COGC.

5.16    Integrated   *   incentives (the "   *  Incentives") totaling   *   will
        be defined by the Parties and paid by I-COGC to Hughes in accordance
        with a performance formula and definition of   *   parameters to be
        mutually agreed upon by the Parties no later than 30 Days after the completion of the System Preliminary Design Review (PDR). Formula variables will include, for example, system capacity and quality of
        service parameters measured over applicable time periods    *   . The
        target appropriation for the integrated   *   incentives will be
        approximately 80% divided approximately equally for performance periods expected to occur in calendar years 2003, 2004, 2005, and 2006, with the remaining 20% divided approximately equally for performance periods events expected to occur in calendar years 2007 through 2014. Notwithstanding any other provision in this Contract, the


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        foregoing * Incentives will not be payable unless and until the corresponding * has occurred (regardless of the reasons for any failure of such performance to occur). No interest will accrue on the * Incentives payable by I-COGC. In the event that Hughes and I-COGC have not mutually agreed to the definition of * parameters within 30 Days after the completion of the PDR as provided above, the dispute resolution process specified in ARTICLE 30, DISPUTES AND ARBITRATION, will apply.

5.17    * incentives (the * Incentives") totaling   *   are included in the
        price specified in ARTICLE 4. * The incentive amounts specified above are independent of one another and will be paid in accordance with the following criteria. These incentives will be conditioned upon full demonstration of * performance on the first * Satellite (including all affected unit design and unit manufacturers) and will be payable within fifteen (15) Days after I-COGC's determination that the requirements for each of the following events has occurred: 25% on successful completion of unit test (including all affected unit designs and unit manufacturers); 25% on successful completion of spacecraft test (including all affected unit designs and unit manufacturers); and 50% on successful verification as set forth in ARTICLE 5.18 after six months on-orbit for the first in-orbit * Satellite (including all affected unit designs and unit manufacturers). No interest will accrue on these * incentives.

5.18 The Satellite * will be tested in accordance with the test methodology as described in Section 6.7 of EXHIBIT D. For purposes of accountability, Hughes will supply specific procedures to measure the performance described below. I-


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        COGC will be responsible for procuring and making available the `cooperative emitter', generating the operating plan, and obtaining the permits, licenses, and authority to operate the "cooperative emitter" used as a source for the test. In addition, I-COGC shall obtain and disclose calibration data for the source so that the validity of the test results can be established. If a calibrated, suitable source is not available to provide the ability to verify spacecraft performance in-orbit, then a modified test approach shall be mutually agreed between the Parties within six (6) Months after Launch of the first * Satellite. Based upon the results of the testing, the * Performance
        Incentives shall be paid in accordance with the following criteria:


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                              * Incentive Criteria

        Given a cooperative S-band interference source on the ground with an uplink EIRP of no more than * at the edge of coverage (no more than * incident flux density at the Satellite), within * and a signal bandwidth between *, partial * incentives shall be earned according to the following formula:

        S-band G/T degradation relative to
        Exhibit B Table 3.4.3-1 Specification                Incentives Earned
        -------------------------------------                -----------------
        degradation (less than or equal to) 4 dB                     *
        degradation (greater than) 4 dB                              *
        degradation (greater than) 4.5 dB                            *
        degradation (greater than) 5 dB                              *

        The intent of this formula is to devise a simple quantitative metric (averaged over at least 10 seconds of integration time) to capture the gross noise floor changes due to all * including spurious and harmonic products.

                              * Incentive Criteria

        The * performance shall be measured in accordance with Section 6.7 of EXHIBIT D to verify that the * function properly executes and that the equivalent G/T disturbance duration (based on * plus measurement margin due to the in-orbit environment) is within 20% of the specified time in EXHIBIT B Table 3.5.14-1. Measurement margin shall be mutually agreed at the time of the * CDR. If * occurs and the disturbance duration is verified, then the * incentives will be paid to Hughes.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        If the in-orbit performance of a Satellite suggests that the * modifications are not operating correctly, and no * in-orbit testing has yet been performed on the Satellite, then Hughes agrees to perform appropriate in-orbit testing to verify the performance of the * modification.

5.19 Hughes agrees not to insure against the risk of losing (or, in the case of the Refund Pool, paying) any of the incentives (including, without limitation, the Satellite Performance Incentives, the Refund Pool, the * in this ARTICLE (including such incentives as may be applicable to F15 or any of the optional Satellites).


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

ARTICLE 6      RESERVED

ARTICLE 7      PERMITS AND LICENSES:  GOVERNMENT APPROVALS

7.1 Hughes shall, at its own expense, secure all Government permits, licenses, approvals and consents as may be required for the performance of the Work under this Contract. Hughes shall perform the Work in accordance with the conditions thereof. I-COGC shall, make commercially reasonable efforts to provide to Hughes in a timely manner all applicable updating information related to the ownership and control of the "new" ICO to include foreign and domestic ownership, corporate structure, members of the board, and governance. Hughes and I-COGC agree to develop a process for working together to resolve all licensing issues in a manner and on a schedule that is consistent with the scheduled delivery dates. Such process will include periodic meetings to review program export status, consultation with I-COGC prior to submission of new or materially-amended export licenses, and, as applicable, provision to I-COGC of copies of export licenses and subsequent provisos.

        In addition, I-COGC will be responsible for the cost of any new license requirements that results from a change to the Contract requested or directed by I-COGC, whereas Hughes will be responsible for the cost of any license modifications/updates not resulting from a change to the Contract requested or directed by I-COGC.

        If I-COGC directs that Hughes relocate the Hughes-provided TT&C equipment currently at the I-COGC's SAN site in India to another location, I-COGC agrees to reimburse Hughes on a cost reimbursement basis for all reasonable costs incurred, including a ten percent (10%) fee.

7.2 Notwithstanding this or any other ARTICLE in this Contract, the Parties understand and agree that certain restrictions are placed on access to Hughes' plant and the use of technical data and hardware delivered under this Contract with relation to the approvals

        Hughes must obtain from the U.S. Government. As a result, the Parties agree that such access and the actual delivery of any technical data will be under a separate agreement which shall require prior U.S. Government approval. Hughes shall prepare said agreement and, in consultation with I-COGC, shall request U.S. Government approval. Request for U.S. Government approvals shall be sufficiently comprehensive to allow Hughes to fulfill all of its obligations hereunder including but not limited to the rights of access and inspection granted to I-COGC and its Consultants under this Contract.

7.3 The hardware ("hardware products") furnished under this Contract will be authorized by the U.S. Government for export only to I-COGC or to the Designated Launch Site for Launch into space or in the case of GCE to the installation sites. The products may not be resold, diverted, transferred, trans-shipped or otherwise be disposed of in any other country, either in their original form or after being incorporated through an intermediate process into other end items without the prior written approval of the U.S. Government. Additionally, transferring registration or control to any other person or business entity of the products furnished under this Contract is considered an export and as such also requires prior written approval from the U.S. Government. I-COGC represents and warrants that the ultimate end use of the products is for telecommunications services.

7.4 I-COGC is responsible for obtaining all Governmental licenses and permits, approvals and consents as may be required for the importation of the Work (other than the Satellite(s)) to the applicable delivery location (including those which are required for GCE and PCS installation), or relating to the use or operation of the Work following delivery, including the Satellite(s), GCE, PCS and other related items.

7.5 The obligations contained in this ARTICLE 7 shall survive expiration or termination of this Contract for whatever cause.

ARTICLE 8      ACCEPTANCE

8.1 Final Acceptance of any Satellite shall only arise following the occurrence of each of the following events:

        A. Preliminary acceptance (following successful completion of the Pre-Shipment Review); and

        B. Successful completion of the Launch Readiness Review, following Delivery of the Satellite to the Designated Launch Site.

8.2 No Satellite shall be delivered either to a Designated Launch Site or into Storage until preliminary acceptance of that Satellite, whereupon the Satellite shall be Available for Shipment.

8.3     The procedure for effecting a Pre-Shipment Review shall be as follows:

        A. Hughes shall conduct a Pre-Shipment Review at its premises prior to dispatch of any Satellite from its premises;

        B.     The Pre-Shipment Review shall verify that:

               1. The Satellite protoflight or acceptance testing has been satisfactorily completed in accordance with
                      EXHIBIT D, ACCEPTANCE TEST PLAN;

               2. All discrepancies or non-conformances have been corrected or dispositioned;

               3. The Satellite, ground support equipment, and supporting documentation as specified in EXHIBIT A, STATEMENT OF WORK, and EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION, are ready for shipment based on an inspection of the Satellite and examination of the data package. A Pre-Shipment Review cannot be deemed completed until all documentation relating to such review has been delivered.

        C. At least fifteen (15) Business Days written notice of the date of the Pre-Shipment Review shall be given by Hughes to I-COGC;

        D. I-COGC shall have the right to send representatives to attend the Pre-Shipment Review;

        E. Preliminary acceptance shall arise upon the occurrence of any of the following:

               1. The Pre-Shipment Review complies in all respects with the provisions of ARTICLE 8.3.B, and I-COGC notifies Hughes of their acceptance of the Pre-Shipment Review within 5 Business Days following successful completion. Failure of I-COGC to so notify Hughes shall be deemed to constitute acceptance of said review; or

               2.     The Pre-Shipment Review complies in all respects with
                      ARTICLE 8.3B save for minor non-conformances that have not been corrected or dispositioned which Hughes demonstrates at the review to I-COGC's reasonable satisfaction have no adverse affect upon the capability of the Satellite to perform its on-orbit mission throughout its Operational Lifetime, and I-COGC notifies Hughes of their acceptance of the Pre-Shipment Review within 5 Business Days following successful completion. Failure of I-COGC to so notify Hughes shall be deemed to constitute acceptance of said review; or

               3. If the Pre-Shipment Review contains non-conformances which require correction, within five (5) Business Days after the said review, I-COGC shall request correction of non-conforming conditions affecting the Satellite in writing ("PSR Correction Notice"). Hughes shall promptly correct the non-conforming conditions referred to therein and, promptly following such correction, shall notify I-COGC that the corrections have taken place and shall invite I-COGC to send representatives to attend an inspection at which they will be entitled to verify that such corrections have been satisfactorily made. The provisions of this ARTICLE 8.3 shall thereafter apply mutatis mutandis to that inspection as if that inspection was the original Pre-Shipment Review.

8.4 Prior to integration of any Satellite with the Launch Vehicle at the Designated Launch Site, a Launch Readiness Review (LRR) shall be jointly conducted by Hughes and I-COGC. Hughes shall give I-COGC 15 days notice of shipment of the Satellite to the Designated Launch Site and I-COGC shall have the right to send representatives to attend the LRR. The purpose of the LRR is to confirm:

        A. The Satellite is ready for Launch. Any defects or non-conformances as may remain from the Pre-Shipment Review (which I-COGC has agreed may be corrected at the Designated Launch Site), or resulting from shipment or otherwise discovered during Satellite launch preparations shall have been satisfactorily corrected or dispositioned in the reasonable opinion of I-COGC;

        B. The TT&C Ground Control is ready to support launch and in-orbit operations of the Satellite. Readiness consists of prior Final Acceptance of the GCE, and the preparedness of the GCE and the mission operations team to support launch and in-orbit operations; and

        C.     The Launch Vehicle is ready for Launch.

        Upon successful completion of the LRR, the Satellite shall be released by I-COGC for Launch Vehicle integration.

8.5 Final Acceptance shall arise upon the occurrence of any of the following:

        A. The LRR demonstrates compliance in all respects with the provisions of ARTICLE 8.4.A (and 8.4.B for Satellite F1), and I-COGC notifies Hughes of their acceptance of the LRR within 5 Business Days following its successful completion. Failure of I-COGC to notify Hughes shall be deemed to constitute acceptance of said review; or

        B. The LRR demonstrates compliance in all respects with ARTICLE 8.4A (and 8.4B for Satellite F1) save for minor non-conformances that have not been corrected or dispositioned which Hughes demonstrates at the review to I-COGC's reasonable satisfaction have no adverse affect upon the capability of the Satellite to perform its on-orbit mission throughout its Operational Lifetime, and I-COGC notifies Hughes of their acceptance of the LRR within 5 Business Days following its successful completion. Failure of I-COGC to notify Hughes shall be deemed to constitute acceptance of said review; or

        C. If the LRR contains non-conformances which require correction, within five (5) Business Days after the said review I-COGC shall request correction of non-conforming conditions affecting the Satellite in writing ("LRR Correction Notice"). Hughes shall promptly correct the non-conforming conditions referred to therein and, promptly following such correction, shall notify I-COGC that the corrections have taken place and shall invite I-COGC to send representatives to attend an inspection at which they will be entitled to verify that such corrections have been satisfactorily made. The provisions of this ARTICLE 8.4 shall thereafter apply mutatis mutandis to that inspection as if that inspection was the original Launch Readiness Review.

8.6 For the purposes of ARTICLES 3.2 and 11, CONSEQUENCES OF LATE DELIVERY, in the event that I-COGC serve a valid LRR Correction Notice upon
        Hughes:

        A. Delivery of the relevant Satellite shall be deemed to have occurred only upon Final Acceptance; and

        B.     for the purposes of calculating any amounts payable pursuant to
               ARTICLE 11, CONSEQUENCES OF LATE DELIVERY:

               1. No account shall be taken of the period from actual physical arrival of the relevant Satellite at its Designated Launch Site, subject to a visual inspection by I-COGC to ensure that there is no apparent physical loss or damage and that the Satellite is available for commencement of the launch campaign, until (and including) the date of a valid LRR Correction Notice relating to that Satellite; and

               2. the obligation to pay liquidated damages shall terminate on the Day that Final Acceptance of that Satellite occurs.

8.7 Prior to shipment of the GCE to the sites selected by I-COGC Hughes shall conduct a Pre-Shipment Review at the Hughes plant. The Pre-Shipment Review shall be conducted in accordance with EXHIBIT A, STATEMENT OF WORK. Hughes shall provide I-COGC fifteen (15) Business Days notice of the Pre-Shipment Review.

        8.7.1 I-COGC shall direct Hughes to ship the GCE to the selected site(s) upon successful completion of the Pre-Shipment Review. The Pre-Shipment Review shall be deemed complete and preliminary acceptance occurs when the Parties agree that:

               A. factory acceptance testing in accordance with EXHIBIT E, GCE IMPLEMENTATION AND TEST PLAN, is complete;

               B. all open actions have been closed or a closure plan agreed by I-COGC;

               C.     all non-conformances have been corrected or dispositioned.

        8.7.2 I-COGC shall not withhold its preliminary acceptance of the GCE for minor non-conformances which Hughes demonstrates to I-COGC's reasonable satisfaction have no adverse effect upon the operation of the GCE in accordance with EXHIBIT F, GCE TECHNICAL SPECIFICATION.

8.8 Final Acceptance of the GCE shall occur upon successful completion of installation and checkout of the SCC at its installation site, TT&C equipment at the SAN site, an acceptance test of the complete GCE system, and closure of all action items from the Pre-Shipment Review. Provided however if there is a delay in installation and checkout due to unavailability of hardware or facilities not the responsibility of Hughes, and in particular if the beneficial occupancy dates for the SCC and SAN in accordance with the table in ARTICLE 29.1.A are not met by I-COGC, then there shall be a day for day adjustment to the Delivery Date for the GCE and I-COGC shall be responsible for any reasonable costs directly related to the delay.

8.9 Final Acceptance of the Engineering Model Payload shall occur upon successful completion of the testing specified in the Engineering Model Payload Test Plan of EXHIBIT D, ACCEPTANCE TEST PLAN.

8.10 Final Acceptance of the Software Simulator (DSS) shall occur upon completion of the testing specified in EXHIBIT E, GCE IMPLEMENTATION AND TEST PLAN

8.11 No approvals given by I-COGC in respect of the Work, whether at any design review or other meetings or in respect of any testing or any documentation, or any concurrence with or acceptance of Hughes' actions in the performance of the Work, shall release or be deemed to release Hughes from its obligations to deliver Work in accordance with the requirements of the Contract.

8.12 If during any monitoring, review or inspection of Work in progress I-COGC discovers that any of the Work does not conform to the requirements of the Contract, then I-COGC shall so inform Hughes and Hughes will promptly respond with a corrective action plan to rectify or otherwise disposition said non-conformance. Hughes shall not be relieved from any contractual obligations should I-COGC fail to detect any such non-conformances.

        Should a dispute arise as to whether Work does or does not conform with the requirements of the Contract, or whether the plan for corrective action is adequate, then, unless otherwise agreed, the dispute shall be resolved in accordance with ARTICLE 30, DISPUTES AND ARBITRATION.

8.13 Final Acceptance of the Payload Control System shall occur upon successful completion of SAT as described in EXHIBIT K, PCS TECHNICAL SPECIFICATION AND TEST PLAN. I-COGC shall not withhold its acceptance of the PCS for minor nonconformances which Hughes demonstrates to I-COGC's reasonable satisfaction to have no adverse effect upon the operation of the PCS in accordance with EXHIBIT K, PCS TECHNICAL SPECIFICATION AND TEST PLAN.

ARTICLE 9      TITLE AND RISK OF LOSS

9.1 Title and risk of loss or damage to the Satellites to be delivered under this Contract shall pass from Hughes to I-COGC at the time of Launch of that Satellite(s) or upon expiration of the warranty period, whichever occurs earlier.

9.2 Notwithstanding the above, in the event that there is a Launch Attempt by the Launch Services Provider for any Satellite(s) such that the Launch Vehicle is shut-down and the launch activity is thereby terminated prior to lift-off, Hughes agrees to re-acquire risk of loss or damage for the affected Satellite, until the Intentional Ignition of the Launch Vehicle for the re-launch of that Satellite, subject to the following conditions:

        A. Such transfer of risk of loss or damage back to Hughes from I-COGC shall not occur until the launch pad has been declared safe by the Launch Services Provider.

        B. Such risk of loss or damage coverage then assumed by Hughes shall cover ground risks only which occur after the launch pad has been declared safe and prior to Intentional Ignition of the Launch Vehicle used for the re-launch of the Satellite. I-COGC shall then re-acquire risk of loss or damage for the affected Satellite at Intentional Ignition of the Launch Vehicle used for the re-launch.

        C. Any damage sustained by the affected Satellite from the period of Intentional Ignition up to and including the point in time when the launch pad has been declared safe, shall be the sole responsibility of I-COGC.

        D. Any and all additional costs and expenses necessarily incurred by Hughes associated with this re-acquiring of risk of loss or damage, including but not limited to de-mating the Satellite from the Launch Vehicle, defueling operations, inspection and testing, refurbishment, storage, transportation, and additional launch operations effort for the re-launch of the Satellite, shall be the sole responsibility of I-COGC. Hughes shall use its reasonable endeavors taking into account all the circumstances to mitigate any such additional costs and expenses.

        E. Additionally, in the event that Hughes' insurance capacity limit for the relevant launch site would be exceeded by the addition of an affected Satellite, I-COGC shall be responsible for Hughes' consequent additional insurance premium required to provide adequate coverage for that Satellite.

9.3 Not later than forty-five (45) Days before Launch of a Satellite, I-COGC shall request and Hughes shall provide a report within fifteen (15) Days of the insurance situation pertaining to the relevant Designated Launch Site. If such report indicates that Hughes believes that its insurance capacity limits will or may be exceeded for the relevant Designated Launch Site then the Parties will discuss the appropriate options. If requested by I-COGC, Hughes will use its reasonable efforts to obtain additional insurance capacity at I-COGC's cost. If Hughes cannot obtain the said additional coverage, then I-COGC will bear risk of loss or damage to the Satellite to the extent not covered by Hughes' existing insurance until and unless the Satellite is put into storage in accordance with ARTICLE 32, STORAGE or ARTICLE 33, OPTIONS.

9.4 In relation to that affected Satellite, in the event that the Launch Vehicle is shutdown again and the launch activities are thereby terminated prior to lift off, Hughes agrees to re-acquire risk for the affected Satellite, until the Intentional Ignition of the Launch

        Vehicle for the re-launch of that Satellite, subject to the conditions set out in paragraphs A) to E) of ARTICLE 9.2 and also ARTICLE 9.3 (both of which shall apply mutatis mutandis to any subsequent attempted re-launch).

9.5 Title to and risk of loss or damage to all items to be delivered under this Contract other than Satellites and Documentation, shall pass from Hughes to I-COGC at the time of Final Acceptance by I-COGC in accordance with ARTICLE 8, ACCEPTANCE save for title to the GCE which shall pass from Hughes to ICO GLOBAL COMMUNICATIONS HOLDINGS B.V. at the time of Final Acceptance by I-COGC of the GCE in accordance with ARTICLE 8.8.

9.6 Title and risk of loss to all Documentation shall pass to I-COGC at the time of Delivery, save that intellectual property rights in Documentation shall be dealt with in accordance with the provisions of
        ARTICLE 18, DATA RIGHTS.

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ARTICLE 10     FORCE MAJEURE

Notwithstanding any other provisions of this Contract, in the event Hughes or its Associates performing Work under the Contract are delayed by act of God, or of the public enemy, fire, flood, epidemic, quarantine restriction, or lockout, strike, walkout, (other than those solely affecting Hughes' or its Associates' workforce) or freight embargo, acts of Government, including but not limited to the Government of the United States, (including the refusal, suspension, withdrawal, or non-renewal of export or import licenses essential to the performance of the Contract not caused by Hughes or its Associates) whether in its sovereign or contractual capacity, or any other event which is beyond the reasonable control and without the fault or negligence of Hughes and its Associates performing any part of the Work, then such event shall constitute an "Excusable Delay". In the event of an Excusable Delay, there shall be an equitable adjustment to the time for the performance of the affected obligations under this Contract provided that Hughes informs I-COGC immediately of the occurrence of the event giving rise to the Excusable Delay and provides I-COGC within seven (7) Business Days of the date of such notice with a detailed description of the performance affected by such event as well as such Hughes' plans for minimizing the effects of such event upon the performance of its obligations under the Contract. In all cases Hughes shall use reasonable efforts to avoid or minimize such delay.

In the event the Excusable Delay condition continues beyond six (6) Months, I-COGC shall have the right to terminate the Contract in accordance with ARTICLE 17.1, TERMINATION FOR I-COGC'S CONVENIENCE, except that there shall be no payment to Hughes for lost profit on the uncompleted Work.

ARTICLE 11     CONSEQUENCES OF LATE DELIVERY

11.1    A.     In the event that the second Satellite (F2) to be delivered for
               Launch or placement into storage hereunder is not delivered on or
               before its Delivery Date, then, on the     *       Day after such
               scheduled Delivery Date, Hughes shall pay I-COGC   *   . Starting
               with the    *    Day after such scheduled Delivery Date, for
               a period not to exceed         *         Days, Hughes
               shall pay I-COGC   *   for each Day the second Satellite (F2) is
               late, up to a maximum cumulative total for F2 of   *   .

        B. In the event the fifth Satellite (F5) to be delivered for Launch or placement into storage hereunder is not delivered on or before
               its Delivery Date, then, on the      *      Day after such
               scheduled Delivery Date, Hughes shall pay I-COGC   *   . Starting
               with the      *     Day after such scheduled Delivery, for a
               period not to exceed         *         Days, Hughes
               shall pay I-COGC   *   for each Day the fifth Satellite (F5) is
               late, up to a maximum cumulative total for F5 of   *   .

        C. In the event that the eighth through twelfth Satellites (F8 through F12) to be delivered for Launch or placement into storage hereunder are not delivered on or before their respective Delivery Dates, then, commencing on the Day after such scheduled Delivery Date, for a period not to exceed two hundred and seventy


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

               (270) Days, Hughes shall pay   *   for each Day the eighth,
               ninth, tenth, eleventh, or twelfth Satellite (F8-F12) is late, up
               to a maximum amount of   *   each and a maximum cumulative total
               of   *   for all five (5) Satellites.

        D.     If a           *            entered into by the Parties and
               Hughes is in the       *        , then system delivery liquidated
               damages in the amount of * will be allocated to events and criteria to be defined and mutually agreed to by the Parties by the execution of such * contract (and, if the Parties are unable to agree, the dispute resolution process specified in Article 30,
               Disputes an Arbitration will apply). If such     *    contract is
               entered into, liquidated damages provided in Article 11.1.B will
               be reduced proportionately from   *   to   *   . Notwithstanding
               any other provision in this Contract, the foregoing system delivery liquidated damages will be payable if the corresponding system delivery event has not occurred (regardless of the reasons
               for any failure of such event to occur).        *

        E. In the event the thirteenth through fourteenth Satellites (F13-F14) to be delivered for Launch or placement into storage hereunder are not delivered on or before


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

               their respective Delivery Dates, then, on the   *   Day after
               such scheduled Delivery Date, Hughes shall pay I-COGC   * for
               each F13 through F14 Satellite that is late. Starting with the
               *   Day after such scheduled Delivery, for a period not to exceed
               *   , Hughes shall pay I-COGC   *   for each Day the F13 through
               F14 Satellites are late, up to a maximum amount of   *   each and
               a maximum cumulative total of   *   for both Satellites.

        F. In the event the F15 Satellite to be delivered for Launch or placement into storage hereunder is not delivered on or before its respective Delivery Date, then, commencing on the * Day after such scheduled Delivery Date, for a period not to exceed
               one hundred and fifty (150) Days, Hughes shall pay   * for each
               Day the fifteen Satellite (F15) is late, up to a maximum amount
               of   *   .

        G. In the event that any of the F16 through F20 Satellites are procured under ARTICLE 33 OPTIONS by I-COGC to be delivered for Launch or placement into storage hereunder and is not delivered on or before its Delivery Date, then, commencing on the * Day after such scheduled Delivery Date, for a period not to exceed
               *   Days, Hughes shall pay   *   for each Day that any of the F16
               through F20 Satellites are late, up to a maximum amount of   *
               per


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

               Satellite and a cumulative maximum total of   *   for all five
               Satellites.


               Therefore, the maximum aggregate liquidated damages payments
               under this ARTICLE 11 shall never exceed   *   for the firm
               Satellites; and, an additional   *   if all OPTION Satellites are
               exercised, for a cumulative maximum aggregate total liquidated damages of ONE HUNDRED THIRTEEN MILLION FOUR HUNDRED THOUSAND US dollars (US$113,400,000).

               Notwithstanding the above, if such late Delivery of the eighth through twelfth Satellites (F8-F12) does not cause the relevant Launch to be later than 3.5 Months after the Delivery Date, then any amounts paid by Hughes to I-COGC in respect of the affected Satellite(s) shall be refunded to Hughes within fifteen (15) Days of Launch.

               If any of the eighth through twelfth Satellites (F8-F12) is delivered into storage for I-COGC's convenience on a date which is less than 2.5 Months after the Delivery Date, then any amounts paid by Hughes to I-COGC in respect of the affected Satellite(s) shall be refunded to Hughes within forty-five (45) Days of placement into storage.

11.2 As used in this Contract, the designations of Satellite F1 through F12 shall be considered for reference purposes only. For purposes of assessment of liquidated damages, each Satellite delivered shall be designated the numerical designation relative to the actual Delivery Date, i.e., if the Satellite F4 is actually the second Satellite


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        delivered to the Designated Launch Site or storage it would be deemed F2 even though its reference designation was F4. Hughes is entitled to Deliver any Satellite in any order regardless of reference designation provided that each Satellite complies with the applicable Delivery Date. If the Satellite designated for protoflight testing (nominally the first Satellite through environmental test) is not the first Satellite to be delivered, then such protoflight testing shall be successfully completed before any Satellite may be launched.

11.3 If a Satellite is put into storage because the Launch is delayed for other than I-COGC's convenience, then Hughes shall bear all related costs of such storage, including but not limited to actual storage costs, program stretch out costs, post-storage retest costs, and any costs relating to deployment of crews and/or Satellite shipment, until such time as the Satellite and Launch Vehicle are ready for a Launch.

11.4 Notwithstanding anything to the contrary, Delivery of the first Satellite will not be deemed to have occurred until Final Acceptance of the GCE has occurred. Additionally, Delivery of the second Satellite cannot occur prior to Delivery of the first Satellite. However, if payments for late delivery are incurred through this ARTICLE 11.4 solely due to late Final Acceptance of the GCE, then account shall be taken of any adjustments to the GCE Delivery Date.

11.5 The Parties agree and declare that any payments for late delivery payable in accordance with this ARTICLE 11 and where applicable subject to ARTICLE 8.6, shall constitute full and final settlement (and shall therefore be in lieu of all other claims for damages, actual or consequential or otherwise) for all claims howsoever arising resulting from the late delivery of any Satellite, other than as provided in
        ARTICLE 17, TERMINATION, and ARTICLE 11.3 and the amount payable in accordance with this ARTICLE 11 shall constitute liquidated damages which the Parties believe and declare, represent a genuine pre-estimate of all losses suffered by reason of any such late delivery and are not, therefore, penalties.

11.6 I-COGC may elect to set off any amounts then due and payable by I-COGC under this Contract against any amounts payable by Hughes to I-COGC pursuant to this ARTICLE. In the event I-COGC alternatively elects to have Hughes make payment under this ARTICLE such payment shall be due within 30 Days of receipt by Hughes of a valid invoice from I-COGC. For billing purposes to Hughes, I-COGC shall aggregate amounts owed on a monthly basis.

ARTICLE 12     ACCESS TO WORK IN PROGRESS AND DATA

12.1 Hughes shall provide I-COGC and its Consultant(s) reasonable access to all Work, related data and documentation being performed under this Contract (including observation of tests in accordance with the requirements of EXHIBIT D, ACCEPTANCE TEST PLAN), such that I-COGC may fully and effectively monitor the progress of the Work and its compliance with the requirements of this Contract at Hughes' facilities provided that such access does not unreasonably interfere with such Work and access to Work is coordinated with the Hughes Program Manager or designated alternative(s). Hughes may, at its reasonable discretion, deny access to persons who are employed by or affiliated with a company manufacturing satellites or major subsystems for satellites. Such access shall be in compliance with Hughes' security requirements, and United States law. I-COGC and its Consultant(s) shall also be afforded such access to the Major Subcontractors' facilities pursuant to ARTICLE 36, MAJOR SUBCONTRACTORS and also Subcontractors' facilities to the extent that Hughes is permitted to provide such access, subject to I-COGC providing sufficient notice to Hughes so as to assure that if desired by the Hughes Program Manager, Hughes personnel can accompany I-COGC and its Consultant(s) on any such visit.

12.2 I-COGC and/or its Consultant(s) visiting Hughes facilities (a) will abide by Hughes' security regulations and applicable US Government regulations; and (b) will not use or disclose except as provided in
        ARTICLE 18, DATA RIGHTS, ARTICLE 20, RIGHTS IN INVENTIONS, and ARTICLE 21, CONFIDENTIALITY to a third party any information received in connection with the access provided hereunder.

12.3 For purposes of access, I-COSL and ICO-Teledesic Global Limited, their respective Affiliates and successors of the foregoing shall be considered the same as I-COGC.

12.4 I-COGC shall be provided adequate office space so as to accommodate the I-COGC on-site monitoring team (approximately ten people) as is more particularly described in EXHIBIT A, STATEMENT OF WORK.

ARTICLE 13     INDEMNIFICATION

13.1 Each Party shall indemnify and hold harmless the other Party and its Associates, (or any of them) from any loss, damage, liability or expense, resulting from damage to all property and personal injury, including death, arising out of or based upon any occurrence prior to arrival at the Designated Launch Site to the extent caused by a negligent act or omission of the indemnifying Party or its Associates in the performance of the Work and at the indemnifying Party's expense shall defend any suits or other proceedings brought against the indemnified Party and/or its Associates (or any of them) on account thereof, and satisfy all judgements which may be incurred by or rendered against them, or any of them, in connection therewith.

13.2 Notwithstanding the foregoing, each Party ("the Indemnifying Party") will indemnify the other Party for any loss or damage to the Indemnifying Party's property or death or personal injury to the Indemnifying Party's personnel whilst on the premises of either Party provided however that the first US$100,000 of any such loss, damage, death or personal injury shall be dealt with in accordance with ARTICLE 13.1.

13.3 Prior to the time that either Party or its Associates enter the Designated Launch Site, (and as a precondition of such entry) each Party shall ensure that they and their respective relevant Associates shall sign a no-fault, no-subrogation inter-party waiver of liability consistent with that between the Launch Services Provider and Hughes.

13.4 In the event that either I-COGC or Hughes fails to obtain the aforesaid inter-party waiver of liability from their respective Associates, then I-COGC and Hughes shall indemnify and hold each other harmless from claims brought by the other Party or its Associates for damage to any such persons' property or injury to, or death of, any such persons' employees in connection with launch operations at the Designated Launch Site. For these purposes, Hughes or its Affiliates or any of its subcontractors or employees or agents performing work under the interelated contract for Launch Services referred to in the Recitals shall not be deemed to be an Associate of I-COGC for the purposes of this Contract.

13.5. Notwithstanding any other provision of this Contract, but without prejudice to any indemnities or insurance coverage as may be provided by Launch Services Providers under the interrelated contract for Launch Services referred to in the Recitals, I-COGC shall indemnify and hold harmless Hughes and its Associates from any liabilities, losses and damages including but not limited to those based on negligence, including any costs, expenses and damages whatsoever incurred by Hughes in defending, or assisting I-COGC in its defense, against any and all third party claims, including but not limited to, I-COGC's customer(s) or an agency of any Government with whom I-COGC shall have any obligation related to the Satellites, arising after Launch Attempt of a Satellite, and I-COGC shall obtain waivers of subrogation rights against Hughes and its Associates from I-COGC's insurers if any.

        This indemnity shall not apply to Hughes or its Associates to the extent that they make a claim against I-COGC as a direct or indirect customer of I-COGC and shall not apply to any intellectual property-related claims, which are instead intended to be the subject of Article 19, Intellectual property Indemnity.

ARTICLE 14     WARRANTY

14.1 Notwithstanding any prior inspection or acceptance, Hughes warrants in respect of the Work that all equipment (including, but not limited to, the Satellite) shall be free from defects in materials or workmanship and all services shall be performed in a professional and workmanlike manner consistent with generally accepted custom and practice in the industry and further that all equipment and services shall conform to the specifications and other technical requirements of the Contract.

14.2 I-COGC shall have the right at any time during the period of this warranty to require that any Work not conforming to the above warranty be promptly corrected or replaced (at Hughes' option after taking into account any of the representations by I-COGC and at Hughes' expense) with conforming Work. If Hughes fails to correct or replace such defective Work within a reasonable period after notification from I-COGC, I-COGC may elect, in lieu of its other rights and remedies, to require Hughes to repay such portion of the Contract Price and/or make such modifications to the performance incentive scheme as are equitable under the circumstances in lieu of repairing or replacing such defective Work.

14.3 This warranty with respect to a Satellite, (but excluding any Satellite batteries) shall begin upon Final Acceptance of the Satellite and shall run for a period of five (5) years, or until Launch, whichever is earlier.

14.4 The Satellite batteries are warranted for 36 Months after cell activation. This Satellite battery warranty may be extended to 54 Months by resetting the battery precharge, as long as direction is received from I-COGC to perform this reset no later than 30 Months after activation.

14.5 With respect to GCE, Software Simulator (DSS), and Engineering Model Payload, this warranty shall begin upon Final Acceptance and shall run for a period of two years therefrom.

14.6 For the avoidance of doubt, nothing herein shall limit Hughes' obligations as stated in ARTICLE 28, CORRECTIVE MEASURES IN UNLAUNCHED SATELLITES nor limit I-COGC's rights to be repaid monies pursuant to
        ARTICLE 5, SATELLITE PERFORMANCE PAYMENTS.

14.7 With respect to the PCS, this warranty shall begin upon Final Acceptance and shall run for a period of one year therefrom; except for the PCS baseband equipment which shall have a ten (10) month warranty period.

ARTICLE 15     SATELLITE NOT LAUNCHED AFTER AVAILABLE FOR SHIPMENT DATE

15.1 A Satellite which is not shipped to the Designated Launch Site following agreement that the Satellite is Available for Shipment shall be stored by Hughes pursuant to ARTICLE 32, STORAGE or ARTICLE 33, OPTIONS.

        Upon receipt by Hughes of a written request from I-COGC at least six (6) Months prior to the applicable rescheduled launch date, Hughes shall remove the Satellite from storage and based upon an on-site inspection, ship it to either the Designated Launch Site or the Hughes facility for inspection, test and refurbishment if required. If Hughes receives less than six Months notice of a re-scheduled launch date, it shall nevertheless use its commercially reasonable efforts to meet I-COGC's schedule requirements. The Parties will determine which destination is more appropriate under the then existing circumstances. All the costs of any such inspection, test and refurbishment shall be included in the prices for storage in ARTICLE 32, STORAGE or ARTICLE 33, OPTIONS.

15.2 If a Satellite has not been launched within five (5) years after its Available for Shipment date and Hughes is otherwise not in default, Hughes shall be entitled to receive all payments which are due and owing, any Satellite Performance Incentive payments not yet due shall be deemed earned and owed, and Hughes shall be entitled to retain without obligation all payments previously made with respect to that Satellite. Neither Party shall have any further obligations to the other Party under this Contract with respect to that Satellite, provided that I-COGC and Hughes have met their obligations under this Contract with respect to that Satellite, and I-COGC shall have title to the Satellite. Disposition of the Satellite shall be at the option of I-COGC, subject to U.S.

        Government export controls, with such costs to be borne by I-COGC. Hughes shall have no liability in the event an export license is not issued for the benefit of I-COGC. In this event, Hughes shall assist I-COGC by using its reasonable endeavors in locating an alternative buyer for the affected Satellite for which an export license may be obtained.

15.3 If the Satellite is not launched within one hundred eighty (180) Days from its Available for Shipment date other than due to the fault of Hughes or due to Excusable Delay, Final Acceptance will be deemed to have occurred at such time.

ARTICLE 16     TAXES AND DUTIES

16.1 Hughes shall be responsible for all United States federal and state taxes which are levied upon Hughes or its Affiliates in connection with the Work, excluding any sales tax on property or services delivered to I-COGC.

16.2 Hughes shall also be responsible for all non-U.S. taxes assessed upon Hughes or its Affiliates except any future non-U.S. income tax, value added tax, sales tax, personal, withholding or business tax, or goods and services tax, duties, or other governmental assessments which are levied on Hughes or its Affiliates in connection with the Work related to the launching of the Satellite(s) from the Designated Launch Site(s) and except for all present and future taxes etc. as aforesaid for Work related to installation, checkout and testing of the GCE and PCS at the selected installation site(s).

        However, should any such taxes be the result of an incremental increase in any pre-existing Hughes tax obligation, I-COGC shall be responsible only for such incremental increase. Further, should Hughes utilize an Affiliate to perform Work at the Designated Launch Site or at the selected installation site, then I-COGC shall not be responsible for any taxes which would not have been levied on Hughes if Hughes had performed said Work.

        Should any taxes paid or reimbursed by I-COGC under the Contract eventually be subject to tax equalization by reimbursement to Hughes from a governmental entity or otherwise, Hughes shall repay I-COGC an equivalent amount.

        I-COGC shall not be liable for any personal taxation incurred by employees of Hughes or its Affiliates, but shall pay to Hughes an amount equal to the additional compensation paid by Hughes or its Affiliates to such employees as compensation for such incremental taxes incurred by such employees as part of its normal compensation package for employees while performing Work at the Designated Launch Site or selected installation site. Provided further that I-COGC shall not be responsible for any element of said compensation package in respect of the Designated Launch Site, except to the extent it is increased to take account of future taxation.

16.3 Hughes shall consult with I-COGC or its designated Consultant(s) on any taxes or duties which may be the responsibility of and payable by I-COGC under ARTICLE 16.1 and 16.2 above. In the event any of the items in
        ARTICLE 16.1 and 16.2 above, for which I-COGC is responsible, are levied upon Hughes or its Affiliates, or employees, Hughes shall immediately notify I-COGC of such requirement. I-COGC, within fifteen (15) Business Days of receipt of such notification from Hughes, shall either have the charges waived or pay the charges to Hughes. For those items in ARTICLE
        16.1 and 16.2 that Hughes is required by law to pay immediately, I-COGC shall reimburse Hughes the full amount of the charges in a manner which leaves Hughes net of all such charges within fifteen (15) Days of I-COGC's receipt of Hughes' valid invoice. The reimbursement request will be accompanied by evidence of the amount and purpose of such payments.

        In any event, provided Hughes or its Affiliates have appropriate legal standing, I-COGC may direct Hughes to file any appropriate protests or appeals with the applicable governmental agency. I-COGC agrees to reimburse Hughes for all costs incurred as a result of such protest or appeal and also for any resultant taxes that Hughes is required to pay.

16.4 For the avoidance of doubt, I-COGC is not responsible for any taxes, fees, or duties as they relate to any Work performed by Subcontractors of Hughes.


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

16.5 This ARTICLE shall survive the expiration, completion, or termination of this Contract.

ARTICLE 17     TERMINATION

17.1    Termination for I-COGC's Convenience

A. I-COGC may, upon written notice to Hughes, at any time terminate in whole or in part the Work with respect to this Contract in accordance with the terms set forth below, and Hughes shall immediately cease Work in the manner and to the extent specified. Notwithstanding the foregoing, in no event shall there be a Termination for Convenience for a Satellite after said Satellite has been launched.

B. Upon receipt of a notice of termination, as provided in ARTICLE 17.1.A above, Hughes shall take the following actions:

        1. stop Work under this Contract on the date and to the extent specified in the notice of termination;

        2. place no further orders, subcontracts for materials, services, or facilities, except as may be necessary for completion of such portion of the Work as is not terminated;

        3. terminate orders and subcontracts to the extent that they relate to the performance of Work terminated by the notice of termination;

        4. settle all outstanding liabilities and all claims arising out of such termination or orders, subcontracts for materials, services, or facilities;

        5. take such action as may be necessary, or as I-COGC may direct, for the protection and preservation of the property related to this Contract which is in the possession of Hughes or any Subcontractor and in which I-COGC has or may acquire an interest.

C. Within ninety (90) Days or longer (as determined by Hughes) after determination by Hughes of the cost of all Work terminated, Hughes shall submit to I-COGC its termination claim consisting of the costs of all Work done up to the date of termination, including pre-payments which are non-refundable to Hughes, and including the settlement and other costs connected with the termination. Settlements with the Major Subcontractors identified in ARTICLE 36, MAJOR SUBCONTRACTORS and such other subcontractors having a subcontract hereunder with a value exceeding U.S.$30,000,000, shall be made with the approval of I-COGC with such approvals not to be unreasonably withheld or unduly delayed. The term "costs" as used herein includes but is not limited to direct costs and indirect costs (including general and administrative expense), which have been posted to Hughes' books of account in accordance with the standard accounting practice for commercial contracts, consistently applied. In addition to these incurred costs, such termination claim shall include, and I-COGC shall be obligated to pay, a profit of nine percent (9%) on such costs. I-COGC shall also pay 1.8% profit on the uncompleted Work which is terminated. The termination claim shall give credit for all amounts already paid by I-COGC to Hughes in respect of the terminated Work. In no event shall a termination settlement (including such credit for amounts already paid by I-COGC) exceed the Contract Price inclusive of performance incentives.

D. Each termination claim shall be accompanied by a certificate signed by the Controller of Hughes stating that the claim properly includes the costs incurred by Hughes in connection with the Work terminated. In the event I-COGC desires independent verification of the claim, it may request to have Hughes' independent Certified Public Accountants (CPA) audit the costs incurred by Hughes and report to the Parties. Such audit shall be subject to ARTICLE 30, DISPUTES AND ARBITRATION, save that, if the costs determined by such report exceed the amount of Hughes' termination claim, I-COGC shall only be obliged to pay the amount of Hughes' termination claim.

E. I-COGC shall within thirty (30) Days pay to Hughes for any termination for convenience hereunder the amount claimed by Hughes unless I-COGC requests verification by Hughes' independent CPA. In the event verification is requested, I-COGC shall place the amount claimed by Hughes into an interest-bearing escrow account at Bank of America, Concord, California, within thirty (30) Days after receipt of a valid invoice. Within thirty (30) Days after an agreed resolution of the dispute or resolution in accordance with ARTICLE 30, DISPUTES AND ARBITRATION I-COGC shall cause to be released from such escrow account, such amount agreed due or determined due to Hughes in accordance with
        ARTICLE 30, DISPUTES AND ARBITRATION together with interest on such amount; and the costs and fees of such escrow account shall be borne by each Party in inverse proportion to the amounts received by each party. I-COGC shall be responsible for all non-Hughes costs associated with any audit of Hughes' termination claim, unless such audit determines a discrepancy in I-COGC's favor in excess of five (5) percent or more of the total claim value; in this latter case Hughes shall bear said audit costs.

F. Title to all items of Work, which would have been incorporated into a deliverable item under this Contract, and which are in progress before the giving of notice under ARTICLE 17.1.A above, shall, upon payment in full of all amounts due hereunder, vest in I-COGC, and Hughes shall deliver, FOB Hughes plant El Segundo, California, subject to US Export Regulations for which Hughes has no liability in the event of failure to obtain stated export authorizations (other than due to Hughes' fault or negligence), all such items to I-COGC who shall remove such items. All such items of Work which are under the custody or control of Hughes shall until delivery to I-COGC be insured by Hughes at its cost and risk therein shall pass to I-COGC on such delivery.

G. If in Hughes' sole judgment it is feasible for Hughes to utilize any items of terminated Work, it shall submit to I-COGC an offer to acquire such items. If such offer is accepted, Hughes' termination claim shall be credited with the agreed acquisition price. Hughes shall have no obligation to use any of the Work in any other project or for any other customer and any decision to do so shall be made at Hughes' sole discretion.

H. Hughes shall place subcontracts for Major Subcontractors, and shall use reasonable efforts for other Subcontractors, to place subcontracts on terms that will enable Hughes to terminate in a manner consistent with this ARTICLE.

I. Upon a partial termination, Hughes may equitably reprice the Work not terminated and the Contract Price shall be adjusted accordingly. For purposes of this ARTICLE, the word "equitably" shall mean that the repricing must be based upon, and that Hughes can demonstrate to I-COGC, that the partial termination for convenience caused such price increase and that the repricing reflects the actual increased prices. Two examples, among many potential situations, where repricing would be deemed to be equitable under this ARTICLE are; (1) where certain non-recurring costs have been spread over a certain number of Satellites and that number had now been decreased through termination, the repricing would respread the non-recurring over the lesser number of Satellites remaining; and (2) the prices of certain Subcontractors' goods and services have been increased to Hughes on a per unit basis retroactively based on the decreased quantity buy.

17.2    Termination for Hughes' Default

A. I-COGC may issue a written notice of default (the "Default Notice") to Hughes if:


        1. Subject to the prior operation of the provisions of ARTICLE 11, CONSEQUENCES OF LATE DELIVERY as modified by ARTICLE 17.2.A(3), hereof, any of the following Satellite(s) is not delivered by a date which is nine (9) Months after the date specified in ARTICLE 3, DELIVERY SCHEDULE, as such date may be adjusted by ARTICLE 10, FORCE MAJEURE, or as otherwise mutually agreed for such Satellite(s):

                      (a)  F2

                      (b)  F7

                      (c)  F8, F9, F10, F11, F12, F13, F14, F15 and, if
                           exercised, any of F16-F20; or

        2. Hughes shall (A) commence a voluntary case under the US Bankruptcy Code (as now or hereafter in effect) (the "Code"); (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts;
               (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under the Code or other laws or such a case shall not have been dismissed or stayed within thirty (30) days of the filing of the petition commencing the same; (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign; (E) admit in writing its inability to pay, or generally not be paying its debts (other than those that are the subject of a bona fide disputes) as they become due; (F) make a general assignment for the benefit of creditors; or (G) Hughes or the Hughes Parent Company sells, transfers or otherwise disposes of all or substantially all of its assets (other than for full consideration) and as a result the Parent Company Guarantee provided by Hughes is prejudiced and adequate security, in a form reasonably acceptable to I-COGC, is not additionally provided; or (H) take any action for the purpose of effecting any of the foregoing; or (I) a case or other proceeding shall be commenced against Hughes in any court of competent jurisdiction seeking (i) relief under the Code or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Hughes or of all or any substantial part of its assets, domestic or foreign and such case or proceeding shall continue undismissed or unstayed for a period of 30 days, or an order granting the relief request in such case or proceeding (including, but not limited to, an order for relief under the Code) shall be entered;

        3. Notwithstanding the provisions of ARTICLE 11, CONSEQUENCES OF LATE DELIVERY, it is demonstrable by I-COGC that Hughes will be unable to deliver any of the following Satellites F2, F7, F8, F9, F10, F11, F12, F13, F14, or F15 or, if exercised, any of F16-F20 by a date which is nine Months after the relevant date specified in ARTICLE 3, DELIVERY SCHEDULE, as such date may be adjusted by
               ARTICLE 10, FORCE MAJEURE, or as otherwise agreed by the Parties. The determination of Hughes ability to deliver any Satellite within the applicable time period will be subject to dispute in accordance with ARTICLE 30, DISPUTE AND ARBITRATION.

B. I-COGC's service of a Default Notice on Hughes shall operate to terminate this Contract forthwith in whole or in part with respect to the Work which is in default under ARTICLE 17.2.A, as I-COGC shall elect. In the event I-COGC terminates this Contract, or any part thereof, as provided in ARTICLE 17.2.A, then the Contract Price stated in ARTICLE 4.1 will be adjusted downward as follows:

        1. If the Contract is terminated in whole, then all payments made to Hughes under this Contract are immediately refundable and no further payments will be due to Hughes.

        2. If the Contract is terminated in part, then the total Contract Price shall be reduced by the price of the Work terminated. That price shall be (a) for all Work other than Satellites F8-F12, the price determined by I-COGC. Such determination shall be subject to dispute in accordance with ARTICLE 30, DISPUTES AND ARBITRATION; and (b) for any of Satellites F8-F12, as per the following tables:

                                    Contract Price Reduction
                             Item(s) Terminated       Per Satellite
                             --------------------------------------
                             Satellite F8                   *
                             Satellites F9-F12              *

               Within 30 Days of receipt of the aformentioned termination notice, Hughes shall refund to I-COGC the difference, if any, between the revised total Contract Price and the total amount of the payments received by Hughes under the Contract.

               In addition to the Contract Price reduction and refund described above, I-COGC shall be entitled, at its option, to either:

               1. receive a payment of its excess direct costs of reprocurement of the terminated Work to materially similar specifications up to a maximum amount of forty percent (40%) of the price of the terminated Work; or

               2. receive, if I-COGC elects not to reprocure, payment of interest on the amount refunded at LIBOR. Under a full termination, interest shall be calculated on each payment made by I-COGC from the date of payment to the date of the termination. Under a partial termination, such interest


                * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                      shall be calculated as if the amount refunded for each Satellite terminated hereunder had been paid to Hughes in a lump sum on a date sixteen (16) Months before the Delivery Date specified for that Satellite in ARTICLE 3, DELIVERY SCHEDULE, as such date may be adjusted by ARTICLE 10, FORCE MAJEURE, or as otherwise mutually agreed for such Satellite(s) provided always that interest shall not be payable in respect of the refund for of any launched Satellites which are terminated.

C. In the event I-COGC terminates this Contract as provided in ARTICLE 17.2.B, then, with the exception of launched Satellites, Hughes shall be entitled to retain title to any and all terminated Work, work in progress, parts, material, or other items used in the performance of this Contract, together with any associated warranties, and any subcontracted items which Hughes has specifically produced or acquired or entered into in accordance with this Contract.

D.      If, after termination of this Contract under the provisions of this
        ARTICLE 17.2, it is determined by arbitration or admitted in writing by I-COGC that Hughes was not in default under the provisions of this ARTICLE, or that the default was excusable under the provision of
        ARTICLE 10, FORCE MAJEURE, such termination shall be considered a termination for convenience of I-COGC and Hughes shall be paid in accordance with the calculations set forth in ARTICLE 17.1 hereof.

E. The rights and remedies provided to I-COGC under this ARTICLE 17.2 shall be exclusive and in lieu of any other rights and remedies under this Contract or otherwise provided by law or in equity in relation to the termination of this Contract for Hughes' default of its obligations to perform the Work.

F. Should I-COGC terminate the Contract after one or more Satellite(s) have been launched, and notwithstanding that I-COGC is refunded monies paid for such Satellite(s), then I-COGC shall retain title to such launched Satellite(s) which have been terminated provided always that any net profits derived by I-COGC from such Satellite(s) shall be shared between Hughes and I-COGC in proportion to the monies refunded by Hughes in respect of the Satellite(s) and the monies expended by I-COGC for launch and insurance costs (as adjusted to take account of interest at LIBOR from the date of payment by I-COGC to the date of termination) until such time as Hughes' refund of monies has been defrayed.

G. Prior to Delivery of F7, I-COGC may terminate previously delivered Satellites under this ARTICLE 17.2B and be repaid monies in respect thereof, but after Delivery of F7, delivered Satellites may not be terminated, and I-COGC shall not be entitled to be repaid monies in respect thereof.

H. Notwithstanding the other provisions of this ARTICLE, a termination for Hughes' default shall not relieve the Parties of their obligations with respect to previously delivered Satellites which have not been terminated.

17.3    Termination for Default of I-COGC

A. Hughes may terminate this Contract in whole upon written notice to I-COGC at any time after the occurrence of any of the following:

        1. Failure of I-COGC to make any payment validly due to Hughes hereunder when due, provided such failure is not cured within a period of thirty (30) Days following receipt of written notice thereof from Hughes.

         2. I-COGC passes a resolution for winding-up or a petition is presented for I-COGC's winding-up (unless such resolution or petition for winding up is pursuant to a scheme of corporate reconstruction or amalgamation and there is no adverse effect on the payment obligations to Hughes hereunder) and, unless granted, is not dismissed within thirty (30) Days from presentation; or I-COGC becomes unable to pay its debts as they become due; or a receiver is appointed over all or a substantial part of I-COGC's assets and the appointment is not discharged within thirty (30) Days; or I-COGC or I-COGC's Parent Company sells, transfers, or otherwise disposes of all or the greater part of its assets (other than for full consideration) and as a result the Parent Company Guarantee provided by I-COGC is prejudiced and adequate security in a form reasonably acceptable to Hughes is not additionally provided.

B. If a termination occurs under ARTICLE 17.3.A above, the termination will be treated as if a Termination for I-COGC's Convenience (ARTICLE 17.1) except that Hughes shall have the following additional rights:

        1. I-COGC shall pay to Hughes the amounts specified in ARTICLE 17.1.C, except that I-COGC shall pay three and six-tenths percent (3.6%) profit on the uncompleted Work.

        2. Hughes shall have the right to immediately stop any Work, the delivery of which has not been completed.

        3.     For launched Satellites, all unpaid a) Satellite Performance
               Incentives Payments, b)   *   Incentive Payments, and c)
               Incentives   *   under ARTICLE 5, shall be deemed earned and
               immediately due and payable to Hughes. Such payments shall be calculated using the presumption that all Satellites would have continued to operate at the performance level in effect on the date preceding the date of termination, or if such termination occurred prior to establishing such level, then Satisfactory Operation shall be presumed.

C. The rights and remedies provided to Hughes under this ARTICLE 17.3 shall be exclusive and in lieu of any other rights and remedies under this Contract or otherwise provided by law or in equity in relation to the termination of this Contract for I-COGC's default of its obligations under this Contract.

ARTICLE 18     DATA RIGHTS

18.1 Subject to the provisions of ARTICLE 21, CONFIDENTIALITY and ARTICLE 7, PERMITS AND LICENSES: GOVERNMENT APPROVALS, I-COGC shall have the royalty-free, world-wide, non-exclusive right to use and to have used by others:

        A. the data delivered by Documentation under the Contract or data generated under the Contract for the I-CO Program; and

        B. any other data furnished under the Contract required for the purposes of using, maintaining, operating, modifying and repairing the Work.

        I-COGC shall also have the right to make copies of the Documentation for its own use or for third parties granted rights to use under this ARTICLE; provided, however, that if any of the written Documentation is copyrighted by Hughes, Hughes does hereby grant to I-COGC a royalty-free, non-exclusive right and license under Hughes' copyrights to make such copies for the I-CO Program. With respect to all written Documentation that is copyrighted, I-COGC shall apply the appropriate copyright notice to all copies made thereof. All rights to Documentation not owned by Hughes or to which Hughes has no transmissible right of use now or hereafter are limited to the extent of Hughes' rights and interests therein.

18.2 Notwithstanding any other provision hereof, the ownership and title to copyrights in computer programs, and their related Documentation, delivered to I-COGC by Hughes in accordance with this Contract shall remain in Hughes or its licensor. Hughes shall grant to I-COGC a paid-up non-exclusive non-transferable license solely for the I-CO Program to use and to have used by others and make additional copies of the deliverable computer programs and related documentation specified in the Contract and required for the I-CO Program.

18.3 Hughes agrees to grant to I-COGC, only for the subsequent generation follow-on programs for fixed and mobile communications, data, and ancillary services, a royalty-free license to make, have made, and use any component or invention developed primarily under this Contract. This license grant shall not apply to any component or invention developed before this Contract, or developed primarily with Hughes Internal Research and Development funds. Furthermore, this license does not include any rights to any drawings, schematics, manufacturing documentation or any other documentation of any kind, except that Hughes will provide a top level summary description which shall include the nature, purpose, operation and general physical characteristics of such component or invention.

ARTICLE 19     INTELLECTUAL PROPERTY INDEMNITY

19.1 Hughes agrees to indemnify and defend at its own expense any claims, actions, or proceedings or request for royalty payments or any claims for equitable relief or damages against I-COGC based on an allegation that the manufacture of the Work under this Contract or the use, lease, or sale thereof infringes any intellectual property rights including, but not limited to, Letters Patent or trade mark, or any copyright, in the U.S. or place of manufacture or delivery of the Work where such infringement directly results solely from the manufacture, use, lease, or sale of the Work. In such event, Hughes agrees to pay any royalties and other costs related to the settlement of such request and to pay the costs and damages, including reasonable legal fees, finally awarded as the result of any suit based on such claim, provided that Hughes is given prompt written notice of such request or claims by I-COGC and given authority and such assistance and information as is available to I-COGC for resisting such request or for the defense of such claim. Any such assistance or information which is furnished by I-COGC at the written request of Hughes is to be at Hughes' expense. In no event shall Hughes' entire liability under this ARTICLE exceed ONE HUNDRED MILLION US Dollars (US$100,000,000.00) and the existence of one or more claims or lawsuits shall not extend this amount. Nothing in this Contract shall be construed as requiring Hughes to defend a suit or pay royalties, costs or damages if the infringement claim is based upon the manufacture, use, lease, or sale of any Work that has been modified, altered or used in combination with other components or systems to the extent the infringement would not have occurred but for such modification, alteration or combined use. If the use of any Work is enjoined in said suit, Hughes shall at its option and with the limitation of liability for damages stated above use best efforts to procure for I-COGC the right to use the Work or modify (such modification to comply with the requirements of the Contract) the same to render them non-infringing. Hughes shall have no liability or responsibility for incidental, special, or consequential damages incurred by I-COGC save and insofar they are included in any claim by a third party for which I-COGC is indemnified under this ARTICLE 19.1.

19.2 I-COGC agrees to indemnify and defend at its own expense any claims, actions, or proceedings or request for royalty payments or any claims for equitable relief or damages against Hughes based on an allegation that the Satellite(s) being a component of a larger system, mandated by I-COGC requirements such as, for example, a Satellite constellation or multiple Satellite configuration, or the use, lease, or sale thereof infringes any intellectual property rights including, but not limited to Letters Patent or trade mark, or any copyright in the U.S. or place of manufacture or delivery of the Work, and to pay any royalties and other costs related to the settlement of such request and to pay the costs and damages, including reasonable legal fees, finally awarded as the result of any suit based on such claim, provided that I-COGC is given prompt written notice of such request or claims by Hughes and given authority and such assistance and information as is available to Hughes for resisting such request or for the defense of such claim. Any such assistance or information which is furnished by Hughes at the written request of I-COGC is to be at I-COGC's expense. In no event shall I-COGC's entire liability under this ARTICLE exceed ONE HUNDRED MILLION US Dollars (US$100,000,000.00) and the existence of one or more claims or lawsuits shall not extend this amount, and in no event shall I-COGC be liable for incidental, special, or consequential damages incurred by Hughes save and insofar they are included in any claim by a third party for which Hughes is indemnified under this ARTICLE 19.2.

19.3 Hughes agrees to provide reasonable internal assistance to I-COGC regarding certain patent claims made by TRW. Should Hughes decide to solicit external assistance relative to these claims, Hughes shall notify I-COGC for purposes of reaching agreement on the expected budget and expenditures for the above stated external assistance. After the notification and upon I-COGC agreement, I-COGC shall reimburse Hughes for such external costs.

ARTICLE 20     RIGHTS IN INVENTIONS

20.1 As used in this Contract, "Invention" shall mean any invention, discovery or improvement conceived in the performance of Work under this Contract. Information relating to Inventions shall be treated as confidential information in accordance with the provisions of this Contract.

20.2 In the case of joint Inventions, that is, Inventions conceived jointly by one or more employees of both Parties hereto, the following shall apply:

        A. Each Party shall have an equal, undivided one-half interest in and to such joint Inventions, as well as in and to patent applications and patents thereon in all countries.

        B. In the case of such joint Inventions, Hughes shall have the first right of election to file patent applications in any country, and I-COGC shall have a second right of election. Each Party in turn shall make its election at the earliest practicable time, and shall notify the other Party of its decision. All filings shall be in the joint names of both Parties.

        C. The expenses for preparing, filing and securing each joint Invention application, and for issuance of the respective patent shall be borne by the Party which prepares and files the application. The other Party shall furnish the filing Party with all documents or other assistance that may be necessary for the filing and prosecution of each application. Where such joint Invention application for a patent is filed by either Party in a country which requires the payment of taxes, annuities or maintenance fees on a pending application or on an issued patent, the

               Party which files the application shall, prior to filing, request the other Party to indicate whether it will agree to pay one-half of such taxes, annuities or maintenance fees. If within sixty (60) Days of receiving such request, the non-filing Party fails to assume in writing the obligation to pay its proportionate share of such taxes, annuities or maintenance fees, or if either Party subsequently fails to continue such payments within sixty (60) Days of demand, it shall forthwith relinquish to the other Party, providing that said other Party continues such payments, its share of the title to such application and patent, subject, however, to retention of a paid-up, non-exclusive, non-assignable license in favor of the relinquishing Party, its parent, and any subsidiary thereof to make, use, lease and sell, apparatus and/or methods under said application and patent.

20.3 Each owner of a jointly-owned patent application or patent resulting therefrom shall, provided that it shall have fulfilled its obligation, if any, to pay its share of taxes, annuities or maintenance fees on such pending application or patent, have the right to grant non-exclusive licenses thereunder and to retain any consideration that it may receive therefor without obligation to account therefor to the other Party. In connection therewith, each of the Parties hereby consents to the granting of such non-exclusive licenses by the other Party and also agrees not to assert any claim with respect to the licensed application or patent against any licensee of the other Party thereunder during the term of any such license.

20.4 Sole inventions conceived of solely or jointly by one or more employees of Hughes shall be the exclusive property of Hughes and sole inventions conceived of solely or jointly by one or more employees of I-COGC shall be the exclusive property of I-COGC.

20.5 For the avoidance of doubt, nothing herein shall or be deemed to grant to either Party any license or right of use to intellectual property rights owned or created by third parties.

        Without limiting the foregoing, the Parties recognize that no such rights as are owned or created by a customer for the navigation payload are intended to be included under this Article 20.

ARTICLE 21     CONFIDENTIALITY

21.1 The Parties may provide or exchange proprietary information during the performance of the Work, in oral or written form, which may include specifications, drawings, sketches, models, samples, computer programs, reports, data, techniques, designs, codes, documentation, and financial, statistical or other technical information ("proprietary information") essential to the objectives of this Contract. All disclosures will be treated as proprietary in accordance with this ARTICLE 21 if marked as "Proprietary" by the Party (or in accordance with ARTICLE 21.11, by the Hughes Subcontractor, if applicable) making the disclosure at the time of disclosure.

21.2 Subject to the provisions of ARTICLE 21.3 below, the Party receiving the proprietary information of the other Party shall maintain such information in confidence and shall not use such information except as expressly authorized by this Contract. Each Party agrees to use the same care and discretion to avoid unauthorized disclosure, publication or dissemination of the other's proprietary information and the unauthorized use thereof as the receiving Party uses with respect to similar information of its own, but in no event, less than reasonable care. Should it become legally necessary for either Party to disclose certain of the other's proprietary information to a third party (such as licensing or regulatory activities, or for filing with and reporting to government agencies, stock exchanges, securities market systems and similar bodies), it shall be disclosed only to the extent required by law and after a three (3) Business Day prior written notification to the other Party (or to Subcontractor, if applicable, in accordance with ARTICLE 21.11) of the requirement for disclosure.

21.3 The obligations of confidentiality and restrictions on use specified in this ARTICLE shall not apply to any information that:

        A. is already in the possession of the receiving Party without obligation of confidentiality at the time of disclosure;

        B. is independently developed by the receiving Party or any of its Affiliates or subcontractors prior to disclosure as evidenced by appropriate documents;

        C. is or becomes publicly available without breach of this Contract and without the fault of the receiving Party;

        D. except as provided in ARTICLE 21.11, is lawfully and rightfully received by the receiving Party from a third party; or

        E.     is released for public disclosure by the disclosing Party.

        Specific information shall not be deemed to be available to the public or in possession of the receiving Party merely because it is embraced by more general information so available or in the receiving Party's possession.

21.4 Hughes shall take best efforts necessary, including the appropriate contractual provisions in subcontracts, to ensure the confidentiality of all proprietary information of I-COGC which may be disclosed to Subcontractors.

        I-COGC shall take best efforts necessary, including the appropriate contractual provision in consulting agreements, to ensure the confidentiality of all proprietary information of Hughes which may be disclosed to Consultants.

21.5 Except as otherwise provided in this Contract including but not limited to ARTICLE 18, DATA RIGHTS herein, the receiving Party agrees that: (i) any proprietary information disclosed hereunder shall be used by the receiving Party solely for the purpose of performing its functions in connection with the Parties' relationship with respect to the Work; (ii) it will not use the proprietary information disclosed hereunder for any other purpose; and (iii) it will not distribute, disclose or disseminate to anyone such proprietary information of the disclosing Party, except that either Party may disclose to its own employees or subcontractors on a need-to-know basis, provided that such employees and subcontractors have agreed in advance and in writing to protect proprietary information in accordance with terms consistent with that provided herein; and further except that either Party may disclose proprietary information to a third party with the consent of the disclosing Party, which consent will not be given unless such third party executes a proprietary data protection agreement with terms consistent with the requirements herein prior to receiving such proprietary information.

21.6 The Parties will specify individuals in writing as the point for receiving proprietary information exchanged between the Parties pursuant to this Contract.

21.7 Hughes shall maintain EXHIBIT B, SATELLITE TECHNICAL SPECIFICATIONS in strict confidence in accordance with this ARTICLE 21 as if it is proprietary information.

21.8 The confidentiality obligations in this ARTICLE 21 shall survive expiration or termination of this Contract for whatever cause.

21.9 Nothing herein shall require a Party to disclose proprietary information to another.

21.10 The obligations imposed by this ARTICLE 21 shall be limited in time only by the events listed in ARTICLE 21.3, A through E.

21.11 I-COGC may, upon the request of I-COGC, have access to proprietary information of a Subcontractor with respect to its performance of the Work hereunder. Either Hughes may, at the request of I-COGC, disclose proprietary information of its Subcontractor to I-COGC or Hughes may request that its Subcontractor discloses its proprietary information directly to I-COGC. I-COGC agrees to treat such proprietary information of such Subcontractor, whether disclosed to I-COGC directly by such Subcontractor or indirectly by Hughes, in accordance with the terms of this ARTICLE 21 for the benefit of such Subcontractor.

21.12   Except as otherwise provided in ARTICLE 7, PERMITS AND LICENSES:
        GOVERNMENT APPROVALS, on a need-to-know basis:

        (i) each Party shall have the right to disclose proprietary information of the other, subject to non-disclosure agreements having terms and conditions comparable to those herein, to Teledesic and persons and entities under common control with Teledesic and to The Boeing Company and persons and entities under common control with Boeing; and

        (ii) I-COGC shall have the right to disclose the proprietary information of Contractor, subject to non-disclosure agreements having terms and conditions comparable to those herein, to actual and potential investors, service providers, lenders, insurers and other financing advisors and analysts; provided that the disclosed information is limited to top-level satellite information (e.g., block diagrams), status and schedule information, and performance information. Any other disclosures of proprietary information shall require the prior consent of Contractor (not to be unreasonably withheld), which, if not denied within two Business Days of notice to the designee identified in ARTICLE 24 NOTICES of a request to disclose such information, shall be deemed to have been granted.

ARTICLE 22     INTERPRETATION

22.1    Applicable Law

        This Contract, and any performance related thereto shall be interpreted and construed, governed and enforced in accordance with the Laws of England; it being understood that the UN Convention on the International Sale of Goods shall not be applicable.

22.2    Amendments

        The Contract may not be modified except by written amendment signed by duly authorized representatives of both Parties.

        For the purpose of administration of this Contract, including amendments, any communication between I-COGC and Hughes shall be enforceable and binding upon the Parties only if signed by the appropriate responsible authorized representatives.

22.3    Changes Requested by Hughes or I-COGC

        A. Any changes requested by Hughes during the performance of this Contract, within the general scope of this Contract, which will or may add or delete Work, affect the design of the Satellite, or place or time of delivery, or will affect or may affect any other requirement of this Contract, shall be submitted in writing to I-COGC within an acceptable time period prior to the proposed date of the change. Such submittal shall allow I-COGC a reasonable period of time to evaluate Hughes' requested change. If such Hughes' requested change causes an increase or decrease in the total Contract Price, Hughes shall submit a proposal to I-COGC.

        B. I-COGC shall notify Hughes in writing within thirty (30) Days after receipt of the requested change and price adjustment, if any, whether or not it agrees with and accepts such change. If I-COGC agrees with and accepts the Hughes' requested change, Hughes shall proceed with the performance of the Contract as changed and an amendment to the Contract reflecting such change, and price adjustment, if any, shall be issued. If I-COGC does not agree with such Hughes' requested change, the Parties shall attempt to reach agreement on such change. In the event the Parties are unable to reach agreement on such change, or price adjustment, if any, or both, Hughes shall proceed with the performance of the Contract, as unchanged.

        C. For any changes requested by I-COGC during the performance of this Contract, within the general scope of the Contract, which will or may add or delete Work, affect the design of the Satellite, change the method of shipment or packing, or place or time of delivery, or will affect any other requirement of this Contract, Hughes shall respond to that request in writing to I-COGC within thirty (30) Days after such request. If such I-COGC requested change causes an increase or decrease in the total Contract Price, Hughes shall submit to I-COGC, at the time the response to the requested change is submitted, the details of such increase or decrease. I-COGC shall notify Hughes in writing, within a reasonable time after receipt of Hughes' response, whether or not it agrees with and accepts Hughes' response. If I-COGC agrees with and accepts Hughes' response, Hughes shall proceed with the performance of the Contract as changed and an amendment to the Contract reflecting such change, and price adjustment, if any, shall be incorporated into the Contract. In the event the Parties are unable to reach agreement on such change, or price adjustment, if any, or both, I-COGC may direct Hughes to perform the said change, pending resolution of such dispute subject to I-COGC paying any undisputed amounts to Hughes and any disputed amounts into escrow at such time as they would have been paid under Hughes' response. The mechanism for escrow shall be as set forth in ARTICLE 4.11, save that in calculating amounts due from escrow, account shall be taken of the proposed milestones for payment of the disputed change. If I-COGC does not direct such change, then Hughes shall proceed with the performance of the Contract as unchanged.

        D. If requested, Hughes shall provide I-COGC with the basic rationale and methodology used in developing a proposal pursuant to this ARTICLE 22.3 to the same level of detail in respect of Hughes' costs for this change proposal as were granted to I-COGC in respect of the prices set forth in Hughes' original proposal for this Contract, so as to demonstrate that the prices of the proposal are fair and reasonable.

ARTICLE 23     PUBLICITY

Each Party shall obtain the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning the Work performed or to be performed hereunder, within a reasonable time prior to the release of such information. For the avoidance of doubt, Hughes shall be allowed to publicize the award of the Contract and the general capabilities of the Satellites, subject to the approval process stated above.

ARTICLE 24     NOTICES

        All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid first class post, or by telex, telefax or cable addressed to the intended recipient thereof at its address set out below or to such other address or telex or telefax number as either Party may from time to time duly notify the others.

        A. In respect of I-COGC, to: ICO Global Communications (Operations) Ltd.
                                       c/o I-CO Services Limited
                                       1 Queen Caroline Street
                                       Hammersmith, London W6 9BN
                                       United Kingdom
                                       Telephone:     44 (208) 600-1203
                                       Facsimile:     44 (208) 600-0775
                                       Attention:     Paul Regulinski


                                  cc: Space Segment Contracts Administrator
                                      ICO Program Office
                                      Hughes Space and Communications
                                      MS: SC/S10/S354
                                      PO Box 92919
                                      Los Angeles, CA. 90009
                                      Phone:       (310) 364-9407
                                      Facsimile:   (310) 364-9495


        B. In respect of Hughes, to: Hughes Space & Communications International, Inc.
                                    Bldg. S10, M/S S350,
                                    Post Office Box 92919 Airport Station
                                    Los Angeles, California 90009
                                    Telephone:  (310) 364-5729
                                    Facsimile:  (310) 364-7990
                                    Attention:  Dennis R. Beeson
                                                Manager, Contracts

        Any notice or other document if served by post, shall be deemed to have been served at the expiration of 7 Days after the time when the letter containing the same was posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted. A notice sent by telex, telefax or cable is deemed to have been served: (1) two hours after dispatch, if dispatched on a Business Day before 3:00 PM; or (2) in any other case, at 10:00 AM on the Business Day after the date of dispatch. Here a Business Day means a Business Day in the city or other location to which the notice is sent, and the times mentioned are those in that location.

ARTICLE 25     INTEGRATION

        This Contract, together with the EXHIBITS, contains the entire agreement between the Parties relating to the subject matter hereof. All prior understandings, representations and warranties (including those contained in sales, promotional and/or marketing materials) by and between the Parties, written or oral, which may be related to the subject matter hereof in any way, are superseded by this Contract.

ARTICLE 26     ASSIGNMENT

26.1 Hughes shall not assign, novate or transfer this Contract or any of its rights, duties or obligations thereunder to any person or entity, in whole or part without the prior written consent of I-COGC (which approval shall not be unreasonably withheld or unduly delayed) except that Hughes may assign or transfer this Contract, and its duties and obligations thereunder either in whole or in part, to any Hughes Affiliate which is not engaged in business competitive to I-COGC provided always that Hughes shall remain liable with respect to performance of all duties and obligations set forth in this Contract, including compliance with all applicable laws and regulations and provided further that the Parent Company Guarantee referred to in
        ARTICLE 4.10 hereof remains in full force and effect.

26.2 I-COGC has the right to assign, novate or transfer this Contract, or any of its rights, duties or obligations hereunder to any I-COGC Affilliate or to a third party financing the Satellites provided that no such assignment, novation or transfer shall have a material adverse effect on a material obligation of I-COGC including, but not limited to, payment obligations to Hughes under this Contract.

        In those cases where an assignment, novation or transfer of this Contract by I-COGC shall in I-COGC's reasonable opinion create a material adverse effect on a material obligation of I-COGC under this Contract, I-COGC shall obtain the prior written consent of Hughes, (which approval shall not be unreasonably withheld or unduly delayed) to any such assignment, novation or transfer providing that I-COGC can demonstrate to Hughes' reasonable satisfaction that:

        (1) its successor or assignee posesses the financial resources to fulfill all I-COGC's obligations under this Contract; and

        (2) any such assignment, novation or transfer shall not jeopardize Hughes data rights or be in favor of a competing satellite manufacturer, or violate U.S. laws related to export or technology transfer.

        If I-COGC cannot so demonstrate, Hughes agrees to negotiate in good faith suitable modifications and new provisions to this Contract which would mitigate the above risks.

26.3 I-COGC shall give fifteen (15) Business Days prior notice to Hughes of any assignment, novation or transfer and brief details explaining the proposed transaction.

26.4 This Contract shall be binding upon the Parties hereto and their successors and permitted assigns.

ARTICLE 27     SEVERABILITY

        In the event any one or more of the provisions of this Contract shall, for any reason, be held to be invalid or unenforceable, the remaining provisions of this Contract shall be unimpaired, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

ARTICLE 28     CORRECTIVE MEASURES IN UNLAUNCHED SATELLITES

28.1 Without limiting the obligations of Hughes under other provisions of this Contract, if the data available from the Satellites delivered hereunder or any HS-601 satellite shows that there is a material deficiency in the design or manufacture of such satellite which, in the reasonable opinion of Hughes, based on the data available could adversely affect the Satellites produced under this Contract, Hughes shall notify I-COGC of any such material deficiency coming to Hughes' attention and shall, promptly upon written request of I-COGC, take appropriate corrective measures to the Work, at its own expense, with respect to all unlaunched Satellites so as to satisfactorily eliminate from each unlaunched Satellite all such material deficiencies discovered in such satellites.

28.2 In the event that corrective measures taken pursuant to this ARTICLE cause a delay, there shall be an equitable adjustment to the time for performance of the affected Work.

28.3 If Hughes, in accordance with this ARTICLE, replaces any equipment or any part which was determined to be deficient, such deficient equipment or part shall remain or become the property of Hughes.

28.4 Nothing in this ARTICLE requires Hughes to disclose in-orbit data from satellites owned by others.

ARTICLE 29     I-COGC'S RESPONSIBILITIES

29.1 The responsibilities of I-COGC, which will be discharged at no cost to Hughes are contained in or are to be identified in EXHIBIT A, STATEMENT OF WORK, and as set forth below:

        A. Beneficial access shall be furnished to all necessary facilities (buildings, power, phones, etc.), services, and interface hardware at the ground station sites so as to enable Hughes to install and test the deliverable equipment in accordance with EXHIBIT A, STATEMENT OF WORK, EXHIBIT E, GCE IMPLEMENTATION AND TEST PLAN, and EXHIBIT K, PCS TECHNICAL SPECIFICATION AND TEST PLAN. All installation and checkout of I-COGC-provided SCC, NMC, and SAN equipment which is necessary to allow completion of Hughes' tasks (which includes installation, local checkout and system checkout) shall also be completed by I-COGC prior to these dates. The schedule for this access is as follows: (For the PCS, I-COGC shall identify the SAN site locations by name at least sixty (60) days prior to the dates specified below.)

                                 GCE*                              PCS*
                                 ----                              ----
                      SCC Site 1       5 Dec 97     SCC Site 1             5 Aug 98
                      SCC Site 2      19 Jan 98     SCC Site 2             5 Aug 98
                      SAN Site 1       2 Jan 98     Brewster, WA., USA    1 July 98
                      SAN Site 2      16 Jan 98     SAN Site 2           17 July 98
                      SAN Site 3      13 Feb 98     SAN Site 3             5 Aug 98
                      SAN Site 4      27 Feb 98     SAN Site 4            17 Aug 98
                      SAN Site 5      13 Mar 98     SAN Site 5            31 Aug 98
                      SAN Site 6      27 Mar 98     SAN Site 6            14 Sep 98

               * Access to the Chhattarpur, India, SAN site was previously granted. I-

                 COGC may designate another SAN site to be utilized in lieu of the Indian SAN site. At I-COGC's direction, and in compliance with any required US Government authorizations, Hughes will relocate and install the GCE at such new site. Hughes will be compensated for any such relocation pursuant to Article 7.1 herein.

        B. Pursuant to the Convention on Registration of Objects Launched into Outer Space (TIAS 8480), I-COGC shall be responsible for registration of any and all Satellites launched. In addition I-COGC shall be responsible for obtaining any license required for radio telecommunications with any and all Satellites after separation from the Launch Vehicle.

        C. I-COGC shall, if it obtains launch insurance, include within its policy terms waivers of subrogation rights against Hughes and its Associates.

        D. I-COGC shall provide the final ICDs which will describe all necessary information required for the PCS to function properly with external systems. The specifications in the PCS interface control documents shall be mutually agreed upon by I-COGC and Hughes by the time of the PCS CDR.

29.2 In the event that I-COGC procures the Launch Services for any of the Satellites delivered hereunder (other than those Launch Services procured through Hughes), then I-COGC and their Launch Service Provider(s) shall have the following additional responsibilities as applicable:

        A. Launch Vehicle(s) and Launch Services, together with standard support equipment and interface documentation for all Satellites.

        B. Coupled loads and coupled thermal analyses data relating to the Launch Vehicle furnished to Hughes no later than twelve (12) Months after PCD or four (4) Months after receipt of coupled loads and thermal models from Hughes, whichever is later.

        C. All separation hardware and the flight adapter for a fit check of the flight adapter delivered to Hughes' plant in El Segundo within eighteen (18) Months after PCD.

        D. Beneficial access shall be furnished to all necessary facilities (buildings, power, phones, data lines, etc.), services (transportation, storage, fueling, photo, x-ray special test facility, etc.), and interface hardware at the Designated Launch Site.

29.3 In the event that the above I-COGC furnished facilities, equipment or services are not suitable for the intended purpose and/or are not timely provided, and Hughes is delayed as a result thereof, then Hughes shall be given an equitable adjustment to the delivery schedule for the affected Work and any reasonable costs directly resulting therefrom plus a reasonable profit.

ARTICLE 30     DISPUTES AND ARBITRATION

30.1 If, during the course of performance hereunder, a dispute arises between I-COGC and Hughes as to the rights or obligations of either Party under this Contract, either Party may give written notice of its objections and the reasons therefor ("Dispute Notice") and may recommend corrective action. Hughes' Program Manager shall consult with I-COGC's authorized senior program management representative in an effort to reach a mutual agreement to overcome such objections. In the event mutual agreement cannot be reached within five (5) Business Days of such notice, the respective positions of the Parties shall be forwarded to I-COGC's Chief Executive and Hughes' President, for discussion and an attempt to reach mutual agreement.

30.2 If mutual agreement cannot be reached within fifteen (15) Business Days of the Dispute Notice such dispute may be referred on the application of either Party for final determination to an arbitration tribunal convened by the London Court of International Arbitration which shall be conducted by three arbitrators in the English language.

30.3    The place of arbitration shall be London, England.

30.4 The award rendered by the arbitration tribunal shall be binding on both Parties, and shall be enforceable by any court of competent jurisdiction. The cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by the Parties, unless the award otherwise provides. Each Party shall bear the cost of preparing and presenting its own case, unless the award otherwise provides.

30.5 Notwithstanding anything else contained herein, the Parties agree that time is of the essence with regard to the time limits imposed by this
        ARTICLE 30 in resolving such dispute.

ARTICLE 31      MISSION OPERATIONS AND LAUNCH SUPPORT

The Contract Price identified in ARTICLE 4 includes all required Satellite launch support and mission operations for the F1 through F12 Satellites. If requested by I-COGC, Hughes will provide the required Satellite launch support and mission operations for the F13 through F15 Satellites and for any of the optional F16 through F20 Satellites, if exercised by I-COGC.

With respect to the F13 through F20 Satellites, if any of the Atlas IIAS, Delta III, Sea Launch Zenit 3SL, or Proton D-1e launchers is utilized and the mission operations are provided from the Backup Control Center (BCC) located in the El Segundo, California, area, the following firm fixed pricing shall apply in 2000 year dollars and subject to escalation from 1 January 2001 until the date of
option exercise at an escalation amount equal to the greater of the   *  .

            Mission Operations:   *
            Launch Support:       *

            Launch Support:       *


The above pricing is based upon a nominal minimum separation of   *  between
Launches (following the previous launched Satellite).

In accordance with ARTICLE 22.3 "Changes Requested by Hughes or I-COGC", Hughes agrees to prepare a contract change proposal in response to a request by I-COGC to provide mission operations and launch support for a different launch vehicle other than the Atlas IIAS, Zenith 3SL, Delta III or Proton D-1e launch vehicles.


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

ARTICLE 32     STORAGE

If I-COGC requests for its convenience that Hughes deliver a Satellite or Satellites into storage, Hughes agrees that it will store up to two (2) Satellites at any one time for up to a period of 6 Months for each Satellite. Such storage shall be at no additional cost to I-COGC if storage occurs at Hughes' premises in El Segundo, and Hughes will exercise reasonable efforts to effect storage on said premises. If storage occurs at a place other than Hughes premises, I-COGC's sole storage expense shall be the cost of transit to and from the storage location.

ARTICLE 33  OPTIONS

33.1 Hughes hereby grants to I-COGC the below listed options to be exercised at I-COGC's sole discretion in accordance with the terms specified for each option.

A.      Additional Satellites F16 through F20

        I-COGC may direct Hughes via exercise of this option to manufacture, test, and deliver ("Build") Satellites F16 through F20 (i.e., from one to five additional Satellites) for the prices and on the Delivery Dates indicated below, which price(s) shall be in addition to the prices shown in ARTICLE 4.1 hereof. Delivery, for the purpose of this ARTICLE 33, shall mean Delivery at the Designated Launch Site. These Satellites shall be procured sequentially in order of option exercise (F16-F20). I-COGC will designate whether the Satellite is to undergo launch processing or be placed into storage no later than six months prior to scheduled Delivery.

        Unless otherwise indicated in this Contract, all other relevant ARTICLES and EXHIBITS of this Contract shall apply to the order of a 16th, 17th, 18th, 19th, and 20th Satellites, mutatis mutandis, including the * .

        Satellite Offer Terms:

               1. I-COGC may exercise the following F16 Satellite option on or before 31 December 2004, and the specified firm fixed pricing and Delivery criteria will apply:

* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                    F16:
                       *
                       *

                                             *
                       *


                       *

                    * Construction pricing in 2000 year dollars and subject to escalation from 1 January 2001 until the date of option exercise at an escalation amount equal to the greater of the
                    *

                    F16 Delivery Date:  30 Months after option exercise

                    In the event I-COGC elects to proceed with a long lead authorization for F16 (in lieu of a full option exercise), Delivery will occur within twenty-four Months after the F16 full-build authorization is received (assuming this full-build authorization is received six months or more after the long lead authorization is received, but in any event, no later than 31 December 2004). Long lead authorization is defined as the receipt by Hughes of I-COGC's payment for F16's long lead parts. The long lead
                    price for F16 is   *   with such pricing in 2000
                    year dollars and subject to escalation from 1 January 2001 until the date of option exercise at an escalation amount equal to the greater of the *.

               2. Should I-COGC proceed with the full-build authorization prior to 31 December 2004, then the long lead price will be credited against the F16 Satellite price. In the event that Hughes does not receive the full-build authorization prior to 31 December 2004 and Hughes subsequently elects to use any of the long lead parts on other programs, Hughes will reimburse I-COGC for the cost of such long lead parts. If I-COGC notifies Hughes


               * Confidential Treatment Requested and the Redacted Material has
                 been separately filed with the Commission.

                    prior to 31 December 2004 that I-COGC desires to defer the continuation of the F16 full-build, Hughes will provide a proposal to I-COGC for such deferment under ARTICLE 22.3. The intent is to provide schedule and cost adjustments for completion of the Satellite, taking into account any useable residual material that may have been previously procured under the F16 long lead authorization.

               3. In addition to the F16 Satellite option specified above, I-COGC may exercise options for up to four additional Satellites (F17-F20) any time prior to 31 December 2004. A
                    firm fixed price of   *   for construction and   *   for
                    Satellite Performance Incentives) each shall apply to these Satellites with such pricing in 2000 year dollars and subject to escalation from 1 January 2001 until the date of option exercise at an escalation amount equal to the greater
                    of the  *   . Delivery will occur thirty (30) Months after
                    I-COGC's option exercise is received.

               4.   The above F16-F20 Satellite option pricing includes the
                       * as delineated in the EXHIBIT B SATELLITE TECHNICAL SPECIFICATION.

               5.   Deliveries are anticipated to be nominally no closer than
                       *   .

               6. The payment schedule for the optional Satellites will be based upon mutually agreed to milestones and amounts to be determined by the Parties upon option exercise. Consequences for late Delivery of the F16-F20 optional Satellites are addressed in ARTICLE 11.1.G.


               * Confidential Treatment Requested and the Redacted Material has
                 been separately filed with the Commission.

               7. I-COGC may procure the Launch Services for the optional Satellites independently from Hughes or under the interrelated Launch Services Contract between I-COGC and Hughes.

B.  Long Term Storage  (F2 through F12 Satellites)

        In addition to the storage provisions of ARTICLE 32, STORAGE, if I-COGC requests for its convenience that Hughes deliver any of the F2 through F12 Satellites into storage at Hughes' facility, Hughes will provide
        long term storage (not to exceed 60 Months) for a price of   *   in
        accordance with the following pricing and terms:

        1.     Placement of Satellite into storage price:   *   .
               (Price includes but is not limited to the following non-deliverable items and services: storage tent, support cart, unique systems test support equipment and cables, Satellite disassembly and battery storage, Satellite transport to storage location and setup and use of remote telemetry, command and power checkout equipment.)

        2.     Monthly storage price: no charge

        3.     Post storage (removal) price:   *   . (Price includes
               but is not limited to the following non-deliverable items and services: removal of Satellite from storage tent, Satellite re-assembly, flight re-finalization, cleaning, post-storage testing (same as launch site functional tests) and subsystem tests and checkout, and also includes multiple transportation of Satellite, equipment and crew if required.)

        Long Term Storage Offer Terms (F2 through F12 Satellites):


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

               1. The specified prices are in January 1995 U.S. dollars. Actual prices will be increased at an annual rate of five
                      (5) per cent compounded monthly from 1 January 1995.

               2. The placement into storage price shall be invoiced upon completion of placement into storage. The removal from storage price shall be invoiced upon completion of all activities and testing associated with removal from storage. The escalation referred to in term 1 above shall be applied individually to these invoices.

C.      Long Term Storage  (F13 through F20 Satellites)

        In addition to the storage provisions of ARTICLE 32, STORAGE, if I-COGC directs Hughes to deliver any of the F13-F20 Satellites into storage at Hughes' facility, Hughes will provide long term storage (not to exceed 60 Months) in accordance with the following terms:

        1.     Placement of Satellite into storage price:   *   each,
               subject to escalation from 1 January 2001 until the date of placement into storage at an annual rate of five percent (5%) compounded monthly. Price includes the following non-deliverable items and services: storage location, support cart, unique systems test support equipment and cables, Satellite disassembly and battery storage, Satellite transport to storage location and setup and use of remote telemetry, command and power checkout equipment.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        2.     Annual storage price:   *   per year, or amortized fraction
               thereof, for each stored Satellite. These prices are subject to escalation from 1 January 2001 at an annual rate of five percent (5%) compounded monthly.

        3.     Post storage (removal) price:   *   each. Price includes
               the following non-deliverable items and services: removal of Satellite from storage location, Satellite re-assembly, flight re-finalization, cleaning, post-storage testing (same as launch site functional tests), subsystem tests and checkout, and transportation of Satellite, equipment and crew if required. This price is subject to escalation from 1 January 2001 at an annual rate of five percent (5%) compounded monthly. This price does not include the post storage thermal stress test (TST). In the event I-COGC requests additional testing, Hughes agrees to provide a price proposal for such testing.

D.      Additional Satellite Batteries

        Relative to the F2 through F12 Satellites, I-COGC may direct Hughes at any time prior to 5 September 2005 to provide replacement Satellite
        batteries at a price of   *   each plus escalation from 5 September 2000
        at an annual rate of 5%, compounded monthly. Delivery of the Satellite batteries shall be no later than 18 Months after receipt of order. In the event I-COGC requests replacement batteries for any of the F13 through F20 Satellites, Hughes agrees to provide a price proposal in accordance with ARTICLE 22.3 for such batteries.

E.      Battery Precharge Reset

        Should I-COGC desire to extend an F2-F12 Satellite's battery warranty beyond 36 Months after activation to a total battery warranty of 54 Months, I-COGC may direct Hughes at any time prior to thirty (30) Months after activation or six (6) Months prior to the Satellite's planned completion date, whichever is earlier, to reset the precharge on an F2-F12


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        Satellite battery for   *   each. In addition, I-COGC may direct
        Hughes to reset the precharge on additional Satellite batteries (beyond
        F12) prior to thirty (30) Months after activation, but in any event no later than six (6) Months prior to the Satellite's planned completion
        date, for   *   each, subject to escalation from 1 January 2001 at
        an annual rate of five percent (5%) compounded monthly.

33.2 Any modifications, agreed subsequent to the date of this Contract, to any item above shall, upon written request of I-COGC, be incorporated subject to a mutually agreed adjustment to the price of the relevant item.

33.3 Exercise of any option in this ARTICLE 33 shall be accomplished in writing in accordance with ARTICLE 24, NOTICES.

33.4 Should I-COGC exercise any or all of the options described above, the Parties shall amend the Contract as soon as is reasonably possible after option exercise to incorporate the changes to the Contract which are made necessary by such exercise.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

ARTICLE 34     LIMITATION OF LIABILITY

34.1 Hughes makes no warranty, express or implied, to any person or entity other than I-COGC concerning the Satellites, the Ground TT&C Hardware or the performance of the I-CO Program, and I-COGC shall defend and indemnify the Hughes from any claims made by any third party against Hughes arising from any misrepresentation by I-COGC or any of its Affiliates to any third party in connection with this Contract.

34.2 The Parties to this Contract expressly recognize that the I-CO Program is a commercial space venture and as such, it involves substantial risks. Therefore, the Parties recognize the commercial need to define, apportion and limit contractually all of the risks associated with this commercial space venture.

        THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF HUGHES AND REMEDIES AGAINST HUGHES WHICH ARE EXPRESSLY SET OUT IN THIS CONTRACT ARE EXCLUSIVE. ALL OTHER REPRESENTATIONS, WARRANTIES, CONDITIONS AND ASSURANCES, EXPRESS OR IMPLIED, AND WHETHER STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED (SAVE FOR ANY LIABILITY FOR FRAUDULENT MISREPRESENTATION). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THERE ARE EXCLUDED IN PARTICULAR ANY OTHER WARRANTIES AND CONDITIONS AS TO SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR, PURPOSE AND AS TO DESCRIPTION AND/OR PERFORMANCE AS REGARDS THE I-CO PROGRAM INCLUDING, WITHOUT LIMITATION, THE SATELLITES AND GROUND TT&C HARDWARE TO BE PROVIDED BY HUGHES HEREUNDER. WITHOUT PREJUDICE TO THE FOREGOING, THE PROVISIONS OF THIS ARTICLE 34.2 SHALL APPLY WITH RESPECT TO ANY BREACH OF THIS CONTRACT FOR WHICH THERE IS A STATED REMEDY, INCLUDING DELAY OR DEFAULT, AND WITH RESPECT TO ANY DEFECT

        NON-CONFORMANCE OR DEFICIENCY IN ANY PRODUCT DELIVERED UNDER THIS CONTRACT OR IN ANY INFORMATION, INSTRUCTIONS, SERVICES OR OTHER THINGS PROVIDED PURSUANT TO THIS CONTRACT.

34.3 Notwithstanding the foregoing, the Parties shall not have any liability to the other Party for any special, collateral, punitive, exemplary, consequential, indirect and/or incidental damages (including but not limited to, lost profit or revenues, loss of goodwill, loss of savings, loss of use, interruptions of business or for any other form of economic loss).

34.4 The provisions of this ARTICLE 34 shall survive the termination or expiration of this Contract for whatever reason or cause.

ARTICLE 35     MISCELLANEOUS

35.1    Regulatory Support

        Hughes agrees that it will, if so requested by I-COGC, render at Hughes' own cost reasonable assistance to I-COGC in relation to the obtaining of regulatory and governmental approvals for the successful implementation in the United States of America of mobile satellite communications services by I-COGC or its Affiliates or its or their major service providers. Such assistance shall normally be provided from the internal resources of Hughes Telecommunications and Space Company of which Hughes is a subsidiary and shall not, unless otherwise agreed, require Hughes to provide assistance of its external consultants or advisors. Hughes and I-COGC acknowledge that, for the avoidance of doubt, the provision of regulatory support by Hughes or its Affiliates to American Mobile Satellite Corporation and its subsidiaries shall not constitute a breach of Hughes' obligations under this ARTICLE 35.1.

35.2    Cancellation for Non-Allocation of Frequencies

        I-COGC may terminate the Contract for its convenience under ARTICLE 17, TERMINATION, if WRC 95 does not advance the availability of the 2GHz band, or does not allocate the feeder link for the space segment, or if as a result of WRC 95, it appears that the allocation of frequencies will be sufficiently delayed so as to jeopardize the I-CO Program provided however I-COGC may terminate the Contract for these reasons by written notice to Hughes between 1 December 1995 and 31 March 1996 as if for Force Majeure (ARTICLE 10), (except that the six (6) month duration requirement will be waived), if written notice is given to Hughes between 1 December 1995 and 31 March 1996.

35.3    Insurance

        Hughes agrees to provide All Risks Insurance for the Satellites (to their full replacement value) at no additional cost to I-COGC and will provide evidence of such insurance if so requested by I-COGC. With regard to risk insurance for damage caused by earthquake, Hughes will provide coverage up to the limits and premiums which are commercially feasible.

35.4    Excess Mass

        Should a Satellite(s) exceed the launch mass specified in EXHIBIT B, SATELLITE TECHNICAL SPECIFICATION, Hughes agrees to bear any resultant increased launch and other associated costs incurred by I-COGC ("Mass Cost Increase") resulting from such mass increase, provided that if I-COGC directs that Hughes utilize the services of a specific Launch Services Provider where Hughes is otherwise able to procure Launch Services which meet the mass capability requirements from an alternative Launch Services Provider at a lower Mass Cost Increase, and where such alternative Launch Services are of a comparable heritage and reliability and meet the key schedule and other requirements of (a) this Contract,
        (b) the interrelated Launch Services Contract referred to in the Recitals, and (c) the I-CO Program, then I-COGC shall bear the difference between the Mass Cost Increase with the said Hughes suggested alternative Launch Services Provider and the Mass Cost Increase with the Launch Services Provider directed by I-COGC. The Parties agree to consult with one another in order to minimize such costs, subject to schedule and other requirements of the I-CO Program.

35.5    Key Personnel

        Hughes agrees that the following individuals are necessary for the successful completion of the Work to be performed under this Contract and shall not be removed from the performance of the Work without the consent of I-COGC, which consent shall not be unreasonably withheld. In the event that these personnel become unavailable for any reason and consent is given, Hughes shall select suitable replacement personnel who possess comparable levels of experience, qualifications and ability. Notwithstanding its role in approving key personnel and their replacements, I-COGC shall have no supervisory control over their work, and nothing in this ARTICLE shall relieve Hughes of any of its obligations under this Contract, or of its responsibility for any acts or omissions of its personnel.

                  Name                       Title
                  ----                       -----
                  K. Reiley                  ICO Program Director
                  T. Lamb                    ICO Space Segment Program Director
                  W. Scanlon                 Tropo IPT Leader

35.6    Disclaimer of Agency

        None of the provisions of this Contract shall be construed to mean that either Party hereto is appointed or is in any way authorized to act as an agent of the other Party. This Contract does constitute, create, give effect to, or otherwise recognize a joint venture, partnership or formal business organization of any kind, and the rights and obligations of the Parties shall be limited to those expressly set forth herein.

35.7    Waiver of Breach of Contract

        A waiver of any breach of a provision hereof shall not be binding upon either Party unless the waiver is in writing and such waiver shall not affect the rights of the Party not in breach with respect to any other or future breach. No failure or delay by any Party or time or indulgence given by it in or before exercising any remedy or right under or in relation to this Contract shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

35.8    Term of Contract

        This Contract shall be in full force and effect as long as either Party is or may be required to perform any obligation pursuant to this Contract.

35.9    Language

        With respect to all correspondence relating to this Contract and to all material, including labels and markings of equipment, submitted by Hughes hereunder, the English language shall be used. Controlling language for this Contract shall therefore be the English language.

ARTICLE 36     MAJOR SUBCONTRACTORS

The following companies are identified as potential Major Subcontractors under this Contract:

               Saab Ericsson Space AB
               NEC Corporation
               Mitsubishi Electric Corporation

In addition, any Subcontractor with a subcontract in excess of $US30,000,000 will be deemed to be a Major Subcontractor under this ARTICLE 36.

Hughes shall incorporate the substance of ARTICLE 12, ACCESS TO WORK IN PROGRESS AND DATA and ARTICLE 18, DATA RIGHTS, into all subcontracts with Major Subcontractors, and shall use reasonable efforts to incorporate the same into all subcontracts between Hughes and any Subcontractor performing Work pursuant to this Contract.

ARTICLE 37     SPECIAL PROVISION APPLICABLE TO SATELLITE F15

The following special (additional) terms apply to the F15 Satellite:

37.1 Hughes agrees to defer all F15 invoices and I-COGC will not be required to make any F15 payments until 1 February 2002.

37.2 I-COGC may place the manufacture of F15 on hold in accordance with the following:

        A.     Should I-COGC elect to place F15 on hold as of   *   ,
               Hughes will store the F15 parts and material until 31 December
                  *   and invoice I-COGC for   *   in accordance with ARTICLE
               37.1. Should I-COGC provide a restart notice directing Hughes to
               proceed with the manufacture of F15 prior to   *   ,
               Hughes will complete and Deliver F15 within   *   of
               receiving I-COGC's F15 restart notice. Upon restart of F15, the Parties will agree on an equitable adjustment of billing milestones associated with F15 over the remaining Delivery
               schedule. The remaining   *   of the price of F15 will be subject
               to escalation during the hold period at an escalation amount
               equal to the greater of the   *   .

        B.     Should I-COGC elect to place F15 on hold as of   *   ,
               Hughes will store the F15 parts and material until   *   , and

               invoice I-COGC for   *   in accordance with ARTICLE 37.1, if
               applicable. Should I-COGC provide a restart notice directing Hughes to proceed with the manufacture of F15 prior to * , Hughes will complete and Deliver F15 within * of receiving I-COGC's F15 restart notice. Should I-COGC provide a restart notice directing Hughes to proceed with the manufacture of F15
               after   *


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                    *    , but prior to    *     , Hughes will complete and
                Deliver F15 within     *     of receiving I-COGC's F15 restart
                notice. Upon restart of F15 the Parties will agree on an equitable adjustment of billing milestones associated with F15
                over the remaining Delivery schedule. The remaining   *   of
                the price of F15 will be subject to escalation during the hold period at an escalation amount equal to the greater of the
                    *    .

        C.     In the event I-COGC elects to terminate F15 for convenience prior
               to   *    , the provisions of ARTICLE 17.1 shall apply, except
               that (i) no F15 termination payment will be due to Hughes until
                  * , and (ii) in no event will I-COGC's termination settlement exceed the following:

                                 Termination               Termination Liability
                                    Date                      (US$ Million)
                              ------------------           ---------------------
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *
                                     *                              *

        D.     Should I-COGC proceed with the full-build authorization prior to
                  * , then the long lead price will be credited against the F15 Satellite price. In


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

               the event that Hughes does not receive the full-build
               authorization prior to    *     and Hughes subsequently
               elects to use any of the long lead parts on other programs, Hughes will reimburse I-COGC for the cost of such long lead
               parts. If I-COGC notifies Hughes prior to    *      that
               I-COGC desires to defer the continuation of the F15 full-build, Hughes will provide a proposal to I-COGC for such deferment under ARTICLE 22.3. The intent is to provide schedule and cost adjustments for completion of the Satellite, taking into account any useable residual material that may have been previously procured under the F15 production authorization.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

ARTICLE 38     ADDITIONAL SATELLITES OF THE SAME GENERATION AND DESIGN

I-COGC agrees that Hughes will be the sole source for any additional Satellites (including ground spares) procured by I-COGC, or any of its Affiliates, if such satellites are of both the same current generation and design as the Satellites delivered hereunder, but only if such additional satellites are ordered by I-COGC or any of its Affiliates prior to the earlier of (i) 1 January 2004 or
(ii) the order of the F16 Satellite. Notwithstanding the foregoing, Hughes agrees that, prior to such date, any of I-COGC and its Affiliates is entitled to take delivery of any satellites that are either of a different generation or of a different design from the Satellites delivered hereunder, including any Satellite operating wholly or significantly in the Ka-Band.

ARTICLE 39     FINALIZATION OF RADAR SPECIFICATION AND MODIFICATION

39.1 Hughes and I-COGC acknowledge that radar systems exist in the I-COGC frequency allocation. Hughes' design approach, as defined under Exhibit B (the "Radar Design"), is intended to mitigate the impact of radar systems on the Satellites when illuminated by radar pulses having a radar pulse duration, magnitude, and repetition as defined by I-COGC.

39.2 The Parties agree to conduct further analysis to characterize the performance of the Radar Design. Therefore, the Parties agree to proceed as follows:

        39.2.1 Hughes will perform an analysis (the "Hughes Study") to verify the disturbance duration of a satellite with the Radar Design that is illuminated by a radar pulse as defined by I-COGC. The analysis and results of the Hughes Study will be completed and presented to I-COGC on or before *. At the same time the analysis and results are presented to I-COGC, Hughes will provide a radar pulse disturbance duration commitment and, if accepted by I-COGC, the specification will be amended to incorporate the radar pulse disturbance duration commitment. If the analysis, results and radar pulse disturbance duration commitment are not presented to I-COGC on or before *, then Hughes shall continue to perform all its obligations under the Contract (including all work necessary to maintain the schedule), and *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        39.2.2 I-COGC shall conduct an analysis in parallel with the Hughes Study to characterize the system impacts of radar pulse disturbance duration. The results of such analysis shall be presented to Hughes no later than September 21, 2000.

39.3 Within seven (7) Days from the receipt of the analysis and results of the Hughes Study and commitment to a radar pulse disturbance duration, I-COGC will provide written notification directing Hughes to do one of the following:

        39.3.1 Implement the specification (as amended to include the radar pulse disturbance duration commitment) resulting from the Hughes Study with no change to the Contract price, schedule, or terms; or

        39.3.2 Prepare a contract change proposal in accordance with Article 22.3(B), Changes Requested by Hughes or I-COGC, to change the design approach to mitigation of radar pulses or to conduct further analysis and testing of the Radar Design. Such new design or further analysis and testing shall be completed and presented to I-COGC no later than forty-five (45) days after receiving such written notification from I-COGC. After receiving the results of such new design or further analysis and testing, I-COCG shall have the right to exercise the same options as set forth in this ARTICLE 39.3.1, 39.3.3, and 39.3.4, or the Parties will mutually agree on further studies or other actions; or,

        39.3.3. Terminate the Contract for Convenience. Such termination shall be subject to Article 17.1, Termination for I-COGC's Convenience, * or,


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

        39.3.4. Terminate   *   for Convenience. Such termination shall be
                subject to ARTICLE 17.1, TERMINATION FOR I-COGC'S CONVENIENCE, * and all termination liability under such article will in no
                event exceed   *   (the "   *     Termination Liability"). If *
                is terminated for convenience, the January 25th Memorandum of Agreement (as amended) between the Parties, the Stipulation and Agreement between the Parties dated 1 December 1999 (as amended), the Stipulation and Order regarding Cure Payment and Terms and Conditions of Assumption of Contract with Hughes Space and Communications International, Inc. dated 3 May 2000, and
                this Contract       *      will continue in full force and
                effect as if    *     had never been entered into.

39.4    In the event that I-COGC's written notification required under Article
        39.3. above is received after the seven (7) Day requirement, the
              * Termination Liability shall increase as reasonably required to maintain the Delivery schedule.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

ARTICLE 40     RESERVED

ARTICLE 41     SPACE SEGMENT SUPPORT TO SEIT

41.1 This Article sets forth the terms under which Hughes, as the ICO Program Space Segment provider, will support the ICO Program System Engineering, Integration, and Test (SEIT) efforts. Hughes shall provide a nominal level of effort consisting of six (6) engineers for a period of three years commencing 25 August 2000 to provide Space Segment technical support to SEIT and assist in evaluating Space Segment impacts arising from the revision of the ICO Program Ground Segment. This effort will be supplemented, as required, by limited managerial and administrative support to assure that proper attention is applied to the SEIT support effort by the scientific support team. Hughes will consult with I-COGC concerning the assignment of key team members prior to being assigned to the space segment support to SEIT effort. The Hughes team may include selected vendor or subcontracted effort, as appropriate, to ensure timely completion of required tasks. Hughes will furnish to I-COGC on a quarterly basis a description of the work in process and a summary of Hughes' financial expenditures to date versus current I-COGC funding, including a budgetary forecast of anticipated expenditures for future work. Hughes and I-COGC will mutually agree on the planned tasking and estimated staffing levels on a quarterly basis.

41.2 Hughes will provide such support and perform such tasks as I-COGC may request from time to time. Without limiting the foregoing, Hughes support to the SEIT effort may include, without limitation, the following:

        (a) Performance of detailed system level integration planning and testing with the first and subsequent spacecraft launches.

        (b) Support to system level analyses, integration planning and testing for the spacecraft, PCS and GCE systems interface to the ICO system.

        (c) Participation in trade-offs as the system gets further designed and integrated.

        (d)    Support to system test bed changes and additions.

        (e)    Review and provide assessment of new requirement flowdown.

        (f)    Support of Operations.

        (g)    Provide on the job training.

41.3    Estimated Support to SEIT Price

        The estimated funding required for the support to SEIT effort is ( * over three years).

(b) All Hughes' support to SEIT effort will be performed on a cost reimbursement basis, to include a * fixed fee.


41.4    Invoices and Payment

        (a) Hughes will submit invoices to I-COGC on a quarterly basis. Each invoice will reflect the labor and non-labor costs incurred during the previous quarter. Hughes will make a good faith effort to notify I-COGC if Hughes expenditures appear to be materially inconsistent with the budgeted forecast. Labor and non-labor costs shall be invoiced at a price that includes applicable burden(s), plus * fixed fee.

        (b) I-COGC shall pay each invoice within fifteen (15) Days after receipt of invoice. Invoices shall include a certification from Hughes stating that the invoiced amount reflects an accurate account of the charges incurred while performing the support to SEIT effort under this Contract for the previous quarter.


        * Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                                                     24 August 2000- Amendment 7



                         CONTRACT NUMBER ICOO/95-1002/NR



                          -----------------------------

                                    EXHIBIT A

                                STATEMENT OF WORK

                          -----------------------------



                                 24 AUGUST 2000

Exhibit A Statement of Work                          24 August 2000- Amendment 7
  Satellite Contract                           Contract Number:  ICOO/95-1002/NR
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS


1. Summary................................................................................1

2. Deliverable Equipment, Documentation and Services......................................2

        2.1 Flight Spacecraft.............................................................2

        2.2 Ground Control Equipment (GCE) System.........................................2

        2.3 Engineering Model Payload.....................................................5

        2.4 Deliverable Documentation.....................................................7

               2.4.1 General..............................................................7

               2.4.2 Contract Documentation Requirements List (CDRL)......................8

               2.4.3 CDRL "Information", "Review" and "Approval Definitions"..............8

        2.5 Additional Deliverable Services and Equipment.................................8

               2.5.1 LVI and Launch Support Activities....................................8

               2.5.2 TT&C Compatibility Tests.............................................8

               2.5.3 On-Orbit Commissioning and Testing...................................9

               2.5.4 Mission Operations and Support.......................................9

               2.5.5 Training............................................................10

               2.5.6 Initial Operational and Maintenance Support.........................11

               2.5.7 Communications Network Support......................................11

               2.5.8 Spacecraft Shipment and Storage.....................................11

               2.5.9 GCE Post Delivery Support and Spares................................13

               2.5.10 Radar Emitter Study................................................14

               2.5.11 Additional Racks for CFE Equipment.................................14

               2.5.12 Remote IOT Operations..............................................14

               2.5.13 PCS Modem Compatibility Test.......................................14

               2.5.14 PCS Post Delivery Support and Spares...............................16

        2.6 Payload Control System (PCS).................................................16


3. Program Management....................................................................18

        3.1 Program Management Plan......................................................18

        3.2 Documentation and Data Management............................................18

        3.3 Progress and Technical Meetings..............................................18

               3.3.1 Weekly Progress Meetings............................................18

               3.3.2 Quarterly Progress Meetings.........................................19

        3.4 Action Item Control..........................................................19

        3.5 Progress Reports.............................................................19

        3.6 Milestone and Invoice Payment Status and Forecast............................19

        3.7 Customer Residents...........................................................20

               3.7.1 Office Accommodations and Facilities................................20

               3.7.2 Attendance at Technical Reviews and Tests...........................21

        3.8 Spacecraft Scroll............................................................21

        3.9 Program Planning Networks and Schedule Charts................................21


4. Product Assurance Activities..........................................................22

        4.1 General......................................................................22

        4.2 Qualification Matrix.........................................................22

        4.3 Systems Safety...............................................................22

        4.4 Requests for Deviation/Waiver................................................22

        4.5 PA Documentation.............................................................23


5. Design, Manufacturing, and Test Reviews...............................................23

        5.1 General......................................................................23

               5.1.1 Conduct of Reviews..................................................24

               5.1.2 Review Data Packages................................................25

               5.1.3 Completion of Review................................................25

        5.2 Spacecraft, Communications Payload and GCE Design Reviews....................25

               5.2.1 General.............................................................25

               5.2.2 Preliminary Design Reviews..........................................26

               5.2.3 Critical Design Reviews.............................................26

               5.2.4 System Final Design Review..........................................26

               5.2.5 PCS System Requirement..............................................27

        5.3 Subsystem Level Design Reviews...............................................27

               5.3.1 General.............................................................27

               5.3.2 Preliminary.........................................................27

               5.3.3 Critical............................................................28

        5.4 Equipment Level Design Reviews...............................................28

               5.4.1 General.............................................................28

               5.4.2 Preliminary.........................................................29

               5.4.3 Critical............................................................29

        5.5 Flight Software Reviews......................................................29

               5.5.1 General.............................................................29

               5.5.2 Preliminary.........................................................29

               5.5.3 Critical............................................................29

               5.5.4 Code................................................................30

               5.5.5 Flight PROM Burn-In.................................................31

        5.6 Manufacturing Readiness Reviews..............................................31

        5.7 Test Reviews.................................................................31

               5.7.1 General.............................................................31

               5.7.2 Test Readiness......................................................32

               5.7.3 Test Review Board...................................................32

        5.8 Pre-Shipment Review..........................................................32

        5.9 Launch Readiness Review......................................................32

Appendix A: Contract Documents Requirements List (CDRL)

EXHIBIT A: STATEMENT OF WORK

1.      SUMMARY

        This Statement of Work (SOW) defines the work to be performed by Hughes Space and Communications, International, Inc. (HSCI), referred to hereafter as the Contractor, in implementation of the Space Segment under contract with ICO Global Communications (Operations) Limited, referred to hereafter as the Customer.

        The Contractor shall design, develop, manufacture, test and deliver the following equipment.

        a) Fifteen (15) Spacecraft delivered to Designated Launch Sites. The first spacecraft (ICO F1) delivered shall not include the Tropo/Radar modification. ICO F2 to F15 shall be configured to include the Tropo/Radar modification.

        b) A compatible, fully integrated and operational Spacecraft Ground Control Equipment (GCE) system delivered to facilities designated and provided by the Customer. The GCE includes central control computer systems located at a Customer provided primary satellite control center
        (SCC), a back-up satellite control center (BCC) located at Contractor's facility in El Segundo, California, and remotely located TT&C baseband and interface equipment installed at 6 Customer TT&C SAN sites. The GCE shall operate up to twelve (12) satellites (expansion of the design to 14 satellites shall also be possible). The deliverables also includes 2 dynamic software simulators (DSS) with host computer hardware located and interfaced at the SCC and BCC, and two in-orbit test (IOT) systems, one primary and one back-up spare, located in Chhattarpur, India and Brewster, Washington USA. Only one of the IOT systems can be operated at any one time. Contractor agrees to relocate the BCC to a site in Japan or other comparable location to be designated by Customer at a later date.

        c) An Engineering Model (EM) communications payload and associated support equipment as set forth in herein.

        d) A Payload Control System (PCS) to support traffic related configurations of the ICO payload. The PCS will be comprised of an integrated suite of hardware, software, and operations products that collectively will be used to support normal, on-station, ICO payload traffic control operations for up to twelve (12) satellites. It shall be possible to extend the number of supported satellites to 24 with additional hardware and software. The PCS will provide data to assist in operations relating to satellite diagnostics, calibration, payload trending, and short-term storage. PCS will also assist IOT and satellite failure investigation efforts as required.

        The above equipment shall be delivered by the dates defined in the Spacecraft Contract. The SOW also defines associated documentation and services including: training, launch vehicle interface and preparation, mission operations and post-launch commissioning, testing and support.

2.      DELIVERABLE EQUIPMENT, DOCUMENTATION AND SERVICES

2.1     FLIGHT SPACECRAFT

        The Contractor shall deliver fifteen (15) complete spacecraft fulfilling all requirements of the Contract, compatible with the required launch vehicles and including propellants, and airborne support equipment as applicable.

        The first spacecraft to be delivered, called the protoflight model, shall be subjected to a series of qualification tests using protoflight levels, as specified in Exhibit-D, entitled Acceptance Test Plan. The first spacecraft configured with the Tropo/Radar modification shall be subject to a series of protoflight tests as specified in Exhibit D, to validate the Tropo/Radar design and its consequences to the overall payload and spacecraft design.

2.2     GROUND CONTROL EQUIPMENT (GCE) SYSTEM

        The fully operational GCE system shall comprise:

        -      Two (2) satellite control centers, comprising one primary center
               (SCC) and one backup center (BCC). The BCC will initially be located at Contractor's facility in El Segundo, California. At Customer's request, Contractor will relocate the BCC to a site in Japan or another comparable location selected by Customer. Interface equipment at the SCC and BCC will allow interfaces for communication with at least six (6) TT&C out-station facilities. The GCE shall operate up to twelve (12) satellites (expansion of the design to 14 satellites shall also be possible.)

        - Six (6) SAN sites equipped with TT&C equipment, switching, ranging and baseband equipment adequate to control three (3) satellites through five (5) antennas at each SAN site.

        - Two (2) Dynamic Software Simulators (DSS), one located at each of the satellite control centers.

        - Two (2) In-Orbit Test (IOT) systems, one primary and one back-up spare, located at two of the TT&C/SAN sites. One in Brewster, Washington USA, the other in Chhattarpur, India.

        To facilitate operator training, one satellite control center and it's associated DSS shall be installed and operational four months prior to overall GCE acceptance.

        The Customer shall provide:

        - Facilities for installation at the primary center as well as at the backup center in Japan or at another comparable location determined by Customer

        - SAN site availability at six (6) designated sites to allow installation of TT&C out-station equipment

        -      Communications links

        - Six (6) SAN sites suitably located to support near continuous TC, ranging and TM control of at least 12 satellites during early launch operations of F1 onwards through to in-service operations of the complete constellation

        The Contractor shall ensure that the hardware and software deliverables are adequate to cover in-orbit operations, for example, normal in-service operations concurrent with a dual launch operations mission and intensive monitoring of at least one "anomalous" satellite.

        The Customer shall provide communication links between all facilities. The Contractor's equipment shall interface with these links for all necessary site to site communications. Interfaces with these links and with all other customer furnished equipment shall be defined in interface control specifications called up in the CDRL. Responsibility for control of these specifications (Items G1, G2, and G3 of the CDRL) was transferred to the Customer on 1 July 1996.

        In addition to the software required to control satellites, the Contractor shall supply a SAN antenna control facility (as part of an Automatic Planning and Control System) which, based on satellite measured ephemeris data, will manage and control SAN antenna/satellite link acquisitions at the six (6) TT&C SAN sites equipped with 5 antennas per site. (Note, this will take account of antennas removed from service for maintenance and will also assume that autonomous SAN antenna satellite autotracking will occur after satellite acquisition). Recovery algorithms for reacquisition if loss of levels occurs is also required. Coupled with this SAN antenna management, selection of TT&C sites for continuous real time telemetry collection and TC routing will be included.

        In-Orbit Test (IOT) hardware and software shall be delivered to two (2) of the TT&C SAN sites. This equipment shall be installed, commissioned and acceptance tested at the SAN site following facility pre-acceptance at the factory. The IOT equipment shall offer local and remote (from SCC and BCC) control capabilities and shall be capable of verifying correct satellite performance of all major communications, TT&C rf and SRMS rf unit parameters in accordance with Contract Exhibit F (GCE Technical Specifications).

        Two sets of DSS hardware and software shall be delivered, installed and acceptance tested, one at each SCC site in accordance with the specification. The DSS shall be interfaced with the SCC such that flight operations procedures and training can be performed at the SCC using the DSS to emulate the satellite. Correct operations of real time safety related procedures (e.g.: ACS normal and anomalous operations) is a paramount requirement. The spacecraft bus operation should be fully simulated. Payload redundancy management and processor configuration through the TT&C subsystem should be emulated. The simulator does not have to emulate Resource Management Operations.

        The Customer shall provide prepared facilities for the installation of the GCE at the satellite control centers and TT&C SAN sites. This includes all reasonable services necessary for installation, test and commissioning of the GCE. It shall include all interfaces to customer furnished equipment and suitable facilities for physical installation such as power, air conditioning, cable trays, and appropriate security provisions for encryption hardware. Specific details shall be defined in CDRL interface control and facility documents to be jointly agreed.

        Details of the GCE system implementation and test are defined in Exhibit E of the Contract. Specific test plans for DSS and IOT equipment subsystems shall be jointly agreed.

        During spacecraft upgrade for the Tropo/Radar modification, the BCC, located at the Contractor's facility in El Segundo, California shall be maintained. Periodic maintenance by Contractor's system administrators shall be conducted to insure equipment health.

2.3     ENGINEERING MODEL PAYLOAD

        The Engineering Model Communications Payload (EM Payload) shall be a deliverable item. Contractor will act as custodian of the EM Payload for Customer and will maintain the EM Payload to ensure that it is at all times in "operational condition" at Contractor's facilities in El Segundo, CA until one year after delivery of the F12 spacecraft (at which time Customer will either take custody of the EM Payload subject to US Government approval, or will mutually agree with Contractor on such other disposition of the EM Payload). "Operational condition" is defined as ready for use by Customer or its designee within two weeks notification. Only one configuration of the EM Payload will be maintained by Contractor, and such configuration will be updated to reflect any changes from tropo/radar or other satellite modifications. The Contractor is permitted to store the EM Payload in appropriate facilities provided the EM Payload can be assembled and ready for use within two weeks.

        Basic control and support equipment for the EM Payload shall be provided by the Contractor. Interface and test equipment for the EM Payload to be used in "Ground System Trials" with development SAN and User Terminal
        (UT) equipment shall be the responsibility of the Customer. The precise definition of interfaces shall be mutually agreed and documented in an interface control document. The Contractor, upon Customer request, shall also provide options for these "Ground Systems Trials" to be conducted at the Contractors facilities and to provide appropriate Contractor support.

        The Customer plans to use the EM Payload for network and traffic development trials including development of the Resource Management and HPSMS operations.

        The EM Payload shall incorporate at least the following hardware:

        - Full S-band forward and return antennas including all radiating elements and filters

        -      S-band and IF electronics for 32 forward and return chains

        - One forward (internally complete) payload processor, (processing half the antenna elements) and one equivalent return processor

        - Two chains (one for each polarization) of C-band feeder electronics using commercial equivalent construction

        -      Brassboard payload control processor (not built to EQM standards)

        -      Non-flight mounting and support

        -      Frequency reference generator/distribution

        - Test emulators, which shall be delivered with the payload, will be used for the following:

               -    Spacecraft telemetry and command interfaces

               - Spacecraft control processors interface with payload control processor

               -    Power supplies

        The EM Payload shall provide a fully functional path, forward and return, between C-band feeder test couplers and S-band antenna aperture. Low gain commercial construction C-band antennas (e.g.: C-band horn) shall be provided for radiated coupling to SAN antennas.

        All equipment on the EM Payload shall be built to an Engineering Qualification Model standard (EQM), unless otherwise stated. EQM unit equipment shall be designed and fabricated with the objective of being identical in electrical and mechanical design, physical layout and construction to a flight model unit, including any functional redundancy within the unit, but generic equivalents to flight standard parts may be used and, where applicable, non-flight materials.

        An exception to this is the C-band feeder equipment which may be commercial equivalent construction.

        EQM equipment shall be tested to full qualification levels in the case of first article units, and to flight acceptance procedures for later units in the EM program. In the case of new equipment produced in relatively large quantities, testing on later units shall be performed with the objective of verifying the flight production test equipment hardware, procedures, and software.

        Where possible, the subsystem panel level testing shall be performed with the intended flight procedures, but with additional performance testing to verify the payload design.

        The EM Payload shall undergo a complete set of performance tests as described in Exhibit D, Acceptance Test Plan

        As well as verifying the basic proof of design of the payload, the EM Payload shall also verify the proof of concept of the S-band antenna calibration and diagnostic facility.

        The EM Payload shall be upgraded to verify proof of design of the Tropo/Radar modification. The Tropo/Radar upgrade shall incorporate at least:

        - S-band return path, 8 element chains, configured for the Tropo/Radar modification.

        -      One return processor configured for the Tropo/Radar modification.

        - One return BCA element slice configured for the Tropo/Radar modification.

        - Frequency reference generator/distribution configured for the Tropo/Radar modification.

        - All remaining, non-redundant hardware incorporated on the payload as a consequence of the Tropo/Radar modification.

        All new EM Payload equipment shall be EQM or flight quality to satisfy payload development objectives. If mutually agreed to by the Customer and Contractor, the use of brass-board equipment may be authorized.

2.4     DELIVERABLE DOCUMENTATION

2.4.1   GENERAL

        All deliverable documentation shall be written in the English language, and all deliverable top level and operational documentation and drawings dealing with interfaces shall use the international system of units
        (SI). Drawings for fabrication of equipment except for interfaces are exempt from using SI units.

        Documentation shall be delivered to the office or the Customer's resident manager unless specified otherwise.

2.4.2   CONTRACT DOCUMENTATION REQUIREMENTS LIST (CDRL)

        The documents which require submittal to the Customer are listed in the CDRL in Appendix A. Items G1, G2, and G3 are no longer the Contractor's responsibility but the Contractor will review changes to those documents as required. As required, the Contractor shall update relevant documents to reflect changes to engineering design and analyses due to the Tropo/Radar modification.

2.4.3   CDRL "INFORMATION", "REVIEW" AND "APPROVAL" DEFINITIONS

        Documents supplied for "Information" require no responding action by the Customer.

        Documents supplied for "Review" require a Customer response on their acceptability in a timely manner as required to permit continuous program progress. Lack of Customer response shall be deemed as acceptance.

        Documents supplied for "Approval" must be explicitly approved by the Customer. This shall normally take the form of a Customer signature on the document approval page. This approval shall be determined by the Customer as required to permit continuous program progress.

2.5     ADDITIONAL DELIVERABLE SERVICES AND EQUIPMENT

        The Contractor shall supply the following additional services and equipment:

2.5.1   LAUNCH VEHICLE INTERFACES AND LAUNCH SUPPORT ACTIVITIES

        The Contractor shall perform all the launch vehicle technical interface design and interface activities required by the launch service agencies and all other activities required to ensure compatibility with the launch vehicles in this Contract. The Contractor shall also be responsible for transportation of the spacecraft to the launch sites. The Contractor shall perform all launch site operations required for post shipment checkout and launch preparations. The integration and test activities at the launch site shall be as described in Exhibit D Acceptance Test Plan.

2.5.2   TT&C COMPATIBILITY TESTS

        During the system level test program, the Contractor shall link the PF1 spacecraft to the BCC and a suitable set of TT&C commands and telemetry parameters agreed to by the Customer shall be exercised to verify compatibility. If significant design changes occur after F1 spacecraft launch, the next spacecraft implementing the changes shall undergo a "delta" compatibility test. The Tropo/Radar modification does not involve any changes to the TT&C subsystem or GCE and, consequently, a "delta" compatibility test shall not be required for the Tropo/Radar test program.

2.5.3   ON-ORBIT COMMISSIONING AND TESTING

        The Contractor shall perform the on-orbit post launch operations, through the completion of in-orbit test activities for each spacecraft on behalf of the Customer. The commissioning and test activities are described in the Acceptance Test Plan (Exhibit D).

        The IOT program shall enable spacecraft to be tested ready for service within 6 weeks after arrival on station in the case of the first two successful launches, and within 1 month after arrival on station for the remainder of the spacecraft.

2.5.4   MISSION OPERATIONS AND SUPPORT

        The Contractor shall perform the following mission and support activities for the Customer:

        -      Preparation of the Operations and Mission Manuals.

        - Satellite Recommended Operating Procedures (ROPs). This document shall contain detailed recommended operating procedures, operating constraints, a mission description, and satellite operating configurations for prelaunch, launch, deployments and on-station operations. Command callouts and expected telemetry responses shall be included.

        - Preparation, including validation, of Flight Operating Procedures and appropriate GCE automated procedures.

        - Preparation and performance of mission operations during launch, early orbit operations, initial commissioning and all activities leading up to and including in-orbit acceptance testing of each spacecraft.

        As needed, manuals and procedures regarding mission operations and support will be updated or developed to support operations of spacecraft configured with the Tropo/Radar modifications. Hand-over of the spacecraft to Customer operations staff shall occur after successful completion of the in-orbit test program.

2.5.5   TRAINING

        The Contractor shall develop and conduct a training program that shall provide customer personnel the knowledge and skills necessary to operate the spacecraft independently throughout its on-station lifetime. The training program shall include classroom and structured on-the-job (OJT) training, and training will be conducted at the BCC located at the Contractor's facility. If updated training is required due to changes in satellite operations, the Contractor shall provide such training at the Customer's SCC. A complete training program, appropriate for initial training, training of replacement staff, and on-going replacement training, shall be provided, including student guides, transparencies, instructor notes and training video tapes (of the Spacecraft Subsystem course). The Dynamic Satellite Simulator (DSS) shall be used extensively throughout the training program to provide realistic experience in routine and contingency spacecraft operations. The training shall utilize appropriate spacecraft and GCE operating instructions (OIs) and procedures (PROCs) to be provided by the Contractor. The training program, combined with the Contractor's initial operations support program, shall ensure that the Customer staff achieve a safe, efficient transition to independent operations.

        Individualized training program tracks shall be provided for satellite engineers; orbital analysts; satellite controllers; and ground equipment and software specialists and technicians.

        The Contractor shall prepare and deliver, at the time of the PDR, a detailed training plan for Customer approval. This plan shall describe the specific content of courses and other training activities, as well as the schedule, the facilities required for each activity, and other details of the training program. The training program shall cover the spacecraft and all Contractor furnished equipment and software including the DSS, IOT equipment system, SCC and SAN GCE.

        The Contractor shall also supply appropriate training and associated operations and maintenance procedures for the EM Payload upon delivery.

        The Contractor shall supply appropriate training for the PCS at the Hughes Facilities in El Segundo, California and/or other Subcontractor facilities as needed. The training will be limited to two classes with up to 10 students for each class. Each class will not exceed 15 days.

2.5.6   INITIAL OPERATIONAL AND MAINTENANCE SUPPORT

        For a twelve (12) month period after the first successful launch, the Contractor shall supply 24 hour operational support with Contractor staff present at the SCC, and/or on immediate local on-call support. The local support shall be supported by 24 hour telephone on-call detailed operational support from the Contractor's satellite manufacturer's facility.

        The Contractor shall also supply:

        - On-call technical support to the spacecraft control center for satellite operations through the entire life of the spacecraft constellation.

        - On-call technical support and maintenance of the GCE through the entire life of the spacecraft constellation, per section 2.5.9.

        - On-call technical support and maintenance of the PCS through the entire life of the spacecraft constellation, per section 2.5.14.

        - The contractor shall supply operational support plans or these activities.

2.5.7   COMMUNICATIONS NETWORK SUPPORT

        The Contractor shall support development and validation of the overall communications system. This support shall be provided by attending appropriate technical interface meetings and by working with SANs and handset providers under the Customer's guidance and direction, to help assure the integrity and satisfactory operation of the integrated system.

2.5.8   SPACECRAFT SHIPMENT AND STORAGE

        The Contractor shall be responsible for shipping the spacecraft to the launch sites.

        The Contractor shall provide short and long term storage as stipulated in the basic Contract.

        The Contractor shall provide detailed shipment and storage plans for customer approval.

        The Contractor shall provide storage for partially integrated spacecraft during the period of the Tropo/Radar modifications.

2.5.9   GCE POST DELIVERY SUPPORT AND SPARES

        In accordance with a ground control operating philosophy approved by the Customer, the Contractor shall recommend GCE system sparing ground rules and a specific recommended spares list. Spares will be procured separately. Post warranty maintenance support shall be provided on a time and materials cost basis.

2.5.10  RADAR EMITTER STUDY

        The Contractor shall perform a radar emitter study consisting of the following tasks:

        Task   Description                                                            Due Date
        ----   -----------                                                            --------
        1.       a.   Update prior environmental analysis over 1900 to 2100 MHz
                      using template of S-band receive payload characteristics.       12/20/96
                 b.   Evaluate data bases and incorporate all
                      potential radar down to the equivalent
                      of 1 W at passband for all frequencies
                      (peacetime scenario).
                 c.   Create cumulative vs. orbit time graph.
                 d.   Identify other hot spots.
                 e.   Identify which part of frequency band (lower or higher)
                      has worse interference

        2.     Re-evaluate S-band utilization factors for non-peacetime scenario
               and incorporate into simulation model.                                 2/15/97

        3.     Assuming the availability of appropriate data:                         5/15/97
                 a.   Redo Task 1 adding communications systems for EIRPs
                      greater than 10 dBW (equivalent at passband).
                 b.   Find maximum aggregate levels for each 5 MHz segment of
                      1965-2035 MHz.
                 c.   Identify troposcatter fixed station locations, power,
                      directivity in the 100 MHz passband.

2.5.11  ADDITIONAL RACKS FOR CFE EQUIPMENT

        The Contractor shall provide a spare rack for CFE equipment at the SCC, BCC, and the six (6) TT&C SAN sites (a total of eight spare racks).

2.5.12  REMOTE IOT OPERATIONS

        The Contractor shall provide for the dedicated capability for remote IOT operations at both the BCC and the SCC.

2.5.13  PCS MODEM COMPATIBILITY TEST

        The Contractor shall perform a PCS modem to payload modem check via system test equipment. The Contractor is not required to include the PCS L-band IF up and down converters or Customer equipment from the SANs. Successful completion of PCS modem compatibility test will be limited to what is required to confirm the compatibility of the modems and the correctness of the command and TM structure.

2.5.14  PCS POST DELIVERY SUPPORT AND SPARES

        In accordance with a ground control operating philosophy approved by the Customer, the Contractor shall recommend PCS system sparing ground rules and a specific recommended spares list. Spares will be procured separately. Post warranty maintenance support shall be provided on a time and materials cost basis.

        The Contractor shall provide one PCS engineer to participate in the ICONET system integration activity for a six (6) month period to be completed no later than 1 December 2002.

2.6     PAYLOAD CONTROL SYSTEM (PCS)

        The PCS equipment will consist of the following:

        - Six (6) sets of Remote PCS elements, one (1) element installed at the following six (6) ICO PCS SANs:

                    -   Brewster, Washington, USA

                    -   Chhattarpur, India

                    -   Brisbane, Australia

                    -   Longovillo, Chile

                    -   Usingen, Germany

                    -   Hartebeesthoek, South Africa

        - One (1) redundant Central PCS element installed at the Backup SCC in El Segundo, CA.

        - One (1) redundant Central PCS element installed at the Primary SCC in London, England.

        - One (1) non-redundant Display PCS element installed at the Primary SCC in London, England.

        - One (1) non-redundant Display PCS element installed at the Backup SCC in El Segundo, CA.

        The Customer shall provide:

        -      Facilities for installation at the two SCCs

        - SAN site availability at six (6) designated sites to allow installation of PCS equipment

        -      Communication links

        - Six (6) SAN sites suitably located to support near continuous telemetry and command of 12 satellites during early launch operations of F1 onwards through to in-service operations of the complete constellation.

        The Customer shall provide communications links between all facilities. The Contractor's equipment shall interface with these links for all necessary site to site communications. Interfaces with these links and with all other Customer furnished equipment shall be defined in the interface control document described in the Contract's General Provisions, Article 29.1 paragraph D.

        The Customer shall provide prepared facilities for the installation of the PCS at the satellite control centers, and the PCS SAN sites (the same sites used for the TT&C GCE equipment). This includes all reasonable services necessary for installation, test and commissioning of the PCS. It shall include all interfaces to Customer furnished equipment and suitable facilities for physical installation such as power, air conditioning, and cable trays. ICO shall make available integration support personnel to the Contractor for the purpose of PCS installation and test. Post installation, proper maintenance, security, and operation will be provided by the Customer. Specific details shall be defined in the interface control document described in the Contract's General Provisions, Article 29.1 paragraph D.

        The PCS shall support traffic related configurations of the ICO payload. The PCS will be comprised of an integrated suite of hardware, software, and operations products that collectively will be used to support normal, on-station, ICO payload traffic control operations. The PCS will provide data to assist in operations relating to satellite diagnostics, calibration, payload trending, and short-term storage. PCS will also assist IOT and satellite failure investigation efforts as required. It is assumed that the PCS system will not interface to the GCE system except for a network connection. It is also assumed that the PCS system will not perform HPN commanding or interface to the HPN system.

        Relocation services for the PCS elements shall be provided by Contractor on a time and materials cost basis, except that costs associated with the transportation of the Backup SCC PCS equipment from El Segundo, CA. to Japan or to another comparable location selected by Customer shall be borne by Contractor.

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3.      PROGRAM MANAGEMENT

        This section defines the program management and reporting activities to be performed by the Contractor in execution of the Contract.

        Central to definition of these activities is the assumption that the Customer will have an on-site resident team co-located with the Contractor program office. This team should be given full program visibility and accessibility; and have a highly interactive and largely informal real time interface with the Contractor.

3.1     PROGRAM MANAGEMENT PLAN

        The Contractor's management of the program shall comply with the requirements defined in the Program Management Plan to be agreed with the Customer as required by the CDRL in Appendix A.

3.2     DOCUMENTATION AND DATA MANAGEMENT

        The Contractor shall establish and maintain a centralized documentation system to facilitate reduction in delivered paperwork, and implement a method of configuration management and control which provides ready access of documentation to the resident Customer team. The Contractor shall implement, on the Program, automated processes wherever available as part of the Hughes IT systems subject to the Corporate security guidelines.

        The system shall provide to the Customer the same access and up-to-date Program information provided to the Contractor's program staff subject to the Corporate security guidelines.

        Full documentation access shall be provided to the Customer resident team up to and including in-orbit commissioning of the last delivered satellite.

        After departure of the Customer resident team, the Contractor shall continue to provide reasonable access to all documentation and data which may be needed for in-orbit operations of the spacecraft, including detailed anomaly investigation and recovery.

3.3     PROGRESS AND TECHNICAL MEETINGS

3.3.1   WEEKLY PROGRESS MEETINGS

        The resident team shall be invited to the project's regular (weekly) progress and technical meetings. These meetings should follow normal Contractor practices, but allow Customer participation. This shall include subcontractor meetings where applicable, and shall include subcontractor progress or technical status

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        reviews requested by the Customer. The frequency of progress meetings shall be adjusted as necessary.

3.3.2   QUARTERLY PROGRESS MEETINGS

        Progress meetings shall be held by Customer request at approximately quarterly intervals and will consist of plenary sessions, which will afford Customer non- resident staff a periodic review of the complete status of the program. The Quarterly Progress Meeting can be in lieu of any weekly progress meeting and can be combined with major design reviews.

3.4     ACTION ITEM CONTROL

        To facilitate closure of action items raised at major design reviews or similar meetings, an action item status list shall be maintained and reviewed at regular intervals in weekly meetings with the objective of ensuring closure dates are achieved.

3.5     PROGRESS REPORTS

        A weekly progress report (one or two pages suitable for transmission to the Customer's offices in London) shall be provided to the Customer resident office. This summary shall highlight schedule status and significant issues or achievements in the past week. The frequency of this report will be reviewed and adjusted, as appropriate, through the course of the program.

        A detailed monthly progress report shall also be provided to the Customer resident office. The format of the report shall be jointly agreed between the Contractor and Customer and shall be adjusted over the life of the program to appropriately emphasize the evolution of the program from design through manufacture, test, delivery and commissioning.

        In preparing these reports, it is intended that maximum use be made of the Contractor's format for internal status reporting to senior management.

3.6     MILESTONE AND INVOICE PAYMENT STATUS AND FORECAST

        - The Contractor shall present one copy of the monthly status of invoices and payments relating to the Contract. The status of invoices and payments may be combined in one report, but should contain:

        -      milestone identification number and description;

        -      nominal milestone due date;

        -      milestone amount in US dollars;

        -      invoice date and invoice number;

        -      amount of approved payment;

        -      cumulative payment up to the month of issue of the report;

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        -      a monthly forecast of anticipated milestone accomplishments for a period of one year form the month of issue of the report; and

        - the forecast shall include the anticipated completion dates of future milestones, as well as of late milestones, if applicable.

3.7     CUSTOMER RESIDENTS

3.7.1   OFFICE ACCOMMODATIONS AND FACILITIES

        The Contractor will provide office space for up to ten Customer residents at the spacecraft contractors facility. This includes furnished walled offices for three senior managers and up to seven individual furnished module offices for other Customer residents. These offices will be co-located in the same facility with the Contractor Program team. On-site open parking will also be provided. The Customer residents will have available a turnaround office for visiting team members, a conference room, fax, reproduction machine, refrigerator, microwave, coffee and documentation storage facilities. The Contractor shall provide access to bulk printing facilities if required. All offices and modules will be wired for PC (personal computer) hookup, connected to the on-site local server and able to transmit over the international network. The on-site senior staff will be connected to the phone intercom system. All phones shall have direct dial long distance calling capability. All facility security services, cleaning and maintenance will be provided by the Contractor. All Customer residents will be covered by the Contractor liability insurance policy. The Customer will provide its own on-site secretarial support.

        The Contractor offers to the Customer's residents the same information systems service used by the Contractor, assessed on a pro rata cost basis. This service includes all necessary client (PC) hardware, software, maintenance; and all information system infrastructure capabilities, including communications, server disc storage and back-up and network printing. The information system services provided by the Contractor shall be compliant with the International Traffic in Arms Regulations (ITAR).

        If the Customer chooses to purchase their own PCs, the Contractor will connect the PC to the network as long as the purchased hardware and software is compatible with the existing information system infrastructure. The required compatibility will be defined by the Contractor. The Customer will then be responsible for their own PC maintenance, and will be required to upgrade their hardware and software as necessary to maintain compatibility with the Contractor information system infrastructure. The Customer will also be charged for their pro rata costs of the information systems infrastructure.

        The Contractor will invoice the Customer monthly for their prior month's long distance calls and information systems and data processing service costs. Payments will be due and payable to the Contractor within 30 days of the invoice date.

        The Contractor shall, upon customer request, also provide options for suitable office accommodation and facilities for Customer residents at Major Subcontractors, and at the Contractors GCE facility.

        The Contractor shall arrange and provide access passes for the Customer resident team, for the program duration, which enables free access to all relevant areas.

3.7.2   ATTENDANCE AT TECHNICAL REVIEWS AND TESTS

        Customer resident representatives shall be afforded the opportunity to participate in regular progress meetings between the Contractor and his subcontractors, as well as other meetings on technical and schedule matters. Customer resident staff or visiting representatives may witness development, qualification and acceptance tests at unit, panel or subsystem level and at system level at the Contractor's and subcontractors' premises; they shall have access to all test results and shall be free to participate in the preparations for tests and the test evaluation. The tests which are of interest to the Customer are essentially those which verify performance requirement and those development tests which are used to demonstrate qualification validity at equipment, panel, subsystem and system level.

3.8     SPACECRAFT SCROLL

        A hardware matrix shall be prepared for all spacecraft control items showing designation, quantities, and utilization.

3.9     PROGRAM PLANNING NETWORKS AND SCHEDULE CHARTS

        The Contractor shall provide appropriate planning networks, summary and detailed schedule charts to assist in the planning and preparation of critical program events and for progress evaluation.

4.      PRODUCT ASSURANCE ACTIVITIES

4.1     GENERAL

        The Contractor shall establish and implement a Product Assurance (PA) program in accordance with the requirements defined in Exhibit C for Spacecraft related work and Exhibit G for GCE related work. The Product Assurance Plans describe the tasks, policies, controls and procedures which will be implemented at Contractor, subcontractor and supplier levels to ensure that program objectives are successfully met. These Plans, together with the Statement of Work, identify the principal areas of Customer involvement in the product assurance program.

4.2     QUALIFICATION MATRIX

        The Contractor shall prepare a document that summarizes, for each control item, the test requirements, and the manner by which a qualified status compliant with the program requirements is achieved. The report shall provide references to the appropriate build specifications and test data packages. It shall also include information for all equipment already qualified on other programs including evidence of heritage, qualification tests performed, summary test results and a summary comparison with the Contract requirements. The report will be maintained current until the completion of all unit, and subsystem qualification tests. The report shall be updated to reflect the qualification status of hardware designed or upgraded for the Tropo/Radar modification.

4.3     SYSTEMS SAFETY

        The Contractor shall demonstrate compliance with the safety requirements of the agencies responsible for the designated launch vehicles by implementing the required design controls and test programs which will be followed throughout the Contract. System safety and hazard analyses and compliance data which demonstrate compliance with the requirements of the applicable launch agency shall be provided in support of each spacecraft. System safety activities, analyses and reviews shall comply with the requirements of Exhibit C Section 7 of the Product Assurance Plan. A specific Launch Site Safety Plan and associated documentation shall be prepared to meet Launch site and range safety requirements and constraints of the launch agency. As needed, system safety plans and documentation shall be updated to reflect design changes due to the Tropo/Radar modification.

4.4     REQUESTS FOR DEVIATION/WAIVER

        Requests for Deviation/Waiver shall be promptly submitted to the Customer for approval whenever a departure from requirements is preplanned or whenever a non-conformance to Customer controlled requirements is recommended for acceptance without rectification.

4.5     PRODUCT ASSURANCE DOCUMENTATION

        The Contractor shall prepare the Product Assurance documents and analyses which are identified in the Contract Data Requirements List, Appendix-A of this SOW, and detailed in the Product Assurance Plan.

5.      DESIGN, MANUFACTURING AND TEST REVIEWS

5.1     GENERAL

        The Contractor shall conduct or support a series of reviews to be performed during the program concerning the status of the development of the spacecraft hardware, software, ground support equipment and services; the reviews are occasions where the responsible parties for each item under review formally concur about its status.

        The following reviews shall be conducted by the Contractor.

-------------------------------------------------------------------------------------------------------------------------
                                                                   Manufact-                                    Launch
                                 Prelimin-    Critical   Final     uring Test    Read-      Test      Pre       Read-
                                 ary Design   Design     Design    Readiness     iness      Review    Ship      iness
                                 Review       Review     Review    Review        Review     Board     Review    Review
                                 (PDR)        (CDR)      (FDR)     (MRR)         (TRR)      (TRB)     (PSR)     (LRR)
-------------------------------------------------------------------------------------------------------------------------
SPACECRAFT
   -  Equipment (Unit) Level       [X]         [X]                  [X]1,2        [X]2       [X]2
   -  Bus Subsystem level          [X]         [X]                                [X]2       [X]2
   -  Flight Software              [X]         [X]                                [X]3       [X]3
   -  Communications Payload       [X]         [X]
   -  Spacecraft                   [X]         [X]        [X]                                [X]       [X]       [X]
      System
TROPO/RADAR MODIFICATION
-  Equipment (Unit) Level          [X]4        [X]4                 [X]1,2        [X]2       [X]2
-  Communications Payload          [X]4        [X]4                               [X]2
-  Spacecraft System               [X]4        [X]4                               [X]2       [X]       [X]       [X]
GCE SYSTEM                         [X]         [X]
   -  Equipment                    [X]         [X]
   -  Subsystem                    [X]         [X]                                           [X]
   -  System                       [X]         [X]                                           [X]       [X]       [X]
PCS SYSTEM                         [X]         [X]                                           [X]2      [X]
-------------------------------------------------------------------------------------------------------------------------

1       First article only

2       Informal review except for key equipment

3       Based on Software Qualification Test (SQT)

4       Delta review only for tropo/radar impacts


5.1.1   CONDUCT OF REVIEWS

        Equipment and subsystem level design reviews may be "informal" using working documentation in place of presentation documentation or other material specifically prepared for the review. Equipment reviews may be merged with subsystem reviews, particularly for "heritage" equipment. Similarly, bus subsystem reviews may be merged with the spacecraft system reviews.

        In general, the Preliminary Design Reviews are reviews to determine the flow-down of specification requirements, hence, the System Review should precede the Subsystem and Equipment Reviews. The Critical Design Reviews are intended to verify designs meet requirements, hence, the Equipment and Subsystem Reviews should precede the Communications Payload and Spacecraft System Reviews.

        The Communications Payload and Spacecraft System Reviews represent major program milestones and hence, require a more formal presentation approach. These reviews will be arranged by the Contractor, co-chaired by the Contractor and Customer representatives and the outcome of the review will be in the form of a summary report prepared by the Customer and agreed by the Contractor.

5.1.2   REVIEW DATA PACKAGES

        The typical documentation required to support design reviews is listed in the CDRL in Appendix-A. A specific list of analyses and supporting documentation shall be jointly agreed 1 month in advance of each review. For equipment and subsystem and software reviews, data packages shall be delivered two (2) weeks prior to the review. For the Communications Payload, Spacecraft System and GCE Reviews, data packages shall be delivered four (4) weeks prior to the review. The Customer and his consultants will review the data packages and prepare action items to be presented prior to or at the review.

5.1.3   COMPLETION OF A REVIEW

        A review shall be considered complete when an Action Item Closure Plan is agreed between the Contractor and the Customer. In very exceptional circumstances, a review may be sufficiently incomplete to warrant, in the opinion of the Customer, a reconvening of the review at a later date. The review shall only be considered complete after the follow up review is successfully held and completed with an Action Item Closure Plan.

        At the completion of each critical design review, the appropriate design shall be frozen and placed under formal change control.

5.2     SPACECRAFT SYSTEM, COMMUNICATIONS PAYLOAD, PCS, AND GCE DESIGN REVIEWS

5.2.1   GENERAL

        The Contractor shall be responsible for arranging and conducting preliminary and critical design reviews at these levels.

        Except for the System Preliminary Design Review, the Contractor shall not hold a system design review until the corresponding design reviews for all subsystems have been completed.

5.2.2   PRELIMINARY DESIGN REVIEWS

        The purpose of Preliminary Design Reviews (PDR) is to allow the Contractor to satisfy the Customer formally on the baseline concept, configuration and design of the spacecraft. They shall include a Specification Requirements Review where the Contractor's system level specifications shall be reviewed by the Customer; subsequent changes to these specifications shall be subject to Customer approval, in those cases where Contract requirements are affected.

        PDRs shall establish the compatibility of external and internal interfaces and the compliance of the design with Contract requirements. The Spacecraft System PDR shall establish the compatibility of the spacecraft with the launch vehicles, as specified in Exhibit B, and with the GCE System.

        All system level budgets shall be reviewed at PDRs. The selected design concept and its feasibility shall be presented, together with the trade-off analyses performed in the design selection process. Partitioning of system requirements into subsystem and equipment requirements must be provided at the reviews. Completion of these PDRs shall establish the initial design baseline and permits the detailed design to proceed with minimum risk of major changes being required later.

5.2.3   CRITICAL DESIGN REVIEWS

        At Critical Design Reviews (CDR), the Contractor shall formally satisfy the Customer on the final design of the spacecraft when the detail design is complete. These CDRs shall verify the compatibility of subsystem/system interfaces and the compliance of the final spacecraft design with the design and performance established at the equivalent PDRs, based on available engineering model tests, design studies and analyses. The reviews further establish the adequacy of plans and preparations for integration, test and operation of the system.

5.2.4   SYSTEM FINAL DESIGN REVIEW

        At the System Final Design Review (FDR), the Contractor shall formally satisfy the Customer on the readiness of the Protoflight Model Spacecraft for system level testing. The System FDR shall verify conformance of the spacecraft system to Contract requirements, based on design studies and analyses, and based on the results of all qualification or protoflight tests at equipment and subsystem levels, including failure reports and their analyses. The System FDR shall establish the completeness and adequacy of the flight model acceptance test plan, procedures and operations documentation. Any differences between the "as-built" status of the spacecraft at FDR and the "as-designed" status declared at the CDR shall be explained and justified. All analyses shall be updated to reflect the "as-built" design. The system FDR shall precede protoflight testing of the first spacecraft.

5.2.5   PCS SYSTEM REQUIREMENT REVIEW

        The purpose of the PCS System Requirement Review (SRR) is to review the final requirements for the Payload Control System with the Customer. The SRR will address the technical specifications, architecture, and external interfaces for the PCS. The focus of the SRR will be to review the functional requirements and interfaces and not the detailed design of the PCS. At the conclusion of the SRR, the PCS requirements and functional requirements for external interfaces shall be considered final. The SRR shall be conducted at the Hughes Facilities in El Segundo, California.

5.3     SUBSYSTEM LEVEL DESIGN REVIEWS

5.3.1   GENERAL

        The Contractor shall be responsible for arranging and conducting Preliminary and Critical Design Reviews at subsystem level. Each design review held for a particular subsystem shall represent the completion of a stage in the overall development and qualification process of that subsystem and shall act as decision milestone before proceeding to the next phase. The Contractor shall not hold a critical design review for a subsystem until its preliminary design review has been completed and all actions have been closed.

        With the exception of the PDR, subsystem design review shall not be considered completed until all equipment in that subsystem have completed their corresponding design review. This exception shall also apply to equipment level reviews of subcontractor "plug compatible" designs to be used in later flight spacecraft.

5.3.2   SUBSYSTEM PRELIMINARY DESIGN REVIEWS

        At Subsystem Preliminary Design Reviews (PDR), the Contractor shall satisfy the Customer on the baseline concept, configuration, specification and design of that item. At the PDR, all subsystem level specifications shall be reviewed by the Customer and placed under formal configuration control. The credibility of the proposed design concept and its ability to satisfy the requirements placed on it shall also be formally reviewed. Completion of the PDR shall permit the detailed design to proceed with a minimum risk of major changes being required later.

5.3.3   SUBSYSTEM CRITICAL DESIGN REVIEWS

        At Subsystem Critical Design Reviews (CDR), the Contractor shall satisfy the Customer on the adequacy of the subsystem design and performance based on available engineering model tests, design studies and analyses, and on the adequacy of the subsystems qualification and acceptance test plans. Unless otherwise agreed by the Customer, the qualification tests of any subsystem shall not start before completion of the corresponding CDR.

5.4     EQUIPMENT LEVEL DESIGN REVIEWS

5.4.1   GENERAL

        The Contractor shall be responsible for arranging and conducting preliminary and critical design reviews at equipment level. Design reviews at equipment level may be conducted as working reviews in which the Contractor's staff and Customer's representatives together with the equipment manufacturer's staff work jointly on the review material until it is in a satisfactory state and it becomes the formally accepted review package.

5.4.2   EQUIPMENT PRELIMINARY DESIGN REVIEWS

        The purpose of an Equipment Preliminary Design Reviews (PDR) shall be to allow the supplier responsible for the item under review formally to satisfy the Customer on the baseline concept, configuration, specification and design of that item. The PDR shall include a Specifications Requirement Review, at which specifications for the equipment and in particular the "flow-down" of higher level requirements shall be reviewed. The credibility of the proposed design concept and its ability to satisfy the requirements placed on it shall also be reviewed. Equipment PDR's shall not be held until the corresponding Subsystem PDR has been completed. Completion of the PDR shall permit the detailed design to proceed with a minimum risk of major changes being required later.

5.4.3   EQUIPMENT CRITICAL DESIGN REVIEWS

        At Equipment Critical Design Reviews (CDR) the supplier shall satisfy the Customer on the adequacy of the item's design and performance based on engineering model tests, design studies and analyses and on the item's qualification and acceptance test plans. The Contractor shall not hold a Critical Design Review for equipment until its Preliminary Design Review has been completed, and all actions have been closed. Unless otherwise agreed by the Customer, the assembly of flight equipment shall not start before completion of the corresponding CDR.

5.5     FLIGHT SOFTWARE REVIEWS

5.5.1   GENERAL

        The Flight Software Reviews shall conform with the requirements of the Software Development Plan (SDP) and shall be agreed with the Customer.

        The overall review criteria which apply to any subsystem as defined in this document shall apply to all software reviews, in addition to the specific requirements defined in the MIL-STD documents.

        At the Flight Software Reviews, the Contractor shall demonstrate that all requirements, including development, testing and documentation requirements, have been met for all parts of the software, including third party software (e.g., operating systems) and software already developed by the Contractor on other programs.

5.5.2   FLIGHT SOFTWARE PRELIMINARY DESIGN REVIEW

        The purpose of the Flight Software Preliminary Design Reviews (PDR) shall be to allow the Contractor to satisfy the Customer on the baseline concept, configuration, specification and design of the flight software

        The PDR shall include a Specifications Requirement Review, at which specifications for the Flight Software and in particular the "flow-down" of higher level requirements shall be reviewed in detail.

        The credibility of the proposed design concept and its ability to satisfy the requirements placed on it shall also be formally reviewed.

        Completion of the PDR shall permit the detailed design of the Flight Software to proceed with a minimum risk of major changes being required later.

5.5.3   FLIGHT SOFTWARE CRITICAL DESIGN REVIEW

        At the Flight Software Critical Design Reviews (CDR) the Contractor shall satisfy the Customer on the adequacy of the software design and performance based on development tests, design studies and analyses.

        At the Flight Software CDR the Contractor shall formally satisfy the Prime Contractor and Customer on the adequacy of the item's qualification and acceptance test plans.

        The Contractor shall not hold a Critical Design Review for the Flight Software until its Preliminary Design Review has been completed and all actions have been closed. The CDR shall precede release of requirements for code generation.

        At the completion of the Flight Software CDR, the baseline design shall be frozen and the data package updated to reflect all agreed changes; subsequent changes to the design and/or documents included in the CDR data package shall be subject to the Customer approval.

        For the purpose of configuration management flight software design reviews may be held on a computer software unit (CSU) basis.

5.5.4   SOFTWARE CODE REVIEWS

        At the Software Code Reviews, the Contractor shall "walk through" the code in order to allow the Customer to ascertain that the code as designed will meet all the specified requirements.

5.5.5   FLIGHT PROM BURN-IN

        Burn-in of software into flight PROM's shall not proceed without Customer approval. Sufficient flight software qualification testing
        (FQT), shall be completed prior to burn-in to minimize the risk of flight RAM patches being required.

5.6     MANUFACTURING READINESS REVIEWS

        A working level Manufacturing Readiness Review (MRR) shall be held for units to be mutually agreed with the Customer. These shall normally only be held for first article builds.

        The MRR shall address the following:

        -      confirmation that all development work has been completed;

        - confirmation that all parts, materials and processes have been approved;

        - readiness of formally released drawing sets including workmanship standards and procedures;

        - confirmation that all manufacturing facilities have been identified and approved; and

        - acceptibility of manufacturing flow documentation, which shall show all activities in their proper call-up procedures and processes as required and shall identify critical operations and all mandarory and key inspection points in which the customer may elect to participate, on a non interference basis.

        - The Contractor shall ensure that all subsequent changes to the manufacturing documentation are reviewed and controlled in compliance with the Contractor's documentation control procedure described in the Program Management Plan.

5.7     TEST REVIEWS

5.7.1   GENERAL

        In general, working level test reviews shall be organized by the Contractor before and after each test. Exceptions may be agreed with the Customer for large volume equipments, where alternative review approaches may be substituted.

        It is intended that these reviews be conducted in the normal course of work, making use of the Contractor's standard processes, procedures, and data display to the maximum extent practicable.

5.7.2   TEST READINESS REVIEWS

        The purpose of the Test Readiness Reviews is to assess the readiness of the spacecraft panel, subsystem or equipment to be tested, as well as the readiness of the test environment to support the testing. This applies to acceptance, protoflight or qualification tests. For the protoflight spacecraft, the TRR shall not to be held before the system Final Design Review.

5.7.3   TEST REVIEW BOARD

        A more formal Test Review Board (TRB) shall convene following major test phases of key equipment, panel, subsystem and system level testing for the purpose of examining the adequacy of the test results, and to define the actions required in response to any discrepancies encountered during the test.

5.8     PRE-SHIPMENT REVIEW

        Each spacecraft shall undergo a pre-shipment review (PSR) in accordance with Article 8 of the Contract. A pre-shipment review shall also be held for the GCE following FAT.

        An End Item Data Package (EIDP) consisting of the following data shall be provided for the review:

        -      "As-built" configuration

        -      Reconciliation of "as-built" vs "as designed" configuration

        -      Summary of "open items"

        - Copies of Non-conformance Reports, Failure Reports, Waivers and deviations available on request

        - Mate/Demate logs and Installation/Removal logs available for review

        -      Test data compliance matrix

5.9     LAUNCH READINESS REVIEW

        Prior to integration of the spacecraft to the Launch Vehicle, a Launch Readiness Review (LRR) shall be held in accordance with Article 8 of the Contract. The LRR shall also address the readiness of the GCE system to support launch and subsequent operations.

Exhibit A  Statement of Work                       24 August 2000 -  Amendment 7
Satellite Contract                              Contract Number: ICOO/95-1002/NR




           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       MANAGEMENT DOCUMENTS

                                                                                             NO OF
  NO.             ITEM               SUBMISSION REQUIREMENT           SUBMISSION CRITERIA   COPIES               COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
M1     Program Management Plan    At EDC, and whenever updated   Approved at EDC              10    Including organizational charts
       (PMP)                                                                                        and IPT structure
M2     Spares Plan                System PDR                     Approval                     10    Update to PMP
M3     Shipping, Transportation   System PDR                     Approval                     10    Included in PMP
       and Storage Plan
M4     Review Action Item         Within one week of review      Approval                     10
       Closure Plan               meeting
M5     Action Item Responses      In accordance with action      Review or approval, as       10
                                  due date                       applicable
M6     Weekly Progress Report     Weekly                         Information                  10
M7     Monthly Program Progress   Monthly, each progress         Information                  15    Including:
       Reports                    report, or on request                                             Action Item Status List
                                                                                                    Summary Program Schedule
                                                                                                    Critical Equipment Schedule
                                                                                                    Analysis
                                                                                                    Milestone and Invoice Payment
                                                                                                    Status
                                                                                                    Milestone Payment Forecast
M8     Contract Change Notice     As required, or within 30      Approval                      3
       (CCN)                      days of receipt of a Change
                                  Request (CR)
M9     Spacecraft Scroll          At EDC                         Approved at EDC              10    Included in PMP
M10    Training Plan              PDR and whenever updated       Approval
M11    Mission Operations Plan    Preliminary at EDC and         Approved at CDR              25
                                  whenever updated
M12    Detailed Program Schedules Upon request                   Information                  --
M13    System Interface Schedules Upon request                   Information                  --    Includes Customer/Contractor key
                                                                                                    interface schedule milestone

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       MANAGEMENT DOCUMENTS (CONTD.)

                                                                                            NO OF
  NO.             ITEM               SUBMISSION REQUIREMENT           SUBMISSION CRITERIA   COPIES                COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
M14    Communication Network      At PDR                         Approval                     10
       Support Plan
M15    Life Time Support Plan     At EDC,and whenever updated    Review                       10

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       ENGINEERING DOCUMENTS


                                            SUBMISSION                                 NO OF
  NO.                ITEM                  REQUIREMENT        SUBMISSION CRITERIA      COPIES      COMMENTS            REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
E1    Subsystem Specifications         Appropriate design     Review                     10
                                       review data
                                       packages and
                                       whenever updated
E2    Equipment Specifications         Appropriate design     Review                     10
                                       review data
                                       packages and
                                       whenever updated
E3    Design Review Data Package       Appropriate design     Review                     10
                                       review data
                                       packages and
                                       whenever updated
E4    Stress, Fracture and Dynamic     Appropriate design     Review                     10
      Analysis                         review data
                                       packages and
                                       whenever updated
E5    Antenna Pointing Error Analysis  Appropriate design     Review                     10
                                       review data
                                       packages and
                                       whenever updated
E6    Antenna Pointing Error Budget    Appropriate design     Review                     10      Summary in MPR
                                       review data
                                       packages and
                                       whenever updated
E7    Propellant Budget Analysis       Appropriate design     Review                     10      Summary in MPR
                                       review data
                                       packages and
                                       whenever updated
E8    Mass Properties Analysis         Appropriate design     Review                     10      Summary in MPR
                                       review data
                                       packages and
                                       whenever updated
E9    DC Power Budget Analysis         Appropriate design     Review                     10      Summary in MPR
                                       review data
                                       packages and
                                       whenever updated
E10   Mission Analysis                 Appropriate design     Review                     10
                                       review data
                                       packages and
                                       whenever updated

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       ENGINEERING DOCUMENTS (CONTD.)

                                                                                  NO OF
  NO.            ITEM            SUBMISSION REQUIREMENT    SUBMISSION CRITERIA    COPIES           COMMENTS            REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
E11   Electromagnetic            Appropriate design       Review                    10
      Compatibility (EMC)        review data packages
      Analyses                   and whenever updated
E12   Radiation Effect Analyses  Appropriate design       Review                    10
                                 review data packages
                                 and whenever updated
E13   Spacecraft Charging        Appropriate design       Review                    10
      Analysis                   review data packages
                                 and whenever updated
E14   Spacecraft Contamination   Appropriate design       Review                    10
      Analysis                   review data packages
                                 and whenever updated
E15   Spacecraft Venting         Appropriate design       Review                    10
      Analysis                   review data packages
                                 and whenever updated
E16   Communications Subsystem   Appropriate design       Review                    10
      Analyses                   review data packages
                                 and whenever updated
E17   Telemetry, Telecommand     Appropriate design       Review                    10
      and Ranging Subsystem      review data packages
      Analyses                   and whenever updated
E18   Thermal Control Subsystem  Appropriate design       Review                    10
      Analyses                   review data packages
                                 and whenever updated
E19   Structure Subsystem        Appropriate design       Review                    10
      Analysis                   review data packages
                                 and whenever updated
E20   Electrical Power           Appropriate design       Review                    10
      Subsystem Analysis         review data packages
                                 and whenever updated

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       ENGINEERING DOCUMENTS (CONTD.)

                                                                                   NO OF
  NO.            ITEM            SUBMISSION REQUIREMENT    SUBMISSION CRITERIA     COPIES          COMMENTS          REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
E21   Attitude Determination &   Appropriate design       Review                     10
      Control Subsystem Analysis review data packages
                                 and whenever updated
E22   Propulsion Subsystem       Appropriate design       Review                     10
      Analysis                   review data packages
                                 and whenever updated
E23   Mechanisms Analysis        Appropriate design       Review                     10
                                 review data packages
                                 and whenever updated
E24   EGSE and MGSE Analyses     Appropriate design       Review                     10
                                 review data packages
                                 and whenever updated
E25   Worst Case Analysis        Appropriate design       Review                     10
                                 review data packages
                                 and whenever updated
E26   System Summary             Preliminary at EDC,      Review                     25    Spacecraft including GCE
                                 System Review design                                      interfaces
                                 reviews and whenever
                                 updated
E27   Recommended Operating      Outline at PDR, first    Review                     25    Including mission and
      Procedures                 issue at CDR, final at                                    on-station operations
                                 FDR
E28a  Spacecraft-Ground          Appropriate design       Draft at EDC + 2 mos       25
      Interface Control          review data packages     Preliminary at PDR
      Document: TT&C             and whenever updated     Final at CDR
      Interfaces
E28b  Spacecraft-Ground          Appropriate design       Draft at EDC + 2 mos       25
      Interface Control          review data packages     Preliminary at PDR
      Document:  Payload         and whenever updated     Final at CDR
      Control Interfaces

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       ENGINEERING DOCUMENTS (CONTD.)

                                                                               NO OF
  NO.           ITEM           SUBMISSION REQUIREMENT     SUBMISSION CRITERIA  COPIES         COMMENTS              REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
E29   Fracture Control Plan    Appropriate design       Review                    5
                               review data packages
                               and whenever updated
E30   Spacecraft Interface     Appropriate design       Review                    25     Parfitt type diagrams
      Schematics               review data packages
                               and whenever updated
E31   Detailed unit level      Appropriate design       Review                    10
      design description       review data packages
                               and whenever updated
E32   Training Course for      1 month before course    Review                    25
      Spacecraft Operations
      Personnel
E33   EM Payload O&M Manual    At EM payload delivery   Review                    3
E34   EM Payload ICD           At spacecraft PDR        Approval                  10
E35   Spacecraft On-station    Draft at FDR             Review                    15     Including associated
      and Mission Procedures   First issue at PSR                                        automated GCE based
                               Final at LRR                                              procedures and software
E36   Operating Instructions   First issue at SAT       Review                    15     Including nominal and
      (OIs)                    Final at S/C handover                                     contingency
E37   Operating Procedures     First issue at SAT       Review                    15     Including nominal and
      (PROCs)                  Final at S/C handover                                     contingency
E38   Satellite Data Book      First issue at PSR       Review                    15     One for each spacecraft
                               Final at S/C handover
E39   Satellite Telemetry,     Draft at PDR             Review                    15
      Command Lists            First issue at CDR
                               Updates as needed
E40   Design Verification      Draft at System PDR      Review                    10
      Matrix                   First issue at System
                               CDR

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       SPACECRAFT TEST DOCUMENTS

                                                                   SUBMISSION     NO OF
  NO.            ITEM               SUBMISSION REQUIREMENT          CRITERIA      COPIES            COMMENTS           REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
T1    Equipment and Subsystem    2 weeks before start of         Review             2
      Test Procedures            testing
T2    Equipment Test             At working reviews              Review             2      Customer will have
      Data/Reports                                                                         access to all testing
                                                                                           in progress and real
                                                                                           time test results
T3    Panel and Subsystem Test   At test review boards           Review             5      Customer will have
      Data/Reports                                                                         access to all testing
                                                                                           in progress and real
                                                                                           time test results
T4    Spacecraft Test Procedures Preliminary 30 days before      Review
                                 CDR
                                 Final 30 days before FDR
T5    Spacecraft Test            At test review boards           Review             5
      Data/Reports
T6    EGSE/MGSE Design           Appropriate design review       Review             5
      Descriptions               data packages and whenever
                                 updated
T7    Launch Operation and       Detailed report, within 1       Review             5
      Deployment and IOT Report  month
                                 Summary report within 1 week
T8    System/Bus IOT Test        First issue, 1 month before     Review             5
      Procedures                 rehearsals                      Review
                                 Final, 1 month before launch
T9    Spacecraft Payload IOT     Initial at IOT system           Review             --
      Procedures                 installation                                              Including associated
                                 Update at launch - 1 month                                applications software
                                 Final at completion of IOT

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       - GCE SYSTEM SPECIFIC DOCUMENTS

  NO.              ITEM               SUBMISSION REQUIREMENT             SUBMISSION CRITERIA  NO OF COPIES         COMMENTS
        ---------------------------------------------------------------------------------------------------------------------------
G1      Facilities Requirements    N/A                                  N/A                        10
        Document*
G2      TT&C Ground to NMC         N/A                                  N/A                        10
        Interface Control
        Document (ICD)*
G3      TT&C Ground to SAN         N/A                                  N/A                        10
        Interface Control
        Document*
G4      Ground System Design       PDR, CDR                             Approval                   10       Final at CDR
        Specification
G5      In-Orbit Test Subsystem    PDR, CDR                             Approval                   10
        Design Specification
G6      PDR and CDR Data Packages  PDR, CDR                             Review                     10
G7      PDR and CDR Minutes        PDR, CDR                             Review                     10
G8      FAT and SAT Test           1 month before test                  Review                     10
        Procedures
G9      FAT and SAT Test Reports   Summary report, 1 week after test    Review                     10
                                   Detailed report, 1 month after test
G10     Site Installation Plan     2 months before installation         Approval                   10
G11     Interconnect Drawings      PDR, CDR, FAT                        Review                     10
G12     As-Built Drawings          FAT                                  Review                     10
G13     Ground Software Manuals    CDR, SAT                             Review                     10       Outline at CDR
G14     COTS Software Vendor       CDR, FAT                             Review                     10
        Supplied Manuals
G15     Ground Equipment Vendor    CDR, FAT                             Review                     10
        Supplied Manuals
G16     Hughes Ground Equipment    CDR, SAT                             Review                     10       Outline at CDR
        O&M Manuals

* No longer a Contract Deliverable Document (Customer has assumed responsiblility for these Documents)

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       GCE SYSTEM SPECIFIC DOCUMENTS (CONTD.)


                                                                                          NO OF
  NO.              ITEM               SUBMISSION REQUIREMENT        SUBMISSION CRITERIA   COPIES            COMMENTS
------------------------------------------------------------------------------------------------------------------------------
G17     System O&M Manuals         CDR, SAT                        Review                   10     Outline at CDR
G18     Ground System Training     1 month before course           Review                   25     Includes all equipment
        Course                                                                                     hardware and software
G19     Recommend GCE Spares List  PDR                             Review                   10
G20     Operations Concept         PDR                             Information              10
G21     DSS Test Plan              Draft PDR                       Approval                  5     Final at CDR
G22     IOT Subsystem Test Plan    Draft PDR                       Approval                  5     Final at CDR

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       PRODUCT ASSURANCE

                                                                                    NO OF
  NO.            ITEM              SUBMISSION REQUIREMENT      SUBMISSION CRITERIA  COPIES             COMMENTS           REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
P1    Product Assurance Plan    By CCN, as required           Approval                10     Basic document approved
                                                                                             at EDC
P2    Audit Results             Upon request                  Information              1     Available on request
P3    Subcontractor             30 days EDC                   Review                   2     Resubmit as revised
      Requirements Matrix
P4    Subtier PA Plans          As received                   Review                   1     Provide to on-site
                                                                                             Customer Office
P5    Failure Status            Monthly                       Information             --     Included in progress
                                                                                             reports
P6    PA Status Reports         Monthly                       Information             --     Included in progress
                                                                                             reports
P7    Key Inspection Points     At MRR                        Review                   1     Provide to on-site
                                                                                             Customer Office
P8    Non-conformance Reports   As issued                     Review                   1     Provide to on-site
                                                                                             Customer Office
P9    Software Quality Plan     60 days EDC                   Approval                10
P10   Reliability Analysis      30 days before design review  Review                  10     Include in design review
                                                                                             Package
P11   Failure Rate Data         30 days prior to design       Review                   1     Customer concurrence
                                review
P12   Parts Derating Analysis   30 days before CDR/FDR        Review                  10     Include in design review
                                                                                             Package
P13   Parts Derating Exceptions As issued to PMPCB            Approval                 1     Provide to on-site
                                                                                             Customer Office
P14   Derating Exceptions List  30 days prior to CDR/FDR      Review                  10     Include in design review
                                                                                             Package
P15   FMECA                     30 days prior to design       Review                  10     Include in design review
                                review                                                       Package
P16   Single Point Failure List 30 days prior to design       Approval                10     Include in design review
                                review                                                       Package

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       PRODUCT ASSURANCE (CONTD.)


                                                                                      NO OF
  NO.            ITEM              SUBMISSION REQUIREMENT      SUBMISSION CRITERIA   COPIES              COMMENTS         REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
P17   Wearout Analysis          30 days prior to design       Review                   10     Include in design review
                                review                                                        Package
P18   Critical Items List       30 days prior to design       Review                   10     Include in design review
                                review                                                        Package
P19   Failure Notification      Within 24 hours of reported   Information               1     E-Mail or hard copy to
                                failure                                                       on-site Customer Office
P20   Failure Reports           As issued; within 7 days of   Review                    1     Provide to on-site
                                notification                                                  Customer Office
P21   Failure Analysis Reports  As issued; within 7 days      Review                    2     Provide to on-site
                                completion                                                    Customer Office
P22   Failure Review Board      As issued                     Information               1     Provide to on-site
      Minutes                                                                                 Customer Office
P23   Authorized Parts Lists    As issued                     Review                    5     Provide to on-site
                                                                                              Customer Office
P24   Summary Parts Lists       As issued                     Information               1     Available for design
                                                                                              review
P25   Authorized Materials &    As issued                     Review                    5     Provide to on-site
      Processes List                                                                          Customer Office
P26   Parts & Materials         As issued                     Review                    1     Concurrence at PMPCB
      Approval Requests
P27   System Safety Program     30 days prior to PDR          Information               5     Provide as revised
      Tasks
P28   System Safety Compliance  30 days prior to Safety       Review                    5
      Data and Hazard Analysis  Reviews
P29   Launch Site Safety Plan   6 months prior to launch      Review                    5
P30   Qualification Status      Draft at PDR                  Review                   10     Resubmit as revised
      Reports
P31   Flight Hardware IT        As hardware is delivered      Information              10     Contains hardware summary
      Delivery Notices                                                                        data

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       PRODUCT ASSURANCE (CONTD.)


                                                                                NO OF
  NO.            ITEM           SUBMISSION REQUIREMENT    SUBMISSION CRITERIA   COPIES             COMMENTS             REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
P32   Requests for           As issued                   Approval                  2
      Deviation/Waiver
P33   Eng Change Notices     As issued                   Information               1     Review at program level CRB
P34   Specification Tree     As issued                   Information               5

DRL Notes 1) The number of copies to be supplied may be reduced if electronic document transfers are used.

           APPENDIX A: CONTRACT DOCUMENTATION REQUIREMENT LIST (CDRL)
                       PCS SYSTEM SPECIFIC DOCUMENTS

   NO.              ITEM                     SUBMISSION REQUIREMENT       SUBMISSION CRITERIA   NO OF COPIES        COMMENTS
          --------------------------------------------------------------------------------------------------------------------------
PCS 1     PDR and CDR Data Packages       PDR, CDR                        Review                     10
PCS 2     PDR and CDR Minutes             PDR, CDR                        Review                     10
PCS 3     Detailed PCS Equipment Scroll   CDR                             Review                     10
PCS 4     Interconnect Drawings           Preliminary: CDR                Review                     10
                                          Final: FAT
PCS 5     Recommend PCS Spares List       CDR                             Information                10
PCS 6     PCS Test Plan                   CDR                             Review                     10
PCS 7     FAT and SAT Test Procedures     1 month before test             Review                     10
PCS 8     FAT and SAT Test Reports        Summary report, 1 week after    Review                     10
                                          test
                                          Detailed report, 1 month
                                          after test
PCS 9     COTS Software Vendor             SAT                            Information                10
          Supplied Manuals
PCS 10    Ground Equipment vendor         Preliminary: SAT                Information                10
          and/or O&M Manuals              Final: SAT + 40 WD
PCS 11    PCS User Manual                 Preliminary: SAT                Information                10
                                          Final: SAT + 40 WD
PCS 12    PCS Training Materials          At training class               Information                20

Exhibit B Satellite Technical Specification         25 August 2000 - Amendment 7
Satellite Contract                             Contract Number:  ICOO/95-1002/NR








                        CONTRACT NUMBER ICOO/95-1002/NR












    ------------------------------------------------------------------------
                                    EXHIBIT B
                               SATELLITE TECHNICAL
                                  SPECIFICATION
    ------------------------------------------------------------------------












                                 25 AUGUST 2000

                                TABLE OF CONTENTS

    ACRONYMS                                                                            XV

    1.   INTRODUCTION                                                                    1

    2.   SPACECRAFT SYSTEM REQUIREMENTS                                                  1

         2.1     General                                                                 1

         2.2     Orbital Requirements                                                    1
                 2.2.1    Orbit Definition                                               1
                 2.2.2    Orbital Life                                                   2
                 2.2.3    Orbit Acquisition and Reconfiguration                          2

         2.3     Launch Requirements                                                     3
                 2.3.1    Launch Vehicles                                                3
                 2.3.2    Launch Vehicle Users' Manual                                   3
                 2.3.3    Launch Mass                                                    3
                 2.3.4    Airborne Support Equipment                                     3
                 2.3.5    Launch Windows                                                 3

         2.4     Definition of Coordinate Axes, Attitude Angles and Torques              4
                 2.4.1    Spacecraft Axes                                                4
                 2.4.2    Attitude Angles                                                4
                 2.4.3    Torques                                                        4

         2.5     Antenna Beam Pointing Accuracy                                          5
                 2.5.1    Functional Requirements                                        5
                 2.5.2    Design Requirements                                            5

         2.6     Spacecraft Reliability Requirements                                     6
                 2.6.1    General                                                        6
                 2.6.2    Spacecraft Services                                            6
                 2.6.3    Reliability                                                    6
                 2.6.4    Outages                                                        6
                 2.6.5    Single Point Failures                                          7
                 2.6.6    Safe Modes                                                     7
                 2.6.7    Software Reliability                                           8
                 2.6.8    Safe Disposal                                                  8
                 2.6.9    Space Debris                                                   8

         2.7     Radiation Environment                                                   8

         2.8     Operational Requirements                                                8
                 2.8.1    Spacecraft Autonomy                                            8
                 2.8.2    Automatic Functions                                            9

    3.   COMMUNICATIONS SUBSYSTEM                                                       10

         3.1     General                                                                10

         3.2     Overall Communications Payload Characteristics                         11
                 3.2.1    General                                                       11

                 3.2.2    Transponder Characteristics                                   11
                 3.2.3    Frequency Bands                                               12

         3.3     Antenna Coverage                                                       14
                 3.3.1    S-band Coverage                                               14
                 3.3.2    S-band Beam Congruence                                        15
                 3.3.3    S-band Beam Polarisation Axial Ratio                          15
                 3.3.4    S-band Beam Isolation                                         16
                 3.3.5    C-band Coverage                                               17
                 3.3.6    C-band Polarisation Axial Ratio                               17

         3.4     EIRP and G/T Performance                                               18
                 3.4.1    S-band EIRP Requirements                                      18
                 3.4.2    S-band EIRP Flexibility                                       20
                 3.4.3    S-band G/T Requirements                                       20
                 3.4.4    C-band EIRP Requirements                                      21
                 3.4.5    C-band G/T Requirements                                       22

         3.5     Payload Performance                                                    23
                 3.5.1    Intermodulation Product                                       23
                 3.5.2    Transponder Channelisation                                    24
                 3.5.3    C-to-C Transponder Channelisation                             28
                 3.5.4    HP-SMS Transponder Channelisation                             28
                 3.5.5    Signal Dynamics                                               29
                 3.5.6    Transmission Channel Gain Requirements                        32
                 3.5.7    Frequency Accuracy                                            34
                 3.5.8    Phase Linearity                                               34
                 3.5.9    Phase Noise                                                   35
                 3.5.10   In-band and Close-to-Band Spurious Emissions                  36
                 3.5.11   Self Interference Criterion                                   36
                 3.5.12   Out-of-Band Emissions                                         36
                 3.5.13   Out-of-Band Response                                          37
                 3.5.14    Overload Capability                                          38
                 3.5.15   Multi-Carrier Operational and Test Condition                  41

         3.6     Payload Resource Management System                                     41
                 3.6.1    Resource Management Functions                                 41
                 3.6.2    Resource Management System Communications Links               45

         3.7     HP-SMS Management System                                               46
                 3.7.1    HP-SMS Management Functions                                   46
                 3.7.2    HP-SMS Management System Command Link                         49

         3.8     On-board Test and Correction                                           49
                 3.8.1    DRA Chain Autonomous Calibration                              49
                 3.8.2    DRA Chain Diagnostics                                         50
                 3.8.3    Channeliser/Beamforming Diagnostics                           50
                 3.8.4    Health and Status Information                                 50

         3.9     Interface Requirements                                                 50
                 3.9.1    Main Power Bus                                                50
                 3.9.2    Telecommand Requirements                                      50

                 3.9.3    Telemetry Requirements                                        51

         3.10    Reliability Requirements                                               51
                 3.10.1   Reliability Approach                                          51

    4.   TELEMETRY, TRACKING AND COMMAND SUBSYSTEM                                      52

         4.1     Functional Description                                                 52

         4.2     Radio Frequency Requirements                                           52
                 4.2.1    General Requirements                                          52
                 4.2.2    Downlink                                                      52
                 4.2.3    Uplink                                                        54
                 4.2.4    Antenna Requirements                                          55

         4.3     Telemetry Subsystem                                                    56
                 4.3.1    General Requirements                                          56
                 4.3.2    Telemetry Baseband Requirements                               57
                 4.3.3    Telemetry Format - General Requirements                       57
                 4.3.4    "Normal Mode" Telemetry Format                                58
                 4.3.5    "Dwell Mode" Telemetry Format                                 58
                 4.3.6    Spare Capacity                                                59

         4.4     Command Subsystem                                                      59
                 4.4.1    General Requirements                                          59
                 4.4.2    Telecommand Baseband Parameters                               61
                 4.4.3    Command Link Performance                                      61
                 4.4.4    Command Security                                              61
                 4.4.5    Command Message Format                                        62
                 4.4.6    Command Execution                                             62
                 4.4.7    Time-tagged Command Facility                                  62
                 4.4.8    Spare Capacity                                                63

         4.5     Ranging                                                                63
                 4.5.1    Functional Requirements                                       63
                 4.5.2    Performance Requirements                                      64

         4.6     Interface Requirements                                                 64
                 4.6.1    General                                                       64
                 4.6.2    Main Power Bus                                                64
                 4.6.3    Telecommand Requirements                                      64
                 4.6.4    Telemetry Requirements                                        64
                 4.6.5    TT&C Ground-to-Spacecraft Interface                           65

    5.   ATTITUDE AND ORBIT CONTROL SUBSYSTEM (AOCS)                                    67

         5.1     Functional Description                                                 67

         5.2     Attitude Determination                                                 67
                 5.2.1    General                                                       67
                 5.2.2    Operational Orbit                                             67

         5.3     Attitude and Orbit Control                                             67
                 5.3.1    General                                                       67

                 5.3.2    Operational Orbit                                             67
                 5.3.3    Design Margins                                                68
                 5.3.4    Control Bias Capability                                       68
                 5.3.5    Unit and Reference Switching                                  68

         5.4     Fault Protection                                                       69
                 5.4.1    Redundancy                                                    69
                 5.4.2    Automatic Failure Detection & Switching                       69
                 5.4.3    Safe Modes                                                    70
                 5.4.4    Reacquisition                                                 71

         5.5     Interface Requirements                                                 71
                 5.5.1    Propulsion Interfaces                                         71
                 5.5.2    Main Power Bus                                                71
                 5.5.3    Telecommand Requirements                                      71
                 5.5.4    Telemetry Requirements                                        72
                 5.5.5    Mechanical                                                    73

    6.   PROPULSION SUBSYSTEM                                                           74

         6.1     Functional Description                                                 74

         6.2     Functional Requirements                                                74
                 6.2.1    Liquid Propellant Subsystems                                  74
                 6.2.2    Liquid Propellant Storage & Feed Components                   75
                 6.2.3    Liquid Propellant Thrusters                                   76
                 6.2.4    Redundancy                                                    77

         6.3     Propellant Budgets                                                     78
                 6.3.1    General                                                       78
                 6.3.2    Liquid Propellants                                            78
                 6.3.3    Budgeting Methodology                                         78

         6.4     Subsystem Interfaces                                                   80
                 6.4.1    AOCS                                                          80
                 6.4.2    Main Power Bus                                                80
                 6.4.3    Telemetry Requirements                                        80
                 6.4.4    Telecommand Requirements                                      81
                 6.4.5    Thermal                                                       81

    7.   ELECTRICAL POWER SUBSYSTEM                                                     82

         7.1     Functional Description                                                 82

         7.2     Functional Requirements                                                82
                 7.2.1    Power Budget                                                  82

         7.3     Solar Array                                                            83
                 7.3.1    Array Capability                                              83
                 7.3.2    Array Drive and Power Transfer Assembly                       83

         7.4     Battery                                                                84
                 7.4.1    Battery Configuration                                         84
                 7.4.2    Battery Capacity                                              84

                 7.4.3    Battery Charge Management                                     84
                 7.4.4    Battery Storage                                               85

         7.5     Power Conditioning                                                     85
                 7.5.1    General                                                       85
                 7.5.2    Main Bus Ripple                                               85

         7.6     Power Distribution and Protection                                      86
                 7.6.1    General                                                       86
                 7.6.2    Automatic Loadshed Facility                                   86

         7.7     Interface Requirements                                                 87
                 7.7.1    Telecommand Requirements                                      87
                 7.7.2    Telemetry Requirements                                        87

    8.   THERMAL CONTROL SUBSYSTEM                                                      88

         8.1     Functional Description                                                 88

         8.2     Subsystem Performance Requirements                                     88
                 8.2.1    General                                                       88
                 8.2.2    Analytical Margins                                            89

         8.3     Subsystem Design Requirements                                          89
                 8.3.1    General                                                       89
                 8.3.2    Analysis                                                      90
                 8.3.3    Implementation                                                90

         8.4     Interface Requirements                                                 90
                 8.4.1    Main Power Bus                                                90
                 8.4.2    Telecommand Requirements                                      90
                 8.4.3    Telemetry Requirements                                        90

    9.   STRUCTURE SUBSYSTEM                                                            92

         9.1     Functional Description                                                 92

         9.2     Subsystem Performance Requirements                                     92

         9.3     Subsystem Design Requirements                                          92
                 9.3.1    Load Conditions                                               92
                 9.3.2    Load Factors and Safety Margins                               92
                 9.3.3    Composites and Bonded Structures                              94
                 9.3.4    Fracture Control                                              94
                 9.3.5    Materials                                                     94

    10.  MECHANISMS                                                                     95

         10.1    Functional Description                                                 95

         10.2    Design Requirements                                                    95
                 10.2.1   General                                                       95
                 10.2.2   Design Margins                                                95
                 10.2.3   Lifetime                                                      95
                 10.2.4   Deployment Mechanisms                                         96

                 10.2.5   Bearings                                                      96

         10.3    Interface Requirements                                                 96
                 10.3.1   Main Power Bus                                                96
                 10.3.2   Telecommand Requirements                                      96
                 10.3.3   Telemetry Requirements                                        97

    11.  PYROTECHNIC SUBSYSTEM                                                          98

         11.1    Functional Description                                                 98

         11.2    Design Requirements                                                    98
                 11.2.1   Redundancy                                                    98
                 11.2.2   Initiators                                                    98
                 11.2.3   Actuators                                                     98
                 11.2.4   Firing Circuits                                               98

         11.3    Interface Requirements                                                 99
                 11.3.1   Main Power Bus                                                99
                 11.3.2   Telecommand Requirements                                      99
                 11.3.3   Telemetry Requirements                                        99

    12.  SPACECRAFT DESIGN REQUIREMENTS                                                100

         12.1    General                                                               100
                 12.1.1   Configuration                                                100
                 12.1.2   Maintainability, Interchangeability and Accessibility        100
                 12.1.3   Zero-g Testing                                               101
                 12.1.4   Contamination Control                                        101
                 12.1.5   Operation Following Storage                                  102

         12.2    Reliability Design                                                    102
                 12.2.1   General                                                      102
                 12.2.2   Reliability Analysis                                         102
                 12.2.3   Failure Mode, Effects and Criticality Analysis (FMECA)       103
                 12.2.4   Contingency Analysis                                         103
                 12.2.5   Software & Firmware Reliability                              103
                 12.2.6   Reliability Modelling                                        104
                 12.2.7   Redundancy                                                   104

         12.3    Mechanical Design Requirements                                        105
                 12.3.1   Requirements for Units and Assemblies                        105

         12.4    Thermal Design Requirements                                           105
                 12.4.1   Requirements for Units and Assemblies                        105

         12.5    General Electrical Design Requirements                                106
                 12.5.1   Worst Case Analysis                                          106
                 12.5.2   Electrical Grounding Scheme                                  106
                 12.5.3   Main Bus Power Interfaces                                    107
                 12.5.4   Secondary Power Distribution                                 107
                 12.5.5   Signal Interfaces                                            107
                 12.5.6   Testability                                                  108

                 12.5.7   Use of Connectors                                            108
                 12.5.8   Harness Design                                               109
                 12.5.9   Spacecraft-Level Test Connections                            109

         12.6    Design Criteria for Microprocessor Systems                            110
                 12.6.1   Software Design Requirements                                 110
                 12.6.2   Software Telemetry                                           111
                 12.6.3   Hardware                                                     111
                 12.6.4   Fault Management                                             112
                 12.6.5   Self-Test Mode                                               112

         12.7    Radiation Design Requirements                                         112
                 12.7.1   Total Dose                                                   112
                 12.7.2   Single Event Phenomena - Single and Multiple Upsets          113
                 12.7.3   Electrostatic Charging                                       113

         12.8    General Telecommand and Telemetry Requirements                        114
                 12.8.1   Telecommand                                                  115
                 12.8.2   Telemetry                                                    115

    13.  QUALITY ASSURANCE PROVISIONS                                                  118

         13.1    Quality Assurance Requirements                                        118
                 13.1.1   General                                                      118
                 13.1.2   Quality Systems                                              118

         13.2    Component Parts                                                       118
                 13.2.1   General                                                      118
                 13.2.2   Radiation Sensitivity                                        118
                 13.2.3   Custom Devices                                               118
                 13.2.4   Travelling Wave Tube Amplifiers                              119

         13.3    Materials and Processes                                               119
                 13.3.1   General                                                      119
                 13.3.2   Materials                                                    119
                 13.3.3   Processes                                                    120

         13.4    Limited-life Items                                                    120

         13.5    Producibility                                                         121

    A.  APPENDICES                                                                     A-1

    1.   APPENDIX 1  RESERVED                                                          A-2

    2.   APPENDIX 2 -RADIATION ENVIRONMENT SPECIFICATION                               A-3

         2.1     ICO Orbit Radiation Environment                                       A-3
                 2.1.1    Geomagnetically Trapped Radiation                            A-3
                 2.1.2    Energetic Solar Particles                                    A-4
                 2.1.3    Environment Interactions                                     A-5
                 2.1.4    Transient Environments                                       A-8
                 2.1.5    Single Event Effects Radiation Environment                   A-8
                 2.1.6    Solar Spectral Irradiance                                   A-17

                 2.1.7    Spacecraft Charging                                         A-18

    3.   APPENDIX 3 -DYNAMIC SPACECRAFT SIMULATOR SPECIFICATION                       A-20
                 3.1      Functional Description                                      A-20

         3.2     Functional Requirements                                              A-20
                 3.2.1    General                                                     A-20
                 3.2.2    Scope of Simulation                                         A-21
                 3.2.3    Performance Requirements                                    A-21

         3.3     Design Requirements                                                  A-22
                 3.3.1    Language                                                    A-22
                 3.3.2    User Interface                                              A-22
                 3.3.3    Maintainability                                             A-22

         3.4     Environment Model Requirements                                       A-23
                 3.4.1    Rotational Dynamics                                         A-23
                 3.4.2    Translational Dynamics                                      A-23
                 3.4.3    Models of Elements Sensed by the Spacecraft                 A-24
                 3.4.4    Models Affecting Spacecraft Behaviour                       A-24

         3.5     Satellite Model Requirements                                         A-24
                 3.5.1    Electrical Power Subsystem (EPS)                            A-24
                 3.5.2    AOCS                                                        A-25
                 3.5.3    Telemetry, Tracking and Command Subsystem                   A-26
                 3.5.4    Thermal Control Subsystem (TCS)                             A-27
                 3.5.5    Communications Subsystem                                    A-27
                 3.5.6    Pyrotechnic Subsystem Model                                 A-28
                 3.5.7    Flight Software Subsystem Model                             A-28

         3.6     Simulator Control                                                    A-28
                 3.6.1    General                                                     A-28
                 3.6.2    Initialisation                                              A-28
                 3.6.3    Run Mode                                                    A-29
                 3.6.4    Pausing the Simulation                                      A-30
                 3.6.5    Exiting the Simulation                                      A-30

         3.7     Simulator Monitoring                                                 A-30
                 3.7.1    Trace Groups                                                A-30
                 3.7.2    Diagnostics                                                 A-31
                 3.7.3    Simulation Log                                              A-31
                 3.7.4    Other Printouts                                             A-31

    4.   APPENDIX 4 -RADIATION DOSE MONITOR                                           A-32

         4.1     Functional Description                                               A-32

         4.2     Functional Requirements                                              A-32
                 4.2.1    General                                                     A-32
                 4.2.2    Main Power Bus                                              A-32
                 4.2.3    Telecommand Requirements                                    A-32
                 4.2.4    Telemetry Requirements                                      A-32

                 4.2.5    Redundancy                                                  A-33
                 4.2.6    Quality Assurance                                           A-33

         4.3     Performance Requirements                                             A-33
                 4.3.1    General                                                     A-33

Exhibit C Product Assurance Plan                    25 August 2000 - Amendment 7
Satellite Contract                                  Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------



----------------------------------------------------------
TITLE                           NUMBER           REV
              ICO
     Product Assurance Plan                       A           [HUGHES LOGO]
           Exhibit C
                               CAGE CODE     TOTAL PAGES
                                 9E831            61
--------------------------------------------------------------------------------












                         HUGHES PROPRIETARY INFORMATION

                 Source: Hughes Space and Communications Company

       This document contains proprietary information and, except with written permission of Hughes Space and Communications Company, such information shall not be published or disclosed to others, or used for any purpose and the document shall not be copied in whole or in part.

       COPYRIGHT (C) 1999 - HUGHES ELECTRONICS CORPORATION - UNPUBLISHED WORK - ALL RIGHTS RESERVED

--------------------------------------------------------------------------------
                                    APPROVALS
--------------------------------------------------------------------------------
                          DATE                                          DATE

S. Merrell                          S. Schmidt
Revised by                          Payload System Engineering
--------------------------------------------------------------------------------


                                    T. Lamb
                                    Product Manager
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 PAGE
1.    BASIC PROVISIONS............................................................................................1-1
      1.1    Basic Provisions.....................................................................................1-1
             1.1.1           Program Content......................................................................1-1
      1.2    Program Functions....................................................................................1-1
      1.3    Applicable Documents and Guidelines..................................................................1-1

2.    ORGANIZATION AND MANAGEMENT.................................................................................2-1
      2.1    Basic Provisions.....................................................................................2-1
      2.2    Management Responsibility............................................................................2-1
             2.2.1           Reliability Engineering..............................................................2-1
             2.2.2           Parts, Materials, and Processes......................................................2-1
             2.2.3           Quality Assurance....................................................................2-2
             2.2.4           Subcontractor PA Program Control.....................................................2-2
      2.3    Reviews..............................................................................................2-2
      2.4    Audits...............................................................................................2-3
      2.5    Documentation........................................................................................2-3
      2.6    Subcontractor/Supplier PA Programs...................................................................2-3
             2.6.1           Basic Provisions.....................................................................2-3
             2.6.2           High Reliability Parts Suppliers.....................................................2-4
             2.6.3           Materials and Fabricated Item Suppliers..............................................2-4
             2.6.4           Major Subcontractors.................................................................2-4
      2.7    Progress Reporting...................................................................................2-4
      2.8    Customer Interface...................................................................................2-5
             2.8.1           Involvement in and Access to Program Activities......................................2-5
             2.8.2           Involvement in Review Board Proceedings..............................................2-5

3.    QUALITY ASSURANCE...........................................................................................3-1
      3.1    Basic Provisions.....................................................................................3-1
      3.2    Function Administration..............................................................................3-1
             3.2.1           Responsibilities.....................................................................3-1
             3.2.2           Tasks................................................................................3-2
             3.2.3           Audits...............................................................................3-2
      3.3    Procurement Controls.................................................................................3-2
             3.3.1           Responsibility.......................................................................3-2
             3.3.2           Subcontractor/Supplier Evaluation....................................................3-3
             3.3.3           Procurement Document Requirements....................................................3-3
             3.3.4           Source Surveillance/Inspection.......................................................3-3
             3.3.5           Receiving Inspection.................................................................3-3
      3.4    Manufacturing Controls...............................................................................3-3
             3.4.1           Fabrication and Assembly Operations..................................................3-3
             3.4.2           Stores Control.......................................................................3-4
             3.4.3           Process Control......................................................................3-4
             3.4.4           Process and Personnel Certification..................................................3-4
             3.4.5           Workmanship Standards................................................................3-4
             3.4.6           Cleanliness and Contamination Control................................................3-5
             3.4.7           Configuration Control................................................................3-5
             3.4.8           Electrostatic Discharge Control......................................................3-5
      3.5    Testing and Inspection...............................................................................3-5
             3.5.1           In-Process Inspections...............................................................3-5
             3.5.2           Final Test and Inspection............................................................3-6
             3.5.3           Subsystem/Vehicle Assembly Inspection and Records....................................3-6
             3.5.4           Test Participation...................................................................3-6
      3.6    Nonconforming Article and Material Control...........................................................3-7

                                                                                                                 PAGE
             3.6.1           Material Review Action and Control...................................................3-7
             3.6.2           Nonconformance Definitions and Classifications.......................................3-8
             3.6.3           Corrective Action....................................................................3-8
             3.6.4           Subcontractor Material Review........................................................3-9
             3.6.5           Database.............................................................................3-9
      3.7    Measurement Processes and Calibration................................................................3-9
             3.7.1           Basic System.........................................................................3-9
             3.7.2           Calibration Controls.................................................................3-9
             3.7.3           Remedial and Preventive Action......................................................3-10
             3.7.4           Subcontractor Controls..............................................................3-10
      3.8    History Records and Traceability....................................................................3-10
             3.8.1           History Records.....................................................................3-10
             3.8.2           Photographs.........................................................................3-10
             3.8.3           Traceability........................................................................3-11
      3.9    Stamp Controls......................................................................................3-11
      3.10   Sampling Plans, Statistical Planning, and Analysis..................................................3-11
      3.11   Handling and Shipping...............................................................................3-11
             3.11.1          Handling............................................................................3-11
             3.11.2          Shipping............................................................................3-12
             3.11.3          Transportation......................................................................3-12
      3.12   Software Quality Assurance..........................................................................3-12
      3.13   Launch Site Activities..............................................................................3-13

4.    RELIABILITY ENGINEERING....................................................................................4-1
      4.1    Basic Provisions....................................................................................4-1
      4.2    Function Administration.............................................................................4-1
             4.2.1           Responsibilities....................................................................4-1
             4.2.2           Tasks...............................................................................4-1
      4.3    Reliability Assessments.............................................................................4-2
             4.3.1           Spacecraft Design Reliability.......................................................4-2
             4.3.2           Analyses............................................................................4-2
             4.3.3           Part Application Derating...........................................................4-3
             4.3.4           Failure Modes, Effects, and Criticality Analysis....................................4-4
             4.3.5           Single Point Failures...............................................................4-4
             4.3.6           Wearout Analysis....................................................................4-4
             4.3.7           Worst Case Analysis.................................................................4-5
             4.3.8           Critical Items List.................................................................4-5
      4.4    Failure Reporting and Corrective Action.............................................................4-5
             4.4.1           Basic Provisions....................................................................4-5
             4.4.2           Failure Definition and Documentation................................................4-6
             4.4.3           Failure Analysis....................................................................4-6
             4.4.4           Failure Review Board................................................................4-7
             4.4.5           Subcontractor Failure Reporting.....................................................4-7

5.    PARTS, MATERIALS, AND PROCESSES CONTROL....................................................................5-1
      5.1    Basic Provisions....................................................................................5-1
      5.2    Function Administration.............................................................................5-1
      5.3    Program Requirements................................................................................5-1
             5.3.1           Authorized Lists....................................................................5-1
             5.3.2           Selection...........................................................................5-1
             5.3.3           Parts and Materials Application Review..............................................5-3
             5.3.4           Materials and Processes Specifications..............................................5-3
             5.3.5           Parts Specifications................................................................5-4
             5.3.6           Parts and Materials Qualification...................................................5-4
             5.3.7           Parts and Materials Transfer........................................................5-4
      5.4    Parts Screening and Acceptance......................................................................5-5
             5.4.1           Basic Provisions....................................................................5-5

                                                                                                                 PAGE
             5.4.2           Internal Visual Inspection..........................................................5-5
             5.4.3           Environmental Screening and Conditioning............................................5-5
             5.4.4           Burn-in.............................................................................5-6
             5.4.5           Destructive Physical Analysis.......................................................5-6
             5.4.6           Radiation...........................................................................5-7
      5.5    PM&P Qualification Status List......................................................................5-7
      5.6    Parts and Materials Handling and Storage............................................................5-7
      5.7    Part Quality Levels for Qualification Hardware......................................................5-7
      5.8    Subcontractor PMP Program Control...................................................................5-7

6.    CONFIGURATION MANAGEMENT...................................................................................6-1
      6.1    Basic Provisions....................................................................................6-1
      6.2    Function Administration.............................................................................6-1
             6.2.1           Responsibilities....................................................................6-1
             6.2.2           Tasks...............................................................................6-2
      6.3    Activities..........................................................................................6-2
             6.3.1           Configuration Identification........................................................6-2
             6.3.2           Configuration Control...............................................................6-3
             6.3.3           Configuration Status Accounting.....................................................6-4
             6.3.4           Subcontractor Configuration Management..............................................6-5
             6.3.5           Engineering Documentation Control...................................................6-5

7.    SYSTEM SAFETY PROGRAM PLAN.................................................................................7-1
      7.1    Basic Provisions....................................................................................7-1
      7.2    Responsibilities....................................................................................7-1
             7.2.1           Program Manager.....................................................................7-1
             7.2.2           System Safety Engineer..............................................................7-1
             7.2.3           External System Safety Interfaces...................................................7-1
      7.3    System Safety Tasks.................................................................................7-2
      7.4    Organizational Roles................................................................................7-2
             7.4.1           Engineering.........................................................................7-2
             7.4.2           System Operations...................................................................7-2
             7.4.3           Safety, Health and Environmental Affairs (SHEA......................................7-3
             7.4.4           Product Assurance...................................................................7-3
             7.4.5           Quality Assurance...................................................................7-3
      7.5    Scope of System Safety Program......................................................................7-3
      7.6    Applicable Documents................................................................................7-3
      7.7    Integration and Coordination of Delegated Activities................................................7-4
      7.8    Hazard Control Order of Precedence..................................................................7-4
      7.9    Hazard Analysis.....................................................................................7-4
             7.9.1           Preliminary Hazard Analysis (PHA)...................................................7-4
             7.9.2           Subsystem and System Hazard Analysis (S&SHA)........................................7-5
      7.10   Verification and Documentation of Requirements Compliance...........................................7-5
      7.11   Deliverable Documentation...........................................................................7-5
      7.12   Non-Deliverable Data................................................................................7-5
      7.13   Procedure Review and Approval.......................................................................7-5
      7.14   Test and Operational Safety.........................................................................7-5
      7.15   Training............................................................................................7-6
      7.16   Audit Program.......................................................................................7-6

                                 LIST OF FIGURES

                                                                                                PAGE
FIGURE 2-1.  PROGRAM PRODUCT ASSURANCE MANAGEMENT REPORTING......................................2-7


FIGURE 2-2.  PROGRAM PRODUCT ASSURANCE MANAGER'S STAFF...........................................2-7


FIGURE 3-1.  QUALITY ASSURANCE INTERFACES.......................................................3-13


FIGURE 4-1.  FAILURE MANAGEMENT SYSTEM...........................................................4-8


FIGURE 6-1.  PROGRAM CONFIGURATION AND DATA MANAGEMENT OPERATIONS................................6-6


FIGURE 6-2.  CUSTOMER/HUGHES/SUBCONTRACTOR INTERFACES............................................6-6


FIGURE 6-3.  PROGRAM CMO FUNCTIONAL RESPONSIBILITIES.............................................6-7

                                 LIST OF TABLES

                                                                                                PAGE
TABLE 1-1  APPLICABLE DOCUMENTS..................................................................1-2


TABLE 1-2  APPLICABLE HUGHES MANUALS AND PROCEDURES..............................................1-3


TABLE 2-1  REVIEW BOARDS.........................................................................2-6


TABLE 2-2.  CUSTOMER INVOLVEMENT IN REVIEW BOARD PROCEEDINGS.....................................2-7


TABLE 3-1,  FLIGHT HARDWARE MATERIAL REVIEW AUTHORITY...........................................3-14


TABLE 4-1.  RELIABILITY ENGINEERING TASK RESPONSIBILITIES........................................4-8


TABLE 5-1.  HIGH RELIABILITY PARTS SCREENING MATRIX1 (PAGE 1 OF 2)...............................5-8


TABLE 5-1.  HIGH RELIABILITY PARTS SCREENING MATRIX (Page 2 of 2)................................5-9

1.      BASIC PROVISIONS

1.1     BASIC PROVISIONS

1.1.1   PROGRAM CONTENT

        Hughes shall conduct, from program inception to delivery of each spacecraft, a product assurance effort compliant with the provisions of this plan, which shall constitute the master planning and requirements document for the spacecraft product assurance program. This effort shall comprise, in addition to a program of quality assurance activities that includes software control activities, programs of reliability engineering; parts, materials, and processes control; configuration management; and system safety assurance activities. Responsibility within Hughes for ensuring the application of these disciplines shall be assigned as prescribed by Hughes' management directives.

1.2     PROGRAM FUNCTIONS

        The primary functions of the spacecraft product assurance program shall be to:

        1. Ensure the effective and timely implementation (one consistent with the program master phasing schedule) of the tasks prescribed by this plan.

        2. Define and implement the product assurance tasks and controls required in the design, manufacture, testing, storage, delivery, and launch of the spacecraft to ensure accomplishment of the mission objectives.

        3. Ensure the implementation of a reliable design based upon proven design practices.

        4. Ensure proper selection, application, evaluation, and control of parts, materials, and processes.

        5. Provide full integration of product assurance requirements and controls throughout the program and ensure continuous compliance by conducting appropriate audits and inspections.

        6. Ensure early and prompt detection and reporting of actual or potential deficiencies, marginal quality, and trends or conditions that could result in unsatisfactory performance, and ensure that prompt and effective action is taken to correct such conditions.


        7.      Provide regular program status reports to program management.

1.3     APPLICABLE DOCUMENTS AND GUIDELINES

        Existing product line documents and guidelines shall be used to the maximum extent possible to preclude duplication of effort and ensure consistent application of sound practices. The documents listed in Table 1-1 shall be considered a part of this plan to the extent described. Unless otherwise noted, the latest issues of the documents cited in Table 1-1 shall be the applicable documents.

        The guidelines cited in Table 1-2 shall govern the implementation of the provisions of this plan. These guidelines shall be periodically revised to the extent necessary to reflect the latest Hughes practices and shall be available for review upon customer request.



                                      1-1

                         TABLE 1-1 APPLICABLE DOCUMENTS

-------------------------------------------------------------------------------------------------------------------------------
  Document No.                              Title                                              Contents
-------------------------------------------------------------------------------------------------------------------------------
Hughes
     SCG PS 22010           Protection of Electrostatic Discharge (ESD)         Established requirements for processing of
                            Sensitive Devices and Assemblies                    static sensitive devices and assemblies

     SCG PS 32023           Space Equipment Electrical Assembly and             Establishes workmanship standards for
                            Soldering                                           soldering

     APL ICO 1              Approved Parts List for the ICO Program             Documents the list of parts approved by
                                                                                the program PMPCB

     AMPL                   Approved Materials and Processes List for           Documents the list of materials and
                            the ICO Program                                     processes approved by the PMPCB

     PA9000                 Product Assurance Requirements                      Specifies product assurance requirements
                            Specification                                       for subcontactors

Standards
     ANSI/ASQC Z1.4         Sampling Procedures and Tables for                  Prescribes procedures for statistical
                            Inspection Attributes                               sampling of materials to specified levels of
                                                                                quality

     ANSI/ASTM              Total Mass Loss of Collected Volatile               Provides testing requirements of materials
     E 595-84               Condensable Materials from Outgassing               in vacuum environment
                            in a Vacuum Environment

     ANSI/NCSL Z540-1       Calibration Laboratories and Measuring and          Provides general requirements for
                            Test Equipment - General Requirements               calibration activities

     MIL-HDBK-217           Reliability Predictions of Electronic               Provides failure rate data and
                            Equipment                                           methodology for performing reliability
                                                                                predictions

     MIL-M-38510            Microcircuits, General Specification for            Provides general technical requirements for
                                                                                microcircuits (heritage parts)

     MIL-PRF-38534          Hybrid Microcircuits, General Specification for     Provides general technical requirements
                                                                                for hybrids

     MIL-PRF-38535          Integrated Circuits (Microcircuits)                 Provides general requirements for
                            Manufacturing, General Specification for            microcircuits

     MIL-PRF-19500          Semiconductor Devices, General                      Provides general technical requirements
                            Specification for                                   for semiconductors

     MIL-S-19500            Semiconductor Devices, General                      Provides general technical requirements
                            Specification for                                   for semiconductors (heritage parts)

    MIL-STD-1547            Electronic Parts & Materials Requirements for       Establishes requirements for electronics
                            Space and Launch Vehicles                           parts and materials

     MFSC-SPEC-522          Design Criteria for Controlling                     Establishes design requirements for stress
                            Stress Corrosion Cracking                           corrosion cracking
-------------------------------------------------------------------------------------------------------------------------------



                                      1-2

                           TABLE 1-2 APPLICABLE HUGHES
                             MANUALS AND PROCEDURES

----------------------------------------------------------------------------------------------------------------------
          Guideline                                                  Contents
----------------------------------------------------------------------------------------------------------------------
Engineering

   Worst Case Circuit Analysis           Establishes minimum worst case circuit analysis requirements

   Stress Derating Analysis              Establishes minimum electronic component electrical derating analysis requirements

   Numerical Reliability Analysis        Establishes minimum reliability analysis requirements and approved failure rates

   Failure Mode and Effects Analysis     Establishes procedures for conducting failure modes and effects analysis

   Component Data Book                   Presents part stress derating, radiation design criteria, and part degradation data for designers

   Drafting Standards Manual             Establishes engineering requirements for drawings

   Shelf Life Manual                     Establishes shelf life and recertification requirements for life limited materials

Product Assurance

   Subcontractor Requirements            Defines requirements that selectively apply to subcontractors

   Program Authorized Parts List         Lists program authorized parts and requirements

   Program Authorized Materials          Lists program authorized materials and processes
   and Processes List

   Program Quality Requirements          Designates applicable program quality requirements

   Failure Reporting and Corrective      Describes requirements and responsibilities for reporting analysis,
   Action                                corrective action, closeout of problems, and failures occurring during test of equipment
   Hughes Quality Manual                 Documents quality practices and procedures implemented by major organizations through quality instructions

----------------------------------------------------------------------------------------------------------------------



                                      1-3

2.      ORGANIZATION AND MANAGEMENT

2.1     BASIC PROVISIONS

        The satellite product assurance program prescribed by this plan shall be managed, and responsibilities for implementing its various elements shall be distributed, as described herein.

2.2     MANAGEMENT RESPONSIBILITY

        A program product assurance manager vested with the authority delegated that office by the Hughes Space and Communications Company (HSC) Product Assurance support staff shall be assigned to the HSC program office and report directly to the program manager. As an integral member of both the program management team and the Product Assurance support staff, he shall have the direct, independent, and unimpeded access to top HSC management shown in Figure 2-1. It shall be his responsibility to implement management procedures and establish command media requirements that ensure that product assurance disciplines are effectively utilized in the design, procurement, manufacturing, and test activities. His authority shall derive from Hughes management directives that establish responsibilities and guidelines for implementation of the product assurance discipline. The program product assurance manager is a designated key person who shall be dedicated full-time to the program.

        The program product assurance manager's staff shall include the specialist personnel identified in Figure 2-2, as required to ensure that program product assurance requirements are appropriately implemented. The program product assurance manager shall participate in program engineering and management meetings and reviews to the extent required to maintain cognizance of the overall progress of the program. He shall be responsible for ensuring immediate attention to and resolution of any situation that appears to jeopardize the achievement of product assurance objectives or fulfillment of the requirements of this plan, and shall have the authority to suspend, until a satisfactory resolution is achieved, any activities related to such a situation.

        Product assurance program tasks shall be functionally distributed. Personnel skilled in the appropriate product assurance disciplines (hardware/software quality assurance, reliability, parts/materials/processes, etc.) are assigned to program tasks.

        Program product assurance requirements shall be communicated to performing organizations through the issuance of command media and statements of work. Compliance with the requirements of this plan shall be ensured by maintaining a comprehensive program of regularly scheduled program product assurance coordination meetings, ongoing task reviews, audits, and program control board activities.

        Personnel assignments shall be tailored to ensure achievement of the program milestones and satisfactory completion of each product assurance program task. The program PA functions shall have the responsibilities and interfaces with other organizations described below.

2.2.1   RELIABILITY ENGINEERING

        Reliability disciplines shall be used in the design, procurement, manufacturing, and test activities. The reliability engineering function shall report to the program product assurance manager. Reliability assessment tasks shall be performed jointly by systems engineering, design engineering, and staff reliability specialists. Staff specialists shall assist the design activities in the evaluation and documentation of the design reliability assessments required by this plan. Reliability assessment results shall be presented at design reviews. The failure reporting system shall be managed by the program product assurance manager. Specialists in failure reporting shall be assigned to implement the failure reporting requirements.

2.2.2   PARTS, MATERIALS, AND PROCESSES



                                      2-1

        Program product assurance and engineering personnel shall be jointly responsible for managing parts, materials, and processes activities. The design engineer shall bear primary responsibility for the selection, application, specification, and qualification of parts, materials, and processes. Specialists with expertise in the application, specification, and qualification of parts, materials, and processes shall provide support as required. The performing organizations shall ensure that the program PA manager is cognizant of the status of these activities.

        A program Parts, Materials, and Processes Control Board shall review all requests for new parts, materials, and processes to be used on the program and issue the program authorized parts and materials lists. A senior specialist representing the program product assurance manager shall schedule PMPCB meetings and follow action items to completion. His responsibility shall include monitoring and auditing parts operations to ensure continued compliance with program parts requirements.

2.2.3   QUALITY ASSURANCE

        The program PA manager shall be responsible for communicating program quality requirements to performing organizations and for ensuring compliance. QA personnel in each performing operations shall implement the QA requirements of this plan using appropriate quality practices, instructions, and procedures. Responsibility for product conformance to drawings and standards shall be delegated to the cognizant product operations QA organizations.

        A product assurance engineer reporting to the program product assurance manager shall act as the principal interface with the performing quality assurance organizations. It shall be the responsibility of the product assurance engineer to monitor and audit the quality operations in sufficient depth to ensure continued compliance with program requirements.

2.2.4   SUBCONTRACTOR PA PROGRAM CONTROL

        The program product assurance manager shall review subcontractor specifications and statements of work for communication of appropriate requirements. Subcontractor documents shall be reviewed to ensure that contractual and performance commitments are met. Quality assurance surveillance personnel shall support this activity by performing audits and inspections to ensure compliance with requirements. Subcontractor evaluation and approval shall be performed as a coordinated effort between subcontract product assurance and the responsible product operations quality organization. The practices of any subcontractor or supplier who is a new source of procurement shall be audited.

        Hughes shall perform on-site audits, upon award of contract to major subcontractors and critical item suppliers. Audits shall be conducted for any subcontractor or supplier who is a new source of procurement or who has not been surveyed or audited within twelve months of the date of contract award. Supplier and subcontractor survey and audit results shall be available, on site, for review by the Customer representative. The customer product assurance representative shall be invited to participate in scheduled audits. Post award audits by the customer product assurance representative will be scheduled and conducted when requested.

2.3     REVIEWS

        The program product assurance manager shall recommend procedural changes that facilitate the implementation of the product assurance program wherever, in his judgement, objectives are in danger of not being met. He shall take prompt action to alert responsible task managers of deficiencies detected and follow through as necessary to ensure corrective measures are implemented. Program product assurance personnel shall participate in program reviews as noted in Table 2-1 and as described throughout this plan.



                                      2-2

2.4     AUDITS

        Systematic audits of systems, procedures, and operations designed to implement Hughes practices and program requirements shall be conducted in accordance with Hughes' command media. Product assurance personnel assigned to the program shall ensure that program PA requirements are being met by regularly reviewing and auditing hardware and associated documentation to verify compliance with QA and engineering requirements. Performing operations shall be audited to establish compliance with command media and contractual requirements. The results of audits shall be documented and reported to higher management, together with recommendations for correction of noted deficiencies. Management action shall be taken, and follow-up reviews shall be held, to ensure that adequate corrections are implemented. Hughes audit results shall be made available to the customer for review, on site, upon request.

        The customer may independently audit the effectiveness and implementation of Hughes' product assurance program in the event of persistent problems. All such audits shall be coordinated with Hughes' program product assurance manager for purposes of scheduling and coordination. The results of Customer audits shall be documented and made available to program product assurance management for corrective action. The customer shall be notified of any corrective actions taken. Audits at subcontractor or vendor facilities shall include Hughes product assurance representatives as observers. The customer shall notify Hughes at least 7 working days in advance of a planned visit to a subcontractor facility.

2.5     DOCUMENTATION

        Program Control Documentation shall be an integral part of the activities and tasks performed under this plan. It shall be prepared throughout the program and made available for approval, review, or information in accordance with contract requirements. Product assurance documentation generated under the contract shall be identified as being program unique and shall be maintained in and retrievable from the program data bank system. All program related documentation shall be subject to on site review by the customer representative.

        Documents at the manufacturing level not normally submitted through program management review process shall be subject to review under the cognizant quality operation to assure appropriate incorporation of program quality requirements.

2.6     SUBCONTRACTOR/SUPPLIER PA PROGRAMS

2.6.1   BASIC PROVISIONS

        The program product assurance manager shall ensure that program procurement documentation includes applicable program product assurance requirements. He shall accomplish this objective by issuing command media that communicate program product assurance requirements and by reviewing, and exercising approval authority over the release of, specifications and statements of work issued to major subcontractors. Subcontractor and major supplier requirements shall include the provision for prime customer access and participation in progress reviews, review boards, and control boards. Work in progress, data, and documentation generated for the program, including design, manufacturing, test, and quality assurance documentation, shall be subject to examination, evaluation, and inspection by Hughes and Customer representatives. This shall include the right to monitor compliance to the provisions of the approved plans and procurement specifications, and to perform hardware inspections/audits.

        Subcontractors and major suppliers of spacecraft equipments shall be required to meet the requirements of PA9000, Product Assurance Requirements Specification. Hughes product assurance shall prepare a Requirements Matrix which stipulates the flowdown of all product assurance requirements to all suppliers and subcontractors of spacecraft equipments. The Requirements Matrix shall be subject to formal review by the customer to assure conformance to customer requirements.



                                      2-3

        The product assurance requirements to be imposed on vendors and suppliers shall be communicated to each responsible quality assurance organization, and each such organization shall be directly responsible for ensuring compliance of delivered articles to applicable procurement requirements.

2.6.2   HIGH RELIABILITY PARTS SUPPLIERS

        The PMPCB shall be responsible for ensuring that high reliability parts meet the requirements of this plan and shall interface directly with the responsible operationS to establish appropriate requirements for source surveillance and receiving inspection and test. The responsible quality assurance organization shall make assignments to perform inspections and monitor supplier activities to ensure compliance. The PMPCB shall be responsible for final resolution of problems which involve conformance of high reliability parts to program requirements.

2.6.3   MATERIALS AND FABRICATED ITEM SUPPLIERS

        Each product operation shall be responsible for ensuring that procured materials and fabricated items receive adequate quality assurance support to allow implementation of applicable program requirements. Supplier performance shall be audited to establish and maintain an acceptable vendor quality rating for the item procured. Source inspections and/or receiving inspections shall be performed to the degree necessary to ensure that critical drawing and specification requirements are met.

2.6.4   MAJOR SUBCONTRACTORS

        Each major subcontractor shall be required to maintain a well defined program of product assurance controls during the design, development, procurement, fabrication, inspection, testing, handling, storage, and shipment of spacecraft hardware. Major subcontractors shall be required to implement program plans consistent with the basic requirements of this plan. Requirements appropriate to the item being procured shall be defined jointly by the program product assurance manager, the responsible engineering activity, and the responsible quality assurance manager.

        Each subcontractor plan shall be reviewed and approved by the cognizant quality assurance manager and the program product assurance manager to ensure compliance with program requirements. Source engineers shall perform surveillance of subcontractor operations to identify potential problems for resolution and report status to the program office. Documentation requirements shall be controlled by specific subcontractor data requirements lists (SCDRLs). Survey results shall be evaluated and, where appropriate, used during follow-up audits of subcontractors to ensure proper action. Major subcontractors shall be required to make their plans available to Hughes personnel on-site for review. Subcontractor and major supplier plans shall be made available, on site, for review by customer representatives through the Hughes program product assurance manager.

2.7     PROGRESS REPORTING

        Product assurance program status shall be regularly reported to program management. Reports shall include status of reliability assessments; failure reports filed and corrective actions taken; the status of parts, materials, and processes activities; problems; and any other significant information regarding the progress of the product assurance program and its implementation. Product assurance status shall be reported to the customer.

        The Hughes program product assurance manager shall conduct regular product assurance reviews of internal, major supplier, and subcontractor operations to monitor and document progress of the product assurance program. Product assurance program status reviews, as a minimum, shall be held monthly. Meeting frequency shall be subject to change by mutual agreement of the customer representative and the Hughes program product assurance manager consistent with task progress. An agenda shall be issued prior to each meeting and minutes



                                      2-4
        issued with assigned action items and expected completion dates. The customer product assurance representative shall be invited to participate in these reviews.


2.8     CUSTOMER INTERFACE

2.8.1   INVOLVEMENT IN AND ACCESS TO PROGRAM ACTIVITIES

        Customer product assurance representatives shall have access to program product assurance activities and related program documentation. Access to subcontractor or supplier facilities, documentation, and operations shall also be facilitated. The customer may request direct surveillance of supplier or subcontractor activities at any time. The customer representative shall give reasonable notice prior to any requested audit, inspection, or evaluation.

        Facilities, equipment, and assistance adequate to accommodate resident customer product assurance representatives shall be provided. Access to subcontractor and supplier facilities and related program documentation shall be coordinated through the program product assurance manager.

        All information, documentation, reports and other data to be transferred to the customer must be within the scope of existing export licenses or exemptions.

2.8.2   INVOLVEMENT IN REVIEW BOARD PROCEEDINGS

        Customer product assurance representatives shall be invited to attend review board meetings convened in accordance with the provisions of this plan and shall receive timely notification of the scheduling of such meetings. The degree of their involvement in board proceedings shall extend to the activities and functions cited in Table 2-2. This table does not supersede any review or approval right cited elsewhere in this plan or in the contract. The customer product assurance representative shall be invited to participate in program progress reviews and those review and control boards conducted at major suppliers and subcontractors.



                                      2-5

                             TABLE 2-1 REVIEW BOARDS

-----------------------------------------------------------------------------------------------------------------------------
        Type                                         Composition                                   Function
-----------------------------------------------------------------------------------------------------------------------------
Design Review Board                  -  Program systems engineering manager (SEM)          Chairman
                                     -  Product assurance representative                   Support
                                     -  Responsible engineering activity (REA)             Present review data
                                     -  Responsible manufacturing activity (RMA)           Support
                                     -  Specialists (thermal control, stress, etc)         Support (as requested)
Parts Control Board (PCB)            -  Program PA manager                                 Chairman
                                     -  PA parts specialist                                Alternate chairman
                                     -  Responsible design engineer                        Presents request for review
                                     -  Technology engineer                                Support (as requested)
Materials and Processes              -  Program PA manager                                 Chairman
Control Board (MPCB)                 -  PA M&P specialist                                  Alternate chairman
                                     -  REA                                                Presents request for review
                                     -  Technology engineer                                Support (as requested)
Change Review Board (CRB)            -  SEM                                                Chairman
                                     -  Program configuration control representative       Support
                                     -  Product assurance representative                   Support
                                     -  REA                                                Defines change, etc
                                     -  RMA                                                Support
Material Review Board                -  Program PA manager                                 Chairman
(MRB) (contract specified            -  Quality assurance                                  Support
requirements)                        -  REA                                                Defines requests
                                     -  Specialists (thermal control, stress, etc)         Support
Failure Review Board                 -  Program PA manager                                 Chairman
                                     -  Reliability engineer/P.A. Engineer                 Support
                                     -  Failure report (FR) specialist                     Presents reports for review
                                     -  Cognizant system/subsystem engineer                Support
                                     -  REA                                                Support
                                     -  Specialists                                        Support (as requested)
Test Review Board                    -  SEM                                                Chairman
(subsystem/system)                   -  Cognizant task manager                             Presents required information/data
                                     -  Product assurance representative                   Support
                                     -  Quality assurance representative                   Support
                                     -  RMA                                                Support
Shipment Readiness Review Board      -  SEM                                                Chairman
                                     -  Spacecraft manager                                 Presents required information/data
                                     -  Program manager                                    Support
                                     -  Program PA manager                                 Support
                                     -  Quality assurance representative                   Support
                                     -  RMA                                                Support
                                     -  Systems test director                              Support
-----------------------------------------------------------------------------------------------------------------------------

NOTE:  Refer to Table 2-2 for customer participation.



                                      2-6

                       TABLE 2-2. CUSTOMER INVOLVEMENT IN
                            REVIEW BOARD PROCEEDINGS




                                  [FLOW CHART]




           FIGURE 2-1. PROGRAM PRODUCT ASSURANCE MANAGEMENT REPORTING




                                  [FLOW CHART]





              FIGURE 2-2. PROGRAM PRODUCT ASSURANCE MANAGER'S STAFF



                                      2-7

--------------------------------------------------------------------------------------------------------------------
           Board                                              Activity/Function
--------------------------------------------------------------------------------------------------------------------
Parts Control Board                        Participation in discussion; recommendation of action taken

Materials and Processes Control            Participation in discussion; recommendation of action taken
Board

Change Review Board                        Participation in discussion; recommendation of action taken; customer will have approval rights for all changes that affect contractual requirements

Material Review Board                      Participation in discussion of quality and design/ manufacturing related issues

Failure Review Board                       Participation in discussion; recommendation of action taken

Manufacturing Readiness Review Board       Participation in discussion; recommendation of action taken

Design Review Board                        Design Review Board member; participation in discussion; ask formal questions

Test Review Board                          Participation in discussion; recommendation of action taken

Shipment Readiness Review                  Participation in discussion; recommendation of action taken
--------------------------------------------------------------------------------------------------------------------



                                      2-8

3.      QUALITY ASSURANCE

3.1     BASIC PROVISIONS

        Hughes shall conduct a comprehensive program of quality assurance activities that ensure that quality is built into the hardware produced on the program. The program quality assurance function shall establish and ensure the proper use of systems that facilitate the close teamwork between engineering, manufacturing, and quality assurance personnel that is necessary to successful implementation of the quality assurance program. The customer shall have the option to actively monitor the contractors quality assurance effort on a day to day basis and to perform inspections when requested on a non-interference basis. This activity shall be coordinated through the program product assurance manager.

3.2     FUNCTION ADMINISTRATION

3.2.1   RESPONSIBILITIES

        The program quality assurance effort shall be administered within the framework of the organizational relationships shown in Figure 3-1, in which each Hughes product operations includes a quality assurance function whose manager reports to the product operations unit leader and is responsible for 1) ensuring that product assurance requirements relating to equipment within the product line are met and 2) that applicable quality assurance requirements are communicated to suppliers and subcontractors.

        The managers of these quality assurance functions shall ensure conformance of program items to applicable product assurance requirements by conducting the necessary inspections and audits. Quality assurance personnel shall perform the inspections/audits required to verify that hardware and associated documentation meet the workmanship and quality provisions of this plan from initial procurement through delivery of flight hardware. Each quality assurance organization shall be required to review, assess, and report the status of the quality program at scheduled operations reviews.

        The independent line of reporting shown (dotted) in Figure 3-1 shall be established between each quality assurance manager and HSC Product Assurance. The PA support staff shall have approval authority over all quality assurance management appointments and quality practices. The program product assurance manager, in the functional reporting relationship he maintains to both HSC Product Assurance and to the program office, shall issue appropriate requirements of this plan to each performing product line organization and conduct follow-up audits to ensure compliance.

        Program product assurance management, jointly with product operations quality representatives, shall coordinate the communication of contractual requirements to the engineering, procurement, and manufacturing functions early in the program design phase and clarify the intent of these requirements where and as necessary. Their activities shall include the issuance of the directives, instructions, procedures, and specifications needed to properly implement program requirements internally and at suppliers and major subcontractors.



                                      3-1

3.2.2   TASKS

        Quality assurance tasks shall be planned and scheduled to support the procurement, manufacturing, and test activities. These tasks shall be designed to ensure conformance of the hardware to drawing and specification requirements. Quality assurance tasks shall include:


                1. Implementing the contractual program quality assurance requirements of this plan.

                2. Ensuring that supplier surveys and procurement document reviews are conducted.

                3.      Ensuring source surveillance and inspection activities.

                4. Ensuring that receiving inspection on incoming supplies and articles are performed, as applicable.

                5. Ensuring maintenance of manufacturing and stores controls.

                6. Ensuring in-process, assembly, and final inspections as required by manufacturing planning documentation or specific inspection procedures are performed.

                7. Controlling nonconforming supplies and material review activities, including the assignment of authorized personnel.

                8.      Monitoring and surveillance of test activities.

                9. Ensuring the use of calibrated measuring and test equipment.

                10. Ensuring the maintenance of quality disciplines throughout the integration and testing of subsystem hardware and of the spacecraft.

                11. Ensuring launch site activities are performed as governed by the launch site operations plan and as augmented by requirements established during the joint review meetings.

        Quality assurance tasks shall be planned and scheduled to support the procurement, manufacturing, and test activities. These tasks shall be designed to ensure conformance of the hardware to drawing and specification requirements. Quality assurance tasks shall include:

3.2.3   AUDITS

        The product operations quality assurance organizations shall conduct audits of the adequacy of the quality assurance system and its related procedures and inspection instructions and report the results of these audits to leadership, to the HSC Product Assurance support staff leadership, and to program product assurance management. These reports shall include identification of deficiencies and corrective action responsibilities and a schedule for completion. Deficiencies shall be evaluated for hardware impact, and open actions shall be tracked to ensure that they are accomplished in a timely and proper manner.

3.3     PROCUREMENT CONTROLS

3.3.1   RESPONSIBILITY

        Product operations quality assurance personnel shall be responsible for ensuring that materials and articles procured for this program conform to engineering requirements.



                                      3-2

3.3.2   SUBCONTRACTOR/SUPPLIER EVALUATION

        Subcontractors and suppliers shall be evaluated and approved in accordance with Hughes' requirements for quality and management systems and facilities capabilities prior to procurement award. Surveys of facilities and of quality assurance and management systems shall be conducted. Each supplier shall be approved on the basis of his ability to meet requirements. Approved suppliers shall be listed in Hughes' vendor information system. Supplier or subcontractor surveys concerning hardware shall be available on-site for customer review.

3.3.3   PROCUREMENT DOCUMENT REQUIREMENTS

        The program product assurance manager, in cooperation with each of the quality assurance managers, shall establish the minimum product assurance requirements for procured items. These requirements shall be imposed in accordance with established quality procedures. Quality assurance, or personnel certified by quality assurance, shall audit procurement documents to ensure program requirements are included. Procurement shall be made from sources approved by HSC Product Assurance. Approved sources shall be identified on one or more of the following documents: Hughes' vendor information system; the program approved parts list; the PROGRAM approved materials and processes list; or the applicable component or material specification.

3.3.4   SOURCE SURVEILLANCE/INSPECTION

        The cognizant quality assurance managers, in cooperation with the program product assurance manager, shall establish mandatory source inspection and surveillance requirements for the procurement of items from major subcontractors. Source inspection requirements for other procured items will be imposed when the required inspections can be more effectively accomplished at the supplier's facilities than at Hughes to verify conformance to requirements. Itinerant or resident source surveillance shall be employed as necessary to control the reliability and quality of the flight equipment.

3.3.5   RECEIVING INSPECTION

        Parts and materials shall be inspected upon receipt or at the supplier's facilities to ensure compliance with the requirements of technical documents and purchase orders. The amount of inspection or testing performed upon receipt shall be determined by the type of product, its end use, the amount of source inspection performed by Hughes, and the supplier's history. Emphasis shall be placed on verifying the conformance to specification of those characteristics whose nonconformance may not be detectable during subsequent inspections and testing. Results of inspections and/or tests shall be recorded on quality history records.

3.4     MANUFACTURING CONTROLS

3.4.1   FABRICATION AND ASSEMBLY OPERATIONS

        Articles and materials shall be controlled at all times to ensure that inspection status is maintained and not compromised. Established controls shall include adequate handling and packaging of items during all operations. Quality records maintained for in-process materials and articles shall identify the item and indicate its inspection, fabrication, and configuration status. The completed articles shall be identified in accordance with engineering requirements. A final inspection and review of documentation shall be performed to ensure that all required operations and inspections have been satisfactorily completed.

        Fabrication, assembly, and rework operations shall be performed in accordance with planning documentation based on engineering technical requirements and prepared by the responsible engineering/manufacturing activities. Assembly planning documentation shall be screened to



                                      3-3
        ensure that the inspections prescribed therein are adequate to ensure product compliance with engineering requirements. Screening shall be performed by quality assurance personnel or by authorized planning screeners. Prescreened master planning documentation may be used.

        Approval of planning documentation by quality assurance or other certified personnel shall be indicated by the application of an appropriate stamp or signature. Quality assurance personnel shall conduct scheduled audits of the fabrication and assembly areas and planning documents to ensure that operations are performed in accordance with established practices.

3.4.2   STORES CONTROL

        Parts and materials used in flight items shall be issued from controlled stores. Stores controls shall include maintenance of traceability, limited shelf life material control, and handling of items sensitive to contamination or to electrostatic discharge. An inspection status that indicates acceptability and includes the required traceability information shall be used to provide evidence of acceptance and traceability for high reliability parts, materials, bulk parts and materials, or assemblies entering a controlled stores. Limited shelf life items shall be stored in appropriate controlled environments. Quality assurance personnel shall ensure utilization of life-limited items within the constraints specified by engineering requirements. Periodic storeroom surveys by quality assurance personnel shall ensure that adequate measures are taken to protect the product and retain traceability. Discrepant articles and materials shall be suspended and dispositioned by material review action.

3.4.3   PROCESS CONTROL

        Process control requirements and quality assurance provisions shall be contained in specifications referenced in engineering drawings and on manufacturing planning documents. When complex processes require detailed work instructions for their implementation, laboratory or manufacturing engineering instructions shall be generated. Manufacturing activities shall implement the requirements, and quality assurance operations shall ensure satisfactory implementation and compliance. Records shall indicate the results of inspections and process verifications. Where processes must be conducted in special environments, process controls shall include means for maintaining and measuring the required environment.

3.4.4   PROCESS AND PERSONNEL CERTIFICATION

        Quality assurance personnel shall ensure that processes are approved, that equipment operating parameters are satisfactory, that personnel are certified when required, and that area controls are established as specified. Special processes shall be monitored to ensure that process steps, temperatures, immersion times, solutions, equipment, personnel qualifications, etc, are as specified in the process document. Logs shall be maintained, as required, in the area of process performance and shall be monitored by quality assurance personnel. Items resulting from discrepant processes shall be subject to material review action. Records of personnel and equipment certification shall be maintained.

3.4.5   WORKMANSHIP STANDARDS

        Standards of workmanship shall be specified in engineering drawings by reference to Hughes, industry, or government documents that establish engineering requirements and quality assurance provisions, including workmanship criteria. Planning documents shall reference applicable workmanship criteria. Acceptance criteria shall be as specified in Hughes standards. Quality assurance personnel shall validate that hardware is fabricated and assembled in accordance with the applicable workmanship requirements specified in engineering and planning documents. Solder workmanship criteria shall be those defined by Hughes' process documents, which reflect the requirements of SCG PS32023 for soldered electrical connections.



                                      3-4

3.4.6   CLEANLINESS AND CONTAMINATION CONTROL

        Special requirements for hardware cleanliness levels shall be referenced in engineering drawings. These requirements shall be met by maintaining controlled area environments and workmanship standards established to control hardware contamination. Quality assurance personnel shall perform periodic surveys and inspections to ensure compliance with these requirements. Responsible personnel shall be notified in writing of any conditions not in compliance with stated requirements and shall be required to implement corrective action when so notified. Flight items exposed to conditions not meeting specified environmental/cleanliness requirements shall be dispositioned through appropriate material review action.

3.4.7   CONFIGURATION CONTROL

        Quality assurance personnel shall support the configuration control system during assembly and test by:

                1. Inspecting hardware against engineering requirements and documentation.

                2. Administering the material review activities for processing of minor waivers.

                3. Verifying that items of equipment are marked in accordance with engineering requirements.

                4. Verifying that items procured from subcontractors and suppliers comply with the applicable engineering requirements.

                5. Maintaining and issuing flight inspection status for items conforming to engineering requirements.

        The manufacturing planner and responsible engineering activity shall ensure that the as-built configuration is compliant with the as-designed configuration. Configuration audits conducted by the program configuration management office shall validate compliance.

3.4.8   ELECTROSTATIC DISCHARGE CONTROL

        Hughes process specification SCG PS 22010 will be used in controlling electrostatic discharge, compliant to the guidelines of military standards. Requirements will be flowed down to subcontractors and suppliers. This process will establish the requirements for the protection of static sensitive devices and static sensitive assemblies from damage or degradation due to exposure to static fields, discharges, and voltage transients. Personnel will complete a static awareness certification program.

3.5     TESTING AND INSPECTION

3.5.1   IN-PROCESS INSPECTIONS

        In-process inspections shall be performed at preselected points during the fabrication, processing, and assembly operations to provide positive verification of product compliance with requirements. Such inspections shall be documented on the manufacturing planning or other applicable history records. Mandatory inspections shall be performed prior to any operation that obscures inspectable characteristics. Crimped, soldered, and welded electrical connections shall be inspected to established criteria before these connections are covered by subsequent operations. Key inspection points shall be identified at manufacturing readiness reviews and incorporated into manufacturing planning documents. The customer may elect to participate in selected key inspections. The contractor task manager shall provide for coordination and timely notification wherever the customer has exercised the option to participate. Requests for participation shall be coordinated with the program product assurance manager.



                                      3-5

        Critical dimensions of machined parts shall be inspected, if they have not previously been inspected, when such dimensions are identified on drawings. The tooling used for inspection and product acceptance shall be inspected and controlled.

3.5.2   FINAL TEST AND INSPECTION

        A final inspection of completed units and articles to be delivered to flight stores or spacecraft integration shall be performed to ensure that each item conforms to requirements. Quality assurance personnel shall review open documentation for completeness to ensure that work sequences have been satisfactorily completed and that all nonconformances have been resolved. Accepted items shall be identified and appropriately controlled and protected prior to release for storage or shipment.

        After completion of final tests and inspections, any replacement of parts, rework, or other modification of the hardware configuration shall necessitate a reinspection and retest to the extent determined necessary by the REA and cognizant quality assurance personnel and the customer.

3.5.3   SUBSYSTEM/VEHICLE ASSEMBLY INSPECTION AND RECORDS

        Quality assurance or certified personnel shall perform in-process inspections during structural buildup, integration, unit installation, and test. Inspection milestones shall include pre- and post-test inspections for each environmental exposure. Final acceptance inspection shall be performed following the test program to confirm compliance with requirements and specifications.

        Hughes shall prepare and maintain records (logs) during the integration and test program. These records shall comprise at least the following documentation:

                1. Configuration Summary--An installation and removal log used to record the installation and removal history of control items on the spacecraft. Each entry shall include the subsystem or assembly identification, serial number, flight weight, and location.

                2. Systems Test Log--A chronological record of the test history maintained by the spacecraft manager.

                3. Mate/Demate Log--A record of connector mate/demate operations during spacecraft integration and tests.

                4. Parameter measurements--Test data recorded during spacecraft test program.

                5. Planning documentation--Records that identify the assembly and inspection operations performed, including approved repairs and modifications and the "as-built" configuration.

3.5.4   TEST PARTICIPATION

        Control item (unit) acceptance tests shall be conducted in accordance with an approved test procedure to determine functional compliance. Subsystem and spacecraft level tests shall be performed in accordance with the approved test plan and its associated detailed test procedures. Test procedures shall indicate the parameters to be tested, the equipment to be used, the environment in which the test is to be conducted, and the acceptance criteria. Recorded test data and/or computer reduced data shall become part of the required documentation for record retention and shall constitute evidence of conformance to requirements.

        Test area surveillance shall be imposed at all levels of qualification and acceptance testing as a minimum. The test area surveillance activity shall be accomplished by auditing test operations in progress to ensure that

                1.      Items are properly identified and handled.

                2.      Test procedures are available and being followed.



                                      3-6

                3.      Test equipment is calibrated.

                4.      Test data and discrepancies are recorded.

                5.      Failure reports are initiated, if failures occur.

                6.      Test results are within the specified limits.

        On an audit basis, this effort, in conjunction with other quality assurance activities, shall be of sufficient scope to ensure that delivered flight articles conform to requirements.

3.6     NONCONFORMING ARTICLE AND MATERIAL CONTROL

3.6.1   MATERIAL REVIEW ACTION AND CONTROL

        The identity and inspection status of all nonconforming items shall be documented on the appropriate quality history record or process anomaly report at the point of discovery. The purpose of material review action shall be to disposition nonconformances.

        Material review action shall determine whether the departure is due to hardware or documentation discrepancies. All review and closure actions shall be documented in accordance with existing Contractor quality assurance practices.

        Material review actions shall be final, requiring no further action. Items dispositioned as acceptable shall be processed thereafter as conforming items. The material review members and allowable dispositions shall be those cited in Table 3-1.

        Quality assurance personnel shall maintain a list of quality and engineering representatives authorized to perform material review actions. This list shall be available in all program areas that support material review actions. Members may call upon other Hughes personnel, such as reliability, stress, and thermal personnel, to act in an advisory capacity.

        The system shall ensure that all nonconformances detected by Hughes and/or its subcontractor are fully documented. Program related process anomaly reports entered into the Hughes electronic database shall be accessible by the customer for review. Nonconformance reports submitted for formal MRB action shall be provided to the customer when raised.

3.6.1.1 PRELIMINARY REVIEW

        An initial review is conducted upon the discovery of a nonconformance. Workmanship errors and minor out of tolerance situations which can be reworked to specification conditions are dispositioned by authorized personnel through this preliminary review process. Preliminary review nonconformances are processed by any material review activity (MRA) certified personnel. Engineering and/or manufacturing input may be solicited for this action. During preliminary review, it shall be determined whether 1) a nonconforming item can be made to conform by rework or standard repair, if such has been previously authorized by the Material Review Board (MRB); 2) the item should be scrapped (low cost items only); or 3) the item must be submitted for higher level material review action.

3.6.1.2 ENGINEERING DISPOSITION

        Any discrepancy, deficiency, or defect in fabricated piece parts below the assembly level (including microwave integrated circuit [MIC] carriers, substrates, and modules) may be dispositioned by engineering disposition. This is a material review action performed by engineering personnel responsible for the nonconforming item. The responsible engineer shall determine the disposition from both an engineering and a quality point of view, and may solicit the advice of other expert personnel. Nonconformance dispositions shall be documented on the



                                      3-7
        appropriate records/traveler for the item(s). Quality assurance personnel shall conduct regular audits to ensure that appropriate dispositions are made.

3.6.1.3 ENGINEERING REVIEW

        Engineering review action shall apply to all nonconformances not dispositioned by preliminary review, engineering disposition, or MRB action. It shall be performed jointly by the responsible quality assurance and engineering personnel who shall determine the acceptability of nonconforming items submitted for review. The responsible engineer shall document and justify the disposition. The quality assurance representative shall signify concurrence with the disposition on the material review documentation.

3.6.1.4 MATERIAL REVIEW BOARD

        A formal MRB shall be established to review and disposition nonconforming material or hardware which cannot be dispositioned under lower level material review authority. The MRB consists of representatives from quality assurance, engineering, Customer representatives and/or program product assurance. The quality assurance member of the MRB shall pursue all nonconforming material actions until disposition and closeout are complete. MRB action shall be required for the following:

                1. Any nonconforming item referred to the MRB for final disposition (as any may be).

                2. Any item found discrepant after its integration into the spacecraft structure (subsystem integration) when the disposition is use-as-is, repair, downgrade, or scrap.

                3. Initial review and approval of standard repair instructions (SRIs).

3.6.2   NONCONFORMANCE DEFINITIONS AND CLASSIFICATIONS

        The following terms, definitions, and classifications shall apply:

                1. Nonconforming material--Any item, part, or product with one or more characteristics that depart from the requirements of the contract, specification, drawing, or other approved product description. Functional nonconformances must be processed through the failure reporting system.

                2. Minor nonconformance--A departure from the requirements specified in the approved product description that does not adversely affect contractual spacecraft performance. Material nonconformances are processed through material review action.

                3. Major nonconformance--A departure from contractual spacecraft performance that cannot be eliminated by authorized material review actions or reduced to a minor nonconformance by repair. Major nonconformances are processed by submitting a request for deviation/waiver to the Customer for approval.

3.6.3   CORRECTIVE ACTION

        Quality assurance personnel shall ensure that prompt action is taken to resolve nonconformances. Nonconformance documentation shall include cause and corrective action, when it is beneficial to the program. Defect data from manufacturing records compiled into a database shall be used to determine quality trends and the need for corrective action. Causes and recommended corrective actions shall be investigated by corrective action boards (CABs). Nonconformance data shall be reviewed for trends, corrective action assignments shall be made, and follow-up actions shall be taken. Management shall be kept informed of progress and completion of corrective action assignments through regularly published reports. Corrective action is taken in accordance with Hughes policy as defined in the quality assurance procedures.



                                      3-8

        Action taken to correct minor nonconformances shall not be required unless such action is beneficial to the program. It shall not normally be taken if:

                1. The operation is monitored and discrepancies do not exceed the established limits.

                2. A discrepant item/operation has been discontinued or modified because of a design change.

                3.      Items are no longer being manufactured.

                4.      An assignable cause cannot be determined.

3.6.4   SUBCONTRACTOR MATERIAL REVIEW

        Hughes may delegate limited material review authority to selected subcontractors of complex articles. Subcontractors considered for material review authority shall be required to submit written plans for material review to Hughes for approval prior to implementation. Material review requirements for documentation, segregation, review, corrective action, and reporting need not be identical but shall be consistent with those described in this plan.

3.6.5   DATABASE

        Hughes shall establish and maintain a database of failures and inspection nonconformances occurring at the unit and subsystem levels. The database shall serve as an effective means of retrieval of data to support status reporting, trend analysis, failure assessments, and the effectiveness of the nonconformance material control operation.

3.7     MEASUREMENT PROCESSES AND CALIBRATION

3.7.1   BASIC SYSTEM

        Hughes' approved and documented metrology system shall be used to control measurement processes. This system provides for the selection, approval, calibration, maintenance, and control of inspection and test measuring equipment in accordance with ANSI/NCSL Z540-1.

        Hughes shall be responsible for maintaining the required calibration and measurement standards and for providing traceability to approved primary or secondary reference standards. Inspection and test measuring equipment used to establish acceptance of flight articles through quantitative measurements shall be periodically calibrated in a manner that ensures conformance to requirements.

        Local control points within each operations shall maintain a mandatory recall system that ensures adequate periodic calibration of equipment. The recall system shall provide adequate follow-up for reporting and/or servicing of delinquent items.

3.7.2   CALIBRATION CONTROLS

        Unique labels or codes that identify and cite the last and the next calibration dates shall be affixed to measuring and test equipment. Intervals for calibration shall depend on use, accuracy, type, and other conditions that affect measurement control. Calibration intervals shall be established for each model or type of equipment. Items not used for quantitative measurements shall not require calibration or indication of calibration status. When a piece of equipment's accuracy is verified by another piece of equipment that is fully calibrated, an NCR (no calibration required) sticker shall be used in its identification.



                                      3-9

        If the calibration period of an article of test equipment has expired, a limited extension of its period may be authorized by the cognizant quality assurance organization.

3.7.3   REMEDIAL AND PREVENTIVE ACTION

        A data feedback system shall be employed to advise the using activity and responsible quality organizations when test equipment is determined to be risk defective (marginal or inaccurate) at the time of periodic calibration. Engineering personnel shall determine whether such measuring and test equipment has affected the quality of measurements and initiate appropriate corrective action. Quality assurance personnel shall conduct audits to verify that measuring and test equipment is calibrated and properly maintained.

3.7.4   SUBCONTRACTOR CONTROLS

        The requirements for measuring and inspection equipment control shall be implemented through the quality requirements invoked in procurement, quality, or engineering documents. Such requirements shall be consistent with the requirements of this plan.

3.8     HISTORY RECORDS AND TRACEABILITY

3.8.1   HISTORY RECORDS

        The following records establish the procurement, manufacturing, inspection, and test histories for flight articles and provide the historical documentation for each item:

                1.      Procurement packages.

                2.      Material certifications.

                3.      Fabrication quality records.

                4.      Kit requisitions with traceability data.

                5.      Quality control history records.

                6.      Manufacturing and assembly planning documents.

                7.      Drawings.

                8.      Inspection and test documents.

                9.      Test data sheets.

                10.     Material review actions/deviations/waivers.

                11.     Test anomaly reports/process anomaly.

                12.     Configuration summary lists.

        Documentation accompanying flight hardware shall indicate the inspection status. The results of inspections and tests, discrepancies, statements of rework accomplished, and the acceptance of operations shall be entered on the quality history records and authenticated by the appropriate inspection stamp, test stamp, or signature. History records shall be maintained by Hughes to support internal selloff and spacecraft selloff to the customer.

3.8.2   PHOTOGRAPHS

        Closeout photographs shall be taken as required of assemblies and units in their final configuration prior to installation of covers.



                                      3-10

3.8.3   TRACEABILITY

        Hughes' traceability system shall ensure the capability to correlate historical records during procurement, assembly, and test. It shall permit the tracing of the quality histories of assemblies, components, and parts to the procurement document and shall provide for 1) cross-referencing of traceability information to assembly documentation and 2) the storage of the accumulated history and data. All flight electronic piece parts shall be traceable to the date code and manufacturer's inspection lot. Carbon composition resistors from Allen-Bradley and mechanical feed-throughs are traceable only to the supplier. Die, packages, and substrates used in custom hybrids and MIC modules shall be traceable to their production lot. Materials used in the hardware shall be traceable to manufacturer and batch number or lot number. Standard hardware, such as nuts, screws, washers, etc, procured to military standards need not be traceable.

        The traceability system shall use Hughes assigned traceability numbers. Quality assurance shall be responsible for ensuring initial traceability of parts and materials so that configuration status can be related to source data. Quality assurance personnel shall be responsible for auditing the traceability system to ensure that hardware configuration and quality history are maintained during the manufacturing and test cycle.

3.9     STAMP CONTROLS

        Hughes' standard system shall be used to control inspection stamps or signatures used to signify acceptance of flight items or documentation. These controls include the issuance, maintenance, and recall of inspection stamps to qualified personnel authorized to use them within the product quality assurance functions. Stamp possession shall be verified periodically by cognizant quality assurance management personnel. Signature authority shall be identifiable through published lists released through the authorizing quality organization.


3.10    SAMPLING PLANS, STATISTICAL PLANNING, AND ANALYSIS

        Hughes' sampling plans shall be used when inspections or tests are destructive or when inherent characteristics or noncritical application indicate that a reduction in inspection or testing can be achieved. ANSI/ASQC Z1.4 shall be used as applicable.

        The degree and quantity of required inspections and tests shall be determined by review and analysis of previous inspection and test results. Rejected lots and resubmitted lots shall be screened/re-inspected at a sampling level that is higher than that prescribed by the original plan.

3.11    HANDLING AND SHIPPING

3.11.1  HANDLING

        Engineering drawings, procedures, and program instructions shall define requirements for the preservation, packaging, handling, storage, and shipping of articles and materials. These requirements shall be incorporated in work authorizations, planning documents, operating procedures, and engineering drawings.

        Fabricated parts and subassemblies shall be placed in kits, containers, or protective bags. Units shall remain in their protective containers until installation. Adequacy of the packaging, handling, and storage shall be audited by quality assurance personnel.



                                      3-11

3.11.2  SHIPPING

        Articles shipped shall be accompanied by technical and shipping documents required by the contract. Items shipped shall be subject to Hughes' final packaging and shipping inspection requirements. The spacecraft shall be packaged in containers that protect the hardware during shipment to the launch site.

3.11.3  TRANSPORTATION

        The Spacecraft quality assurance representative shall monitor the spacecraft packaging process and perform inspections to ensure that the spacecraft is packaged in accordance with the applicable packaging and handling procedures. As part of this process, these people shall ensure that all environment control equipment and monitors are in place and functioning.

        Spacecraft shall be safely instrumented, packaged for shipment, handled, transported, and checked in-route in accordance with the provisions of Hughes' standard spacecraft transportation plan.

3.12    SOFTWARE QUALITY ASSURANCE

        The following software development and control procedures shall be implemented by the responsible task managers through Software Quality Assurance (SQA) personnel:

                1. A SQA program plan addressing the mechanism of verification and validation of software requirements in the deliverable products, as well as the in-process evaluations and other SQA tasks.

                2. A mechanism to assure that applicable software quality requirements are flowed down to subcontractors.

                3. A review of software documentation for adherence to engineering requirements from a quality perspective.

                4. A review of the software configuration management system to ensure proper management of changes to software and its related technical documentation.

                5. A review of software test plans, procedures, and instructions, and witnessing the subsequent testing process itself for compliance to contractual requirements.

                6. A verification that contract qualification requirements are performed in accordance with the previous phase's specifications, including certification of the validation process via documented objective evidence. The procedure shall include a method for verifying the product in terms of storage, handling, packing, marking, and delivery, to prevent damage, loss, deterioration, degradation, or substitution of the product.

                7. A SQA documentation system to record objective evidence and traceability trail to SQA activities.

                8. A software corrective action and trend analysis program to span the breath of the software life cycle process, where the findings and concerns are documented and corrective action taken to avoid repetitive failures.

        Hughes shall prepare and submit a software quality plan applicable to all firmware and deliverable software for customer approval. This plan shall identify the tasks to be performed, systems, and procedures to be used, and quality assurance evaluation methodology to be employed throughout the firmware and software development and test process. Configuration control of firmware and deliverable software shall be maintained after the baseline configuration is established.



                                      3-12

3.13    LAUNCH SITE ACTIVITIES

        The Spacecraft quality assurance representatives shall be present at the launch site to monitor all launch site activities to ensure that product assurance and quality assurance requirements are complied with throughout this period.

        These quality assurance representatives shall be a key member of the launch team and attend coordination and planning meetings throughout the launch campaign.

        These quality assurance representatives shall maintain the required quality records and perform the necessary inspections and surveillance during receipt, test, final assembly, and installation of the spacecraft onto the launch vehicle. Spacecraft storage and assembly areas, equipment calibration, and adherence to safety and cleanliness procedures shall be monitored. The quality assurance representative shall also be responsible for conducting failure and material review activities at the launch site, coordinating the activities with the program product assurance manager, and for interfacing with the customer launch site representative on quality related issues.



                                  [FLOW CHART]




                    FIGURE 3-1. QUALITY ASSURANCE INTERFACES



                                      3-13

                       TABLE 3-1, FLIGHT HARDWARE MATERIAL
                                REVIEW AUTHORITY

------------------------------------------------------------------------------------------------------------------------
  Function              Members                                                Disposition
------------------------------------------------------------------------------------------------------------------------
Preliminary            Quality                    Rework/complete to drawing or specification requirements (i.e.,
review                 Assurance                  resolder, replace, rewire)


                                                  Low cost scrap

                                                  Authorized standard repair

                                                  Submit to engineering review or Material Review Board

Engineering            Engineering                Use as is--minor nonconformances
disposition
                                                  Rework/complete to drawing or specification requirements (i.e., resolder, replace, rewire)

                                                  Scrap--unfit for use or uneconomically repairable

                                                  Return to supplier

                                                  Authorized standard repair

                                                  Submit to engineering review or Material Review

                                                  Downgrade to nonflight

Engineering            Quality                    Rework/complete to engineering drawing and specification
review                 Assurance                  requirements
                       Engineering
                                                  Return to supplier

                                                  Downgrade to nonflight

                                                  Rework to Material Review Board approved repair instructions

                                                  Use as is--minor nonconformances

                                                  Scrap--obviously unfit for use or uneconomically repairable

                                                  Submit to Material Review Board

Material Review        Quality                    Rework/complete to engineering drawing and specification
Board                  Assurance                  requirements
                       Engineering
                                                  Return to supplier

                       Program Product            Repair (includes initial approval of standard repair)
                       Assurance
                                                  Use as is (includes dropped or stressed hardware)
                       Customer
                                                  Upgrade to flight status

                                                  Downgrade to nonflight

                                                  Scrap--hardware declared unfit to use

                                                  Submit to the customer for deviation or waiver approval
------------------------------------------------------------------------------------------------------------------------



                                      3-14

4.      RELIABILITY ENGINEERING

4.1     BASIC PROVISIONS

        Hughes shall conduct a program of reliability engineering activities that ensures that the reliability requirements of the satellite technical specification are met during all program phases. The baseline analysis documentation for existing designs shall be those provided to the customer as Exhibit A deliverables. The activity during the design and development process of new and modified designs shall consist primarily of determining hardware reliability and lifetime characteristics by performing analyses of these designs, participating in design reviews, and updating spacecraft reliability assessments. Existing analyses shall be reviewed to the extent necessary to assure that the impact of the modifications being implemented do not invalidate the conditions of these heritage analyses.

        Activity during the flight hardware manufacturing phase shall consist primarily of identifying, analyzing, reporting, and correcting failures.

4.2     FUNCTION ADMINISTRATION

4.2.1   RESPONSIBILITIES

        Reliability engineering specialists assigned to the program and reporting to the program product assurance manager shall be responsible for ensuring that reliability disciplines are effectively applied in the design, manufacturing, and test activities. Completion of reliability assessment tasks shall be a joint responsibility of the assigned reliability engineering specialists and responsible engineering personnel. Reliability engineering specialists shall perform subsystem and system level analyses. They shall provide expertise in methodology and documentation of unit level reliability assessments.

        Responsibility for performing program reliability engineering tasks shall be distributed as shown in Table 4-1. The program reliability engineer shall maintain cognizance of the status of the reliability assessment program by convening and attending meetings at which reports are given by the reliability specialists. These specialists shall work in concert with the program product assurance manager to maintain contact with customer consultants and to satisfy contractual requirements pertaining to the failure reporting system.

4.2.2   TASKS

        Reliability engineering specialists assigned to the program product assurance manager, working in close coordination with the responsible engineering activities, shall be responsible for:

                1. Preparing requirements for and assisting responsible engineering design activities with system, subsystem, unit, and component level reliability tasks.

                2. Establishing reliability models, apportionments, and assessments of reliability with recommendations for design improvements.

                3. Supporting engineering evaluation and documentation of parts application derating and failure modes, effects, and criticality analysis of hardware.

                4.      Participating in design reviews.

                5. Ensuring that failures occurring during the hardware test program are adequately documented, analyzed, evaluated, reported, and presented to the program Failure Review Board (FRB) for closure.

                6. Defining reliability requirements for procurement specifications, statements of work, and other subcontractor documentation.

                7. Maintaining a direct interface with the program product assurance manager to ensure compliance with program requirements.



                                      4-1

4.3     RELIABILITY ASSESSMENTS

4.3.1   SPACECRAFT DESIGN RELIABILITY

        Assessments of the reliability of existing designs shall be based, to the extent possible, on existing documentation to preclude duplication of analyses and reporting efforts. These existing analyses shall be reviewed by the assigned reliability engineering personnel to verify that the environmental and electrical stress conditions cited in them continue to be valid for the program. This reliability assessment data shall be summarized at the appropriate design review.

        Equipment that has previously been qualified, but which requires significant design modification to meet program requirements, shall be analyzed in sufficient detail to ensure that

                1. The new or significantly modified design is executed in accordance with the current design requirements.

                2. The design modifications do not introduce overstress conditions or failure modes in the unmodified portions of the equipment.

        The reliability assessments for new hardware shall be performed and documented to ensure conformance to the requirements cited herein. Reliability analyses shall be made during the design and development program as necessary to identify potential problem areas and to support tradeoff analyses; to evaluate alternative design approaches; and to assess the reliability margin and confidence in achieving the system reliability requirements. Reliability assessments and evaluations shall be presented at appropriate design reviews to confirm compliance with requirements.

4.3.1.1 REQUIREMENTS

        The spacecraft design shall meet the reliability and lifetime requirements specified in the system performance specification.

4.3.1.2 APPORTIONMENT

        The reliability requirement shall be apportioned to each unit and subsystem to establish target reliability values. The reliability apportionment, when compared to predicted reliability, shall be used to measure achievement of the reliability objective.

4.3.2   ANALYSES

        Reliability analyses shall be performed concurrent with the design process to provide analytical evidence of spacecraft design compliance with the specified reliability requirements. Reliability predictions shall employ parts count, temperature estimate, and derating methods using mathematical models for the equipment under consideration derived from the mission success criteria. The mathematical treatment utilized in the reliability analyses shall be presented in sufficient detail to make the analysis techniques clear.

        Initial reliability predictions for equipment with new or significantly modified designs shall be based upon complexity, operational and functional considerations, and parts count data, using the best available stress and temperature estimates to establish part failure rates. Such factors as redundancy and duty cycles shall be considered. The probability that the system will operate within specified limits at given points in time shall be computed for the mission profile.

        A final reliability prediction shall be made when the equipment design is firm and sufficient data are available to enable a comprehensive assessment of the design reliability to be made. The final reliability analyses shall consider electrical stress deratings, predicted operating temperatures, redundancy, and equipment operating cycles. Each reliability analysis shall include



                                      4-2
        a statement of the mission success criteria, equipment duty cycles, stress analyses, mission times or cycles, and environmental factors considered. Existing reliability analysis results shall be utilized when appropriate.

4.3.2.1 FAILURE RATES

        The failure rate data used, as well as the applicable environmental and application stress factors, shall be based on the mutually agreed revision of MIL-HDBK-217 for parts contained in the authorized parts list. Where experience has indicated that modification of MIL-HDBK-217 failure rates for satellite applications is appropriate, such modified failure rates shall be incorporated in applicable engineering procedures. Parts or items for which representative failure rates are not listed shall be taken from the best available source of data and justified in the analyses documentation. Historical failure data relevant to the spacecraft design shall be made available to the customer product assurance representative for on-site review upon request. Failure rates and source data other than MIL-HDBK-217 shall be subject to customer review and concurrence. Failure rates assigned to ASICs and MCMs also require customer concurrence. Failure rates used for supplier equipments shall be based upon approved source data which shall be consistent with the data used throughout the spacecraft design evaluation process.

        Parts in an "on" state shall be considered to exhibit an "active" failure rate; parts in an "off" state shall be considered to exhibit a "dormant" failure rate. Dormant adjustment factors shall be generally specified as 10% of active failure rates. Failure rate data shall be included in the reliability documentation.

4.3.2.2 ANALYSIS RESULTS

        Reliability shall present the spacecraft reliability assessment at system PDR and CDR. Assessments for new and modified designs shall be presented at the unit level PDR and CDR. The System PDR data package shall include results from existing designs and preliminary results for new designs. Reliability shall update the PDR data package and provide the final detailed results on new designs, and modified designs at CDR.

4.3.3   PART APPLICATION DERATING

        Part application derating requirements are those defined for specific part types and stress levels in Contractor's engineering derating policy for parts applied under "preferred" and "acceptable" regions of temperature and electrical stresses. Part application in areas of high reliability risk are identified in the policy as "restricted" regions. The implementation of this derating policy in the design process shall be monitored by the program reliability engineering specialists.

        Parts application derating analyses shall be prepared for new and significantly modified designs to indicate actual stress and the relative derating of each part. This analysis shall establish that the required steady state derating levels of applied voltage, current, temperature, and power dissipation have not been exceeded. The results of steady state stress derating analyses shall be used as an input for the final reliability predictions. Worst case transient conditions shall be considered in the derating analyses to ensure that no part is overstressed. Undervoltage-overvoltage conditions during ground testing shall be included in stress analyses to ensure design adequacy.

        The use of parts in "approval required" regions shall require review and approval by the program Parts and Materials Control Board (PMPCB). Justification for approval shall include verification that reliability is not compromised and that the part is not overstressed in either steady state or transient operation. The unit engineer shall be required to reduce the application stress by appropriate redesign or by choice of an alternative part for those exceptions not approved by the PMPCB. The parts derating criteria shall be available to the customer for on-site review. Deviations from derating criteria shall be submitted to the program PMPCB.



                                      4-3

        Parts derating and stress analyses need not be conducted on any electronic equipment that has been previously designed and qualified to environments and stress levels compliant with the requirements for this mission. Evidence of adequate design derating margin shall be derived from existing derating analysis documentation and subsequent unit modification data. It shall be verified by the assigned reliability engineering specialist. The parts derating criteria shall be available for on-site review by Customer representatives, upon request. The criteria shall be consistent with the requirements of MIL-STD-1547. Any deviations from this requirement shall be identified and submitted to the customer for review. Exceptions to the derating policy shall be identified, documented and submitted to the customer product assurance representative for approval.

4.3.4   FAILURE MODES, EFFECTS, AND CRITICALITY ANALYSIS

        Failure modes, effects, and criticality analyses (FMECAs) shall be conducted to evaluate the spacecraft bus and payload designs in conjunction with design reviews. The primary function of these analyses shall be to identify critical failure modes in the design and mitigate the susceptibility of the spacecraft to such failures or their effects. A significant further function shall be to identify, document, and eliminate single point failures insofar as is practical.

        All single point failures identified in the FMECA shall be listed as part of the critical items list. FMECAs shall be updated prior to each design review to reflect latest design changes or available data. When major design changes after the system CDR are determined to significantly affect system FMECA data, the FMECA shall be revised to show the latest design assessment.

        The FMECAs shall establish functional unit level failure modes. The FMECAs shall be performed to the unit interface level or when necessary down to internal redundancy. Details of single point failures, catastrophic failures, and failures that will result in degraded performance and outages shall be identified. The FMECAs shall also include a study of circuit elements sensitive to single event upsets and possible effects on spacecraft performance. The impact upon performance of the propagation of failure modes through units, subsystems, and interfaces shall be assessed. The system level FMECA shall consider also the effects of various subsystem failure modes on the performance of the system and on mission success and the incorporation of fault isolation provisions where they may be appropriate.

4.3.5   SINGLE POINT FAILURES

        The FMECAs shall identify single point failures in the design at the unit and higher levels of assembly. A single point failure shall be defined as the failure of any nonredundant single element that causes failure of the spacecraft mission.

        The spacecraft shall be designed such that the total probability of occurrence of single point failures during the spacecraft mission is minimized. The implementation of redundancy shall be considered when a function is deemed critical or when a single point failure mode exists that cannot be practically eliminated within the design and performance constraints. Each identified single point failure shall be included in a list, along with supporting rationale, and presented at design reviews. The baseline lists shall be Tables 11, 12 and 13 of the Systems Reliability Analysis Report, RA80447-H00-001, dated June 1999.

4.3.6   WEAROUT ANALYSIS

        The reliability analyses shall include an evaluation of designs subject to degradation or wearout. Where possible, the life dependent mechanism(s) shall be identified, and test data shall be used to determine margin for achievement of the mission lifetime requirements. The evaluation shall also consider such factors as deterioration mechanisms, outgassing of materials, processing, storage, and aging effects. Operational limitations and controls or methods used in the design and manufacture of the hardware to preclude degradation during the mission shall be considered.



                                      4-4

        The baseline list shall be Table 14 of the Systems Reliability Analysis Report, RA80447-H00-001, dated June 1999.

4.3.7   WORST CASE ANALYSIS

        A worst case analysis shall be performed at the unit level to determine critical parameter performance effects due to tolerance, aging, electrostatic discharge (ESD) effects, temperature, and radiation exposure under worst case parameter limits. Standard Contractor's Engineering Procedures for performance of worst case analysis shall be invoked on electronic equipment.

        The worst case analysis shall consider the adequacy of the performance margins in electronic circuits, optics, and mechanical and electromechanical items, and shall assess the adequacy of stress derating of the design as applicable. Critical parameters to be considered in the analysis shall be identified by the responsible engineering activity (REA). Parameters shall be set at worst case limits and worst case environmental stresses for the parameter or operation being evaluated. These analyses may be demonstrated analytically, through engineering designated tests, or through a combination thereof.

        Worst case analyses shall be developed for new units as part of the design process and the required design review documentation. Maximum operating stresses shall be based on worst case environment and parameter variations with operating modes and bus extremes, including transient conditions such as post-eclipse, turn-on, and turn-off. As part of the worst case analysis, the possible effects of soft errors (upsets) in digital logic devices shall be evaluated and methods identified for the prevention of occurrence.

4.3.8   CRITICAL ITEMS LIST

        The baseline list shall be Table 15 of the Systems Reliability Analysis Report, RA80447-H00-001, dated June 1999. This list shall be the baseline reference for monitoring the status and progress of each critical item identified. Controls for procuring, manufacturing, inspecting, testing, and handling critical items shall be specified in the specifications and procedures concerning such items.

        Critical items identification shall be a task of the spacecraft reliability analysis prescribed by Section 4.3.1 of this plan. New Items determined by such analysis to be 1) nonredundant major elements or items with single point failures; 2) major items not previously qualified; 3) life limited items shall be considered critical items; or
        4) process sensitive items. Other items which, during the progress of the program, are found to be of significant risk, shall be added to the list. Items that, as a result of design change or for other reason, are no longer considered critical may be deleted from the list.

        A critical items data file shall be maintained by reliability engineering specialists and made available for review.

4.4     FAILURE REPORTING AND CORRECTIVE ACTION

4.4.1   BASIC PROVISIONS

        Customer product assurance representatives or their designated alternates shall be notified of functional failures that occur in qualification and acceptance testing of equipment at the unit, subsystem, or system level within 24 hours of the receipt by a Hughes program PA failure control point of notice of such failure. Notification shall be effected through e-mail and/or through submittal of a copy of the initial report.



                                      4-5

        A formal, controlled failure reporting, analysis, and corrective action system shall be implemented. This system shall be designed to maximize product reliability and quality through effective analysis and feedback of failure data during the test program.

        The program product assurance manager shall be responsible for the failure activities, including overseeing the functioning system as defined herein to ensure that failure reporting is compliant with the provisions of this plan. Overall responsibility for implementing the system rests with the reliability engineer. The failure reporting task is performed as a joint activity between the program assigned reliability specialists and the cognizant engineering activities. The basic failure management system is illustrated in Figure 4-1.

        The program product assurance manager shall provide for the coordination of the failure reporting activities, including overseeing the functioning system to ensure that:

                1)      Failures are correctly documented and analyzed.

                2) Failures are adequately reviewed and proper corrective action is taken.

                3) Failures are closed by Failure Review Board (FRB) action.

                4) Failure data are disseminated to responsible personnel by the program office.

                5)      Failure trends are identified.

        Test anomaly reports shall be required on failures that occur during unit, subsystem, or spacecraft level qualification, protoflight, or flight acceptance testing and on-orbit satellite anomaly. A formal review of each failure shall be conducted by a program established FRB. Reporting and reviewing failures shall be consistent with Contractor established policies and instructions. Verified failures shall be subjected to analysis to determine cause, mechanisms, and corrective action. Failures attributed to hi-rel parts shall be reported at any level of test and copies of reports provided to the customer. The customer shall be invited to participate in the FRBs which address failure of hi-rel parts.

4.4.2   FAILURE DEFINITION AND DOCUMENTATION

        A failure shall be defined as the occurrence of anomalous performance resulting from any condition causing the article of equipment under test to deviate from the performance specified as acceptable by the satellite system specification and/or the applicable test procedure. All failures shall be documented in a report containing at least the following information:

                1. The name of the program on which the failure occurred and the number of the contract under which work on that program is conducted.

                2. The date of failure occurrence, the test phase during which the article under test failed, and the environment in which the test was being conducted.

                3. The symptoms by which the failure was identified (the conditions observed as opposed to those expected).

                4. The identity, in terms of part name, part number, and part serial number, of the failed item.

                5. The results of the failure analyses conducted and the nature of the rework/retest action taken in response.

                6. The part number, date code, part type, and reference designator of any high reliability part removed as a result of the failure.

                7. An indication of whether the failure of the part or item in question constitutes a primary or a secondary failure.

                8. The identified cause of the failure; the data and reasoning that led to its identification as the cause; and the substance of the corrective action taken.

4.4.3   FAILURE ANALYSIS



                                      4-6

        Failure analysis is initiated at the site of failure, and considers physical conditions prior to failure, sequence of the test being performed, and symptoms at the time of failure. Evaluation of each failure shall be documented in detail by engineering on the test anomaly report form, using continuation sheets and attachments as required.

        Detailed analyses of failed parts shall be performed when deemed necessary by the responsible engineer, the reliability engineering specialist, or the FRB. Part failure analyses results shall be submitted to the FRB as part of the failure closeout documentation.

        Any failure occurring after qualification of a given unit may justify revision of the design or fabrication/control procedures. Design modifications shall be incorporated into all flight units.

        Potential overstress of other components shall be considered as part of the failure investigation to ensure that no other items were damaged by the failure. Analysis results shall be included as part of the failure report documentation.

        Generic or lot related problems detected as a result of either part or material failure analyses performed on active contractor programs or when received through an industry alert bulletin, shall be disseminated via the contractor's alert bulletin system. These alerts shall be reviewed by appropriate contractor functions to verify and purge suspect items.

        Existing data processing systems shall be used to review and analyze failure data for trends and to determine when corrective action is required. Failure trend data shall be made available to the customer for review.

4.4.4   FAILURE REVIEW BOARD

        The contractor shall convene and conduct periodic FRB meetings to review reported failures and to determine actions to be taken to investigate, follow-up, and close out failures. The program product assurance manager or his designee shall chair the FRB. Other members shall include the responsible unit or subsystem engineer, system engineer, customer and reliability engineer. Specialist support shall be provided as necessary to adequately present and review the failures under consideration. A failure report shall be closed when the FRB has agreed to closure. As chairman, the program product assurance manager shall ensure that:

                1.      Failure reports are timely, accurate, and complete.

                2. Open reports are reviewed regularly and closure plans are developed and executed.

                3. Causes of failures are determined and proper analysis has been conducted.

                4.      Effective corrective action is being taken.

                5. Each Test Anomaly report and failure analysis report is reviewed and accepted.

                6.      Closeout actions are completed.

4.4.5   SUBCONTRACTOR FAILURE REPORTING

        Selected subcontractors shall be required to implement a failure reporting system in support of the contractor's system. Subcontractor failure report forms may be used to report failures and corrective action when approved by the contractor. When failures occur during acceptance testing, the subcontractor shall be required to notify the contractor within 24 hours. An initial copy of a failure report, if not submitted as part of the 24 hour notification, must be submitted to the contractor within 5 working days after occurrence of failure. The documentation, investigation, analysis, and closeout of failures shall meet the same basic requirements as are prescribed for the contractor herein. Subcontractor failure reports and closeout actions shall be reviewed by the program FRB.



                                      4-7

                                  [FLOW CHART]



                      FIGURE 4-1. FAILURE MANAGEMENT SYSTEM







                     TABLE 4-1. RELIABILITY ENGINEERING TASK
                                RESPONSIBILITIES

-------------------------------------------------------------------------------------------------
                                                           Responsibility
                                       ----------------------------------------------------------
        Task                                 Primary                            Support
-------------------------------------------------------------------------------------------------
Reliability apportionment              Reliability engineer
System reliability analysis            Reliability engineer               Systems engineer
Unit reliability analysis              Reliability engineer               Unit engineer
Part application derating              Unit engineer                      Reliability engineer
Worst case analysis                    Unit engineer                      Reliability engineer
Systems FMECA                          Reliability engineer               System engineer
Subsystem FMECA                        Subsystem engineer                 Reliability engineer
Interface/unit FMECA                   Unit engineer                      Reliability engineer
Single point failures                  Reliability engineer               Unit/systems engineers
Wearout analysis                       Unit engineer                      Reliability engineer
Unit maintainability                   Unit engineer                      Reliability engineer
-------------------------------------------------------------------------------------------------



                                      4-8

5.      PARTS, MATERIALS, AND PROCESSES CONTROL

5.1     BASIC PROVISIONS

        Hughes shall establish and maintain on the program, a comprehensive program of activities for controlling the specification, selection, approval, application, qualification, screening, and acceptance of all parts, materials, and processes to be used in flight hardware.

5.2     FUNCTION ADMINISTRATION

        The program product assurance manager shall establish and maintain appropriate controls over all parts, materials, and processes used on the program. The required controls shall be implemented through the program Parts, Materials, and Processes Control Board (PMPCB), which shall be chaired by the program product assurance manager or his designee. This board shall approve or disapprove the use of all new parts, materials, and processes considered for use on the program. The PMPCB shall ensure compliance of all parts, materials, and processes with both technical and quality requirements and shall require maximum standardization with minimum use of nonstandard parts, materials, and processes. It shall also oversee the review of discrepancies that result from destructive physical analyses of part samples and determine actions to be taken, but may delegate routine dispositive actions to responsible personnel.

        PMPCB membership shall include the program product assurance manager, customer designated parts and materials engineers, a representative of logistics management, and the responsible engineering authority (REA). Technical specialists shall assist the PMPCB in the evaluation of new items and provide support in the selection, specification, and qualification of new parts, materials, and processes, as required. Approval by the PMPCB chairman of a part, material, or process shall constitute authority for its use in the flight hardware.

5.3     PROGRAM REQUIREMENTS

5.3.1   AUTHORIZED LISTS

        Product assurance shall maintain a program authorized parts list (APL) designated as ICO1 and the ICO authorized materials and processes list
        (AMPL) which identify those items approved by the PMPCB for use on the program. New items shall be placed on the appropriate list following PMPCB approval. The program APL shall reference for each part cited the latest approved version of the applicable procurement specification. The program AMPL, which shall be considered the baseline declared materials and processes list, shall similarly reference for each item the latest approved version of the applicable procurement specification.

        The program APL (ICO1) shall be used as the basis for parts selection and shall be submitted to the customer for review. Parts not contained in ICO1 shall be selected first from the Hughes Preferred Parts List (HSCPPL) and then from other sources and standards which conform the selection criteria of this plan. Subsequent changes shall be reviewed by the customer representative as part of the PMPCB activity. Minutes of the PMPCB will provide evidence of approved changes between issuance of updates. Revised and updated versions of the APL shall be made available to the customer for review as issued.

5.3.2   SELECTION

        Each design activity shall be responsible for selecting the parts, materials, and processes used in implementing the element of the spacecraft design over which it has cognizance. Its selection shall be based on demonstrated performance, including qualification and reliability histories and/or flight performance. Special emphasis shall be placed on the control of special parts and state-of-



                                      5-1
        the art parts and on control of critical processes, including metallurgical and chemical bonding, plating, and coating and surface treatment processes.

        All parts used in flight hardware shall have been either 1) qualified to Hughes specified space application requirements imposed on previous high reliability space programs or 2) approved by the PMPCB. Parts approved for use but having no history of use on space projects shall be considered nonstandard. The PMPCB shall maintain a list of all nonstandard parts used. This list shall include a qualification completion date and other data ensuring traceability. Requests for PMPCB approval to use nonstandard parts in flight hardware shall include technical justification for their use. Requests for the use of nonstandard parts that are approved by the PMPCB shall be available to the customer representative on site. All requests for the use of non-standard parts which do not conform to the selection, screening, and burn-in requirements of this plan shall be subject to approval by the customer parts representative.

        It shall be the responsibility of the cognizant engineering authority and the PMPCB to determine whether a particular need can be filled by an already approved item or whether a new item must be added to the list of those authorized for the program. Such decisions shall be made in the interest of minimizing the number of parts of different types used, ensuring the early determination of a need for parts evaluation and additional specifications, and providing the timely information required for procurement.

        HSC shall use S-level and other categories of parts, ensuring in all cases that end-item reliability and mission life requirements are satisfied. HSC shall select military specification parts from QPL/QML suppliers. Qualified microcircuits procured to MIL-PRF-38535 Class V or MIL-M-38510, Class S requirements and qualified semiconductors procured to MIL-PRF-19500 JAN S or MIL-S 19500, JAN S requirements may be used without additional screening and burn-in. Hybrids shall be procured to MIL-PRF-38534, Class K or equivalent, without additional screening.


        When qualified S-level microcircuits and semiconductors are not available, parts shall be procured and up-screened to S-level screening and burn-in requirements. Exceptions may be approved by the customer parts representative. The Hughes HSP parts specifications, quality level "S" or "H," implement appropriate high reliability screening, burn-in requirements which are also acceptable and preferred procurement standards. ASICs and hybrids shall be treated as non-standard parts and multi-chip modules (MCMs) as assemblies. The PMPCB shall review and approve the qualification, screening, burn-in, DPA, test, acceptance, and process control requirements of these non-standard items which shall be added to an appropriate section of the APL when approved.

        Parts shown on the summary parts lists (SPLs) for each assembly contained in the PDM system shall be considered the declared parts in the design and shall constitute the basic program declared parts list. The SPLs shall be used as the basic source for declared parts information and provided to the customer for review prior to the design reviews.

        Space quality level passive parts (Class S) and established reliability
        (ER) military specification parts (QPL listed) qualified to the lowest available failure rate, R or S, are acceptable and preferred.

        QPL listed JANTXV diodes of double slug construction may be used when upscreened to a procurement specification that specifies 100% upgrade screening tests to Class S requirements. These are considered as non-standard parts requiring PMPCB approval and customer concurrence.

        Electronic parts may be procured to the ESA SCC standards: SCCG Class B for active devices and SCCG Class C for passive devices as a minimum. ESA parts shall have a current qualified status and shall be referenced in the latest ESA QPL. Lot qualification testing shall be performed as required by the ESA specification system.



                                      5-2

        Materials and processes considered acceptable and preferred for use shall be those listed in the program AMPL. Any additional materials and processes required shall be selected from the following, in order of preference:

                1.      Established government and industry standards.

                2.      Hughes' basic materials and processes selection list.

        The list of materials authorized by the PMPCB shall be issued as the program AMPL. Requests for the inclusion of other materials and processes shall be submitted to the PMPCB by the responsible engineering authorities for review and approval.

        Parts, materials, and processes specified by the detailed engineering drawings and support documentation shall be entered on the appropriate list prior to their use in flight equipment. The program AMPL shall include items approved by Hughes for major subcontractors' use.

5.3.2.1 PROHIBITED MATERIALS

        The following materials shall be generally prohibited from use in mechanical or high reliability electronic devices:

                1)      Pure Tin plating used in electronic applications.

                2) Cadmium and Zinc plating and Silver brazing alloys containing Cadmium and Zinc.

                3) Brass containing Zinc used in a vacuum environment above 121 degrees C, unless plated with an approved material.

        Use on an application-specific, case-by-case basis, shall be allowed only with prior approval by the PMPCB.


5.3.3   PARTS AND MATERIALS APPLICATION REVIEW

        Hughes shall conduct a thorough application review to verify proper application of parts and materials in the system design. This requirement for parts shall be met by performing the part application derating analyses prescribed in Section 4 of this plan. Materials and processes application shall be in accordance with the best current practice in the space industry. Application review shall address corrosion prevention, structural adequacy and integrity, and minimum susceptibility to environmental factors prior to, during, and after launch.

        Materials and processes specialists shall support the design activities during design definition. This support shall include consultation in the selection and application of materials and processes, specification preparation and control, and testing of materials. The materials and processes selected shall be identified, and appropriate application notes included, on the detailed design drawings. Application review shall be accomplished by an audit of the design drawings by materials and processes specialists. Drawings shall be audited for designation and application of materials and processes and for compliance with the program AMPL. Results of the audit shall be documented and shall provide for correction of deficiencies or discrepancies noted. The status of all audits performed shall be reported to program management as part of the regular reporting activity. The PMPCB shall be notified of the results of materials and processes application review audits to ensure program requirements are met.

5.3.4   MATERIALS AND PROCESSES SPECIFICATIONS

        All materials and processes used shall be defined and controlled by engineering drawings, specifications, or standards. Hughes shall use government, industry, and internal specification systems, as appropriate. Hughes' materials and processes specifications shall specify



                                      5-3
        engineering requirements and quality assurance provisions, along with appropriate accept/reject criteria.

        All materials shall meet the stress corrosion cracking requirements as documented in MSFC-SPEC-522C for stress corrosion. All nonmetallic material used in the satellite shall be reviewed by the PMPCB for conformance to the outgassing requirements of ANSI/ASTM E595.

5.3.5   PARTS SPECIFICATIONS

        Electronic and electromechanical parts intended for use in flight hardware shall be procured to controlled specifications
        (Hughes/government/industry standards) or source control drawings. These specifications or drawings shall identify the parts; state the applicable physical, electrical, and environmental requirements; and note the quality assurance provisions controlling the manufacture and acceptance of the parts.

5.3.6   PARTS AND MATERIALS QUALIFICATION

        The PMPCB shall be responsible for ensuring that all parts and materials used in flight hardware are qualified. Those parts, materials, and processes qualified in the authorized lists for this program shall be considered qualified. A new part or material shall be considered qualified when sufficient evidence exists to show that it meets the requirements of its intended application. For new parts and materials for which adequate qualification data are not available, Hughes shall design and conduct qualification tests to confirm their ability to meet specified requirements. The cognizant engineering activity shall be responsible for developing, with the appropriate specialists, the qualification plans required. Requalification shall be conducted where necessary to ensure control over changes after initial qualification approval. One or more of the following methods, in combination, may be used to establish qualification:

                1) Initial selection using applicable federal and military specifications from qualified lists

                2)      Previous spaceflight experience

                3) Qualification by similarity to a qualified generic part or family

                4) Test reports provided by the government, Hughes, a subcontractor, or other responsible agency

                5)      Supplier tests or certification

                6)      Qualification testing

        Qualification approval of new parts, materials, and processes shall include an evaluation of supporting data and testing of critical parameters where it is necessary to confirm the data. Final qualification approval of new materials and processes may be based upon successful completion of applicable unit and/or system level tests.

        The PMPCB shall review the basis for qualification of new items, determine the need for additional tests, and certify approval upon satisfactory completion of the qualification process. Plans for specific qualification tests shall be submitted to the PMPCB for review.

        A plan for qualification testing of new materials and processes determined to require testing to qualify for use on the program shall be submitted to the PMPCB.

5.3.7   PARTS AND MATERIALS TRANSFER

        Parts and material inventory transfers shall be reviewed by the PMPCB or its designee for compliance with requirements where the potential exists for a transfer to the program of parts that may not meet contract requirements. Parts and material from specific programs, designated by the board, that conform to program requirements may be transferred with approval of the



                                      5-4
        responsible engineering authority. Deviations from burn-in requirements may be granted on an individual basis when justified by appropriate data and approved by the PMPCB.

        The PMPCB shall establish a recertification program commensurate with the generic part type. Recertified parts which are found to not be within specified tolerances or which show a parameter drift variance such that use of such parts will jeopardize mission performance life shall not be used.

        Parts exceeding five years from date of manufacture to installation in equipment shall be considered for recertification by the PMPCB. The parts failure history, DPA history and industry alerts shall be reviewed and a recommendation made to the PMPCB. Concurrence with the recommendations by the Customer parts representative is required. Lot traceability of recertified parts shall be maintained.

5.4     PARTS SCREENING AND ACCEPTANCE

5.4.1   BASIC PROVISIONS

        Electrical and electromechanical parts shall be screened and accepted against the criteria contained in Hughes' procurement specifications. Parts screening requirements shall be those cited in Table 5-1. The tests and inspections specified may vary in accordance with the detailed requirements of the individual part type specifications. Parts screening and functional testing shall be performed on 100% of the parts as specified herein, either by the supplier or by another approved facility.

        Microwave assemblies on ceramic substrates which include sealed transistors or diodes shall not be considered parts and shall not be subjected to the tests of Table 5-1. All parts used in these assemblies shall, however, be subject to the screening tests cited for the applicable device in the table. Microwave assemblies utilizing chip components shall be subjected to appropriate screening tests as deemed necessary by the responsible engineer and PMPCB.

5.4.2   INTERNAL VISUAL INSPECTION

        A detailed internal visual inspection (pre-encapsulation) for contamination and construction anomalies shall be required for parts with hollow cavity type packages. For lidded devices such as microcircuits, the pre-encapsulation visual inspection shall be performed at a level of magnification that allows detection of such defects as inadequate bonds, smeared metallization, and particulate contamination. Devices such as glass diodes and sapphire lidded transistors shall be inspected following lidding, under the magnification needed to disclose internal contamination.

5.4.3   ENVIRONMENTAL SCREENING AND CONDITIONING

        Part screening and conditioning shall include the following tests, as applicable, to the specific part types listed in Table 5-1:

                1) High temperature reverse bias--A high temperature reverse bias test shall be specified on selected transistors susceptible to surface leakage effects. Post-test measurements shall be performed, and parts exceeding the specified limits shall be rejected. Parameters shall be defined in the procurement specification and shall include leakage current.

                2) High temperature storage--High temperature conditioning at the maximum specified storage temperature of the part shall be required for semiconductors and microcircuit devices. Temperature accelerated high temperature storage in accordance with military standard procedures may be used.



                                      5-5

                3) Temperature testing--Temperature cycling or thermal shock shall be specified as a prescreening test for detection of mechanical construction defects in parts. The number of cycles and temperature extremes shall be those specified in the applicable specification for each generic part type, as a minimum.

                4) Acceleration--Acceleration in a direction perpendicular to the bond surface shall be required on semiconductors and microcircuits. The acceleration level selected shall be one ensuring adequate internal bonding.

                5) Particle impact noise detection test--This test shall be applied as a parts screening test to detect the presence of loose particles in hollow, unpassivated, cavity type packages. It shall be performed either at the vendor's facility or at Hughes' during incoming inspection in accordance with Contractor approved procedures. It shall not be performed on part types that have transparent (sapphire) windows or which are susceptible to internal damage as a result of the test. Parts exhibiting anomalies during this test shall be rejected.

                6) Seal test--A fine and gross leak test shall be performed on all hermetically sealed components to the applicable military standard.

                7) X-ray inspection--X-ray inspection for defects shall be required on selected part types. Inspection shall be made with the assistance of image magnification, through photographic enlargement, projection, or examination through a microscope. X-ray testing shall not be performed on part types susceptible to damage (e.g., MOS devices). Visual examination may be substituted for X-ray when conditions allow inspection by this method (e.g., when glass diodes have been examined prior to painting, or when devices have transparent windows).

5.4.4   BURN-IN

        All electronic parts shall be subjected to the burn-in tests of Table 5-1 after the applicable prescreening tests. The minimum burn-in hours and stress conditions for each part type shall be as shown in the table. Parts specifications shall specify the lot acceptance criteria appropriate to each part type and the percent defectives allowable
        (PDA). Primary parameters (Group A) shall be measured by the supplier. Critical parameters shall be measured and recorded before burn-in and at completion of burn-in. Parameter readings shall be analyzed for conformance to specification limits, and performance stability shall be determined where applicable.

        Hughes may elect to extend the burn-in period to enhance the stability of parameters and the reliability of lots failing PDA. Deviations from these requirements may be granted on an individual basis when justified by appropriate data and approved by the PMPCB. Parts inventory transfers shall be reviewed by the PMPCB or its designee for compliance with Table 5-1 requirements; any exceptions shall require the approval of the program product assurance manager.

5.4.5   DESTRUCTIVE PHYSICAL ANALYSIS

        Hughes shall perform a lot sample construction analysis for those generic part families indicated in Table 5-1. Destructive physical analysis procedures shall define the methods of inspecting part design, construction, materials, and workmanship, and the accept/reject criteria. Samples shall be evaluated by external and internal examination to verify lot integrity and conformance to requirements. The degree of analysis performed shall be based on experience with the supplier and generic part type. Metallization integrity, bond strength, and die attach strength shall be confirmed on semiconductors and microcircuits. The specific types and sample sizes of parts requiring construction analysis shall be as defined in the program APL by the PMPCB. Anomalies and discrepancies noted during destructive physical analyses shall be reviewed and dispositioned by technical specialists designated by the PMPCB. Analyses results shall be made available to the customer for review, upon request.



                                      5-6

5.4.6   RADIATION

        Parts shall be selected which can survive the radiation environment for the proposed system design and the specified mission time while still permitting the units in which they are installed to meet their performance specification. Lot acceptance radiation testing shall be required for parts which experience has shown to have significant lot-to-lot parameter variations due to radiation exposure. These parts shall be tested to ensure they meet the design criteria for the expected mission radiation level. Requirements to test these and other part types shall be identified by the PMPCB and specified in the program APL. Verification of the results of supplier conducted testing of radiation hardened parts may be substituted for the performance of lot acceptance radiation tests.

5.5     PM&P QUALIFICATION STATUS LIST

        The qualification status of electronic parts shall be identified in the program APL published by the program product assurance manager. The qualification status of new materials and processes shall be reported in the PMPCB minutes.

5.6     PARTS AND MATERIALS HANDLING AND STORAGE

        Parts and materials shall be handled and stored in accordance with requirements for a high reliability space program. Parts and materials for deliverable hardware shall be placed in program designated bonded stores or work-in-process stores. Appropriate packaging and electrostatic discharge control measures shall be taken to protect critical parts and materials during handling. Fabricated parts and subassemblies shall be placed in kits, containers, or protective bags. Completed units issued to the spacecraft shall remain in their protective containers until installation. The adequacy of the packaging, handling, and storage procedures and measures taken shall be confirmed by quality assurance audits.

5.7     PART QUALITY LEVELS FOR QUALIFICATION HARDWARE

        Qualification hardware shall use the same parts as flight equipment, except that the product assurance, part screening, and burn-in requirements may be relaxed. The minimum requirements implemented shall ensure that neither performance nor test results are compromised. Relief from specific requirements may be granted in the interest of facilitating the early acquisition of qualification test results.

5.8     SUBCONTRACTOR PMP PROGRAM CONTROL

        The parts, materials, and processes requirements defined herein shall be imposed by Hughes on its subcontractors. Off-the-shelf assemblies shall be reviewed to ensure acceptable parts and material selection. The program product assurance manager shall ensure that these requirements are implemented by his subcontractors through review of instructions, specifications, and statements of work referenced in procurement documents. Subcontractor parts, materials, and processes operations shall be reviewed and/or subject to audit to ensure compliance with subcontract requirements.



                                      5-7

                        TABLE 5-1. HIGH RELIABILITY PARTS
                       SCREENING MATRIX(1) (PAGE 1 OF 2)

---------------------------------------------------------------------------------------
                                                    Thermal                   Particle
                           Internal                  Shock/                    Impact
                            Visual   Temperature  Temperature                  Noise
 Type of Device           Inspection   Storage     Cycling(7)  Acceleration    Test(5)
---------------------------------------------------------------------------------------
Semiconductors

Diode(14)                     X          X           X             X

Transistors(12)              X(10)       X           X            X(3)            X

Active dies(21)

Microwave + GaAs             X(10)       X           X             X              X
FET

Integrated circuit            X          X           X             X              X
(digital linearizer +
MMIC)

ASIC                          X                      X

Hybrids (standard)            x          X           x            X(4)            x

Capacitors (fixed)

Ceramic                                              x

Glass(15)                                            x

Mica, high voltage

Plastic (film)

Solid tantalum                                       x

Nonsolid tantalum                                    x

Feedthrough                                          x

Chip (ceramic)                                       x

Chip (glass)                                         x

Temperature                                          x
compensating

Filters, EMI                  x                      x

Resistors

Carbon
composition

Film                                                 x

Wirewound, power                                     x

Wirewound, precise                                   x
---------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                         Destructive            Minimum Burn-In,
                           Seal                            Physical              Typical Test
 Type of Device            Tests        X-ray             Analysis(19)            Conditions
----------------------------------------------------------------------------------------------------------------
Semiconductors

Diode(14)                   X             X(2)                 X            240 hr, 100% rated power

Transistors(12)             X             X(11)                X            240 hr, 100% rated power

Active dies(21)

Microwave + GaAs            X             X(11)                X            240 hr, 100% rated power
FET

Integrated circuit          X              X                   X            240 hr, 100% rated power
(digital linearizer +
MMIC)

ASIC                        X                                 X(20)         240 hr, +125 (degrees) C

Hybrids (standard)          X              x                   X            240 hr, 100% rated power

Capacitors (fixed)

Ceramic                                    x                   X            96 hr, 200% rated voltage,
                                                                            125 (degrees) C

Glass(15)                   X                                               50 hr, 150 Vdc, +85 (degrees) C

Mica, high voltage                        x(6)                              96 hr, 120% rated voltage,
                                                                            +85 (degrees) C

Plastic (film)                             X                                48 hr, 140% rated voltage,
                                                                            +85 (degrees) C

Solid tantalum              X              x                   X            96 hr, 100% rated voltage,
                                                                            +85 (degrees) C

Nonsolid tantalum           X                                  X            96 hr, 100% rated voltage,
                                                                            +85 (degrees) C

Feedthrough                                x                   X            96 hr, 100% rated voltage,
                                                                            +85 (degrees) C

Chip (ceramic)                                                 X            96 hr, 100% rated low voltage,
                                                                            +125 (degrees) C

Chip (glass)                                                                96 hr, 100% rated voltage,
                                                                            +125 (degrees) C

Temperature                                                    X            96 hr, 200% rated voltage,
compensating                                                                +85 (degrees) C

Filters, EMI                X              x                   X            96 hr, rated voltage

Resistors

Carbon                                                                      No testing required
composition

Film                       X(6)                                             96 hr, rated power, +125 (degrees) C

Wirewound, power                           x                                96 hr(8), rated power, +125 (degrees) C

Wirewound, precise                         x                                96 hr, rated power, +125 (degrees) C
-------------------------------------------------------------------------------------------------------------------



                                      5-8

                   TABLE 5-1. HIGH RELIABILITY PARTS SCREENING
                              MATRIX (PAGE 2 OF 2)

-----------------------------------------------------------------------------------------------------------------
                                                                 Thermal                                Particle
                              Internal                            Shock/                                 Impact
                               Visual         Temperature       Temperature                              Noise
 Type of Device              Inspection         Storage         Cycling(7)         Acceleration         Test(5)
-----------------------------------------------------------------------------------------------------------------
Networks                                                            x

Chip                                                                x

Magnetics                                                           x

RF coils,                                                           x
unencapsulated(17)
Crystal                           x                                x(13)

SAW filter                        x                                 x                     X

Relays, dc                        x                                 x                                     x(6)

RF switches                       x                                 x

Thermistors                                                         x

Fuses                             x                                 x
---------------------------------------------- --------------------------------------------------- --------------


-----------------------------------------------------------------------------------------------------------------
                                                          Destructive               Minimum Burn-In,
                               Seal                         Physical                  Typical Test
 Type of Device                Tests          X-ray        Analysis(19)                Conditions
-----------------------------------------------------------------------------------------------------------------
Networks                                        x               X             96 hr, +125 (degrees) C

Chip                                                                          96 hr, temperature soak

Magnetics                                      x(6)                           96 hr(8)

RF coils,                                                                     96 hr, ac pulse at +125 (degrees) C
unencapsulated(17)
Crystal                          X                              X             720 hr +65 degrees C to +85
                                                                              degreesC(18)

SAW filter                                      x               X             240 hr, rated temperature

Relays, dc                       X                              X             5000 operations

RF switches                                                                   Number of operations specified in
                                                                              individual specification

Thermistors                                     x                             168 hr1(16)

Fuses                            X             x(2)             X             168 hr, 50% rated at +85 (degrees) C
----------------------------------------- ---------------------------------- -------------------------------------


NOTES:

        1)      Detail part specifications will denote explicit requirements.

        2) Internal visual inspection may be substituted for X-ray for glass bodied diodes and fuses.

        3)      TO5 or smaller devices with aluminum bond wires are exempt.

        4)      Mechanical shock may be substituted for acceleration.

        5) Not required for devices with surface protected elements or for non-cavity devices.

        6)      When required in the specification.

        7) Thermal shock or temperature cycling as required per detail part specification.

        8) Temperature cycling or thermal shock per Hughes specs may be substituted for burn-in.

        9)      Temperature cycling and vibration per acceptance test procedure.

        10)     Postcap inspection on devices with sapphire windows.

        11)     X-ray not required on devices with sapphire windows.

        12) High temperature reverse bias as required by individual transistor specifications.

        13) Crystals used in LO circuit applications shall have 50 thermal cycles from at least -55 (degrees) C to +85 (degrees) C; other crystals shall have minimum of 25 thermal cycles.

        14) Does not include beam lead diodes, which are screened at assembly level.

        15) Burn-in shall be at 4 times rated voltage <300 Vdc; and 1500 Vdc for >300 Vdc capacitors.

        16) Negative Tc thermistors stored at rated temperature; positive Tc thermistors burn-in 1.5 times rated power at 25 (degrees) C.

        17) Unencapsulated RF coils do not require burn-in but will have unit assembly screening.

        18) 720 hours of high temperature aging for crystals at +65 (degrees) C or higher; time may be reduced to 360 hours if parameters stay within 1/2 tolerances; after aging and thermal cycling, crystal frequency shall be monitored over its specified operation range to verify its stability.

        19) Destructive physical analysis sample quantity is 3 pieces, unless otherwise specified by prime contractor PMPCB.

        20)     Pre-cap evaluation in lieu of DPA.

        21)     Element evaluation per procurement specification/document.



                                      5-9

6.      CONFIGURATION MANAGEMENT

6.1     BASIC PROVISIONS

        Hughes shall establish and maintain a configuration management system that ensures compliance with 1) company configuration management (CM) directives and practices and 2) the provisions of this plan. The policies defined in Hughes' Space and Communications Company (HSC) manuals shall govern the program CM effort. Program unique requirements specified by the Customer shall be defined in program instructions
        (PIs). These PIs, when approved by the program manager, shall be binding on all organizations supporting the program.

6.2     FUNCTION ADMINISTRATION

6.2.1   RESPONSIBILITIES

        The program manager shall be responsible for ensuring that all contractual requirements relating to configuration management are adequately defined for and understood by affected program personnel. The program manager shall delegate responsibility for administering the execution of CM tasks to the leader of the Hughes HSC Configuration and Data Management Operations (CDMO), the focal point for the integration, implementation, and administration of CM functions on Hughes HSC administered programs. CDMO is responsible for configuration identification, control, and accounting and functions within the framework of the organizational relationships shown in Figure 6-1.

        The leader of CDMO shall delegate responsibility for defining and implementing the procedures required to execute program CM tasks to a member of the CDMO organization whom he designates program configuration management operations (CMO) leader. The PCMO shall report to the CDMO leader on the status of the tasks he is charged with executing.

        The Hughes HSC Contracts organization shall relay communications on contractual matters between Hughes' program management and the customer. Similarly, an assigned subcontracts administrator (SCA) shall relay communications on contractual matters between Hughes' program management and program subcontractors. The PCMO shall work with an assigned contract administrator or subcontracts administrator to ensure the receipt and delivery of all communications and monitor the status of subcontract configuration requirements, as shown in Figure 6-2.

        The configuration management schedule shall be phased to be compatible with the program master schedule. Detailed configuration milestones shall be identified and submitted to the Customer after publication of the program master phasing schedule. Changes to the master schedule shall necessitate corresponding changes in the detailed configuration management milestones.



                                      6-1

6.2.2   TASKS

        The planning, development, administration, implementation, and monitoring of program configuration management policies shall be distributed between the PCMO and performing organizations as follows:

        The PCMO shall:

                1) Prepare management plans and program instructions associated with configuration management.

                2)      Support design reviews.

                3) Provide administrative personnel for receiving, recording, analyzing, and processing proposed changes through the appropriate change control activities.

                4)      Establish formats for numbering assignment.

                5) Monitors release procedures for engineering documentation (drawings, specifications, engineering orders, requests for deviation/waiver, engineering change requests, etc).

                6)      Verify as-designed vs as-built hardware status.

                7)      Acts as change control board secretary.

                8) Audit the compliance of major subcontractors with CM requirements.

                9) Receive as-built configuration data from product operations

                10) Audit compliance of product operations with CM requirements.

        The performing organizations shall:

                1) Prepare engineering, planning, and as-built configuration data.

                2) Resolve the difference between the as-designed and as-built configurations.

                3)      Release engineering data and documentation.

                4)      Support the processing of proposed changes.

                5)      Implement program-management-flowed-down requirements.

                6)      Implement approved changes

6.3     ACTIVITIES

        The program configuration management function shall comprise the activities described below and shown in Figure 6-3.

6.3.1   CONFIGURATION IDENTIFICATION

        All configuration identification documentation shall be released and maintained in the Product Data Management (PDM) system.

6.3.1.1 BASELINE IDENTIFICATION

        Hughes shall establish allocated and product baselines to facilitate tracking of changes to configuration items.

6.3.1.2 CONFIGURATION ITEMS DEFINITION

        A configuration item shall be understood to be an item changes to which can be and are tracked against an established baseline and to be synonymous with "control item."

6.3.1.3 SPECIFICATIONS AND DRAWINGS IDENTIFICATION



                                      6-2

        Configuration identification shall be maintained by the generation and issuance of specifications, standards, and drawings that define the spacecraft and its equipment. The PCMO shall assign a unique block of configuration identification numbers to be issued to program specifications, procedures, and drawings. Each control item shall be assigned a unique identification number. Previously released drawings of proven designs, standard specifications, and common hardware may retain previously assigned numbers. New drawings and associated lists shall conform to HSC engineering standards and procedures and to HSC Drafting Room Standards Manual.

        Subcontractor or vendor items shall be identified by the manufacturer's part number or by the assigned contractor part number. The initial configuration identification shall be established by specifications that define the technical requirements from the system level down to the subsystem and control item level.

        Hardware shall be identified in accordance with the applicable drawing. Markings shall consist of, minimally, part numbers and serial numbers. Serial numbers shall be assigned to all control items, to items containing high reliability parts, and to items requiring traceability of test data. Hughes' Drafting Standards Manual, which defines types and grades of drawings and specifies conventions, shall be the guide for the preparation of drawings.

6.3.1.4 SPECIFICATION TREE

        The PCMO shall prepare a specification tree listing the spacecraft specification and subordinate specifications. The spacecraft specification shall be the basis of agreement between Hughes and the customer on the statement of technical requirements. Subtier specifications shall be the basis of agreement between the program office and the responsible engineering activities (REAs) with respect to technical requirements.

        All specifications shall be prepared, approved, and released in accordance with command media and the appropriate program instructions. Maintenance after release shall be effected by specification change notices (SCNs). Both the specifications and SCNs shall be released through the Product Data Management System (PDM).

6.3.1.5 MASTER INDEX

        A master index (MI) of contract deliverable control items shall be prepared. This MI shall define the control items in terms of drawing number, indenture level, and quantity required for next assembly. It shall, when approved by the program manager, become an internal baseline configuration document. The MI shall be maintained by normal change control procedures.

6.3.1.6 COMPUTER SOFTWARE CONFIGURATION IDENTIFICATION

        The development of computer software configuration identification (CSCI) software shall be managed by systems engineering. Software configuration management shall be under the direction of the program office and meet the requirements of applicable Hughes command media. The PCMO shall monitor the software configuration process.

6.3.1.7 FIRMWARE CONFIGURATION MANAGEMENT

        Firmware baseline design shall be established and controlled by the subsystem engineering activity during the development process. The REA shall be responsible for engineering configuration release and control and for keeping the status of the hardware. The PCMO shall monitor the firmware configuration process.


6.3.2   CONFIGURATION CONTROL



                                      6-3

        Configuration change control shall begin with the establishment of the allocated baseline. Changes to the baseline configuration shall be processed through the REA or PCMO. This process shall involve the uniform and systematic origination, analysis, preparation, review, approval, authorization, and release of engineering changes.

        The change control system shall be based on a precisely defined classification of changes. Change classification shall be the primary means of indicating how a change shall be processed. The process of configuration control defined in succeeding paragraphs shall apply equally to hardware, software, and firmware.

6.3.2.1 CHANGE CLASSIFICATION

        To ensure that the extent of analysis and approval action required to implement a proposed engineering change is consonant with the nature, magnitude, and effect of the change, engineering changes shall be classified Class I or II as defined in Hughes' command media. Class I changes which are major nonconformances affecting contract end item requirements shall require customer approval prior to implementation.

6.3.2.2 REQUESTS FOR DEVIATIONS/WAIVERS (RDWS)

        It shall be possible, by means of requests for deviations/waivers
        (RDWs), to depart from the requirements specified in engineering documents without altering the documents. Deviations must be authorized prior to hardware manufacture. Waivers shall be requested for nonconformances found during or after manufacture. Both deviations and waivers shall be documented on the RDW form. Minor waivers shall be processed by Material Review action. Deviations and/or waivers that affect contractual stipulations shall require customer concurrence for approval.

        Requests for deviations and waivers shall be classified and approved in the same manner as engineering change proposals. RDWs shall not be used to circumvent the normal change or material review procedures.

6.3.2.3 ENGINEERING CHANGE PROCESSING

        The PCMO shall be responsible for coordinating proposed changes through the change control process. The REA and his control point shall be responsible for processing all engineering changes from the point of origination through the required approval or rejection.

6.3.2.4 CHANGE CONTROL BOARD

        A program Change Control Board (CCB) shall review and disposition (approve or reject) all proposed Class I and Class II changes as well as those SCNs for unit level and above specifications routed to it by the REA and PCMO. The program manager, or his designee, shall chair the CCB. The CCB secretary shall be a member of the PCMO. Board members shall include representatives of program management, product assurance, customer, systems engineering, component engineering, manufacturing engineering, and other activities, as required, to review the proposed change. The CCB shall review changes to each item at the conclusion of its design phase. The design phase of each unit of prototype flight model hardware shall be considered to extend from the time of initiation of the contract until one of the following occurs:

                1)      The design is qualified for flight use.

                2) An acceptance flight unit is delivered to spacecraft integration.

                3) The program manager signifies completion of the design phase.

6.3.3   CONFIGURATION STATUS ACCOUNTING

        The PCMO shall maintain configuration indices and issue configuration reports. Records of the hardware configuration (as-built) shall be compared to the released (as-designed) configuration.



                                      6-4

        The as-designed configuration shall be derived from released engineering documentation. An as-designed report shall be maintained and updated as changes are approved. The PCMO shall act in conjunction with the engineering, manufacturing, and other organizations, as required, to resolve identified differences between the as-designed and as-built configurations.

        An as-built configuration index shall be prepared by the PCMO for each deliverable system at the control item level. Each control item shall be identified in terms of location, part number, and serial number. The index shall be initially prepared at the start of control item integration and maintained through completion of integration and test activities.

        The PCMO shall be responsible for auditing the software configuration process and the firmware configuration process.

6.3.4   SUBCONTRACTOR CONFIGURATION MANAGEMENT

        Subcontractors shall be required to participate in the configuration management program by establishing a configuration management system that ensures that:

                1) The as-built configuration reflects the released design data.

                2) Data are maintained to show the status of hardware at all times.

                3)      Change incorporation is verified.

                4) Configuration interfaces are in accordance with the design requirements.

                5) The conformity of the as-built configuration to the as-designed configuration is verified.

        To ensure compliance, Hughes' configuration management requirements shall be specifically identified and issued to subcontractors with the subcontract statements of work.

        When subcontractors desire to implement a change after the establishment of a Hughes approved baseline, they shall be required to submit an engineering change proposal (ECP) to Hughes for disposition. They shall also be required to submit requests for deviations/waivers wherever they desire to make changes without altering documentation. Such requests shall be processed by the Contractor's REA/PCMO. Subcontractors shall be notified of acceptance or rejection of their requests by the program subcontract administrator.

6.3.5   ENGINEERING DOCUMENTATION CONTROL

6.3.5.1 ENGINEERING RELEASES AND RECORDS

        Use of the Product Data Management system shall be mandatory. Initial release may be accomplished by the REA in cooperation with Document Control Center (DCC) or Engineering Data Control (EDC) personnel.

        Program management may authorize the REA to designate EDC or an appropriate DCC as the control point for the recording, maintenance, storage, retrieval, microfilming, reproduction, release, and controlled distribution of engineering documentation. Release of the drawings and specifications shall constitute establishment of the as-designed configuration of the hardware/software.



                                      6-5

                                  [FLOW CHART]



        FIGURE 6-1. PROGRAM CONFIGURATION AND DATA MANAGEMENT OPERATIONS





                                  [FLOW CHART]





              FIGURE 6-2. CUSTOMER/HUGHES/SUBCONTRACTOR INTERFACES



                                      6-6

                                  [FLOW CHART]





               FIGURE 6-3. PROGRAM CMO FUNCTIONAL RESPONSIBILITIES



                                      6-7

7.      SYSTEM SAFETY PROGRAM PLAN

7.1     BASIC PROVISIONS

        This plan establishes the System Safety Program Plan (SSPP) describing the tasks and activities that will be performed and the documentation that will be prepared to effectively satisfy Hughes, customer, launch site, launch vehicle and other system safety requirements.

        A system safety task schedule shall be provided to the customer.

7.2     RESPONSIBILITIES

7.2.1   PROGRAM MANAGER

        The ultimate responsibility for system safety resides with the specific Program Manager who is responsible for ensuring that the system safety program operates in accordance with the SSPP. The Program Manager will be given sufficient data to make safety critical decisions affecting level of risk, cost, or schedule. Review and approval of the safety submissions will ensure program management is cognizant of the final resolution of all such issues.

7.2.2   SYSTEM SAFETY ENGINEER

        System Safety is assigned as an integral part of Systems Engineering. The manager of Launch Systems Engineering and Operations is responsible for assigning a Program Responsible System Safety Engineer to perform system safety activities in accordance with the requirements of the contract, launch site and Hughes command media. The designated System Safety Engineer is responsible for implementation of the system safety program including hazard analyses, hazard control implementation, safety coordination, documentation and approvals and has access to the Program Manager on matters affecting the safety of equipment and personnel. The System Safety Engineer also interfaces with the program System Engineering Manager and Launch Services/Mission Manager, who in turn report to the program office. The System Safety Engineer also interfaces with the Product Assurance Manager.

        Within Hughes, System Safety interfaces with all required disciplines to coordinate the implementation of applicable system safety requirements.

7.2.3   EXTERNAL SYSTEM SAFETY INTERFACES

        In all cases the System Safety Engineer will work closely with the Launch Services Subcontractor, or equivalent, and Launch Site Safety Organization. The specific interface is dependent upon the selected launch vehicle and the launch vehicle procuring organization. In most cases the LVI/Safety engineer will provide this interface role and responsibility, especially for recurrent HSC product lines. In some cases, where appropriate, a System Safety Core Engineer may be assigned to a specific program.



                                      7-1

7.3     SYSTEM SAFETY TASKS

        System Safety performs hazard analyses, ensures implementation of hazard controls, interprets safety requirements, provides verification of hazard control implementation, supports design and other program reviews, produces safety documentation and provides continuing technical consultation on safety related issues. Specific tasks of the System Safety program include, but are not limited to, the following:

                1) Provide safety management and conduct a system safety program.

                2) Hazard analysis and hazard control implementation for the spacecraft, GSE, ground operations and facilities.

                3) Coordination of safety critical launch vehicle design and operational interfaces with the Launch Services Subcontractor.

                4) Coordination of system safety issues with the Launch Site Safety Organization.

                5) Documentation of compliance with Launch Site Safety Organization system safety requirements.

                6) Review and approval of hazardous procedures and test plans.

                7) Definition and implementation of required facility and operational safety training. 7.4 ORGANIZATIONAL ROLES

        In addition to System Safety, many organizations are involved in the overall safety program. The roles and responsibilities of the organizations include, but are not limited to the following:

7.4.1   ENGINEERING

        The Systems Engineering Manager, System Engineers, LVI Engineer, and REAs, in cooperation with the System Safety Engineer, are responsible for ensuring the following:

                1) Appropriate system safety requirements and derived requirements are incorporated into the system and subsystem level specifications, control documents and procedures.

                2) Safety related engineering changes, deviations, waivers and Material Review Board (MRB) actions receive appropriate System Safety review and approval.

                3) Safety critical procedures receive appropriate System Safety review and approval.

7.4.2   SYSTEM OPERATIONS

        In cooperation with the System Safety Engineer and the Safety, Health and Environmental Affairs (SHEA) representative, are responsible for ensuring the following:

                1) Test and ground support equipment receives appropriate system safety assessment review and approval to safeguard personnel and Hughes high value products.

                2) All hazardous operations are accomplished in accordance with procedures coordinated and approved by system safety. Previous safety assessments result in procedural hazard controls.

                3) Assisting in the development and implementation of facility and operational safety training for test/operational personnel and supervisors.



                                      7-2

7.4.3   SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS (SHEA

        SHEA is responsible for ensuring adherence with company and governmental occupational health and safety requirements. SHEA and System Safety will closely coordinate their efforts to ensure coverage of all program safety issues without duplication of effort.


7.4.4   PRODUCT ASSURANCE

        Product Assurance is responsible for assuring product integrity and high reliability.

7.4.5   QUALITY ASSURANCE

        Quality Assurance is responsible for verifying that hardware, equipment and operations conform with program requirements.

7.5     SCOPE OF SYSTEM SAFETY PROGRAM

        System Safety tasks, activities, and documentation apply to, but are not limited to, safety program management, spacecraft design, ground support equipment (GSE) design, spacecraft ground processing operations and launch activities. The system safety program is structured to achieve, as a minimum, the following:

                - Provide the organization, personnel and resources to effectively satisfy applicable system safety requirements.

                - Assign specific responsibilities for all program system safety tasks to ensure compliance with applicable system safety requirements.

                - Define and coordinate spacecraft program system safety requirements, compliance and approvals with the designated Launch Services Subcontractor and appropriate Launch Site Safety Organization(s).

                - Ensure that safety critical elements of the spacecraft design, GSE design, launch vehicle interfaces, ground processing operations and launch activities are analyzed to identify hazards that could result in personnel injury or system damage.

                - Verify all identified hazards have been eliminated, controlled or accepted such that program risk to personnel and hardware is minimized.

                - Document compliance with program system safety requirements as required by program unique contract and launch site requirements.

                - Provide safety review of procedures and supervision of factory, payload processing facility and launch site hazardous operations.

                - Ensure adequate safety training is developed and implemented for factory, payload processing facility and launch site hazardous operations.

                - Adapt the system safety program to a more streamlined but adequate system safety process when recurrent HSC products are used for multiple programs and several customers. This specific safety process is referred to as the generic spacecraft safety process and is already in place with the launch site Range Safety organizations. This process takes advantage of previous system safety assessments and safety certifications/approvals with respect to safety deliverables and data submitted and on file with the appropriate launch site agencies.

7.6     APPLICABLE DOCUMENTS

        The current editions of the following documents are applicable to all Hughes spacecraft programs:

        -       Hughes Space and Communications Company Practice 5-0-7, System
                Safety

        The current edition of the applicable launch site documents shall apply.



                                      7-3

7.7     INTEGRATION AND COORDINATION OF DELEGATED ACTIVITIES

        The system safety program will not duplicate other program analyses but may utilize data produced by them. Other analyses and reports that may be applicable to safety include, but are not limited to, stress analysis, thermal analysis, electromagnetic interference (EMI), etc. This data will be reviewed and used, as appropriate, by System Safety to assist in the identification of all potential hazards and hazard controls. Likewise, when appropriate, System Safety personnel will provide feedback to ensure that supporting organizations are aware of applicable safety issues and requirements.

7.8     HAZARD CONTROL ORDER OF PRECEDENCE

        Hazard controls shall be implemented in the following order of precedence:

                1)      Design to minimize hazards (design for minimum risk).

                2) Incorporate safety devices, such as barriers or inhibiting mechanisms to reduce risk (failure tolerance).

                3) Provide warning devices when the existence or occurrence of a hazard cannot be eliminated.

                4) Develop procedures and training to reduce risk where it is impractical to eliminate the hazard through design, reduce risk using safety devices, or reduce risk by providing warning devices.

7.9     HAZARD ANALYSIS

        System Safety analyses identify hazards associated with the spacecraft design, ground support equipment (GSE) design, spacecraft ground processing operations and launch activities. The results of these hazard analyses are documented in the appropriate launch site safety documentation as determined by the selected launch vehicle. To the greatest extent possible, existing hazard analyses will be utilized for previously proven flight hardware, GSE and operations. For proven spacecraft buses, existing hazard analyses will be supplemented, as required, with hazard analyses of new and modified subsystems and incorporated in the applicable safety documentation. Maximum usage of the generic safety data process will be made as already permitted by and accepted by the particular launch site Range Safety organizations.

        Hazard analysis involves the performance of a Preliminary Hazard Analysis (PHA) and a System & Subsystem Hazard Analysis (S&SHA) covering the following:

                1)      Spacecraft and GSE design

                2)      Design of interfaces with the launch vehicle

                3)      Handling and transportation of the spacecraft

                4)      Ground operations

                5)      Pre-launch testing and interface with the launch vehicle

        The PHA and S&SHA are not deliverable documents; however, the results of the PHA and S&SHA will form the basis of the appropriate deliverable safety documentation as determined by launch vehicle/launch site requirements.

7.9.1   PRELIMINARY HAZARD ANALYSIS (PHA)

        The PHA is the initial effort in the iterative system safety analysis program. The objective of the PHA is to identify hazards to provide a basis for system safety program efforts. The primary objectives of the PHA are as follows:

                1) Identify all significant hazards in preliminary terms including hazard causes

                2) Identify, in preliminary terms, the requirements for hazard controls



                                      7-4

                3)      Initial identification of any operational constraints

7.9.2   SUBSYSTEM AND SYSTEM HAZARD ANALYSIS (S&SHA)

        To provide a comprehensive evaluation of the risk being assumed, a subsystem and system level hazard analysis will be performed. The S&SHA will identify accident risk and establish design criteria and operational constraints to eliminate or control hazards to an acceptable level. The analysis will consider spacecraft design, interface design, and operations including handling, transportation, testing, assembly, check-out and launch site processing operations. Also software safety issues or questions may be addressed.

7.10    VERIFICATION AND DOCUMENTATION OF REQUIREMENTS COMPLIANCE

        The data collected from the hazard analysis will be documented in the appropriate safety documentation submissions as determined by the launch vehicle selection coupled with the specific launch site requirements. The closure/approval of the final submission will provide verification that all safety critical issues are positively closed. Where appropriate, closure/approval will be referenced to design analysis, qualification/acceptance test reports, approved procedures, etc., which demonstrate proper application of system safety requirements. The safety documentation submission, in its final form, is the certification of compliance with all program system safety requirements. The final approved safety documentation submission will provide traceability that all required hazard control actions have been taken and approved by the System Safety Engineer, Program Manager and Launch Site Safety Organization. Data submissions, where authorized, will maximize the generic spacecraft approval process that is already in-place, i.e., changes only in the form of supplements.

7.11    DELIVERABLE DOCUMENTATION

        Deliverable safety documentation is determined by the selected launch vehicle and the associated Launch Site Safety Organization requirements. Additional deliverable documentation requirements are determined by the specific program unique contract requirements.

7.12    NON-DELIVERABLE DATA

        Any non-deliverable system safety data including the SSPP, additional hazard analyses, correspondence, notes, etc., may be requested through the specific program office or as part of a specific program contract requirement, when specified. This would also apply to a customer request for a specific program-unique SSPP to be prepared.

7.13    PROCEDURE REVIEW AND APPROVAL

        All factory, payload processing facility and launch site procedures shall be reviewed by the system safety engineer and labeled as either hazardous or non-hazardous. Hazardous procedures require System Safety approval prior to their release and implementation.

7.14    TEST AND OPERATIONAL SAFETY

        System Safety is responsible for defining the test and operational safety program. Implementation of the test and operational safety program is shared among several organizations.

        System Safety will participate in factory and launch site hazardous test and operational planning in conjunction with SHEA. Hazardous test and operational procedures will be reviewed and hazardous tests/operations will be monitored to ensure incorporation of appropriate hazard controls. Pre-test/operation functions will include the following:

                1) Establishment of training and operational requirements for personnel and equipment safety.

                2) Analysis, review and approval of hazardous test/operation objectives and procedures for compliance with safety requirements and incorporation of appropriate hazard



                                      7-5
                        controls. Specific programs may attach to this generic SSPP a specific launch site schedule and a specific spacecraft launch site processing flow.

                3) Monitoring of selected hazardous tests/operations using the safety provisions of approved procedures and Hughes standard practices as checklists to ensure compliance with established safety criteria.

                4) Assistance in the development of a safety briefing that will be presented by the test conductor prior to the start of each hazardous test/operation. The briefing will consist of the hazards associated with the operation, required hazard controls and emergency back-out procedures to follow in the case of an accident.

        Hazardous procedures that will be used at the launch site require the approval of the System Safety Engineer and Launch Site Safety Organization (depending on launch vehicle) prior to implementation. Deviations from approved safety controls during procedures will require reassessment of the test/operation procedure and signature approval by the System Safety Engineer or his designee prior to implementation.

7.15    TRAINING

        System Safety will interface with SHEA , HSC technical organizations, and Systems Operations to ensure that adequate safety training is developed and implemented for factory, payload processing facility and launch site hazardous operations. Systems Operations maintains employee training records and certifications for all required training.

        Safety training for factory operations is the responsibility of Hughes Systems Operations and Safety Health and Environmental Affairs (SHEA).

        Safety training required by the Launch Site Safety Organization will be coordinated through the Launch Services Subcontractor. For launch sites where safety administration is insufficient or nonexistent, the Hughes prepared Facility and Operational Safety Program (FOSP) has been developed to provide safety training and awareness for operational personnel and supervisors. FOSP training encompasses the following:

                1) Hazards related to spacecraft launch site processing facilities and operations.

                2) Hazard controls, operational constraints and protective equipment necessary to mitigate spacecraft facility and operational hazards.

                3) Emergency and contingency procedures that may be required during spacecraft processing operations.

7.16    AUDIT PROGRAM

        System safety audits will be accomplished consistent with Hughes command media and any program unique requirements.

        System safety engineering and management have the responsibility for performing periodic system safety functional audits on programs and subcontractor program areas to measure the thoroughness and effectiveness of system safety program implementation. Specific program reviews along with safety technical interchange meetings, also contribute to this process.

        System Safety will assess the progress and accomplishment of planned system safety tasks against the SSPP by means of informal audits. These informal audits will include subcontractor safety efforts in addition to the internal safety tasks. The results of these audits will be reported to program and line management to alert them of safety program developments that may require decisions with respect to changes in plans or schedules. These informal audits can occur through the implementation of the concurrent engineering process including the integrated product development (IPD) activities.



                                      7-6

Exhibit D Acceptance Test Plan                      25 August 2000 - Amendment 7
Satellite Contract                              Contract Number: ICOO/95-1002/NR




                        CONTRACT NUMBER ICOO/95-1002/NR


                                    EXHIBIT D
                              ACCEPTANCE TEST PLAN





                                 24 AUGUST 2000

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
1.     INTRODUCTION.................................................................................... 1-2

       1.1     PLAN SCOPE.............................................................................. 1-2

       1.2     INTEGRATED TEST PLAN FLOW............................................................... 1-2


2.     DEVELOPMENT TEST PROGRAM........................................................................ 2-2

       2.1     PAYLOAD DEVELOPMENT TEST PROGRAM........................................................ 2-2

       2.2     BUS DEVELOPMENT TEST PROGRAM............................................................ 2-3

               2.2.1   ACS Development Hardware Interface Test......................................... 2-3

               2.2.2   Software Test................................................................... 2-4

               2.2.3   Methodology and Approach........................................................ 2-4

               2.2.4   Software Requirements Definition and Analysis................................... 2-5

               2.2.5   Software Preliminary Design..................................................... 2-5

               2.2.6   Software Detailed Design........................................................ 2-6

               2.2.7   Coding and Unit Testing......................................................... 2-6

               2.2.8   CSU Integration and Test........................................................ 2-6

               2.2.9   Design Verification Test........................................................ 2-6

               2.2.10  Formal Qualification Test....................................................... 2-6


3.     UNIT LEVEL PROTOFLIGHT AND ACCEPTANCE TESTING................................................... 3-2

       3.1     UNIT PROTOFLIGHT TESTING REQUIREMENTS................................................... 3-2

       3.2     UNIT ACCEPTANCE TESTING REQUIREMENTS.................................................... 3-3

       3.3     TEST PHASES............................................................................. 3-3

               3.3.1   Initial (Reference) Unit Performance Test (UPT 1)............................... 3-3

               3.3.2   Vibrational Stress Test......................................................... 3-3

               3.3.3   Second (Post vibration) Unit Performance Test (UPT 2)........................... 3-4

               3.3.4   Rapid Depressurization Tests.................................................... 3-4

               3.3.5   Thermal-vacuum/Thermal Cycling Tests............................................ 3-4

               3.3.6   Final Unit Performance Test (UPT 3)............................................. 3-4

       3.4     TESTS................................................................................... 3-5

               3.4.1   Mechanisms...................................................................... 3-5

               3.4.2   Electrical Power Subsystem Units................................................ 3-6

               3.4.3   Attitude Control Subsystem Units................................................ 3-13

               3.4.4   Propulsion Subsystem Units...................................................... 3-19

               3.4.5   Digital T&C Units............................................................... 3-24

               3.4.6   Telemetry and Command Subsystem RF Units........................................ 3-27

               3.4.7   Communications Subsystem Units.................................................. 3-29

               3.4.8   Digital Processor............................................................... 3-44


                                     Page i

                                                                                                        PAGE
                                                                                                        ----

4.     SUBSYSTEM AND SYSTEM LEVEL PROTOFLIGHT AND ACCEPTANCE TESTING................................... 4-2

       4.1     SUBSYSTEM AND SYSTEM PROTOFLIGHT TESTING REQUIREMENTS................................... 4-2

       4.2     SUBSYSTEM AND SYSTEM CLASSICAL AND FUNCTIONAL ACCEPTANCE TESTING REQUIREMENTS........... 4-3

       4.3     TEST PHASES............................................................................. 4-4

               4.3.1   Subsystem Testing............................................................... 4-4

               4.3.2   System Testing.................................................................. 4-5

       4.4     TESTS................................................................................... 4-8

               4.4.1   Mechanisms...................................................................... 4-8

               4.4.2   Electrical Power Subsystem...................................................... 4-11

               4.4.3   Attitude Control Subsystem...................................................... 4-14

               4.4.4   Propulsion Subsystem............................................................ 4-17

               4.4.5   T&C Subsystem Digital Equipment................................................. 4-19

               4.4.6   T&C Subsystem RF Equipment...................................................... 4-21

               4.4.7   Forward Payload Panel........................................................... 4-23

               4.4.8   Transmit Antenna/SSPA Panel..................................................... 4-24

               4.4.9   Return Payload Panel............................................................ 4-25

               4.4.10  Transmit Passive Antenna........................................................ 4-26

               4.4.11  Receive Passive Antenna......................................................... 4-27

               4.4.12  Receive Antenna/LNA Panel....................................................... 4-28

               4.4.13  Intermediate Panel.............................................................. 4-29

               4.4.14  Communications Subsystem........................................................ 4-30

5.     IN-ORBIT TESTING................................................................................ 5-2

       5.1     OVERVIEW................................................................................ 5-2

       5.2     TESTS................................................................................... 5-3

               5.2.1   Electrical Power Subsystem...................................................... 5-3

               5.2.2   Attitude Control Subsystem...................................................... 5-3

               5.2.3   Communications Subsystem........................................................ 5-4

               5.2.4   Telemetry and Command Subsystem................................................. 5-6

               5.2.5   RF Telemetry and Command Subsystem.............................................. 5-6

6.   TROPO TEST PROGRAM................................................................................ 6-1

       6.1     Plan Scope and Test Program Philosophy.................................................. 6-1

       6.2     Payload Development Test Program........................................................ 6-1

       6.3     Tropo Unit Protoflight Testing Requirements............................................. 6-5

       6.4     Tropo Unit Acceptance Testing Requirements.............................................. 6-5

       6.5     Tropo Modification Return and Receive Panel Test Plan................................... 6-5

       6.6     Tropo Modification System Level Test Plan............................................... 6-5


                                    Page ii

                                 LIST OF FIGURES

                                                                                                        PAGE
                                                                                                        ----
       2-1     EM Payload Integration and Verification Plan............................................ 2-8

       2-3     Transmit EM Antenna Integration and Test................................................ 2-10

       2-4     Receive EM Antenna Integration and Test................................................. 2-11

       2-5     Digital Processor EM Unit Test Flow..................................................... 2-12

       2-6     Hughes Software Development Process Overview............................................ 2-13

       4-1     Bus Module Protoflight and Acceptance Integration and Test Flow......................... 2-31

       4-2     Forward Transponder Panel Protoflight and Acceptance Flow............................... 4-32

       4-3     Return Transponder Panel Protoflight and Acceptance Integration and Test Flow........... 4-33

       4-4     SSPA Panel Protoflight and Acceptance Integration and Test Flow......................... 4-34

       4-5     Transmit Antenna Module Protoflight and Acceptance Assembly and Test Flow............... 4-35

       4-6     Receive Antenna Module Protoflight and Acceptance Assembly and Test Flow................ 4-37

       4-7     System Test Flow (F1, F2)............................................................... 4-39

       4-8     Functional Acceptance Test Flow (F3 - F12).............................................. 4-38

       6-1     Return and Receive Panel test Flows Prior To Tropo To Tropo Mod Retrofit................ 6-6

       6-2     Tropo System Level Test Flow............................................................ 6-7



                                 LIST OF TABLES


                                                                                                        PAGE
                                                                                                        ----
       1-1     Test Phase Description and Test Objectives for ICO Integrated Test Plan................. 1-4

       2-1     Engineering Model Hardware Complement................................................... 2-14

       2-2     EM Baseline Test Program*............................................................... 2-15

       3-1     Cumulative Number of Unit Thermal Cycles at Ambient Pressure............................ 3-47

       3-2     Cumulative Number of Unit Thermal Cycles at Vacuum Pressure............................. 3-48

       3-3     Total Number of Unit Thermal Cycles for Ambient and Vacuum Pressure..................... 3-50

       6-1     Tropo Engineering Model Hardware Complement............................................. 6-3

       6-2     Tropo Engineering Model Payload Tests................................................... 6-4


                                    Page iii

                        CONTRACT NUMBER ICOO/95-1002/NR



                                   EXHIBIT E

                               GCE IMPLEMENTATION

                                 AND TEST PLAN




                                 3 OCTOBER 1995




     I-CO GLOBAL                                 HUGHES SPACE AND
     COMMUNICATIONS                              COMMUNICATIONS
     (OPERATIONS) LIMITED                        INTERNATIONAL, INC.






     -----------------------------               -------------------------------
     Olof Lundberg                               Donald L. Cromer
     Chief Executive Officer                     Chief Executive Officer

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

                               TABLE OF Contents

1. OVERVIEW                                                                    1

     1.1 Scope                                                                 1

     1.2 Purpose                                                               1

     1.3 Testing Philosophy                                                    1
          1.3.1 Test Director                                                  1

2. APPLICABLE DOCUMENTS                                                        3

3. TEST PROCESS                                                                4

     3.1 Test Readiness Reviews                                                4

     3.2 Test Procedures                                                       4

     3.3 Post Test Data Review                                                 5

     3.4 Test Reports                                                          5

     3.5 Test Anomalies                                                        5

     3.6 Quality Assurance                                                     5

4. REQUIREMENTS FLOWDOWN                                                       7

     4.1 Verification Methods                                                  7

     4.2 Integration & Test Flow                                               7
          4.2.1 Burn-in Tests                                                  7
          4.2.2 Subsystem                                                      8
          4.2.3 Subsystem Sell-Off                                             9
          4.2.4 System Integration and Checkout                                9
          4.2.5 Fat Test Readiness Review                                      9
          4.2.6 FAT                                                            9
          4.2.7 Preshipment Review (PSR)                                      10
          4.2.8 Pack and Ship                                                 10
          4.2.9 Site Installation                                             10
          4.2.10 SAT Readiness Review                                         10


--------------------------------------------------------------------------------

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


          4.2.11 SAT                                                          11

          4.2.12 Final Review                                                 11

          4.2.13 Subsystem Test Notebooks/Informal Test Procedures            11

          4.2.14 System Test Notebook                                         11

5. TEST IDENTIFICATION                                                        13

     5.1 UNIT TESTS                                                           13

     5.2 SUBSYSTEM TESTS                                                      14

          5.2.1 AC Power Test                                                 14

          5.2.2 Baseband and Subsystem Test                                   14

     5.2.2.1 Telemetry Test                                                   14

     5.2.2.2 Command Test                                                     14

     5.2.2.3 T&C IF Ranging Calibration Test                                  14

     5.2.2.4 Patch Panels Test                                                15

     5.2.2.5 IF Matrix Switching Test                                         15

     5.2.2.6 Baseband to satellite T&C Subsystem Compatibility test           15

          5.2.3 RF Subsystem                                                  15

          5.2.4 Antenna Subsystem                                             15

          5.2.5 Computer Subsystem Tests                                      15

     5.2.5.1 On-line Software Tests                                           16

     5.2.5.2 Status and Control Software                                      16

     5.2.5.3 Off-line Software Tests                                          16

      5.2.5.3.1 Orbital Analysis Software Test                                16

     5.2.5.4 Spacecraft Health & Performance Analysis Software Test           17

          5.2.6 Inter-site Data Communications Interface (DCI)                17

          5.2.7 Dynamic Satellite Simulator (DSS) Test                        17

          5.2.8 IOT Subsystem Test                                            17

     5.3 FACTORY ACCEPTANCE TEST (FAT)                                        18

          5.3.1 FAT System Configuration                                      18

          5.3.2 Computer Checkout                                             18

          5.3.3 Telemetry Processing                                          18

     5.3.3.1 PCM Data Test.                                                   19

     5.3.3.2 Data Archiving                                                   19

          5.3.4 Transmission of Satellite Commands.                           19

     5.3.4.1 Hazardous Satellite Commanding                                   19

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

                               TABLE OF Contents
          5.3.5 Ranging                                                     20
     5.3.5.1 T&C IF Range Calibration Test                                  20
          5.3.6 Computer Subsystem and Software                             20
     5.3.6.1 Computer to Timing Interface Test                              20
     5.3.6.2 On-line software Tests                                         20
     5.3.6.3 Off-line software Tests                                        20
     5.3.6.4 Status and Control Software Tests                              20
          5.3.7 Inter-Site Data Communications Interface (DCI)              19
     5.3.7.1 SCC & BCC Communications to SAN TT&C sites                     19
          5.3.8 IOT subsystem test                                          19
          5.3.9 Ground TT&C Equipment system loading and stress test.       19

     5.4 SITE ACCEPTANCE TEST                                               20
          5.4.1 Site Integration and Checkout                               20
     5.4.1.1 SAT System Configuration                                       20
     5.4.1.2 Computer Checkout                                              20
     5.4.1.3 Telemetry Processing                                           20
          5.4.1.3.1 PCM Data Test.                                          20
          5.4.1.3.2 Data Archiving                                          21
     5.4.1.4 Transmission of Satellite Commands.                            21
          5.4.1.4.1 Hazardous Satellite Commanding                          21
     5.4.1.5 Ranging                                                        21
          5.4.1.5.1 T&C IF Range Calibration Test                           21
     5.4.1.6 Antenna Monitoring                                             22
     5.4.1.7 Computer Subsystem and Software                                22
          5.4.1.7.1 Computer to Timing Interface Test                       22
          5.4.1.7.2 On-line software Tests                                  22
          5.4.1.7.3 Off-line software Tests                                 22
          5.4.1.7.4 Status and Control Software Tests                       22
     5.4.1.8 Inter-Site Data Communications Interface (DCI)                 23
          5.4.1.8.1 SCC & BCC Communications to SAN TT&C sites              23
     5.4.1.9 Dynamic Satellite Simulator (DSS)                              23
     5.4.1.10 IOT Subsystem Test                                            23
          5.4.2 Overall System Performance Demonstration                    23
     5.5 FINAL ACCEPTANCE REVIEW                                            23
     5.6 SATELLITE TO SCC COMPATIBILITY TEST                                23

ACRONYMS                                                            APPENDIX A

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1.   OVERVIEW

1.1  SCOPE

     This document defines the implementation and test (I&T) plan that will be utilized to verify the INMARSAT-P ground system equipment compliance with the specifications of the contract. It identifies the verification methods that shall be conducted in each phase of testing: unit testing, subsystem testing, factory acceptance test (FAT), and site acceptance test (SAT).

1.2  PURPOSE

     The purpose of this I&T plan is to provide a process for the coordinated and systematic verification of the requirements as recorded in the INMARSAT-P GROUND CONTROL EQUIPMENT SPECIFICATION. This plan documents the steps required to develop, integrate, install and test the INMARSAT-P Ground equipment and software from the design baselines through final installation and acceptance testing.

1.3  TESTING PHILOSOPHY

     A progressive test philosophy shall be implemented to verify performance specifications early in the integration process, without repeated testing. For example, unit testing of the telemetry and command units will validate the majority of baseband performance specifications, which will not be retested as the system is integrated. Rather, at each subsequent level of integration, new interfaces will be tested as will end-to-end functionality. This test plan approach is intended to provide confidence in system operability without unnecessary repeat testing.

     The test program shall be directed by the program manager, and tests shall be conducted, to the extent appropriate, by subsystem vendors or Hughes responsible engineering activities (REAs). Formal tests may be witnessed by I-CO representatives.

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1.3.1     TEST DIRECTOR

          A designated Test Director (TD) is responsible for coordinating all integration activities. The TD's specific responsibilities include:

          - Tracking each integration checkout activity
          - Ensuring successful completion of each activity
          - Tracking Problem Report Forms (PRFs)
          - Maintaining a system notebook
          - Prioritizing activities
          - Reporting daily (or as required) status
          - Chairing the Test Readiness Review (TRR)

2.        APPLICABLE DOCUMENTS

          TITLE

          1.  INMARSAT-P Ground Control Equipment Specification

          2.  On-line Software Test Procedures

          3.  Off-line Software Test Procedures

          4.  Status & Control Software Test Procedure

          5.  Factory Acceptance Test Procedure

          6.  Site Acceptance Test Procedure

          7.  DSS Test Plan

          8.  DSS Test Procedures

          9.  DSS System Requirements Document

          10. T&C Simulator Users Guide

          11. INMARSAT-P GCE Product Assurance Plan

          12. INMARSAT-P Ground to Satellite ICD.

          13. Verification Cross Reference Index (VCRI)


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3.        TEST PROCESS

          The formal test program is conducted in the two phases: factory acceptance test (FAT), and site acceptance test (SAT). Additionally, unit, vendor, and subsystem tests are conducted on an informal basis to standard test procedures.

          The following steps illustrate the test process whether formal (SAT, FAT) or informal subsystem level.

          1. Test Readiness Review (TRR) - Verify that all necessary preparation has been accomplished.

          2. Test Execution - Test procedures are executed - problem report forms (PRFs) and software discrepancy reports (SDRs) are generated.

          3. Post Test Review - Results are reviewed, problem report forms
          (PRFs) and software discrepancy reports (SDRs) are reviewed.

          4. Action Item Closure - Any open PRFs and SDRs are worked off.

3.1       Test Readiness Reviews

          Internal informal I&T reviews shall be conducted by REAs prior to starting subsystem tests. The program manager or his designee, shall conduct a formal review to verify that all the testing requirements (for FAT and SAT) are addressed prior to the test start. I-CO shall be notified at least 5 business days in advance of formal review. Test approval will be granted only after review of the following items:

          1. Compliance with the test program requirements

          2. Configuration status of test and handling procedures

          3. Calibration validity of test equipment

          4. Configuration of test software

          5. Configuration of hardware

          6. Availability of test facilities




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          7. Closure of action items that impact on the test

3.2       TEST PROCEDURES

          FAT and SAT test procedures shall be prepared in accordance with the verification cross reference index (VCRI) and submitted to I-CO 30 days prior to a test. These procedures will allow the authorized personnel to perform the test in a organized, controlled manner. Test procedures shall identify:

          1. The scope of the test

          2. The test sequence (step-by-step)

          3. The test equipment configuration

          4. Pass/fail criteria and associated measured parameter ranges

3.3       POST TEST DATA REVIEW

          The project manager or Hughes subsystem REA shall conduct a post test data review. Post test data reviews shall be scheduled at a time mutually agreed upon between I-CO and Hughes as soon as possible after test completion. Test results data for subsystem testing, FAT, and SAT shall be submitted to I-CO within 30 days after test completion. During the review, the program manager or his designee, shall assign action items to resolve any discrepancies found in test data. Post test data review meeting minutes and action items shall be submitted to I-CO within five business days after the review meeting.

3.4       TEST REPORTS

          Test reports shall be submitted to I-CO within 1 month of completion of the FAT and SAT. Each test report shall comprise the applicable test procedure, with completed test data forms, a test discrepancy list (PRFs and SDRs), and notice of actions taken to clear test discrepancies. Test reports shall be delivered per the statement of work.

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3.5       TEST ANOMALIES

          Informal PRFs and SDRs or other approved means such as log sheets or action item lists will be used internally by the REA to track anomalies at the subsystem level. Any anomaly resolutions involving changes to the hardware configuration must be documented in the work orders. Upon subsystem sell-off to the system level, any open subsystem problem reports will be transferred to formal system PRFs.

          Formal PRFs will be tracked as single, consecutive numbered list by project system engineering and quality assurance personnel and will be visible to both project management and the customer. Any issues of concern to the customer will be recorded on a lien list. All PRFs resulting from this list will be generated by Hughes personnel to ensure adequate information for problem resolution and closure. Any customer issues occurring after the final review will fall under warranty support provisions.

3.6       QUALITY ASSURANCE

          The HISD Product Assurance Plan listed in section 2, Applicable Documents, shall be followed. Standard engineering processes, practices, and procedures shall be used from design and development through integration and test. Configuration management practices shall be employed for control of hardware/software deliverables as well as test equipment. All formal PRFs will be tracked on one consecutively numbered list. Waivers and deviations are required for all non-conformance. Minor non-conformance after final site sell-off shall be tracked by an action item list with follow-up responsibility to project management.

          Software configuration management refers to the process of capturing a software baseline, performing software builds (i.e. compiling baseline versions of code, capturing databases, system logicals, etc.), and placing the software baseline into a controlled operations directory.

          Configuration management will be performed by software quality assurance personnel or their designee. Code changes in response to informal problem reports would require no justification or approval for

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     implementation into the official build. Code changes in response to formal
     PRFs would require the concurrence of the software system engineer and/or test director prior to implementation into the official build. Configuration changes will be documented in the test procedure. Changes requiring retests will be coordinated with the software system engineer and/or test director.

     Starting with FAT, software backups will occur at least once a week (if not daily). At a minimum, CM builds will be performed before software subsystem tests in L.A. and/or Denver, before the FAT dry run in Denver, before FAT in Denver, before SAT dry run and SAT at the customer's sites. Disk image backups will be performed after the software tests in LA and/or Denver, after FAT in Denver, and after SAT at the customer's sites. The baseline plan includes no quality assurance personnel support on site.

4.   REQUIREMENTS FLOWDOWN

     The requirements of the INMARSAT-P TT&C INFRASTRUCTURE SPECIFICATION will be translated into the Specification Flowdown and Verification Cross Reference Index (VCRI) matrix. This matrix maps the translation of the contract requirements to the system specification, flows down the requirements to the subsystem level, and provides a first cut of the test methods and phases under which each requirement shall be validated. The VCRI will be in a constantly changing state throughout the duration of the program. Prior to any acceptance testing the VCRI shall be updated and sent to the customer for review. A final version of the VCRI shall be incorporated in the Test Results package at the end of the program.

4.1  VERIFICATION METHODS

     Requirements are verified by one or more of the following methods:

     1. By Design: A statement of intent to comply by fulfillment of the detailed requirements provided elsewhere.

     2. Inspection: Visual checks of the completed item.

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               3. Analysis: A paper proof that the requirement has been
               satisfied, either by mathematical analysis or similarity to other qualification testing.

               4. Demonstration: A controlled experiment in which the function is exercised and the qualitative characteristics are observed and recorded.

               5. Test: A controlled experiment in which the parametric characteristics of a function are measured or otherwise quantified.

4.2            INTEGRATION & TEST FLOW

               Figure 1 indicates the flow of the I&T program, showing the buildup from detailed unit and vendor tests through the individual subsystem tests and on to the factory and site acceptance tests. The locations where the various tests are performed are also indicated. All reviews will be attended by the appropriate responsible engineering activities (REA's), system engineering and quality assurance.

4.2.1          BURN-IN TESTS

               Hughes will not perform a formal burn-in of all delivered items. Hughes will, in general, leave the units powered on during the integration and testing phases at the factory to identify any infant mortality failures. In addition, some vendors do perform a formal burn-in test of their commercial units prior to delivery to Hughes.

4.2.2          SUBSYSTEM

               Hardware development will be controlled by work orders.

               Software development will be controlled by configuration management and process control procedures. Individual software REAs are responsible for implementing these procedures.

               Informal I&T reviews will be held prior to the beginning of subsystem test. REAs are responsible for coordinating all required test equipment/resources required for test.



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                             [SUBSYSTEM FLOW CHART]






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                  FIGURE 1: INTEGRATION AND TEST FLOW DIAGRAM












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          Informal PRFs and software SDRs or other approved means such as log sheets or action items lists will be used internally by the REA to track anomalies. Any anomalies involving changes to the hardware configuration must be documented in the work orders.

          A software baseline will be established through configuration management control.

          Subsystem tests will use informal test notebooks and procedures. The organization of the test notebook is described later in this section. Test results will be recorded. Test equipment configuration/calibration information will be recorded.

4.2.3     SUBSYSTEM SELL-OFF

          Hardware/software tests results will be reviewed.

          Hardware work orders/PRFs will be closed. Open issues will be transferred to a system level work order or formal system level PRF. Waivers/deviations will be reviewed.

          Subsystem software SDRs and PRFs will be closed. Open SDRs and PRFs will be transferred to formal system level PRFs. Waivers/deviations will be reviewed.

          Software system disk image backup will be performed.

4.2.4     SYSTEM INTEGRATION AND CHECKOUT

          Hardware deliverable equipment will be recalibrated to ensure a firm baseline for FAT.

          Hardware and software subsystems will be fully integrated. A dry run of the FAT procedure will occur.

          A CM build will be performed to establish a controlled software baseline for the beginning of the FAT.

4.2.5     FAT TEST READINESS REVIEW

          A Physical Configuration Audit (PCA) will be held to determine the exact hardware configuration.

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          Software configuration management control baselines will be reviewed.

          PRFs will be reviewed.

          Waivers / deviations will be reviewed.

4.2.6     FAT

          The FAT procedures will be executed. The results will be recorded. Test equipment configuration/calibration information will be recorded. Formal PRFs will be generated to document all anomalies.

4.2.7     PRESHIPMENT REVIEW (PSR)

          FAT results will be reviewed. A FAT report will be provided. Information to be included in the test reports was provided in section 3.4.

          System level work order/PRFs will be closed. Waivers/deviations will be reviewed. Open issues may require rework/retest prior to shipment. A plan for closure of these open issues will be presented.

          Results on updates to the PCA or software configuration management baselines will be provided. A software disk image backup will be performed.

          Site installation plans will be reviewed.

4.2.8     PACK AND SHIP

          Packing invoice/inventory of all deliverable and temporary equipment shall be performed by planning aided by manufacturing/engineering. Any dis-integration of equipment will be coordinated with REA.

4.2.9     SITE INSTALLATION

          Hardware and software subsystems shipped from Denver will be fully reintegrated at each of the customer's sites. Interfaces with the customer furnished RF equipment and antennas subsystem will be connected to the system. At the completion of the hardware integration at each of the SAN TT&C sites, a "dry-run" of the SAT procedures will be conducted to verify the hardware and software.



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          installation and the interfaces with the Data Communications Equipment for that site.

          CDRL documentation "library" will be established. The CDRLs will be maintained by Hughes until completion of SAT. Prior to the final review, the CDRLs will be inventoried and sold-off to I-CO.

          PRFs will be utilized to document all anomalies.

          A CM build will be performed to establish a controlled software baseline for the beginning of SAT.

4.2.10    SAT READINESS REVIEW

          Actions taken to close system level work orders/PRFs from FAT and those remaining open shall be reviewed. Waivers/deviations will be reviewed. Open issues may require rework/retest prior to SAT.

          Status/updates to the physical configuration audit or software configuration management baselines will be provided.

          Configuration status of the SAT procedure shall be reviewed. Test equipment configuration and calibration validity shall be reviewed.

4.2.11    SAT

          The SAT procedures will be executed. Test results will be recorded. Test equipment configuration/calibration information will be recorded. Formal PRFs will be utilized to document all anomalies.

4.2.12    FINAL REVIEW

          SAT results will be reviewed. A SAT report will be provided.

          Any system level work orders/PRFs that are still open will be closed, liens against system and plans to address them shall be generated. Waivers/deviations will be reviewed.

          Final results or updates to the PCA or software configuration management baselines will be provided. A software system disk image backup will be performed.

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           All CDRL documentation due at the completion of SAT will be provided.

           The system VCRI will be reviewed with the customer to verify all system requirements have been satisfied.

4.2.13     SUBSYSTEM TEST NOTEBOOKS/INFORMAL TEST PROCEDURES

           Subsystem test notebooks or informal test procedures shall include:

           1. Inspections / analyses

           2. Demonstration / test outline

           3. Test data sheets / plots

           4. Test equipment configuration

           5. Informal PRFs / SDRs (or action item list)

4.2.14     SYSTEM TEST NOTEBOOK

           The system test notebook shall include:

           1. System Specification

           2. System I&T Plan

           3. System Test Outline

           4. System Test Procedures

           5. System test log

           6. PRFs

           7. Customer lien list

           8. Waivers or deviations


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5.        TEST IDENTIFICATION

5.1       UNIT TESTS

          The Hughes-built units shall be tested at the Hughes facility in Denver, Colorado. Standard Hughes test procedures shall be used.

          Testing of units from other vendors (non-Hughes) shall be tested per each vendor's standard practice.

          Software units shall be tested at the Hughes facilities in Denver, Colorado, or El Segundo, California. Standard Hughes test procedures shall be used.

5.2       SUBSYSTEM TESTS

          The subsystem tests shall be directed by the Hughes REA upon conclusion of subsystem integration. The tests shall be conducted at the Hughes facilities in Denver or El Segundo, depending upon origin of the equipment or software. The subsystem tests shall verify that the various subsystems are performing to specification and are ready for systems integration.

          Tests results are recorded in test notebooks. Test anomalies are recorded on informal report forms. Material deficiencies are recorded in the work orders.

5.2.1     AC POWER TEST

          The AC power test shall verify that the proper AC voltage is being distributed to each rack. It shall also verify the operation of the ac power distribution panel in each rack and ensure that all AC power strips in each rack are wired properly.

5.2.2     BASEBAND SUBSYSTEM TEST

          The baseband subsystem tests shall use the telemetry and command (T&C) simulator as a data source and shall demonstrate that the baseband units are properly cabled and functioning. These units include the remote telemetry & command units, IF Matrix Switch and associated cabling. The local controller (PC) shall be used to control the remote units for this test

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5.2.2.1   TELEMETRY TEST

          The telemetry test shall demonstrate that the remote telemetry hardware performs the functions necessary to recover pulse code modulation (PCM) using 70 MHz telemetry from the T&C simulator. The functions required for PCM consist of receiver tuning, phase demodulation, phase shift keyed (PSK) demodulation, bit synchronization, and frame synchronization. This test shall be demonstrated for on-line and backup hardware by appropriate patching.

5.2.2.2   COMMAND TEST

5.2.2.3 The command test shall demonstrate command operations of the remote command hardware and FM modulator. The command tone output of the command unit shall be verified using both an oscilloscope and the T&C simulator. The FM modulator 70 MHz output modulation shall be verified after adjusting frequency deviation in the operate mode. This test shall be demonstrated for on-line and backup command hardware. NOTE:
          The Command Encryptor/Decryptor is interfaced to the computer subsystem and will be tested during the computer subsystem tests and at the Factory Acceptance Test.

5.2.2.4   T&C IF RANGING CALIBRATION TEST

          The 70 MHz range monitor output of the FM modulator shall be connected to the telemetry unit input and the FM modulator shall be set to the calibrate mode for reduced deviation. The FM modulator 70 MHz output shall be verified for proper modulation after adjusting frequency deviation in the calibrate mode and it shall be demonstrated that proper phase delay measurements are made for each of the four range tones. This test shall be demonstrated for on-line and backup telemetry & command hardware.

5.2.2.5   PATCH PANELS TEST

          The baseband subsystem patch panel test shall verify assigned signals at the patch panels in the baseband rack.

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5.2.2.6   IF MATRIX SWITCHING TEST

          The baseband subsystem IF Matrix switching will be tested to verify all signal paths into the remote telemetry & command units.

5.2.2.7   BASEBAND TO SATELLITE T&C SUBSYSTEM COMPATIBILITY TEST

          A test shall be conducted with a deliverable Baseband unit and the F1 satellite T&C subsystem to verify compatibility in all baseband functions.

5.2.3     RF SUBSYSTEM

          The RF subsystem equipment is all customer furnished equipment. No subsystem testing will be conducted by Hughes.

5.2.4     ANTENNA SUBSYSTEM

          The Antenna subsystem equipment is all customer furnished equipment. No subsystem testing will be conducted by Hughes.

5.2.5     COMPUTER SUBSYSTEM TESTS

          The computer subsystem integrator determines and documents the environment/configuration and coordinates the efforts of the software REs to install and integrate the computer software. The computer equipment/configuration shall be as close to the final deliverable configuration as possible. Once the computer system integrator agrees that the software has been successfully integrated, a controlled baseline of the computer system and software will be built/installed. Problems encountered during subsystem testing are documented on Hughes internal SDRs and/or PRFs. Test results will be documented in subsystem test notebooks as defined in section 4.2.2.

5.2.5.1   ON-LINE SOFTWARE TESTS

          The On-line software tests will demonstrate the ability to process telemetry, command and ranging operator requests and data. Telemetry & command hardware, as well as a T&C Simulator will be available to support this testing. Functions such as telemetry history,

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             event logging, displays and the interpretive command language will also be demonstrated.

5.2.5.2      STATUS AND CONTROL SOFTWARE

             The status & control tests shall demonstrate the ability of the workstation software to produce graphic control screens and communicate with key hardware items (e.g., remote telemetry & command units). Status & control interfaces to the customer furnished equipment (CFE) (refer to 5.2.3 and 5.2.4) will be tested utilizing an emulator and CFE provided test units.

5.2.5.3      OFF-LINE SOFTWARE TESTS

5.2.5.3.1    ORBITAL ANALYSIS SOFTWARE TEST

             The following orbital analysis functions shall be demonstrated in interactive and batch mode, where appropriate. Pregenerated data files shall be used as input. All operator input shall be specified in the test procedure. The test results shall be compared to actual satellite data where available, otherwise they shall be compared to previously validated output data. The following is a list of typical functions that will be demonstrated:

             - User Interface/HMI
             - Database Utilities
             Orbit Estimation Attitude Estimation Ephemeris Prediction
             - Eclipse Prediction
             - Station Keeping Maneuver Planning
             - Sun and moon interference prediction
             - Attitude Sensor Predictions & Calibration

5.2.5.4      SPACECRAFT HEALTH & PERFORMANCE ANALYSIS SOFTWARE TEST

             The analysis software tests shall demonstrate the ability to access spacecraft history files to extract data for tabular and graphical reports.

5.2.6        INTER-SITE DATA COMMUNICATIONS INTERFACE (DCI)

             The Inter-site Data Communications Interface Subsystem test will verify that the Hughes furnished Network interface equipment can process each of the signal types at the appropriate data rates. Software configurations for the equipment will be established, verified

* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

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          and documented. Inter-site communications tests, to include CFE
          Communications equipment, will be performed on site during SAT.

5.2.7     DYNAMIC SATELLITE SIMULATOR (DSS) TEST

          The DSS is tested at the subsystem level in El Segundo, California. It has its own test plan and requirements (refer to applicable documents in Section 2). Final acceptance and sell-off of the DSS will be performed at the FAT and at site during the Site Acceptance test.

5.2.8     IOT SUBSYSTEM TEST

          A subsystem test of the IOT system will verify proper operation and integration of the IOT Test equipment, computers, test software and test applications software/procedures.

5.3       FACTORY ACCEPTANCE TEST (FAT)

          The Test Director (TD) is responsible for FAT execution and for collection of test results. The system FAT shall be conducted at Denver, and shall be witnessed by I-CO. The emphasis of FAT is to verify successful integration of On-line software functions and the subsystem to subsystem interfaces. The FAT shall verify, within the constraints posed by the factory environment, that the integrated system is performing to specifications and is ready for installation at the site.

          At the conclusion of FAT testing, the test data, PRFs and notes are collected into a FAT test results report. The preshipment review shall be held in conjunction with the test FAT data review. Upon successful completion of the FAT the equipment shall be packed, shipped and installed at the appropriate site.

5.3.1     FAT SYSTEM CONFIGURATION

          The remote telemetry & command equipment, and computer On-line software subsystem interfaces shall be established to the extent possible in the factory environment. The Data Communications Interfaces between the SCC and BCC computer equipment to each of the SAN site's remote telemetry & command equipment will be
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          connected using direct connect test cables. T&C simulators shall be utilized to provide a simulated spacecraft T&C interface to each of the baseband systems. The T&C simulator receives command generator tone outputs and decodes clear text commands. The T&C simulator also generates and provides simulated PCM or Bi-phase modulated telemetry inputs to the telemetry units. For more details about the T&C simulator refer to T&C Simulator Users Guide, reference section 2 applicable documents.

5.3.2     COMPUTER CHECKOUT

          The computer checkout tests shall demonstrate that the computers are operationally ready to host the On-line software.

          Each computer shall be boot loaded with the On-line software. The operator shall log on to the control terminal and exercise the interactive commands and display functions to demonstrate the operational readiness of the On-line software.

          A selected set of commands shall be entered to demonstrate the ability to receive and process operator instructions. The message logger file shall be examined to verify the ability to log operator actions. The message logger file shall be examined at the end of the test to verify the ability to log system activity and alarm messages.

          The On-line software shall be initiated to verify the presence of On-line software database files.

5.3.3     TELEMETRY PROCESSING

          The functionality of the On-line software and the remote telemetry & command subsystem interfaces shall be tested by supplying a simulated spacecraft command reception and telemetry response to the baseband subsystem. The following tests shall be performed to demonstrate decommutation, conversion, and display of telemetry data from a given encoder.

5.3.3.1   PCM DATA TEST.

          T&C simulated PCM data received by each of the remote telemetry units, shall be processed and displayed by the associated real time software.

-----------------------------------------------------------------------------
                                       18
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GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

          It shall be verified that the correct remote telemetry receiver/decom module is receiving the PCM data signal and can lock to it.

          Decommutation of PCM telemetry data shall be verified by observation of minor frame count and time on the workstation display.

          Conversion of raw data to engineering units shall be verified by observation of selected parameters on the workstation display.

          Limit checking of PCM telemetry data shall be verified by modifying the alarm limits of selected parameters and observing the resulting alarm messages.

5.3.3.2   DATA ARCHIVING

          PCM data from the T&C simulator shall be received by the remote telemetry units, processed and displayed by software. The satellite attitude data shall be extracted from the PCM data and sent to the satellite acquisition task to be placed in the archive queue. The data queue display on the orbital operations workstation shall be used to confirm the reception of archive data.

5.3.4     TRANSMISSION OF SATELLITE COMMANDS.

          The commanding software functions that provide for the transmission, verification, and execution of commands in various modes shall be demonstrated. Both clear and encrypted modes will be tested, which will also verify the interface to the Command Encryptor/Decryptor.

          Several commands shall be transmitted to the T&C simulator, verified, and executed. Command transmission shall be visually confirmed by the displays on the workstation, and T&C simulator.

          Additional commands shall be issued to verify the ability of the software to update memorized LRVs.

5.3.4.1   HAZARDOUS SATELLITE COMMANDING

          Hazardous commands shall be issued to demonstrate the ability of the software to screen (i.e. inhibit) commands.

________________________________________________________________________________
                                       19

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.3.5     RANGING

5.3.5.1 The ranging software functions which provide for calibration and computation of range points shall be demonstrated.

5.3.5.2   T&C IF RANGE CALIBRATION TEST

          The functionality of the IF T&C range calibration test has been done at the subsystem level. The emphasis at FAT is the integration of the real-time software. The software shall configure the baseband system for T&C IF range calibration. As defined in subsystem testing the deviation of the FM modulator will be reduced and the output signal power level shall be reduced (i.e., calibration mode). The IF ranging calibration shall be initiated and the phase counts shall be displayed and stored.

5.3.6     COMPUTER SUBSYSTEM AND SOFTWARE

          The computer subsystem and software tests shall include a test which shall verify the consistency of essential operational databases in each server. A concurrent test will be performed which shall verify the operational capacity of computers under the operational conditions such as simultaneous commanding, On-line/Off-line telemetry processing and analysis. This test will establish a typical configuration of system users and it will demonstrate that normal operations can be sustained.

5.3.6.1   COMPUTER TO TIMING INTERFACE TEST

          The timing test shall demonstrate the capabilities of the timing equipment. The time code generator shall be set to the correct date and time and proper updating of the display shall be verified. The computers shall be commanded to read time from the time code generator, and correct reception shall be verified.

5.3.6.2   ON-LINE SOFTWARE TESTS

          The On-line software will have been tested and sold off during the subsystem test phase. Selected On-line software functions will be demonstrated to verify the proper installation of the software and

--------------------------------------------------------------------------------
                                       20

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------
          associated databases. This software will be used extensively throughout the SAT to verify the end to end functionality of the entire system.

5.3.6.3   OFF-LINE SOFTWARE TESTS

          The Off-line software will have been tested and sold off during the subsystem test phase. Selected Off-line software functions will be demonstrated to verify the proper installation of the software and associated databases.

5.3.6.4   STATUS AND CONTROL SOFTWARE TESTS

          The selected ground status and control software functions which provide control and monitoring of ground station shall be demonstrated. The following software functions shall be demonstrated:

          1. Monitoring and controlling of selected equipment via TT&C computer display screen

          2. Monitoring and controlling of selected equipment via workstation graphic displays

          Each control parameter shall be set to desired states via the TT&C control screen. The observed change in the target baseband or RF equipment is reported. The change in the status parameter displayed on the screen shall also be observed. For those status parameters that cannot be altered from the computer, desired status shall be manually induced and the resulting status display shall be observed.

          NOTE: The status and control functions for the CFE are tested against an emulator during subsystem tests. Due to the fact that this equipment is not available during the FAT, these status and control tests will be deferred to the SAT.

5.3.7     INTER-SITE DATA COMMUNICATIONS INTERFACE (DCI)

5.3.7.1   SCC & BCC COMMUNICATIONS TO SAN TT&C SITES

          Proper operation of the inter-site Data Communications Interfaces will be verified as part of the computer software tests. These tests demonstrate the ability to transfer traffic between the SCC and BCC
--------------------------------------------------------------------------------

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

          sites to and from the remote telemetry & command equipment located at each of the SAN TT&C sites. This traffic will include telemetry, command and ranging data, along with equipment status & control.

5.3.8     IOT SUBSYSTEM TEST

          The IOT Subsystem Test of the FAT will verify that the IOT hardware and software meets the subsystem requirements and also verify proper system performance when interfaced with the SCC computers and TT&C software.

5.3.9     GROUND TT&C EQUIPMENT SYSTEM LOADING AND STRESS TEST.

          A demonstration shall be conducted to verify that the worst case computational load environment can be processed within the specified margins for the complete GCE system. This will include simultaneous control and status of the six simulated remote site RF/antennae equipment sets, processing data from twelve simulated satellites. The data transfer of backup data to the BCC and BCC control and status switchover shall also be demonstrated.

5.4       SITE ACCEPTANCE TEST

          The SAT shall be directed by a test conductor at the conclusion of site installation. These tests shall be conducted at the appropriate facilities and shall be witnessed by I-CO. The emphasis of SAT is to verify:

          1. The Hughes provided equipment was not damaged in shipment and is properly installed.

          2. Verify interfaces between the Hughes ground system equipment and the customer provided facilities.

          3. Demonstrate that the complete ground control system functions as an integrated entity.

          4. Demonstrate compatibility of the ground control system with the INMARSAT-P spacecraft.

          5. Verify the system interfaces that were not physically possible to test during FAT (specifically the CFE RF and Antenna equipment.
--------------------------------------------------------------------------------

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________
5.4.1          SITE INTEGRATION AND CHECKOUT

5.4.1.1        SAT SYSTEM CONFIGURATION

               All the delivered equipment and racks shall be installed in their appropriate sites. The customer furnished equipment that was not available at FAT, such as the RF and antenna subsystems, will be interfaced to the system according to the system design drawings. The network interface equipment will be connected to the customer furnished communications lines.

5.4.1.2        COMPUTER CHECKOUT

               The system computers shall be brought up with On-line software and some high level integrity checks shall be performed to verify that equipment damage during shipping has not occurred and that the system computer connectivity has been re-established. The usage of the system computers throughout the remaining SAT test shall add additional confidence.

5.4.1.3        TELEMETRY PROCESSING

               The functionality of the On-line software and the remote telemetry & command subsystem interfaces shall be tested by supplying a simulated spacecraft command reception and telemetry response to each of the baseband subsystems utilizing the T&C simulators. The following tests shall be performed to demonstrate decommutation, conversion, and display of telemetry data from a given encoder.

5.4.1.3.1      PCM DATA TEST

               T&C simulated PCM data received by each of the remote telemetry units shall be processed and displayed by the associated On-line software.

               It shall be verified that the correct telemetry receiver/decom module is receiving the PCM data signal and can lock to it.

               Decommutation of PCM telemetry data shall be verified by observation of minor frame count and time on the workstation display.

________________________________________________________________________________
                                       23
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GCE Implementation and Test Plan
                                                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

              Conversion of raw data to engineering units shall be verified by observation of selected parameters on the workstation display.

              Limit checking of PCM telemetry data shall be verified by modifying the alarm limits of selected parameters and observing the resulting alarm messages.

5.4.1.3.2     DATA ARCHIVING

              PCM data from the T&C simulator shall be received by the remote telemetry units, processed and displayed by software. The satellite attitude data shall be extracted from the PCM data and sent to the satellite acquisition task to be placed in the archive queue. The data queue display on the orbital operations workstation shall be used to confirm the reception of archive data.

5.4.1.4       TRANSMISSION OF SATELLITE COMMANDS.

              The commanding software functions that provide for the transmission, verification, and execution of commands in various modes shall be demonstrated. Both clear and encrypted commands will be tested.

              Several commands shall be transmitted to the T&C simulator, verified, and executed. Command transmission shall be visually confirmed by the displays on the workstation, and T&C simulator.

              Additional commands shall be issued to verify the ability of the software to update memorized parameters.

5.4.1.4.1     HAZARDOUS SATELLITE COMMANDING

              Hazardous commands shall be issued to demonstrate the ability of the software to screen (i.e., inhibit) commands.

5.4.1.5       RANGING

              The ranging software functions which provide for calibration and computation of range points shall be demonstrated.

-------------------------------------------------------------------------------
                                       24

GCE Implementation and Test Plan
                                                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.4.1.5.1    T&C IF RANGE CALIBRATION TEST

             The functionality of the IF T&C range calibration test has been done at the subsystem level. The emphasis at FAT is the integration of the On-line software interfaces. The software shall configure the baseband system for T&C IF range calibration. As defined in subsystem testing the deviation of the FM modulator will be reduced and the output signal power level shall be reduced (i.e., calibration mode). The IF ranging calibration shall be initiated and the phase counts shall be displayed and stored.

5.4.1.6      ANTENNA MONITORING

             The antenna control software to antenna subsystem interfaces, that provide for monitoring of the antenna positions and status shall be demonstrated.

5.4.1.7      COMPUTER SUBSYSTEM AND SOFTWARE

             The computer subsystem and software tests shall include a test which shall verify the consistency of essential operational databases in each server. A concurrent test will be performed which shall verify the operational capacity of computers under the operational conditions such as simultaneous commanding, On-line/Off-line telemetry processing and analysis. This test will establish a typical configuration of system users and it will demonstrate that normal operations can be sustained.

5.4.1.7.1    COMPUTER TO TIMING INTERFACE TEST

             The timing test shall demonstrate the capabilities of the timing equipment. The time code generator shall be set to the correct date and time and proper updating of the display shall be verified. The computers shall be commanded to read time from the time code generator, and correct reception shall be verified.


--------------------------------------------------------------------------------
                                       25

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.4.1.7.2      ON-LINE SOFTWARE TESTS

               The On-line software will have been tested and sold off during the subsystem test phase. Selected On-line software functions will be demonstrated to verify the proper installation of the software and associated databases. This software will be used extensively throughout the SAT to verify the end to end functionality of the entire system.

5.4.1.7.3      OFF-LINE SOFTWARE TESTS

               The Off-line software will have been tested and sold off during the subsystem test phase. Selected Off-line software functions will be demonstrated to verify the proper installation of the software and associated databases.

5.4.1.7.4      STATUS AND CONTROL SOFTWARE TESTS

               The selected ground status and control software functions which provide control and monitoring of ground station shall be demonstrated. The following software functions shall be demonstrated:

               1. Monitoring and controlling of selected equipment via TT&C computer display screen

               2. Monitoring and controlling of selected equipment via workstation graphic displays

               Each control parameter shall be set to desired states via the TT&C control screen. The observed change in the target baseband or RF equipment is reported. The change in the status parameter displayed on the screen shall also be observed. For those status parameters that cannot be altered from the computer, desired status shall be manually induced and the resulting status display shall be observed.

               These tests will include status & control of the CFE RF and Antenna equipment.

5.4.1.8        INTER-SITE DATA COMMUNICATIONS INTERFACE (DCI)

-------------------------------------------------------------------------------

GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------
5.4.1.8.1      SCC & BCC COMMUNICATIONS TO SAN TT&C SITES

               Proper operation of the inter-site Data Communications Interfaces will be verified as part of the computer software tests. These tests demonstrate the ability to transfer traffic between the SCC and BCC sites to and from the remote telemetry & command equipment located at each of the SAN TT&C sites. This traffic will include telemetry, command and ranging data, along with equipment status & control.

5.4.1.9        DYNAMIC SATELLITE SIMULATOR (DSS)

               The DSS is used to simulate the detailed functioning of the satellite and its interfaces for the SAT testing.

5.4.1.10       IOT SUBSYSTEM TEST

               This will be rerun of the IOT FAT test to verify proper installation of the IOT system in the selected SAN site and proper performance over the communication network with the SCC.

5.4.2          OVERALL SYSTEM PERFORMANCE DEMONSTRATION

               This will be in essence a rerun of the System Loading and Stress Test in Section 5.3.9 of this document. This will include simultaneous control and status of the six remote site RF/antennae equipment sets, processing data from twelve simulated satellites at the remote sites. The data transfer of backup data to the BCC and BCC control and status switchover shall also be demonstrated.

5.5            FINAL ACCEPTANCE REVIEW
               -----------------------

               A final acceptance review shall be conducted at the completion of SAT.

5.6            SATELLITE TO SCC COMPATIBILITY TEST
               -----------------------------------

               A Satellite to SCC compatibility test shall be conducted with the F1 satellite (in the El Segundo factory) via a communication link with the SCC.


-------------------------------------------------------------------------------

                                       27

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GCE Implementation and Test Plan                                       Exhibit E
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------
ACRONYMS
--------

           CDRL - Contract Data Requirements

           CM     Configuration Management

           FAT    Factory Acceptance Test

           HISD   Hughes Information Systems Division.

           PCA    Physical Configuration Audit

           PRF    Problem Report Form

           SAT    Site Acceptance Test

           SDR    Software Discrepancy Report

           VCRI   Verification Cross Reference Index



--------------------------------------------------------------------------------

                        CONTRACT NUMBER ICOO/95-1002/NR



                     -------------------------------------
                                   EXHIBIT F
                                 GCE TECHNICAL
                                 SPECIFICATION
                     -------------------------------------

                                 3 OCTOBER 1995

I-CO GLOBAL                                            HUGHES SPACE AND
COMMUNICATIONS                                         COMMUNICATIONS
(OPERATIONS) LIMITED                                   INTERNATIONAL, INC.




-----------------------                                ------------------------
Olof Lundberg                                          Donald L. Cromer
Chief Executive Officer                                Chief Executive Officer

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR



1. SCOPE.....................................................................  1

2. REFERENCED DOCUMENTS......................................................  1

3. SYSTEM AND SEGMENT DESCRIPTION............................................  1

     3.1 SYSTEM OVERVIEW                                                       1

     3.2 GROUND CONTROL EQUIPMENT (GCE) OVERVIEW                               1

4. (INTENTIONALLY LEFT BLANK)................................................  6

5. ALLOCATION OF REQUIREMENTS................................................  6

     5.1 GENERAL                                                               6

          5.1.1 General Requirements.........................................  6

     5.2 REMOTE TT&C EQUIPMENT                                                 6

          5.2.1 Functional Description.......................................  6

          5.2.2 General......................................................  7

          5.2.3 Baseband Unit................................................ 10

          5.2.4 Ground Equipment Control and Status Interface................ 11

          5.2.5 Switching.................................................... 11

          5.2.6 Data Processing Equipment.................................... 11

          5.2.7 Communication and Multiplexing Equipment..................... 11

          5.2.8 T&C Simulator................................................ 11

          5.2.9 External Interface requirements.............................. 12

     5.3 SATELLITE CONTROL CENTER/BACKUP CONTROL CENTER EQUIPMENT             12

          5.3.1 Functional Description....................................... 12

          5.3.2 Requirements................................................. 12

     5.4 OFF-LINE SOFTWARE                                                    17

          5.4.1 Functional Description....................................... 17

          5.4.2 Processing Requirements...................................... 18

GCE Technical Specification
                                                                       Exhibit F
                                                    Contract No. ICOO/95-1002/NR

     5.4.3   Attitude Processing..................................................  18
     5.4.4   Orbit................................................................  20
     5.4.5   Injection............................................................  21
     5.4.6   Maneuver.............................................................  22
     5.4.7   Orbit Keeping........................................................  23
     5.4.8   Propellant Budgeting.................................................  24
     5.4.9   Long term Planning...................................................  24
     5.4.10  Evaluation...........................................................  25
     5.4.11  Planning & Scheduling................................................  25
     5.4.12  Visualization tools..................................................  27

5.5 On-line software (Satellite Telemetry & Command)                                27
     5.5.1   Functional Description...............................................  27
     5.5.2   General..............................................................  27
     5.5.3   Satellite Telemetry Processing.......................................  28
     5.5.4   Satellite Command Processing.........................................  29
     5.5.5   ON-LINE HMI (controls & displays)....................................  30

5.6 Ground System Status and Control (GSC)                                          32
     5.6.1   Functional Description...............................................  32
     5.6.2   GSC Processing Requirements..........................................  32

5.7 Simulation                                                                      34

5.8 IOT Subsystem                                                                   34
     5.8.1   Functional Description...............................................  34
     5.8.2   General requirements.................................................  34
     5.8.3   Test equipment.......................................................  34
     5.8.4   Payload IOT requirements.............................................  35

5.9 Database                                                                        36
     5.9.1   Description..........................................................  37
     5.9.2   Satellite command database...........................................  37

GCE Technical Specification                                 Exhibit F
                                         Contract No. ICOO/95-1002/NR

          5.9.3 Satellite telemetry database:.......................37
          5.9.4 Satellite database..................................37
          5.9.5 Command procedures (PROCs)..........................38

     5.10 QUALITY                                                   38

     5.11 DESIGN AND CONSTRUCTION                                   38

          5.11.1 Hardware...........................................38
          5.11.2 Software...........................................38

GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR

LIST OF TBD'S, TBR'S, TBS'S
---------------------------

TBR's
-----

none

GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

1.        SCOPE

          This document defines the functional, performance, and design requirements for the INMARSAT-P Ground Control Equipment (GCE) of the INMARSAT-P mobile satellite system.

2.        REFERENCED DOCUMENTS

2.1       Interface Requirements Specification
          ------------------------------------

2.2       Exhibit B Appendix 3- DSS Specifications
          ----------------------------------------

2.3       Exhibit G GCE Product Assurance Plan
          ------------------------------------

3.        SYSTEM AND SEGMENT DESCRIPTION

3.1       SYSTEM OVERVIEW
          ---------------

          The INMARSAT-P mission is to provide world wide coverage for hand held or on-vehicle cellular communication devices. The INMARSAT-P satellite system consists of ten to twelve satellites in intermediate circular earth orbit with a Semi Major Axis of 10,700 km which provides an orbital period of 6 hours. There are two orbit planes with five to six satellites per plane. The planes are inclined at 45 degrees and -45 degrees. The operational satellites are equally spaced within the orbit plane and phased with the satellites in the other plane to provide continuous visibility of the whole Earth.

          The GCE consists of the primary Satellite Control Center (SCC), the Backup Control Center (BCC), and Remote TT&C baseband equipment at selected Satellite Access Node (SAN) sites. The GCE missions are:

          - to support launch, deployment, and In Orbit Testing (IOT)
          - to monitor and maintain the health of the satellite
          - to maintain attitude, orbit, power, etc. within the needs of the Communication payloads.

          There are 12 (or more) Satellite Access Node (SAN) remote sites containing five antennas, RF equipment and baseband equipment

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

          required to process the communication traffic and to control the communication payload. Six to eight of these sites will be used for the TT&C mission via inclusion of three dedicated baseband equipment strings at each site. The TT&C SAN sites are connected to the SCC and BCC via communication lines. All SAN sites are also connected to the Network Management Center (NMC) which can control and status all the sites. The SCC and BCC are connected via a communication network.

3.2       GROUND CONTROL EQUIPMENT (GCE) OVERVIEW

          The purpose of the GCE is to provide hardware and software for an integrated planning, execution, and evaluation system to interact with the SAN sites, antenna and RF equipment, and TT&C baseband components to accomplish C-band contacts with the INMARSAT-P satellites for continuous monitoring. The GCE also provides simulation capabilities for launch and training related activities. The GCE supports vehicle state of health, data analysis, simulation for anomaly analysis and resolution, command planning and verification and exercise and rehearsal support.

          The GCE consists of SCC, BCC, communication network between the SCC and BCC, communication lines to the SAN sites, and the remote baseband equipment at the SAN sites. Six of the 12 SAN sites will be used for TT&C. The 6 SAN sites provide continuous monitoring capability for the 12 satellites. When a contact is planned, the SCC will predict which SAN site is to be used and send pointing data. During contact, the SCC will select the pointing data for each antenna, send command uploads, and receive telemetry via the communication line.


--------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR



                             [12 REMOTE SAN SITES]


                  [GRAPHIC CONTAINING THE FOLLOWING CALL-OUTS]




                        Network Management Centre (NMC)


                                  TT&C Segment


                        Backup Spacecraft Control Centre


                        Spacecraft Control Centre (SCC)





                           FIGURE 1 - SYSTEM OVERVIEW




--------------------------------------------------------------------------------
                                                                            3

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR



                                  TT&C SEGMENT



                  [GRAPHIC CONTAINING THE FOLLOWING CALL-OUT]

                              NETWORK MGMT. CENTER



                  FIGURE 2 - GROUND CONTROL EQUIPMENT OVERVIEW



--------------------------------------------------------------------------------
                                                                          4

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR







                         [CHART  FIGURE 3 - GCE SCC SOFTWARE]









________________________________________________________________________________

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

4.        (INTENTIONALLY LEFT BLANK)

5.        ALLOCATION OF REQUIREMENTS

5.1       GENERAL

          The contractor shall deliver TT&C Ground Control Equipment including hardware, software, and procedures, that successfully supports performance of the appropriate overall INMARSAT-P spacecraft control functions. For the GCE the overriding purpose is that the requirements contained in this specification will result in the contractor delivering a GCE system that allows the customer to operate the fleet of satellites over the life of the mission. This includes:

          -  Injection, on-orbit acceptance, and final orbit operations
          - Satellite on station O&M operations up to and including the full 12 satellite fleet
          -  Satellite anomaly investigation capability
          -  Ground equipment O&M
          -  Training exercises



________________________________________________________________________________
                                       6

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

5.1.1          GENERAL REQUIREMENTS

5.1.1.1        Maximum number of satellites = twelve

5.1.1.2        Number of remote sites = six

5.1.1.3        Maximum number of antenna/site = five

5.1.1.4 All equipment provided as part of the GCE shall be able to operate with 120v, 60Hz or 220/240v, 50Hz

5.1.1.5 The overall system shall be capable of easy expansion to seven or eight remote sites.

5.1.1.6 The initial system shall be capable of operation with two simultaneous DSS's.

5.1.1.7        Expansion of the design to 14 satellites shall also be possible.

5.1.1.8 The computers and baseband unit switching and patching shall allow for a high degree of operational flexibility and convenience.

5.1.1.9 Specifically, cables, switches and patches will be unambiguously labeled and highlighted.

5.1.1.10 The complete system shall be provided with reasonable safeguards to prevent unauthorized access.

5.1.1.11 Operational concept reviews shall be held during the design phase with the goal of demonstrating adequate system automation so that two controllers can operate the complete constellation.

5.1.1.12 Operational software shall be designed in general for easy change and maintenance for such items as differences between S/C, commonality between sites, and adding two more satellites to the system.

5.1.2 During hardware and software selection, vendors shall be evaluated and selected with due consideration for their service and maintenance capability in all expected GCE system worldwide geographic sites.

________________________________________________________________________________

GCE Technical Specification                                            Exhibit F
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5.2       REMOTE TT&C EQUIPMENT

5.2.1     FUNCTIONAL DESCRIPTION

          The remote TT&C equipment consists primarily of baseband units, communication and network equipment, and a front end IF switch. The baseband units receive, demod, synch, buffer, and transfer the telemetry data over the communications network to the SCC. Commands are received from the SCC, buffered, the command tones are generated and output to the IF interface. In addition, ranging tones can be generated and output to the command IF interface and received back on the telemetry link. The phase difference is determined and the data is timetagged and transferred to the SCC. The IF switch can be remotely controlled from the SCC to permit selecting the appropriate antenna/satellite to interface to a particular baseband unit. All three baseband units can be used simultaneously for satellite data processing.

5.2.2     GENERAL

5.2.2.1   One TT&C Group at each TT&C site.

5.2.2.2   Three simultaneous baseband channels per TT&C group

5.2.2.3 No single point failure shall cause the loss of more than one baseband function.

5.2.2.4 The system design shall allow manual commanding (clear mode) from the remote sites.

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                      [TT&C SITE FUNCTIONAL BLOCK DIAGRAM]


                        FIGURE 4 - REMOTE SITE EQUIPMENT

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                        INTERFACE IDENTIFICATION DIAGRAM









                       FIGURE 5 - REMOTE SITE INTERFACES


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5.2.3         BASEBAND UNIT

5.2.3.1       Functional Description

5.2.3.2       Command Generation

5.2.3.2.1     Command buffer

5.2.3.2.2 Support Frequency Shift Key (FSK) Return to Zero (RZ) format commanding for the I-COGC satellites.





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5.2.3.2.3     Frequency Modulate (FM) the baseband command tones onto a 70 Mhz nominal IF output.

5.2.3.3       Downlink/Telemetry

5.2.3.3.1     Receive two telemetry streams at a nominal 70 Mhz IF.

5.2.3.3.2     Phase demodulate range tones and/or telemetry subcarriers.

5.2.3.3.3 Provide subcarrier demodulation for Phase Shift Key (PSK) Pulse Code Modulation (PCM) telemetry data.

5.2.3.3.3.1   Bit synch

5.2.3.3.4     Frame synchronize, time tag, and buffer the telemetry data.

5.2.3.3.4.1   Output the telemetry frame to the communication interface.

5.2.3.4       Ranging

5.2.3.4.1     Generate Ranging tones.

5.2.3.4.2     Measure range delay to an accuracy of 15 meters random and bias.

5.2.3.4.3     Perform range calibration measurements.

5.2.3.4.4     Time stamp range value to an accuracy of +/-1 Millisecond.

5.2.3.5       CONTROL & STATUS (BASEBAND UNIT)

5.2.3.5.1     Command generator

5.2.3.5.2     Range Tone Processor

5.2.3.5.3     frame synchs

5.2.3.5.4     Baseband unit level




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-------------------------------------------------------------------------------
5.2.4     GROUND EQUIPMENT CONTROL AND STATUS INTERFACE

Note: these interfaces have been replaced with a single network interface defined in Section 5.2.9.

5.2.5       SWITCHING

5.2.5.1 Simultaneously connect up to 3 sets of baseband equipment strings to selected IF interfaces of six total (5 antenna plus T&C Simulator).

5.2.6       DATA PROCESSING EQUIPMENT

5.2.6.1 Provide computer resources for remote control of the Baseband strings.

5.2.7       COMMUNICATION AND MULTIPLEXING EQUIPMENT

5.2.7.1.1 Provide a local area network for control, status, and data (telemetry, command, and ranging) transfer to/from the baseband units, IF switch, simulators, and remote data processing equipment.

5.2.7.1.2 Provide a local area network interface to the antenna & RF control & status network.

5.2.8       T & C SIMULATOR

5.2.8.1     Functional description

            The T&C simulator is used to verify proper functioning of the baseband can generate a simulated PCM telemetry stream and also process the command tones back to the digital level.

5.2.8.2     General requirements

5.2.8.2.1 Model the ICOG-C satellite telemetry and command functions as necessary to test the baseband units.

5.2.8.3     Model the PCM telemetry

5.2.8.3.1 Convert the digital telemetry output of the computer to NRZ-L PCM IF output.

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5.2.8.4        Command signal processing

5.2.8.4.1 Demodulate and convert the command IF input signal to a digital command data input to the computer

5.2.8.5        Range tone processing

5.2.8.5.1 Input range tones and output the data on the phase modulated telemetry IF output.

5.2.8.6        Telemetry and command digital processing

5.2.8.6.1 Generate a 1 or 4kbit telemetry stream with satellite ID, frame synch patterns, and stored telemetry frames.

5.2.8.6.2      Accept clear commands, decode, and store for display

5.2.8.6.3      Accept secure commands and store for display.

5.2.8.7        Control and status

5.2.8.7.1 Permit direct operator control of telemetry data generation including on/off, rates, frame synch patterns, and modes.

5.2.8.7.2      Display modes, telemetry data, and received commands.

5.2.9          EXTERNAL INTERFACE REQUIREMENTS

               Refer to the INMARSAT-P Interface Requirements Spec for details.

5.2.9.1        SCC/BCC Communication Interface

5.2.9.1.1      Communication links with the SCC.

5.2.9.1.2      Communication links with the BCC.

5.2.9.2        Antenna and RF Equipment Interface

5.2.9.2.1 This shall be a local area network to local area network interface.




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                                                   Contract No. ICOO/95-1002/NR
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5.2.9.3        Baseband data interface

5.2.9.3.1 Downconverted telemetry/ranging signal at a nominal IF of 70Mhz from each antenna/RF set.

5.2.9.3.2 Modulated command/ranging signal at a nominal IF of 70 Mhz to each antenna/RF set.

5.3            SATELLITE CONTROL CENTER/BACKUP CONTROL CENTER EQUIPMENT

5.3.1          FUNCTIONAL DESCRIPTION

               The SCC/BCC Equipment includes the necessary COTS data processing hardware and both COTS and contractor software to support the INMARSAT Mission. In particular, this equipment will support users of on-line, off-line and simulation software in operational, maintenance, test, and development activities. This equipment includes the network, network interconnect devices (e.g., hubs and routers), intelligent workstations (user and server platforms), peripheral devices (i.e., terminal servers and printers), and Software (i.e., Operating Systems, Networking Protocols, and Development Environment Support Tools).

5.3.2          REQUIREMENTS

5.3.2.1        General

5.3.2.1.1 Requirements are the same for the BCC as the SCC unless otherwise noted.

5.3.2.2        System Availability

5.3.2.2.1 No single point failure shall prevent the capability (exclusive of switchover time) to process 12 simultaneous satellite contacts and control the supporting hardware.

5.3.2.2.2 It shall be possible to switchover processing (telemetry and command) to a backup processing string in less than 5 minutes.

5.3.2.2.3 It shall be possible to warm transition the Satellite Control Center (SCC) functionality to the BCC within 30 minutes.


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5.3.2.2.4      A hot transition shall be possible in less than 10 minutes. This transition shall be as seamless as possible.

5.3.2.2.6 In the event of an uncontrolled failure or switch-off, it shall be possible to re-establish full operation within 30 minutes.

5.3.2.2.4 Provide the capability to transmit operational data from the SCC to the BCC in a timely fashion in order to support the BCC's ability to assume responsibility for on-line operations.


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GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________



                      [SCC HARDWARE CONFIGURATION GRAPHIC]



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5.3.2.3      Processing Capacity

5.3.2.3.1 Provide capacity to process up to 12 live simultaneous commanding and telemetry contacts plus a simulated (DSS) contact (with two telemetry streams per contact).

5.3.2.3.2 Provide capacity for control and status of up to 6 remote TT&C sites within a single computer platform.

5.3.2.3.3 Provide capacity to support launch, IOT, routine operations, backup operations, maintenance, and training exercise activities simultaneously.

5.3.2.3.4 At CDR, processing load on individual computer platforms shall not exceed 50% of capacity of each processor.

5.3.2.3.5 At CDR, memory consumption on individual computer platforms shall not exceed 50% of capacity.

5.3.2.4      Displays/HMI

5.3.2.4.1    Provide 21 interactive terminals.

5.3.2.4.2 Provide capacity to support a maximum of 20 added interactive terminals.

5.3.2.4.3 Provide capability to capture and print workstation screen on user request.

5.3.2.4.4 Provide capability to support printing requirements of all operational and maintenance users.

5.3.2.5      Network Requirements

5.3.2.5.1 The network shall interface with the communication equipment connected to the remote TT&C sites and transfer data, status and control information between user workstations and the communication equipment.

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5.3.2.5.2    The network shall interface with the communication equipment connected to the BCC and provide remote logging capability, support time and command data transfers, and support software and database transfers.

5.3.2.5.3 The network shall interface with the communication equipment connected to the NMC and provide remote logging capability, support time and command data.

5.3.2.5.4 Overall traffic load on the internal system LAN shall be no greater than 50% of total capacity of the system.

5.3.2.5.5 Management traffic on the internal system LAN shall be less than 5% of the total network capacity.

5.3.2.5.6 The network shall provide a distributed time source which is accessible via the network.

5.3.2.6      ON-LINE STORAGE REQUIREMENTS

             At CDR, on-line storage shall:

5.3.2.6.1    consume a maximum of 50% of total on-line storage capacity

5.3.2.6.2    accommodate a minimum of 12 full orbit satellite databases

5.3.2.6.3    accommodate storage of raw vehicle telemetry for 7 days

5.3.2.6.4 accommodate storage of processed vehicle telemetry (decommutated, derived, and software parameters) for 7 days

5.3.2.6.5    accommodate storage of vehicle trend data for 12 years

5.3.2.6.6    accommodate storage of operational history logs for 7 days

5.3.2.6.7    accommodate storage of test and training databases.

5.3.2.7      Archival Requirements

5.3.2.7.1 Provide archival capability for all raw vehicle telemetry, processed vehicle telemetry, vehicle telemetry trend data, and operational log data.

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5.3.2.7.2   Provide an archival data management software capability.

5.3.2.7.3   Mass storage archival access shall be reviewed at PDR.

5.3.2.8     SYSTEM SOFTWARE (COTS)

5.3.2.8.1   Operating System shall be POSIX compliant.

5.3.2.8.2   User Interface / Window Manager

5.3.2.8.3   Network Communication

5.3.2.8.4   Compilers as necessary to maintain system.

5.3.2.8.5   Debugging tools.

5.3.2.8.6   Configuration Management Tools.

5.3.2.8.7   Database Management System (DBMS).

5.3.2.8.8   Data Archival System.

5.3.2.8.9   System and Network Management.

5.3.2.8.10  System Administration and Management Tools.

5.3.2.8.11  Network Administration and Management Tools.

5.3.2.9     INTERCOM SYSTEM

5.3.2.9.1 A multichannel intercom system with 20 stations total distributed between the BCC/SCC and the six TT&C sites.

5.3.2.9.2 The system shall support a minimum of 6 voice nets and interface with the local PABX.

5.3.2.9.3 Each of the 20 stations shall be provided with professional quality headsets.

5.3.2.10    SCC/BCC Equipment External Interfaces

5.3.2.10.1  Interface to Remote Sites (refer to TT&C Segment Interface spec).

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GCE Technical Specification                                            Exhibit F
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________________________________________________________________________________

5.3.2.10.2   Interface to BCC (refer to Interface Requirements Spec)

5.3.2.10.3   Interface to NMC (refer to Interface Requirements Spec)

5.4          OFF-LINE SOFTWARE

5.4.1        FUNCTIONAL DESCRIPTION

             The Off-line software is made up of several subfunctions. The Attitude Processing subfunction supports the maintenance of calibration coefficients and sensor predictions for the sun sensors, earth sensors, hemispherical resonating gyro, and torque mechanisms. The Orbit Processing subfunction calculates state vectors, propagates ephemeris, and calculates orbit events. The Injection subfunction is used to calculate optimum orbit maneuvers to place the spacecraft on station after they have been injected into the orbit by the launch vehicle. The Orbit Keeping subfunction calculates orbit adjust maneuvers to maintain the spacecraft in the circular orbit with the correct inclination and eccentricity. It also is used to assure that the spacecraft are maintained in correct phasing with respect to each other for optimum coverage. The Maneuver subfunction generates maneuvers using a model of the thrusters and thruster configuration to minimize use of fuel. It also generates a PROC which is used by On-line to perform the maneuver. The Planning subfunction is used for mission support. It generates a contact plan used by On-line for automated contact and monitoring. Also, the planning subfunction is used for predicting propellant usage and planning for optimum life expectancy.

5.4.2        PROCESSING REQUIREMENTS

5.4.2.1      General

5.4.2.1.1 All functional inputs shall be accepted from the keyboard and mouse

             The capability to obtain functional inputs from the following services shall be provided

5.4.2.1.2    static default inputs

5.4.2.1.3    current mission defaults

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5.4.2.1.4      user modification of default inputs at any time prior to
               execution

5.4.2.1.5 Database definable range checking of input values at time of input shall be provided.

5.4.2.1.6 The capability to save input profile for future use shall be provided.

5.4.2.1.7      Foreground and background job processing.

5.4.2.1.8      The capability to abort a job anytime shall be provided.

5.4.2.1.9 The capability to concurrently process jobs for multiple vehicles shall be provided.

5.4.2.1.10     The process shall notify the operator of processing.

5.4.2.1.11     The option shall be provided to save display results in a file.

5.4.3          ATTITUDE PROCESSING

5.4.3.1        Functional Description

               The Attitude processing subfunction is responsible for calculating and maintaining attitude calibration coefficients and calculating predicts. The prediction process is used to generate sensor predicts based on a sun nadir steering orbit and the ephemeris of the sun and earth. Attitude calibration function determines the calibration coefficients based on telemetry data and the predicted sensor values.

5.4.3.2        Attitude Prediction/modeling

5.4.3.2.1 Three axis control shall be modeled based on a Sun/nadir AOCS system.

5.4.3.2.2      Momentum control shall be modeled.

5.4.3.2.3      Omni antenna visibility predicts shall be modeled.

5.4.3.2.4      Sun Sensor(s) shall be modeled.

5.4.3.2.5      Earth Sensor(s) shall be modeled.
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5.4.3.2.6      Solar panels and their relationship to the Sun shall be modeled.

5.4.3.2.7 Earth and sun out of view of respective sensors times shall be calculated.

5.4.3.2.8 Sun or moon intrusion into field of view of earth sensors shall be modeled.

5.4.3.2.9 Attitude prediction shall be accurate such that it shall be possible to predict at all times the absolute location on the surface of the earth of each of the payload spot beams, to an accuracy corresponding to a halfcone angle, as seen from the spacecraft, of less than 0.4 degrees (3 sigma) during normal mode operations for a prediction interval of 48 hours.

5.4.3.2.10 Appropriate provisions shall be made allowing recovery from S/C safe mode within a reasonable amount of time.

5.4.3.3        Attitude estimation/calibration

5.4.3.3.1 Calibration values shall be calculated as necessary to meet the prediction requirement of 5.4.3.2.9 above.

5.4.3.3.2      Earth Sensor.

5.4.3.3.3      Sun sensor.

5.4.3.3.4      Hemispherical Resonating Gyro.

5.4.3.3.5      Magnetic torque.

5.4.3.4        Attitude Processing HMI requirements.

5.4.3.4.1      The user shall be permitted to select measurement data.

5.4.3.4.2      Processing shall use only data from active sensors.

5.4.3.4.3      The user shall be permitted to specify de-weighting coefficients.

5.4.3.4.4 Display initial user inputs, intermediate results, and final results as alphanumeric displays.
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5.4.4          Orbit

5.4.4.1        Functional Description

               The Orbit processing subfunction is responsible for the calculation of state vectors and the propagation of ephemeris and events. Tracking data, range data, user inputs and orbit history are used in the calculations. A covariance analysis capability is provided to aid in analyzing and calibrating the process. The orbit propagation process generates ephemeris data for each vehicle and also calculates various user selected events during the propagation. The events which are predicted include rise and set times and station visibilities, crossing times for chosen latitudes, and eclipse events.

5.4.4.2        Orbit Determination Requirements

5.4.4.2.1 The orbit state shall be calculated from any combination of real time generated track and range data.

5.4.4.2.2 Orbit determination shall provide the accuracy necessary to meet orbit propagation performance requirements.

5.4.4.2.3      Estimate orbit parameters.

5.4.4.2.4      Estimate drag parameters.

5.4.4.2.5      Estimate duration and instantaneous maneuver parameters.

5.4.4.2.6      Estimate out-gassing.

5.4.4.2.7      Estimate solar and microwave radiation.

5.4.4.2.8      Estimate covariance.

5.4.4.2.9      Compute station rise and set accounting for constraints and time.

5.4.4.2.10     Eclipse events shall be predicted.

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5.4.4.3        Orbit Propagation and Event Generation.

5.4.4.3.1 The capability shall be provided to propagate the vehicle orbit state vector forward and backward to user specified times, accounting for maneuvers.

5.4.4.3.2 Accuracy of the propagated orbit shall meet the pointing accuracy requirement of the ground antenna for satellite tracking and link acquisition specified in requirement 5.6.2.2.5 of this specification.

5.4.4.3.3 Accuracy of the propagated orbit shall meet attitude prediction/calibration accuracy requirements as defined in section 5.4.3 of this specification.

5.4.4.3.4 Accuracy of the propagated orbit shall meet the orbit station keeping accuracy requirements defined in section 5.4.7 of this specification.

5.4.4.3.5 Simulated track measurement data (range, az, el, range rate) for user specified state vectors and sites shall be generated.

5.4.4.4        Covariance Analysis

5.4.4.4.1      Covariance analysis capability shall be provided.

5.4.4.5        Orbit Processing HMI

5.4.4.5.1      The user shall be able to edit track measurement data.

5.4.4.5.2 The user shall have the capability to input an initial state vector for orbit determination and propagation.

5.4.4.5.3 The user shall have the capability to input start and stop times for propagation.

5.4.4.5.4      Display propagated orbit states.

5.4.4.5.5      Display events analysis results.

5.4.4.5.6      Display track measurements data.

5.4.4.5.7      Display estimated parameters.

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5.4.5          INJECTION

5.4.5.1        Functional Description

               The Injection process is used during pre launch activities to design an injection sequence which minimizes the use of fuel and places the satellite on station in the time supplied by the user. The Injection process models the vehicle attitude during injection and calculates events such as eclipse times, station visibilities and sensor predicts. The user supplies an initial guess and the process iteratively optimizes the sequence based upon vehicle and station constraints.

5.4.5.2        Injection Processing Requirements

5.4.5.2.1      None.

5.4.6          MANEUVER

5.4.6.1        Functional Description

               The Maneuver processing subfunction calculates, evaluates, and verifies maneuver sequences. It also generates a maneuver sequence PROC used by On-line to execute the maneuver. The maneuvers modeled by this process include orbit delta velocity changes, such as delta eccentricity, delta phasing, and delta inclination changes. The vehicle thruster control system model is used to produce a maneuver sequence which will minimize the use of fuel. The sequence is evaluated and verified against vehicle constraints. When the maneuver sequence is verified, a maneuver PROC is generated for use by On-line to generate a command sequence which is uplinked to the satellite for execution.

5.4.6.2        Maneuver Planning and Prediction

5.4.6.2.1 Maneuvers shall be planned to accomplish a user specified orbital adjust delta velocity.



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--------------------------------------------------------------------------------

5.4.6.2.2 The reaction control system shall be modeled including thruster orientation, changing thruster impulse, changes to tank pressure, tank temperatures, and propellant use from each tank.

5.4.6.2.3 A Maneuver time shall be computed to satisfy specified secondary effects on orbital parameters.

5.4.6.2.4 The process shall check for eclipse of, or solar/lunar intruding into the trigger references and attitude limit check sensors.

5.4.6.2.5 The orbit keeping maneuver shall be designed such that it is possible to predict at all times the absolute location on the surface of the earth of each of the payload spot beams to an accuracy to a halfcone angle, as seen from the spacecraft, of less than 0.45 degrees (3 sigma) during thruster maneuvers.

5.4.6.3       Maneuver Command Generation

5.4.6.3.1     The maneuver command inputs for the real time shall be generated.

5.4.6.4       Maneuver Processing HMI

5.4.6.4.1 For maneuver planning and maneuver prediction the user shall be allowed to enter maneuver attitude and orbit.

5.4.6.4.1 For maneuver planning and maneuver prediction the user shall be allowed to enter maneuver attitude and orbit.

5.4.6.4.2 For maneuver planning and maneuver prediction the user shall be allowed to enter maneuver ignition time, maneuver midpoint, or maneuver window.

5.4.6.4.3 For maneuver planning and maneuver prediction the user shall be allowed to enter vehicle constraints.

5.4.6.4.4 For maneuver planning and maneuver prediction the user shall be allowed to enter pulse widths.

5.4.6.4.5 For maneuver planning and maneuver prediction the user shall be allowed to enter propellant system configuration.

5.4.6.4.6 For maneuver planning and maneuver prediction the user shall be allowed to enter use of either a finite-burn or impulsive-burn model.

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5.4.6.4.7     The user shall be allowed to enter direction of desired secondary orbit effects or to minimize change in specified orbital parameters.

5.4.6.4.8     The center of mass shall be displayed.

5.4.6.4.9     The maneuver delta covariance matrix shall be displayed.

5.4.6.4.10    The Inertia values shall be displayed.

5.4.6.4.11    Total vehicle mass shall be displayed.

5.4.6.4.12    Display premaneuver, postmaneuver and delta orbital elements

5.4.6.4.13    Display premaneuver, postmaneuver and delta mass properties

5.4.6.4.14    Display delta velocity.

5.4.6.4.15    Display maneuver propellant usage for a single event.

5.4.6.4.16    Display constraint violation.

5.4.7         ORBIT KEEPING

5.4.7.1       Functional Description

              The Orbit Keeping subfunction generates orbit changes to keep the vehicle within a tolerance value and phasing value with respect to the other vehicles in the orbit plane.

5.4.7.2       Orbit Keeping Requirements

5.4.7.2.1 An orbit keeping maneuver strategy shall be generated based on user inputs to achieve a user specified drift rate.

5.4.7.2.2 Maintain specified longitudinal limits for a maximum time span or user specified time span of a shorter duration.

5.4.7.2.3     The process shall compute an orbit keeping maneuver strategy.

5.4.7.2.4 The process shall compute an orbit keeping maneuver strategy to maintain inclination of 45 degrees +/-0.5 degrees.


--------------------------------------------------------------------------------
                                       31

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GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

5.4.7.2.5 The process shall compute an orbit keeping maneuver strategy which will maintain the inclinations of spacecraft in a given plane to within +/- 0.05 degrees of each other.

5.4.7.2.6 The process shall compute an orbit keeping maneuver strategy which maintains the RAAN of the two orbital planes separated by 180 degrees +/- 0.5 degrees.

5.4.7.2.7 The process shall compute an orbit keeping maneuver strategy which maintains the RAAN of the spacecraft in a given plane to within +/-
            0.1 degree.

5.4.7.2.8 The process shall compute an orbit keeping maneuver strategy which maintains the phase offset between active in-plane spacecraft to within +/- 0.5 degrees.

5.4.7.2.9  The process shall compute an orbit keeping maneuver strategy which maintains the phase offset between equivalent spacecraft in the two planes to 0 degrees +/- 0.5 degrees. As a spacecraft passes through the ascending node of one plane, the equivalent spacecraft is passing through the ascending node of the other plane.

5.4.7.2.10 The process shall compute an orbit keeping maneuver strategy to maintain the required altitude +/- 40 km.

5.4.7.2.11 Maneuvers shall be timed to minimize any loss of traffic-carrying capacity.

5.4.7.3     Orbit Keeping HMI

5.4.7.3.1 The user shall have the capability to input start and stop times for propagation and orbit keeping goals and constraints.

5.4.7.3.2   Display propagated orbit states and maneuver strategy.

5.4.7.3.3   Display analysis results.






------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

5.4.8        PROPELLANT BUDGETING

5.4.8.1      Functional Description

5.4.8.2      Requirements

5.4.8.2.1 A capability to track fuel usage and predicted fuel usage versus budgets for each satellite shall be provided.

5.4.9        LONG TERM PLANNING

5.4.9.1      Functional Description

             Long Term Planning is used to aid the planner is developing a long term orbit keeping strategy and in predicting the usage of propellant over the 12 year life of the satellites. The process uses an orbit propagator to propagate the satellite orbits over a 12 year life and predict events such as eclipses and their start and stop times. The planner uses the results to predict when orbit keeping maneuvers should be executed and the amount of fuel used over the life of the satellite.

5.4.9.2      Long Term Propagation

5.4.9.2.1 Propagate vehicle orbit for a period up to 10 years incorporating the orbit keeping plan maneuvers.

5.4.9.3      Reference Data Generation

5.4.9.3.1    Calculate delta velocity required.

5.4.9.3.2    Predict earth and lunar eclipse events.

5.4.9.3.3 Predict start and end day for each earth and lunar eclipse season for 10 years, while accounting for orbit keeping plan.

5.4.9.3.4 Calculate maximum earth and lunar eclipse duration for each eclipse season.

5.4.9.3.5 Calculate earth and lunar eclipse duration profile for an entire eclipse season.

________________________________________________________________________________
                                       33
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GCE Technical Specification
                                                                       Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.4.10        EVALUATION

5.4.10.1      Functional Description

5.4.10.2      Evaluation Processing Requirements

5.4.10.2.1 Process stored raw and processed telemetry data created by on-line and generate statistics data for user-specified time span and LRVs.

5.4.10.2.2 LRV statistics include minimum value, maximum value, average value, and standard deviation.

5.4.11        PLANNING & SCHEDULING

5.4.11.1      Functional description

              The Scheduling function is a workstation based software function that will provide automatic generation of a contact schedule for up to 12 satellites and necessary ground resources. A contact plan containing ground and satellite commanding and ranging activities can be produced. This contact plan can contain text describing required procedures for each activity.

5.4.11.2      General requirements

5.4.11.2.1 The automation level of the software shall be sufficient such that one day shift analyst can perform the scheduling function.

5.4.11.3      Activity needs schedule

5.4.11.3.1 An "activity needs schedule" can be automatically generated based on a modifiable set of periodic activities and manually entered activities for each satellite.

5.4.11.4      Satellite/remote site visibility

5.4.11.4.1 A schedule of ground site/satellite visibility can be generated automatically based on orbit states and site locations and constraints.

--------------------------------------------------------------------------------
                                       34

GCE Technical Specification
                                                                       Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.4.11.5     Resource availability

5.4.11.5.1 Resource availability (antennas, RF, baseband units, etc) as a function of time may be input and maintained.

5.4.11.6     Contact scheduling

5.4.11.6.1 Contact activities may be manually entered and checked for visibility and resource availability.

5.4.11.6.2 Contact priorities may be entered as a function of satellite and/or contact activity type.

5.4.11.6.3 Contact schedules may be automatically generated based on the activity needs schedule, visibilities, resource availability, priorities, and locked in contact activities.

5.4.11.6.4 Automatic scheduling shall schedule contacts with the most restrictive resource availability first in order to ensure near optimum resource utilization.

5.4.11.6.5 Activities may be manually "locked in" such that they will not be moved by an automatic contact scheduling or rescheduling.

5.4.11.6.6 An automatic scheduling execution for 12 satellites and 6 sites over 24 hours shall not take more than 120 seconds.

5.4.11.7     Contact plans

5.4.11.7.1 Contact plans may be produced by automatically and/or manually attaching text procedures associated with the scheduled activities to the contact schedule.

5.4.11.7.2 The activities plan(s) may be output to the on-line satellite and ground control functions for display and execution.

5.4.11.8     Controls and Displays

5.4.11.8.1 Displays of satellites versus ground site visibilities and scheduled contacts.

--------------------------------------------------------------------------------
                                       35

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.4.11.8.2 Displays of ground sites versus satellite visibilities and scheduled contacts

5.4.11.8.3     Display of resource availability schedule.

5.4.11.8.4     Display of "activity needs Schedule".

5.4.11.8.5 Display of contact schedule and associated activity plans selectable by ground site or satellite

5.4.12         VISUALIZATION TOOLS

5.4.12.1.1 A capability to provide three dimensional display of INMARSAT-P satellites and system shall be provided at the SCC and BCC.

5.5            ON-LINE SOFTWARE (SATELLITE TELEMETRY & COMMAND)
               -----------------------------------------------

5.5.1          FUNCTIONAL DESCRIPTION

               The On-line software is an interconnected set of functions that execute in near real time to process telemetry, format and output commands and display data.

5.5.2          GENERAL

5.5.2.1        General Requirements

5.5.2.1.1 Perform concurrent contact activities for up to 12 vehicles plus a Dynamic Satellite Simulation.

5.5.2.1.2 Support multiple operational databases per vehicle (operational and test).

5.5.2.1.3 Recover from a ground segment anomaly or failure recognized by an operator and restore processing to a pre-anomaly state within 5 minutes.

5.5.2.1.4      Notify operator of processing errors during execution.

5.5.2.1.5 Trap processing errors and continue processing without interruption.

--------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.5.2.1.6      Permit starting and terminating a contact at any time.

5.5.2.1.7 Complete contact initiation within one minute including restoring execution data from previous contacts.

5.5.2.1.8 Select its processing time reference among operational site or Operator modifiable simulation time.

5.5.2.1.9 Store and access all history files and databases without prohibiting access to other applications.

5.5.3          SATELLITE TELEMETRY PROCESSING

5.5.3.1        Functional description

5.5.3.2        General requirements

5.5.3.2.1 Select appropriate data input streams based on the selected satellite.

5.5.3.2.2      Process up to two telemetry streams per satellite.

5.5.3.2.3      Automatically detect and respond to telemetry format switches.

5.5.3.2.4      Automatically store telemetry processing state periodically.

5.5.3.2.5 Restore the telemetry processing end state at the start of a new contact.

5.5.3.2.6      Provide a stored raw telemetry playback mode.

5.5.3.3        Input

5.5.3.3.1      Receive Raw telemetry from the remote processing.

5.5.3.3.2      Input raw telemetry from the raw telemetry file.

5.5.3.4        Decommutate

5.5.3.4.1 Decommutate the normal mode telemetry into raw Last Reported Values (LRV'S).

5.5.3.4.2      Decommutate dwell mode telemetry into raw LRV's.

-------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.5.3.4.3      Decommutate On-board Processor Memory readouts.

5.5.3.5        Engineering unit conversion

5.5.3.5.1 Convert discrete data values into ASCII string based LRV values or range.

5.5.3.5.2      Convert analog and 1750a serial data into Engineering units.

5.5.3.6        Monitoring

5.5.3.6.1      Compare discrete data against static or command predict data.

5.5.3.6.2      Compare analog and serial data types to upper and lower limits.

5.5.3.6.3      Compare ram dump to ram image

5.5.3.7        Alarm generation

5.5.3.7.1      Out of limit conditions shall generate alarms if enabled.

5.5.3.7.2 Alarms messages shall contain alarm description and associated values and time.

5.5.3.7.2      Global and selective alarm enable and disable shall be provided.

5.5.3.8        Output

5.5.3.8.1      Output processed data to mass storage

5.5.3.8.2      Output raw telemetry to mass storage

GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

5.5.4       Satellite Command Processing

5.5.4.1     Functional description

            The command processing function formats the details of satellite command, passes the command to encryption processor for encryption, and then transfers the command to the communication interface for transmission at the remote site.

5.5.4.2     Command formatting

5.5.4.2.1 Convert the engineering unit command inputs from the HMI to the satellite binary command structure

5.5.4.2.2 Append routing addresses as necessary based on the desired subsystem or unit.

5.5.4.3     Command encryption

5.5.4.3.1   Encrypt the command if in secure mode.

5.5.4.4     Command Verification

5.5.4.4.1 When in VERIFY MODE, verify command received properly prior to execution.

5.5.4.4.2 Predict telemetry response for use in limit checking (reference 5.5.3.6.1).

5.5.4.5     On-board processor command support

5.5.4.5.1   Convert ground time tags to on-board processor clock counts

5.5.4.5.2 Predict time tagged execution and generate alert messages to operators.

5.5.4.5.3   Support RAM memory uploads and update ground ram images.




--------------------------------------------------------------------------

GCE Technical Specification
                                                                       Exhibit F
                                                    Contract No. ICOO/95-1002/NR

5.5.4.6    Output

5.5.4.6.1 Direct formatted command output to appropriate comm and baseband unit for the selected satellite.

5.5.4.7    Pseudo Telemetry prediction

5.5.4.7.1  Predict telemetry for devices that do not have telemetered data.

5.5.5      ON-LINE HMI (controls & displays)

5.5.5.1    Functional description

           The On-line Human Machine Interface (HMI) provides the displays of satellite data and messages such as alarms and notifications. In addition the HMI processes mouse and keyboard input to select displays and to control the processing including command generation.

5.5.5.2    General requirements

5.5.5.2.1 Alarm monitoring for up to 12 satellites simultaneously at one HMI position.

5.5.5.2.2  Control all functions and modes of execution

5.5.5.2.3  Display and data entry shall be in SI units.

5.5.5.3    Control

5.5.5.3.1  A keyboard language for accomplishing functional tasks.

5.5.5.3.2  Current LRV values as commanded input magnitudes.

5.5.5.3.3 Database defined range checking of command input values as time of input.

5.5.5.3.4 A scripting PROC capability to perform valid operation functions or sets of functions.

5.5.5.3.5  Ability to edit command request sequences before sending

GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

5.5.5.4         Command PROC capability provides:

5.5.5.4.1       Conditional branching based on LRV or input values

5.5.5.4.2       Acceptance of numeric, character, or LRV input values

5.5.5.4.3 Arithmetic, Boolean, and functional computation with a library of common constants and math functions

5.5.5.4.4       Iteration

5.5.5.4.5       Non-recursive calling of other PROCs.

5.5.5.4.6       Initiation, suspension and abort of PROC processing.

5.5.5.4.7       Operator input prompts.

5.5.5.4.8       Resumption of PROC reprocessing from location within PROC.

5.5.5.4.9       Execution one step at time.

5.5.5.5         Display Capabilities.

5.5.5.5.1       Alphanumeric display of all values related to an LRV.

5.5.5.5.2 Text file display capability provides scroll left/right continuous scroll up/down.

5.5.5.5.3       Command history display provides:

5.5.5.5.4       Operator action history display

5.5.5.5.5 Alarm History display of alarms, time tags, source, associated values.

5.5.5.5.6 LRV history display provides time order display of converted or raw values and time.

5.5.5.5.7       Plots of any LRV Vs time.

5.5.5.5.8       Plots of up to 8 LRVs from dwell telemetry.

5.5.5.5.9       Block diagrams with color coded status tied to current LRVs.

GCE Technical Specification                                           Exhibit F
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

5.5.5.5.10 Display time tagged on-board processor commands including scheduled time of execution.

5.5.5.5.11     Display "contact plans" produced by the scheduling function.

5.6            GROUND SYSTEM STATUS AND CONTROL (GSC)

5.6.1          FUNCTIONAL DESCRIPTION

               The Ground Status and Control (GSC) function provides status and control of ground station hardware, including baseband equipment, RF equipment, antenna control equipment, communication switching devices, and redundancy witching devices. GSC provides a graphical user interface allowing the operator to status and control the ground equipment. It also allows the spacecraft real-time software processes to status and control the ground equipment via inter-process communication.

5.6.2          GSC PROCESSING REQUIREMENTS

5.6.2.1        General

5.6.2.1.1 The capability to process configuration and status requests for up to 12 On-line processes shall be provided.

5.6.2.1.2      All errors, alarms, and messages shall be logged.

5.6.2.1.3 Up to 18 total baseband units at six Remote TT&C sites shall be controlled and statused.

5.6.2.1.4 Up to 30 total RF equipment sets at six Remote TT&C sites shall be controlled and statused

5.6.2.1.5 Up to 30 total Antenna Control Units (ACU's) at six remote TT&C sites shall be controlled and statused.

5.6.2.1.6 Automatic and semi-automatic control based on the data in the "contact plan" shall be provided.

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________
5.6.2.2        Equipment Control

5.6.2.2.1      Control the communication equipment to the remote sites

5.6.2.2.2      Control the baseband unit functions.

5.6.2.2.3 Control the antenna control units including selection of the pointing data for the selected satellite.

5.6.2.2.4      Control the RF equipment at the remote sites.

5.6.2.2.5 Antenna pointing data shall be downloaded to Antenna Control units with an accuracy of 1/2 beamwidth.

5.6.2.2.6      Select downconverter frequency based on satellite selection.

5.6.2.2.7 Control Ranging process of the baseband units and input range data.

5.6.2.2.8      Predict status response from units for status checking.

5.6.2.3        Status

5.6.2.3.1 Status from all ground equipment shall be collected at a periodic interval.

5.6.2.3.2 High level summary status shall be calculated for display from the corresponding intermediate-level devices.

5.6.2.3.3 High level system device requests shall be translated into low level hardware controls.

5.6.2.3.4 Limit checks shall be performed on status values and alarms generated for out of limit values.

5.6.2.4        HMI

5.6.2.4.1 All inputs from the user shall be entered via the keyboard or the mouse.

5.6.2.4.2 The user shall be able to configure and re-configure ground equipment from the HMI
________________________________________________________________________________

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.6.2.4.3 The user shall be able to input satellite versus antenna selection.

5.6.2.4.4      Equipment diagrams shall be displayed with color coded statuses.

5.6.2.4.5      Alarms shall be displayed.

5.6.2.4.6      System diagrams shall be displayed

5.6.2.4.7      Contact plan shall be displayed.

5.6.2.5        Interfaces

5.6.2.5.1      Configuration and status requests with the On-line software.

5.6.2.5.2      Control and status interfaces with the Baseband units.

5.6.2.5.3 Control and status interfaces with the RF and antenna control equipment.

5.6.2.5.4      Contact plan produced by the scheduling activity.

5.7            SIMULATION

(refer to the DSS requirements Appendix of Schedule 1 Part A Technical specifications and operational requirements)


--------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.8       IOT SUBSYSTEM

5.8.1     FUNCTIONAL DESCRIPTION

          The IOT system will be used to verify that the communications and TT&C systems function in orbit as specified by the Technical Specifications and Operations Requirements Document. The IOT system shall be used to verify the proper configuration and positioning of the communications antenna coverage patterns and the key communications subsystems parameters including gain, EIRP, pass band frequency response, transmission gains, routing functions, transmission quality, G/T and frequency accuracy. TT&C subsystem RF equipment operation will be verified by measurement of such parameters as telemetry carrier frequency, telemetry EIRP, telemetry modulation index and command sensitivity.

5.8.2     GENERAL REQUIREMENTS

5.8.2.1 One IOT system will be delivered and installed at a remote TT&C/SAN site.

5.8.3     TEST EQUIPMENT

5.8.3.1   T&C performance measurements

5.8.3.1.1 Telemetry carrier frequency

5.8.3.1.2 Telemetry EIRP

5.8.3.1.3 Telemetry modulation index

5.8.3.1.4 Command sensitivity

5.8.3.1.5 Inband spurious signals

5.8.3.1.6 Out of band spurious signals

5.8.3.1.7 Antenna gain variation


--------------------------------------------------------------------------------

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.8.3.2       T&C performance verifications

5.8.3.2.1     EIRP minimums

5.8.3.2.2     Frequency stability

5.8.3.2.3     Inband spurious performance

5.8.3.2.4     Out of band spurious performance

5.8.3.2.5     Modulation index

5.8.3.2.6     Performance at minimum specified input power flux density

5.8.3.2.7     Signal rejection performance

5.8.3.2.8     Antenna gain variation is within maximums specified

5.8.3.2.9 Measurements will require post collection corrections to compensate for range variation and doppler.

5.8.4         Payload IOT requirements

5.8.4.1       Payload performance measurements

5.8.4.1.1     Transponder Gain

5.8.4.1.2     EIRP

5.8.4.1.3     Frequency response

5.8.4.1.4     Linearity

5.8.4.1.5     Spurious signals

5.8.4.1.6     Channel to beam routing functions

5.8.4.2       Payload Performance determinations

5.8.4.2.1     Antenna pointing accuracy within 0.3 degrees.

5.8.4.2.2     Antenna beam yaw rate less than or equal 0.02 degrees/sec


--------------------------------------------------------------------------------
                                       46

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

5.8.4.2.3    G/T of forward transponders

5.8.4.2.4    Beam congruence within 0.3 degree

5.8.4.2.5    Axial ratio <2 dB

5.8.4.2.6    Cell frequency reuse isolation

5.8.4.2.7    EIRP

5.8.4.2.8    G/T return transponder (multibeam)

5.8.4.2.9    Input flux density

5.8.4.2.10   Gain transfer

5.8.4.2.11   Peak to peak gain over 3 MHz, channel bandwidth and 25 KHz

5.8.4.2.12   Gain steps

5.8.4.2.13   Frequency translation accuracy and frequency stability

5.8.4.2.14   Inband spurious emission

5.8.4.2.15   Out of band emission

5.8.4.2.16 Measurements will require post collection corrections to compensate for range variation and doppler.

5.8.4.3      Controls and displays

5.8.4.3.1 Provide Controls and displays as necessary to conduct above tests and process results.

5.8.4.3.2 Provide data reduction, trend evaluation, and data presentation formats (plots, etc) for easy interpretation.

5.8.4.3.2    Computer and COT's resources

5.8.4.3.3 Provide computers, mass storage, printers, and display equipment as necessary to conduct above tests.

________________________________________________________________________________

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.8.4.4   External interfaces

          (refer to the INMARSAT-P GCE Interface Requirements Specification for details of external interfaces)

5.8.4.4.1 IOT interface with a SAN will allow C band signal injection, signal monitoring, power measurements at the transmitter.

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.9       DATABASE

5.9.1     DESCRIPTION

          The following set of data files represents the data required to operate the GCE in addition to the previously specified hardware and software. The data includes satellite command and telemetry (formats, conversions, limits, etc), ground, orbit, attitude, maneuver, and system information. In addition, procedures in computer executable format (PROC's) to perform satellite and ground configuration functions are also provided.

5.9.2     SATELLITE COMMAND DATABASE:

5.9.2.1   command constraints

5.9.2.2   command verification parameters

5.9.2.3   command authentication methods and data

5.9.2.4   command build and transmission authorization criteria

5.9.2.5   command formats

5.9.2.6   description text for each command type

5.9.3     Satellite telemetry database:

5.9.3.1   Frame synchronization data

5.9.3.2   decomm tables

5.9.3.3   measure and conversion coefficients

5.9.3.4   default values

5.9.3.5   On-board processor memory address-parameter data

5.9.3.6   On-board processor memory images

5.9.4     SATELLITE DATABASE

GCE Technical Specification                                            Exhibit F
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

5.9.4.1.1      mass properties

5.9.4.1.2      fuel loads

5.9.4.1.3      Thruster data

5.9.4.1.4      Sensor calibration/thermal data

5.9.4.1.5      AOCS models, gains,

5.9.5          Command procedures (PROCs)

5.9.5.1        Satellite operation and IOT

5.9.5.2        Payload Operation and IOT

5.9.5.3        Ground Operation

5.10           QUALITY

               (refer to the INMARSAT-P Ground Control Equipment Product Assurance Plan

5.11           DESIGN AND CONSTRUCTION

5.11.1         HARDWARE

               (refer to the INMARSAT-P Ground Control Equipment Product Assurance Plan

5.11.2         SOFTWARE

               (refer to the INMARSAT-P Ground Control Equipment Product Assurance Plan

5.11.2.1       POSIX compliant code is a design goal.
--------------------------------------------------------------------------------

                        CONTRACT NUMBER ICOO/95-1002/NR










--------------------------------------------------------------------------------
                                   EXHIBIT G
                                  GCE PRODUCT
                                 ASSURANCE PLAN
--------------------------------------------------------------------------------




                                 3 OCTOBER 1995









I-CO GLOBAL                                              HUGHES SPACE AND
COMMUNICATIONS                                           COMMUNICATIONS
(OPERATIONS) LIMITED                                     INTERNATIONAL, INC.




------------------------                                 -----------------------
Olof Lundberg                                            Donald L. Cromer
Chief Executive Officer                                  Chief Executive Officer

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


                               TABLE OF CONTENTS

Foreword...................................................................... v

1.0 BASIC PROVISIONS.......................................................... 1

  1.1   Program Content....................................................... 1

  1.2   Program Functions..................................................... 1

  1.3   Applicable Documents.................................................. 1

  1.3.1 Government Documents.................................................. 2

  1.3.2 HISD Documents........................................................ 2



2.0 ORGANIZATION AND MANAGEMENT............................................... 2

  2.1 Introduction............................................................ 2

  2.2 Management Responsibility............................................... 3

      2.2.1 Reliability Engineering........................................... 3

      2.2.2 Parts, Materials, and Processes Assurance......................... 3

      2.2.3 Quality Assurance................................................. 3

      2.2.4 Subcontractor Product Assurance................................... 3

      2.2.5 Standard Commercial Test Equipment................................ 4

  2.3 Reviews................................................................. 4




--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                           TABLE OF CONTENTS (CONT'D)

2.4  Audits...............................................................     4
  2.5  Documentation......................................................     4
  2.6  Major Subcontractor Controls.......................................     4
  2.7  Customer Interface.................................................     5
3.0  RELIABILITY PROGRAM..................................................     5
  3.1  Basic Provisions...................................................     5
  3.2  Organization and Management........................................     5
  3.3  Reliability Engineering Assessments................................     6
       3.3.1 Reliability of the Customers Equipment.......................     6
       3.3.2 Analyses.....................................................     6
  3.4  Problem Reporting and Corrective Action............................     6
       3.4.1 Basic Provisions.............................................     6
       3.4.2 Problem Definition and Documentation.........................     6
       3.4.3 Problem Analysis.............................................     7
4.0  QUALITY ASSURANCE PROGRAM............................................     7
  4.1  Basic Provisions...................................................     7

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                           TABLE OF CONTENTS (CONT'D)

4.2  Organization and Management..........................................     7
     4.2.1 Responsibility.................................................     7
     4.2.2 Program Requirements...........................................     7
     4.2.3 Audits/Review..................................................     9
4.3  Procurement Controls.................................................     9
     4.3.1 Responsibility.................................................     9
     4.3.2 Subcontractor/Supplier Evaluation..............................     9
     4.3.3 Procurement Document Review....................................    10
     4.3.4 Source Surveillance/Inspection.................................    10
     4.3.5 Receiving Inspection and Test..................................    10
4.4  Manufacturing Controls...............................................    10
     4.4.1 Fabrication and Assembly Operations............................    10
     4.4.2 Stores Control.................................................    11
     4.4.3 Process Controls...............................................    11
     4.4.4 Process and Personnel Certification............................    11
     4.4.5 Workmanship Standards..........................................    11
     4.4.6 Hardware Configuration Control.................................    12

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                           TABLE OF CONTENTS (Cont'd)

4.5  Testing and Inspection................................................   12
     4.5.1 In-process Inspection...........................................   12
     4.5.2 Final Test and Inspection.......................................   13
     4.5.3 Test Participation..............................................   13
     4.5.4 Site Installation and Acceptance................................   14
4.6  Nonconforming Article and Material Control............................   14
     4.6.1 Material Review Action and Control..............................   14
     4.6.2 Nonconformance Definitions and Classifications..................   15
     4.6.3 Corrective Action...............................................   16
     4.6.4 Subcontractor Material Review...................................   16
4.7  Measurement Processes and Calibration.................................   17
     4.7.1 Basic System....................................................   17
     4.7.2 Calibration Controls............................................   17
     4.7.3 Subcontractor Controls..........................................   17
4.8  Records and Traceability..............................................   18
     4.8.1 Records.........................................................   18
     4.8.2 Traceability....................................................   18

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                           TABLE OF CONTENTS (CONT'D)

     4.9  Inspection and Status Control...................................... 19

     4.10 Packaging, Handling, and Transportation............................ 19

5.0  SOFTWARE QUALITY ASSURANCE.............................................. 19

     5.1  Introduction....................................................... 19

     5.2  Organization and Resources......................................... 20

          5.2.1  Organization................................................ 20

          5.2.2  Personnel................................................... 20

          5.2.3  Other Resources............................................. 20

          5.2.4  Schedule.................................................... 20

     5.3  SQA Program Procedures, Tools, and Records......................... 20

          5.3.1  Procedures.................................................. 21

                 5.3.1.1  Software Quality Planning.......................... 21

                 5.3.1.2  Program Documentation.............................. 21

                 5.3.1.3  Software Quality System Evaluation................. 22

                 5.3.1.4  Software Quality Process Evaluation................ 22

                 5.3.1.5  Software Product Evaluations....................... 22


________________________________________________________________________________

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

                           TABLE OF CONTENTS (CONT'D)

          5.3.1.6   Corrective Action.....................................23

          5.3.1.7   Management Reporting..................................24

          5.3.1.8   Certification and Acceptance..........................24

          5.3.1.9   Software Testing......................................25

          5.3.1.10  Reviews and Audits....................................25

          5.3.1.11  Non-Deliverable Software..............................26

          5.3.1.12  Customer Interface....................................26

          5.3.1.13  Tools.................................................26

     5.4  Software Quality Records........................................26

     5.5  Subcontractor/Supplier..........................................26

6.0  PARTS, MATERIALS, AND PROCESSES PROGRAM..............................27

     6.1  Basic Provisions................................................27

     6.2  Parts Selection and Specification...............................27

     6.3  Parts and Materials Handling and Storage........................27

     6.4  Subcontractor Control...........................................27

7.0 CONFIGURATION AND DATA MANAGEMENT.....................................28

----------------------------------------------------------------------------
                                       vi

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


                           TABLE OF CONTENTS (CONT'D)

7.1 Basic Provisions ..................................................... 28

7.2 Management and Organization .......................................... 28

7.3 Configuration Management ............................................. 28

     7.3.1 Configuration Identification .................................. 28

     7.3.2 Configuration Control ......................................... 29

          7.3.2.1 Engineering Change Classification ...................... 29

          7.3.2.2 Requests for Deviations/Waiver ......................... 29

     7.3.3 Configuration Control Board (CCB) ............................. 29

     7.3.4 Configuration Status Accounting and Verification .............. 30

7.4 Data Management ...................................................... 30

     7.4.1 Contract Data Requirements .................................... 30

     7.4.2 Data Control .................................................. 30

     7.4.3 Library ....................................................... 31

7.5 Subcontractor Configuration and Data Management ...................... 31

     7.5.1 Configuration Management ...................................... 31

     7.5.2 Data Management ............................................... 31

________________________________________________________________________________

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract No. ICOO/95-1002/NR

                           TABLE OF CONTENTS (CONT'D)

8.0  DEFINITIONS............................................................ 31

9.0  ACRONYMS............................................................... 32



                               FIGURES AND TABLES

Figure 1.      Problem Report Form..........................................  8

Table 1.       Hardware Material Review Authority........................... 16
























--------------------------------------------------------------------------------

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

                                    FOREWORD

          This document, the HITC product assurance plan, is a Hughes standard plan tailored to meet program requirements. Under its provisions, HITC, the Contractor, is fundamentally responsible to the Customer for ensuring that all product assurance requirements are met. Product Assurance and Quality Assurance requirements will flow down to the performing organizations and major subcontractors through the program product assurance office. The program office Product Assurance function will actively audit and oversee HITC development activities and major subcontractors to achieve a cohesive approach to the program product assurance processes.

          The baseline design of typical ground support equipment consists of readily available, commercially procured equipment wherever practical. The equipment selected will evolve from previous programs and designs, and will be of proven quality and reliability. Activities described in this plan, on a selected basis, such as any design analyses, or parts and material selection, are applicable only to HITC noble design hardware. As with the procured equipment, the designed hardware will be of commercial quality standards. The software selected will also evolve from previous programs and will be modified or enhanced to meet the program-unique provisions. Design standards and controls will be implemented and verified in accordance with HITC directives. Specific requirements of the program will be incorporated into existing systems and procedures to the extent required.

          Performance, product assurance screening, and acceptance criteria will flow down via engineering specifications, work authorization documents, and program quality requirements issued by the program office.

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR
________________________________________________________________________________

1.           BASIC PROVISIONS

1.1          PROGRAM CONTENT

             HITC will conduct, from program inception to installation and acceptance of the program equipment, a product assurance effort compliant with the provisions of this plan, which will constitute the master planning and requirements document for the product assurance program. This program comprises hardware and software control activities; a reliability assurance program; a parts, material, and processes control program; and a configuration and data management program. Responsibility within HITC's organization for ensuring the application of these disciplines will be assigned as prescribed by HITC' management directives.

1.2          PROGRAM FUNCTIONS

             The primary functions of the HITC Product Assurance (PA) program will be to:
             1) Ensure the effective and timely implementation (consistent with the program master phasing schedule) of the tasks prescribed by this plan.
             2) Define and implement the product assurance tasks and controls required in the design, manufacture, code, installation, and sell-off, and to ensure accomplishment of the mission objectives.
             3) Ensure early and prompt detection and reporting of actual or potential deficiencies, marginal quality, and trends or conditions that could result in unsatisfactory performance or product quality. Ensure that prompt and effective action is taken to correct such conditions.
             4) Provide flow-down of program PA requirements to subcontractors and suppliers. Ensure compliance through surveys, surveillance, and source sell-off.
             5)  Provide regular program status reports to program management.

________________________________________________________________________________
                                       1

GCE Produce Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

1.3          REFERENCED DOCUMENTS

             HISD existing policy, manuals, and operating procedures and instructions will be used to the maximum extent possible to ensure consistent application of sound practices. Program specific requirements will be addressed within program instructions. The documents, listed below form a part of this Quality Assurance Program.

1.3.1        GOVERNMENT DOCUMENTS

             MIL-1-45208A          Inspection System Requirements

             MIL-STD-45662A        Calibration Systems Requirements

             MIL-STD-454M          Workmanship Standards for Electronic
                                   Equipment

             NHB 5300.4 (3a-1)     NASA Hand Book for Soldering

1.3.2        HISD DOCUMENTS

             These manuals and procedures will be revised and updated as necessary to reflect the latest processes.

             Manual 605            HISD Division Instructions

             Manual 614            HISD Quality Manual

             SCGPS 32032           Basic Hand Soldering

             SCGPS 22053           Solderless Wrapped Connections

             SCGPS 22093           Hand Crimped Connection

             SCGWI 1.12.04         Handling of Static Sensitive Devices

             SGS OEFIs             Satellite Ground Systems Operating Element
                                   Functional Instructions

--------------------------------------------------------------------------------
                                       2

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

2.           ORGANIZATION AND MANAGEMENT

2.1          INTRODUCTION

             The product assurance program prescribed by this plan will be managed, and responsibilities for implementing its various elements will be distributed, as described herein.

             As an integral member of both the Program Management team and the contracting organization's Product Assurance department, the Product Assurance manager will have direct, independent, unimpeded access to program and HISD management.

2.2          MANAGEMENT RESPONSIBILITY

             The Product Assurance manager will ensure that product assurance disciplines are effectively utilized in HITC designed hardware, software, procured equipment, and installation activities through implementation of management procedures.

             Personnel assignments will be tailored to ensure achievement of the program milestones and satisfactory completion of each product assurance task. Responsibilities and interfaces with other organization elements are described below.

2.2.1        RELIABILITY ENGINEERING

             Reliability disciplines will be used in design, procurement, manufacturing, and test activities, and an appropriate level of analysis will be selected for each program. Reliability engineering is a function of Systems Engineering. The systems engineer will be responsible for reporting progress to the program office. Results of a reliability assessment will be presented at Technical Interchange Meetings (TIMs). A problem reporting system will be managed by product assurance personnel.

2.2.2        PARTS, MATERIALS, AND PROCESSES ASSURANCE

             HITC's product assurance and engineering personnel will be jointly responsible for managing parts, materials, and processes. The design engineer will bear primary responsibility for the selection, application,

--------------------------------------------------------------------------------
                                       3

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          specification, and qualification of parts, materials, and processes. The performing organizations will maintain records as appropriate to document their involvement.

2.2.3     QUALITY ASSURANCE

          The Product Assurance manager will be responsible for communicating the quality requirements to performing organizations and for ensuring their compliance. Performing organizations will implement the quality assurance requirements of this plan using appropriate quality practices, instructions, and procedures.

2.2.4     SUBCONTRACTOR PRODUCT ASSURANCE

          The Product Assurance manager will review subcontractor procurement specifications and statements of work for communication of appropriate requirements. Subcontractor evaluation and approval will be performed as a coordinated effort among Product Assurance, Systems Engineering, and the Materiel departments.

2.2.5     STANDARD COMMERCIAL TEST EQUIPMENT

          Standard commercial test equipment procured for integration with Contractor-designed hardware for the program will be subject to count and damage acceptance inspection. Functional acceptance will be performed as required by routing it through our local calibration laboratory.

2.3       REVIEWS

          The Product Assurance manager will provide periodic product assurance program reviews to assess program progress and status. The Customer will be invited to participate in these reviews.

          Minutes including action items will be published within 5 working days of the review. Minutes will be furnished to all attendees and to the Customer Product Assurance (PA) representative.


--------------------------------------------------------------------------------

GCE Product Assurance Plan                                           Exhibit G
                                                  Contract No. ICOO/95-1002/NR


2.4         AUDITS
            ------

            Systematic audits of systems, procedures, and operations designed to implement HITC practices and program requirements will be conducted in accordance with HITC's existing directives. Program office product assurance personnel will ensure that product assurance requirements are being met by regularly reviewing and auditing hardware, software, and its associated documentation. The results of audits will be reported to associated program management, together with recommendations for correction of noted deficiencies. Management action will be taken, and follow-up reviews held, to ensure that adequate corrections are implemented.

2.5         DOCUMENTATION
            -------------

            Product assurance documentation generated under the contract will be identified as being program unique and will be maintained and retrievable from the local data bank.

2.6         MAJOR SUBCONTRACTOR CONTROLS
            ----------------------------

            Major subcontractors will be required to maintain a well-defined program of product assurance controls during the design, development, procurement, fabrication, inspection, testing, handling, storage, and shipment of deliverable hardware. Major subcontractors will be required to implement program plans consistent with the basic requirements of this plan. Requirements appropriate to the items being procured will be defined jointly by the product assurance manager and the responsible engineer. Documentation requirements will be controlled by specific subcontractor data requirements lists (SDRLS).

            Surveillance of subcontractor operations will be performed to identify potential problems for resolution and the status of those problems will be given to the program office. Survey results will be evaluated and, where appropriate, utilized during follow-up audits of the subcontractor to ensure proper action.




----------------------------------------------------------------------------
                                       5

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


2.7       CUSTOMER INTERFACE

          Customer product assurance representatives will have access to evaluate those facilities, operations and activities which implement Inmarsat P requirements for hardware and software. Access will include program related documentation. The Customer will receive timely notification of progress review and coordination meetings and will be invited to attend.

3.        RELIABILITY PROGRAM

3.1       BASIC PROVISIONS

          HITC will conduct a program of reliability assurance activities for contractor-designed hardware to ensure that the reliability requirements of the technical specification are met during all phases of the program. The activity during the design and development process will consist primarily of determining hardware reliability, maintainability, life-time characteristics, and of participating in design reviews. Emphasis during the hardware manufacturing and test phases will be primarily directed towards managing the failure reporting, analysis, and corrective action systems.

          COTS hardware reliability, maintainability, life-time characteristics will provided by the manufacturer, if available.

3.2       ORGANIZATION AND MANAGEMENT

          Systems Engineering personnel assigned to the program will be responsible for ensuring that reliability disciplines are effectively utilized in the design, manufacturing, and test activities. Completion of reliability assessment tasks and associated documentation will be a joint responsibility of Systems Engineering and the responsible Design Engineer. Systems Engineering will perform subsystem and system level analyses.

          Systems Engineering will maintain cognizance of the status of the reliability assessment program by direct coordination and/or by requiring meetings at which the reliability program status is presented.


________________________________________________________________________________
                                       6

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


          Results of the reliability assessment of MTTR and availability will be presented at design reviews.

3.3       RELIABILITY ENGINEERING ASSESSMENTS

3.3.1     RELIABILITY OF THE CUSTOMER'S EQUIPMENT

          The reliability assessment of designs will be based on existing documentation to the greatest extent possible to preclude duplication of analyses and reporting. These existing analyses will be reviewed by the assigned Systems Engineering personnel to verify that the environment and electrical stress conditions cited are valid for the program. These reliability assessment data will be summarized at the appropriate Technical Interchange Meeting (TIM).

3.3.2     ANALYSES

          The analyses will constitute evidence of compliance with the requirements and will establish criteria for the selection of components and redundancy. The mathematical method used will be presented in sufficient detail to make the analysis techniques clear. Predictions will be performed as part of the design process to provide assurance that the program will meet its availability success criteria. Predictions will employ the manufacturer's predictions for commercial equipment or parts count methods, based on the mathematical model of the equipment under consideration and derived from the success criteria, failure mode evaluation, and mean time to repair/replace (MTTR) data.

          Analyses will ensure balanced availability of the system's elements consistent with the objectives. The predictions will be based upon similar equipment reliability, complexity, operational and functional considerations, parts count data, and MTTR.

3.4       PROBLEM REPORTING AND CORRECTIVE ACTION

3.4.1     BASIC PROVISIONS

          A formal, controlled problem reporting, analysis, and corrective action system will be implemented. This system will be designed to maximize product reliability and quality through effective analysis and feedback of problems during the formal testing of subsystems and system test.

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------

          Product Assurance has the overall responsibility for implementing the corrective action system.

3.4.2     PROBLEM DEFINITION AND DOCUMENTATION

          A problem is defined as the occurrence of anomalous performance resulting from any condition causing the article under test to deviate from the performance specified as acceptable by the system specification and the applicable test procedure. Problems will be documented on a Problem Report Form (PRF), such as that presented in Figure 1.

3.4.3     PROBLEM ANALYSIS

          Problem analysis considers physical conditions prior to failure, sequence of the test being performed, and symptoms at the time of occurrence. Evaluation of each problem will be documented in detail by the responsible engineer on the Problem Report Form.

4.        QUALITY ASSURANCE PROGRAM

4.1       BASIC PROVISIONS

          HITC will conduct a comprehensive program of quality assurance activities that ensure that quality is built into the product. The quality assurance function will establish and ensure the proper use of systems that facilitate the close teamwork between engineering, manufacturing, material, and quality assurance personnel that is necessary to implement the quality assurance program successfully.

4.2       Organization and Management

4.2.1     RESPONSIBILITY

          The quality assurance effort will be administered in accordance with HITC's requirements early in the contract phase. These activities include issuance of necessary directives, instructions, procedures, and specifications to properly implement program requirements into the internal organization and extending into supplier and major subcontractor organizations.

GCE Product Assurance                                                 Exhibit G
                                                   Contract No. ICOO/95-1002/NR
-------------------------------------------------------------------------------
4.2.2     PROGRAM REQUIREMENTS

          HITC's Quality Assurance organization will have the responsibility for ensuring conformance to program specifications and requirements. Quality Assurance will:

          1. Assure implementation of program quality requirements throughout contractual performance at HITC and its subcontractors.

          2. Perform supplier surveys, procurement document review, and source surveillance and inspection as required to ensure conformance to specified requirements.

          3. Perform receiving inspection and test incoming supplies as required.

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


             LAST MODIFICATION     /    /                  PRF NO.
________________________________________________________________________________

                              PROBLEM REPORT FORM
________________________________________________________________________________

TITLE __________________________________________________________________________

PRIORITY ( ) __________________________ STATUS (    ) __________________________

PROJECT _______________________________ CLASSIFIED ___________ YES __________ NO

DATE OCCURRED ___________________ TIME _________________ REPT

BY _____________________________________

IMPACT ___________ DELIVERABLE? (Y/N) _______ CHANGE CLASS __________

PHONE NO. _____________________________

________________________________________________________________________________

TYPE ____

HW _____ SW ______ FW _____ DOC _______ PROC _______

TRACKING FAILED ITEM _______________________________

REV/VERSION ________________________________________

CI/COMPUTER ID _____________________________________

OS/LEVEL ___________________________________________

LOC/TAPE NO. _______________________________________

TEST PHASE _________________________________________



REFERENCE DOCUMENTS

IDC ___________________________________

ECR ___________________________________

RQMT __________________________________

OTHER _________________________________

FROM __________________________________

TO ____________________________________



DISPOSITION

CEL ___________ SSEL _____________

GML ______________________________

ROOT _____________________________

OTHER ____________________________

DISPOSITION RE ___________________

HOURS ____________________________

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


|------------------------------------------------------------------------------|
|PROBLEM                                                                       |
|                                                                              |
|DESCRIPTION                                                                   |
|           -------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|-----------------------------------                                           |
|                                                                              |
|ACTION                                                                        |
|                                                                              |
|REQUIRED                                                                      |
|       -----------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|-----------------------------------                                           |
|                                                                              |
|HISTORY                                                                       |
|      ------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|-----------------------------------                                           |
|                                                                              |
|FINAL                                                                         |
|                                                                              |
|DISPOSITION                                                                   |
|           -------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|-----------------------------------                                           |
|                                                                              |
|------------------------------------------------------------------------------|
|DUE DATE                   CPC/UNIT                MODULE/SUBSYSTEM           |
|                                                                              |
|-----------------          -----------------       -------------------------  |
|------------------------------------------------------------------------------|
|VERSION FIXED              CMO APPROVED            Q.A. APPROVED              |
|                                                                              |
|-----------------          -----------------       -------------------------  |
|                                                                              |
|CLOSED BY                  DATE CLOSED             FINAL APPROVAL             |
|                                                                              |
|-----------------          -----------------       -------------------------  |
|------------------------------------------------------------------------------|
                         FIGURE 1. PROBLEM REPORT FORM

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


          4.   Perform in-process, assembly, and final inspection.

          5.   Control non-conforming supplies.

          6. Assure calibration of all measuring and test equipment used for deliverable hardware acceptance.

          7. Provide surveillance, as necessary, for the testing of deliverables.

          8. Supply Engineering with quality data through the Vendor Information System (VIS).

          9.   Maintain records of and identify trends in incoming inspection.

          10.  Support consent-to-ship meetings as required.

          11. Ensure that only calibrated test equipment is being used during testing activities.

          12. Ensure that technicians are current in the special process required to carry out their tasks sufficiently.

          4.2.3     AUDITS/REVIEW

            Audits of the quality procedures, inspections, tests, process controls, and certifications for contractual conformance will be performed during the program as part of the regular Contractor quality systems audits. These audits are performed on both a random and scheduled basis by Quality Assurance. Program audit results will be reported to program management and will include required corrective action and follow-up.

4.3         PROCUREMENT CONTROLS

4.3.1       RESPONSIBILITY

            Quality Assurance will assure that the adequacy and quality of materials, articles, and services procured for the program conform to engineering requirements.


--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          Purchased equipment (including computer hardware for which the equipment manufacturer provides maintenance and repair support) will be procured to commercial quality assurance standards.

4.3.2     SUBCONTRACTOR/SUPPLIER EVALUATION

          HITC will have an established system to evaluate and document each prospective supplier or subcontractor. A list will be maintained of suppliers who have been approved. Approval will require review of supplier facilities and quality management systems If subcontractors or suppliers required on the program do not appear on the approved supplier list, a supplier survey will be scheduled. Approval to proceed with procurement must be approved by the product assurance manager, until such supplier appears on the approved supplier list.

4.3.3     PROCUREMENT DOCUMENT REVIEW

          Standard supplier quality requirements to be referenced on procurement documents will be used wherever possible. Quality requirements peculiar to the program will be included in the program directive issued to the quality assurance personnel performing the procurement document review.

4.3.4     SOURCE SURVEILLANCE/INSPECTION

          Quality Assurance will impose source inspection or surveillance on suppliers when the required verification for conformance can be more effectively accomplished at the supplier's facilities. Source surveillance is not required on procured articles.

4.3.5     RECEIVING INSPECTION AND TEST

          Parts and materials will be inspected as required upon receipt to ensure that requirements of the technical documents and purchase orders are met. The amount of inspection or test will be determined by the type of product, its end use, the amount of source inspection and supplier history. Results of inspections and tests will be recorded on quality records.

-------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          Non conforming items detected during receiving inspection and test will be segregated and submitted for material review action.

4.4       MANUFACTURING CONTROLS
          ----------------------

4.4.1     FABRICATION AND ASSEMBLY OPERATIONS

          Material and assemblies will be controlled at all times to ensure that inspection status is maintained and hardware quality is not compromised. Established controls will include adequate handling and packaging of items during all operations. Quality records maintained for in-process materials and assemblies will identify the item and indicate its inspection, fabrication, and configuration status. The completed articles will be identified in accordance with engineering requirements. A final inspection and review of documentation will be performed to ensure that all required operations and inspections have been satisfactorily completed.

          Fabrication, assembly, and rework operations will be performed in accordance with work order documentation based on engineering requirements. Assembly work order documentation will be screened to ensure that the inspections prescribed are adequate to ensure product compliance with engineering requirements.

          Approval of work order documentation by Quality Assurance will be indicated by the application of an appropriate stamp or signature. Quality Assurance personnel will conduct audits of the fabrication and assembly areas and planning documents to ensure that operations are performed in accordance with established practices.

4.4.2     STORES CONTROL

          Parts and materials will be issued from controlled stores. Stores control will include maintenance of traceability, limited shelf life material control, and handling of items sensitive to contamination or to electrostatic discharge. A status tag or label that indicates acceptability and includes the required traceability information will be used to provide evidence of acceptance and traceability for parts, materials, or assemblies entering a controlled stores status. Periodic storeroom surveys by quality assurance personnel will ensure that

-------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          adequate measures are taken to protect the product and retain traceability.

4.4.3     PROCESS CONTROLS

          Process control requirements and quality assurance provisions will be contained in specifications referenced in engineering drawings and on manufacturing planning documents. Records will indicate the results of inspections and process verifications.

4.4.4     PROCESS AND PERSONNEL CERTIFICATION

          Quality Assurance personnel ensure that processes are approved, that equipment operating parameters are satisfactory, that personnel are certified when required, and that are controls are established as specified.

4.4.5     WORKMANSHIP STANDARDS

          Standards of workmanship will be specified in engineering drawings by reference to Contractor, industry, or government documents that establish engineering requirements and quality assurance provisions, including workmanship criteria. Acceptance criteria will be as specified in HITC's standards. Hardware fabricated or assembled will be inspected in accordance with the applicable workmanship requirements specified in engineering and planning documents. Solder workmanship criteria will be defined by contractor process documents that reflect the requirements of NHB 5300.4 (3A-1) for soldered electrical connections.

-------------------------------------------------------------------------------

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

4.4.6        HARDWARE CONFIGURATION CONTROL

             Quality Assurance personnel will support the configuration control system during assembly and test by:

             1) Inspecting hardware against engineering requirements and documentation.
             2) Administering the material review activities for processing minor waivers.
             3) Verifying that items of equipment are marked in accordance with engineering requirements.
             4) Maintaining and issuing status tags/labels for items conforming with engineering requirements.
             5)  Problem Report Forms (PRF) are initiated as required.












--------------------------------------------------------------------------------
                                       16

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

             After completion of final test and inspections, any replacement or parts, rework, or other modifications of the hardware configuration will necessitate a reinspection and retest to the extent determined necessary by the RE and QA personnel.

             A Physical Configuration Audit (PCA) of deliverable hardware will be performed prior to delivery. The PCA will consist of formal examination of the "as-built" configuration list of an end item assembly against its "as-designed" configuration list on file with Configuration Management (CM).

             A Functional Configuration Audit (FCA) will be formal examination of test data for functional characteristics of an end item assembly to verify that the item has achieved the performance directed in its associated specification document using a Specification Compliance Matrix (SCM).

             A pre-shipment review will be performed for purposes of verifying that the deliverable hardware, software, and related documentation is complete and ready to ship. This review will include a PCA and FCA of each Hardware Configuration Item (HWCI).

4.5          TESTING AND INSPECTION

4.5.1        IN-PROCESS INSPECTION

             In-process inspections will be performed at preselected points during fabrication and assembly operations to verify product compliance with requirements. Such inspections will be documented on the assembly work orders. Crimped, soldered, and welded electrical connections will be inspected to established criteria before these connections are covered by subsequent operations.

4.5.2        FACTORY ACCEPTANCE TEST AND INSPECTION

             Test procedures will be specified by the Engineering Team/test activity and released prior to final acceptance tests of deliverable hardware. These procedures will include descriptions of the tests and test conditions and will reflect performance parameters listed in the appropriate specification.

--------------------------------------------------------------------------------
                                       17

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

             After completion of tests and inspections, any replacement of parts, rework, or other modifications of the hardware configuration will necessitate a reinspection and retest to the extent determined necessary by the responsible engineer and cognizant quality assurance personnel.

             A final inspection and test of deliverable hardware will be performed to ensure its readiness for delivery. The Customer will be invited to observe.

             A preshipment review will be performed for purposes of verifying that the deliverable hardware, software, and related documentation is complete and ready to ship. Customer participation and concurrence is required.

4.5.3        TEST PARTICIPATION

             Acceptance tests will be conducted in accordance with an approved test procedure to determine functional compliance. Subsystem level tests will be performed in accordance with the approved test plan and its associated, detailed test procedures. Recorded test data and/or computer reduced data will become part of the required documentation for record retention and will constitute evidence of conformance with requirements. Records should be kept at a minimum for the life of the contract.

             The program product assurance function, along with program management, will specify a level of test coverage that ensures that significant elements of the test activities are monitored. Test area surveillance will be imposed at all levels of qualification and acceptance testing. The test area surveillance activity will be accomplished by auditing test operations in progress to ensure that:

             1)  Items are properly identified and handled.
             2)  Test procedures are released and being followed.
             3)  Test equipment is calibrated.
             4)  Test data and discrepancies are recorded.
             5)  Problem reports are initiated, if problems occur.
             6)  Test results are within the specified limits.

________________________________________________________________________________

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


          On an audit basis, this effort, in conjunction with other quality assurance activities, will be of sufficient scope to ensure that delivered articles conform to requirements.

4.5.4     SITE INSTALLATION AND ACCEPTANCE TEST

          The installation, test, and acceptance at the site constitutes final acceptance and is subject to Customer concurrence of the test results. This data becomes part of the system acceptance documentation.

          Hardware Quality Assurance (HQA) will perform an identification, count and damage assessment on all equipment arriving for Site
          Installation. They will ensure that the equipment is properly installed according to Engineering drawings and will support the testing and verification process using approved and properly released test procedures. They will ensure any discrepancies/concerns are documented using the Problem Report Form System and follow-up to ensure appropriate closure.

4.6       NONCONFORMING ARTICLE AND MATERIAL CONTROL

4.6.1     MATERIAL REVIEW ACTION AND CONTROL

          The identity and inspection status of all nonconforming items will be documented on the appropriate quality record when discovered. The purpose of material review action will be to resolve disposition of nonconformances.

          Material review action will determine whether the departure is due to hardware or documentation discrepancies. All review and closure actions will be documented in accordance with existing Contractor quality assurance practices.

          Material review actions will be final. Items determined acceptable will be processed thereafter as conforming items. The material review members and allowable dispositions will be those cited in Table 1.

          Quality Assurance personnel and the responsible engineering activity will be authorized to perform material review actions as follows:

________________________________________________________________________________

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                  - Preliminary review will be conducted when a nonconformance is discovered. Workmanship errors and minor out-of-tolerance situations that can be reworked to specification conditions are resolved by authorized personnel through this preliminary review process. Preliminary review nonconformances are processed by a quality assurance engineer. Engineering and/or manufacturing input may be solicited for this action. During preliminary review, it will be determined whether 1) a nonconforming item can be made to conform by rework or standard repair,
                           2) the item should be scrapped (low cost and non-schedule-critical items), or 3) the item must be submitted for higher level material review action.

                  - Engineering review will apply to all nonconformances not resolved by preliminary review. It will be performed jointly by the responsible quality assurance and engineering representatives who will determine the acceptability of nonconforming items submitted for review. The responsible engineer will document and justify the item's disposition. The quality assurance representative will signify concurrence with the item's disposition on the material review documentation, which can either be a Problem Report Form (PRF) or other suitable form.

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR



4.6.2    NONCONFORMANCE DEFINITIONS AND CLASSIFICATIONS

         The following terms, definitions, and classifications will apply:

         1) Nonconforming material -- Any item, part, or product with one or more characteristics that depart from the requirements of the contract, specification, drawing, or other approved product description. Functional nonconformances must be processed through the failure reporting system.

         2) Minor nonconformance -- a departure from the requirements specified in the approved product description that does not adversely affect form, fit, and function. Material nonconformances are processed through material review action.

          3) Major nonconformance -- A departure from the contractual performance that cannot be eliminated by the Customer's material review actions or reduced to a minor nonconformance by repair. Major nonconformances are processed by submitting a request for deviation/waiver to the Customer for approval.


                  Table 1. Hardware Material Review Authority
-------------------------------------------------------------------------------
Functions              Members                    Disposition
-------------------------------------------------------------------------------
Preliminary Review     Quality Assurance     Rework/complete to drawing or
                                             specification requirements (i.e.,
                                             rewire)
                                             Low Cost non-schedule-critical
                                             scrap
                                             Authorized standard repair
                                             Submit to engineering review
-------------------------------------------------------------------------------
Engineering review     Quality Assurance     Rework/complete to engineering
                       Engineering           drawing and specification
                                             requirements
                                             Return to supplier
                                             Repair to authorized instruction
                                             Use as is -- Minor nonconformances
                                             Scrap -- Obviously unit for use or
                                             uneconomically repairable
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                       21

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract no. ICOO/95-1002/NR

4.6.3     CORRECTIVE ACTION

          Quality assurance personnel will ensure that prompt action is taken to resolve nonconformances. Documentation of nonconformances will include cause and corrective action when it is beneficial to the program. Nonconformance data will be reviewed for trends, corrective action assignments will be made, and follow-up action will be taken. Management will be kept informed of progress and completion of corrective action assignments. Corrective action is taken in accordance with HITC policy, as defined in the quality assurance instructions.

          Minor nonconformances will not require corrective action unless such action is beneficial to the program. It will not normally be taken if:

          1) The operation is monitored and discrepancies do not exceed the established limits.

          2) A discrepant item/operation has been discontinued or modified because of a design change.

          3)   Items are no longer being manufactured.

          4)   An assignable cause cannot be determined.

          5)   No trend indicating a continuing problem is apparent.

4.6.4     SUBCONTRACTOR MATERIAL REVIEW

          HITC may delegate limited material review authority to selected subcontractors of complex articles. Subcontractors considered for material review authorization will be required to submit written plans for material review to HITC for approval prior to implementation. Material review requirements for documentation, segregation, review, corrective action, and reporting need not be identical but will be consistent with those described in this plan.

4.7       MEASUREMENT PROCESSES AND CALIBRATION

4.7.1     BASIC SYSTEM

          HITC's approved and documented metrology system will be in accordance with MIL-STD-45662A and administered by HISD Property

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                            Exhibit G
                                                   Contract No. ICOO/95-1002/NR


          Organization. This system provides for the selection, approval, calibration, maintenance, and control of inspection and test measuring equipment.

          HITC will be responsible for maintaining equipment to required calibration and measurement standards and for providing traceability to approved primary or secondary reference standards. Inspection and test measuring equipment used to establish acceptance of articles through quantitative measurements will be calibrated periodically in a manner that ensures conformance with requirements.

          Test and measuring equipment that is part of the deliverable system will be calibrated as required by the responsible engineering function.

4.7.2     CALIBRATION CONTROLS

          Unique labels or codes that identify and cite the last and the next calibration dates will be affixed to measuring and test equipment. Intervals for calibration will depend on use, accuracy, type, and other conditions that affect measurement control. Calibration intervals will be established for each model or type of equipment. Items not used for quantitative measurements will not require calibration or indication of calibration status. When the accuracy of a piece of equipment is verified by another piece of equipment that is fully calibrated, a "no calibration required" (NCR) sticker will be used in its identification.

          If the calibration period of an article of test equipment has expired, a limited extension of 20% of its certification period may be authorized by Quality Assurance.

4.7.3     SUBCONTRACTOR CONTROLS

          The requirements for measuring and inspection equipment control will be implemented through the quality requirements invoked in procurement, quality, or engineering documents. Such requirements will be consistent with the requirements of this plan.


--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

4.8       RECORDS AND TRACEABILITY

4.8.1     RECORDS

          The following records will be maintained to establish the procurement, manufacturing, inspection, and test histories for deliverable articles and provide the historical documentation for each item:

          1)   Procurement packages
          2)   Material certifications
          3)   Fabrication quality records
          4)   Traceability data
          5)   Quality records
          6)   Manufacturing and assembly planning documents
          7)   Drawings
          8)   Inspection and test equipment
          9)   Test data sheets
          10)  Material review actions/deviation waivers
          11)  Problem Reports Forms
          12)  Configuration summary lists
          13)  Operations and Maintenance Manuals

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


          Program Management and contracts personnel are responsible for determining how long we should keep records and where they are kept.

4.8.2     TRACEABILITY

          HITC and its subcontractors will maintain information files ensuring the traceability of parts and assemblies.

          The traceability system will utilize Contractor or subcontractor assigned traceability numbers, purchase order numbers, or quality record numbers that are entered on accompanying documentation. Quality Assurance personnel will be responsible for auditing the traceability system to ensure that hardware configuration and quality records are maintained during the manufacturing and test cycles.

4.9       INSPECTION AND STATUS CONTROL

          HISD standard system using Quality Assurance Manual 614, Quality Assurance Procedure 19-20-3, Identification of Quality Status will be used to control inspection stamps or signatures used to signify acceptance of deliverable items or documentation. These controls include the issuance, maintenance, and recall of inspection stamps by qualified personnel authorized to use them. Stamp possession and employee location will be verified periodically by cognizant quality assurance personnel.

________________________________________________________________________________

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

4.10         PACKAGING, HANDLING, AND TRANSPORTATION

             Articles are packaged with materials necessary to prevent deterioration, corrosion, or damage. Requirements for packaging will consider conditions that affect the article while it is 1) at a HITC's facility, 2) being transported to its destination, and 3) at its destination under specified conditions.

             Provisions are made for special handling of articles sensitive to handling damage during fabrication and processing. Special devices, boxes, containers, and modes of transportation are used, as necessary, to prevent damage due to handling.

             A shipping inspection is performed on all equipment or items shipped to the Customer. This inspection verifies that all items are secured and identified prior to packaging, and that all shipping documents are properly completed.

5.           SOFTWARE QUALITY ASSURANCE

5.1          INTRODUCTION

             This Software Quality Assurance (SQA) Plan applies to the deliverable and non-deliverable software to be developed, procured or maintained.

             The Plan is the directive implementing the contractual quality requirements for software and the HITC Quality requirements. It describes the organization, procedures, processes, and products used to implement the SQA program activities throughout the software life cycle of the program. These tasks include evaluating and certifying the software development processes and products, identified herein, to verify compliance with contractual requirements, and to verify that a high level of quality is being designed into the software products. In addition, the quality tasks ensure that the software engineering organization complies with HITC practices and procedures, as tailored to contractual requirements. This plan is written to meet the intent of ISO 9001 (ISO 9000-3).

             The process defined will be tailored to provide a cost-effective approach to ensuring a quality product. This tailored approach will be defined in program instructions.

--------------------------------------------------------------------------------

GCE Product Assurance Plan
                                                                       Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------
5.2          ORGANIZATION AND RESOURCES

5.2.1        ORGANIZATION

             The SQA organization has primary responsibility for the implementation, execution and management of the SQA activities described in this plan. SQA has an indirect reporting responsibility to the Program Manager. The SQA organization is independent of the software engineering personnel and reports directly to Product Assurance.

5.2.2        PERSONNEL

             The SQA engineer performing the SQA activities has developed the skills required for implementing the SQA program. The SQA engineer has experience with the engineering methodologies to be applied to software development. In addition, the SQA engineer is knowledgeable of HITC policies applicable to the specific SQA program. The SQA engineer is experienced in Customer and program management interface.

5.2.3        OTHER RESOURCES

             SQA interfaces with Software Engineering, Program Management, Independent Test, Systems Engineering, and Configuration Management organizations by participating in and evaluating the progress of software development, test, and maintenance. This participation forms a teaming that ensure software quality and control over the software and related documentation.

5.2.4        SCHEDULE

             The SQA schedule is prepared upon receipt of funding and a schedule. The schedule is updated monthly to track manpower performance against planned SQA activities.

5.3          SQA PROGRAM PROCEDURES, TOOLS, AND RECORDS

             SQA has the responsibility during a Program to ensure that the software, documentation, and products are developed and maintained

--------------------------------------------------------------------------------
                                       27

                                                                       Exhibit G
GCE Product Assurance Plan                          Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

          in accordance with the contractual and HITC requirements, and meet their intended use.

5.3.1     PROCEDURES

          SQA will utilize various procedures, tools, and records to accomplish the required tasks associated with ensuring that the software and related products comply with the instructions/procedures to be used as described in the following paragraphs.

5.3.1.1   SOFTWARE QUALITY PLANNING

          A complete review of the contract is performed by SQA to provide for the early identification of contractual and internal Software Quality requirements and to plan for the necessary resources and skills required to support the contract. This planning ensures the establishment of adequate budgets, personnel, and controls for contractual and internal compliance. This planning includes the SQA tasks of proposal preparation and generation/coordination and establishment of SQA program records retention system.

5.3.1.2   PROGRAM DOCUMENTATION

          SQA generates and maintains several types of SQA program documentation in support of a program SQA effort. The program documentation includes this SQA Plan and Program Instructions. SQA forms are utilized to collect data during the SQA activities.

          Program documentation is periodically assessed and realigned as necessary, to ensure it continues to reflect requirements.

          The SQA program in integrally tied to the Configuration Management
          (CM) program. SQA reviews the Configuration/Data Management plan to assure that it is consistent, meets requirements, and evaluates the process to ensure the plan is implemented.

          The quality of any software product is the responsibility of the developing organization. The software development process described in the Software Development Plan (SDP) assures that quality is designed into all software products. The responsible

--------------------------------------------------------------------------------

                                                                       Exhibit G
GCE Product Assurance Plan                          Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

          engineering organization verifies that software products meet quality requirements by reviewing format, presentation, consistency, and completeness. The SQA engineer performs evaluations and witness testing defined in this Plan throughout the software life cycle, building sufficient confidence that software plans have been met and the software performs its required functions. SQA assures that data rights and restrictive markings are in accordance with the contract and that products are adequately protected for delivery. SQA assures that software deliverables are properly packaged and marked for shipment to assure the integrity of the deliverable software. Certification is documented by affixing a SQA stamp.

5.3.1.3   SOFTWARE QUALITY SYSTEM EVALUATION

          SQA evaluations verify and ensure that the systems used to manage, develop and control software and related products exist, are adequate and are complied in accordance with the contract and HITC internal requirements as documented in the SDP and CM Plan.

          Internal evaluations aide to ensure the necessary tools, resources, procedures, and instructions are in place and available for development of compliant software and products in accordance with the contract, HITC and planning documents. SQA monitors the systems throughout the software effort to ensure continued adequacy and compliance. The systems used to develop and control the software during the various phases of the effort will be evaluated individually to ensure compliance with the plan requirements.

          In addition to evaluation of software systems, SQA management ensures periodic assessment of the SQA system to determine compliance with and continued adequacy of the SQA Plan and related program documentation. Evaluation of the SQA system occurs concurrently with evaluations of SQA program documentation.

5.3.1.4   SOFTWARE QUALITY PROCESS EVALUATION

          On-going evaluations are conducted of the processed used during the design, development and configuration control of the software and related products. Evaluations verify and ensure existence, adequacy and compliance with the required plans/procedures. These included, but are not limited to, Software Engineering, Software Review and

--------------------------------------------------------------------------------
                                       29

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


          Audits, Configuration Management, and Storage, Handling, and Delivery.

5.3.1.5   SOFTWARE PRODUCT EVALUATIONS

          SQA performs evaluations of software plans, standards, procedures, software technical documentation and code. These evaluations ensure products are compliance with contract and HITC requirements, and are under configuration control prior to Customer delivery. Products are evaluated using the appropriate governing documents. Product evaluations ensure compliance with the following basic criteria:

               a. Adherence to the required format and compliance with contractual and HITC requirements, applicable document descriptions, practices, instructions, etc.

               b. Internal consistency: No two statements in a document contradict one another, a given term, acronym, or abbreviation means the same throughout: a given item or concept is referred to by the same name or description throughout.

               c. Understandability: Documentation promotes understanding by applying the rules of grammar, symbols, notation and writing style.

               d. Technical Adequacy: The approach is logical, consistent and requirements of the program are clear technically and practically.

               e. Degree of Completeness appropriate to the phase: Constituent parties are present and addressed in adequate details. In process reviews evaluate products at varying degree of completeness.

               f. Testability: Documentation identifies requirements that are testable so that an objective test can be designed to verify and validate the fulfillment of the requirements.

               g. Traceability: All specification, design documentation, code and test plans/procedures are reviewed to provide agreement with a



--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

                  predecessor documents to which a hierarchical relationship is required.

5.3.1.6      CORRECTIVE ACTION

             The Corrective Action (CA) process uses a formal corrective action reporting system using Problem Report Form (PRF)s and Software Problem Report (SPR)s, the PRF is included as an example of the forms used to identify all problems/issues detected in the systems, processes or products, and provides the mechanism by which responsible organizations respond. The system involves ensuring the identification and corrections of problems/issues resulting from SQA evaluations, reviews, testing, change control activity, or any other event throughout the software life cycle. CAs are directed to the organization responsible for the product, process, design, personnel, or management system contributing to the problem who in turn respond and ensure implementation of the necessary corrective action. The process includes:

                Analyzing detected problems/issues/discrepancies.

                b. Documenting, classifying, categorizing and prioritizing the problem/issue/discrepancy.

                c. Assigning the responsible individual to determine the action necessary to correct the discrepancy.

                d. Recommending the necessary corrective action.

                e. Reviewing the corrective actions taken for adequacy and implementation.

                f. Verifying through re-evaluation of re-test/regression test the products and/or software to which corrections have been made.

                g. Elevating to appropriate management levels, as necessary, problems, issues/discrepancies which go unresolved or whose degree of impact of severity warrant.

________________________________________________________________________________

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


               h.  Providing reports indicating status.

5.3.1.7   Management Reporting

          To ensure that objective evidence exists which substantiates performance of software quality activities, SQA documents all evaluations performed and/or activities in which SQA participates. Each evaluation/activity is summarized and documented on the appropriate form. All evaluation reports are maintained in the Quality Records.

          Periodically SQA summarizes the overall activities performed and submits this to Program Management. These periodic reports provide SQA Program and software development management insight into the SQA program tasks performed and any issues/concerns related to the program.

          These reports are summarized to provide the Quality input for monthly status reports and Program Management Reviews.

5.3.1.8   CERTIFICATION AND ACCEPTANCE

          Deliverable software and related documentation is submitted to SQA for acceptance/inspection prior to submittal to the Customer. Software and documents are reviewed to ensure adequacy and compliance for the specific software development life cycle phase at the time of submittal and that any previously documented deficiencies have been corrected. SQA performs detailed evaluations of products and certifies their readiness and compliance for contract delivery.

          SQA documents any discrepancies detected and returns the product to the responsible organization for disposition. Open liens are established and tracked on CAs. SQA will re-inspect to the extent necessary to verify that affected characteristics are in compliance. SQA will sign all documentation or stamp all software products. Conditional accepted products require action(s) prior to the next submittal to the Customer (e.g., review, evaluation, testing, corrective action).

          Products with discrepancies which affect the fulfillment of the functional performance of the product are rejected by SQA. These


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
GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          products are not delivered to the Customer until adequate correction of the discrepancies is implemented.

5.3.1.9   SOFTWARE TESTING

          SQA monitors informal testing and witnesses formal testing. SQA evaluates the independent module-level testing performed during the software Development Folder evaluations to assure satisfactory completion of the requirements and to ensure the software's readiness for qualification testing. SQA ensures that:

               a. Test Plans/Procedures and specifications are reviewed for compliance with contractual requirement.

               b. Test and application software is acceptable and under configuration control prior to qualification test activity.

               c. Test are conducted in accordance with approved test plans/procedures.

               d. Test Results and reports are compliant and certified as reflecting the actual findings of tests.

               e. Test-related media and documentation are maintained to allow repeatability of the tests.

               f. Support software and hardware used to test the deliverable software have been validated prior to use.

               g. Configuration of the system is verified prior to qualification tests.

5.3.1.10  REVIEWS AND AUDITS

          SQA support all formal reviews and audits required by contract. SQA assures that the required products are available for review prior to the conduct of the review/audit, that the status and quality evaluation of each product is presented, and that action items resulting from the review are tracked through to closure.

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                                       33

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

5.3.1.11  NON-DELIVERABLE SOFTWARE

          SQA evaluates each non-deliverable software item used in the automated design, production, qualification, or acceptance of deliverable software or hardware to assure that:

               a. Objective evidence exists, prior to its intended use, that it performs the required functions.

               b.   It was placed under configuration control prior to its use.

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                                       34

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


5.3.1.12       CUSTOMER INTERFACE

               SQA interfaces with the Customer during reviews, audits mandatory inspections, and as needed. The team approach provides for continual sharing of information between HITC and Customer. SQA ensures documentation, records and any other applicable data is available for review upon request and ensures Customer notification of products available for inspection when such inspection has been identified.

5.3.1.13       TOOLS

               Currently, the tools utilized by SQA consist of the PRF system, MAC Schedule, and Fox Pro. PCs and Macintoshes are used to automate tasks, as applicable.

5.4            SOFTWARE QUALITY RECORDS

               Software Quality Records are established and maintained in files. The results of audits, reviews, and corrective actions documented are maintained in the records. Records consist of a collection of written data associated with the SQA evaluations which serve as objective evidence that all SQA requirements are being or have been met.

               Retention of Quality records required per this plan are maintained at HITC for the duration of the program and retained in storage after completion of the program for a period of at least five (5) years after final payment. All records will be made available to the Customer for review upon request during the period of retention.

5.5            SUBCONTRACTOR/SUPPLIER

               The software subcontractor control portion of the SQA program involves newly developed software and Commercial-Off-the-Shelf
               (COTS) software. The process for newly developed software includes survey of software subcontractors prior to placement to assure appropriate contract requirements are flowed to the subcontractor, and to establish receiving inspection criteria, and continuous evaluation of subcontractor product and process performance to the subcontract. Vendors modifying exiting COTs software that will be made available as commercial software after delivery to HITC will be controlled by

________________________________________________________________________________

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          SQA using a subset of the requirements for newly developed software subcontractors. The SQA engineers assure that any deliverable commercial software or non-deliverable software is under configuration control and meets contractual data rights provisions.

6.        PARTS, MATERIALS, AND PROCESSES PROGRAM

6.1       BASIC PROVISIONS

          HITC will establish provisions for controlling the selection, application, and acceptance of all parts, materials, and processes to be used in deliverable hardware.

6.2       PARTS SELECTION AND SPECIFICATION

          Parts, materials, and processes will be carefully selected on an individual basis that considers all significant factors, including suitability, reliability, life, and environmental capability. Selection criteria will include known reliability history and previous satisfactory supplier usage.

          Electronic and electromechanical equipment will be controlled by procurement specifications or standards. Parts will be procured to commercial part numbers, military specifications, altered item drawings, catalog item number, or specific program requirements attached to the purchase order. The responsible engineer will specify acceptance requirement for all catalog items whenever such catalog item descriptions are inadequate for acceptance inspection.

6.3       PARTS AND MATERIALS HANDLING AND STORAGE

          Parts and materials will be traceable to the applicable manufacturer and stored in accordance with requirements for a standard ground control equipment program. Parts and materials for deliverable hardware will be place in program designated bonded stores. Appropriate packaging and electrostatic discharge control measures will be taken to protect critical parts and materials during handing. Fabricated parts and subassemblies will be placed in kits, containers, or protective bags. The adequacy of the packaging, handling, and storage procedures and measures taken will be confirmed by quality assurance audits.

________________________________________________________________________________

GCE Product Assurance Plan                                           Exhibit G
                                                  Contract No. ICOO/95-1002/NR

6.4       SUBCONTRACTOR CONTROL

          The parts, materials, and processes requirements will be imposed on subcontractors having design requirements. Product assurance personnel will ensure that these requirements are implemented by subcontractors through review of instructions, specifications, and statements of work referenced in procurement documents. Subcontractor parts, materials, and processes will be reviewed and/or inspected to ensure compliance with subcontract requirements.

7.        CONFIGURATION AND DATA MANAGEMENT

7.1       BASIC PROVISIONS

          HITC will establish a configuration and data management program that ensures that the configuration and data management functions described in this plan are implemented.

          The Program Configuration and Data Management Office (PCDMO) will issue program configuration requirements and instructions to performing organizations and subcontractors as necessary to coordinate the requirements of this plan, or to augment the provisions of the plan due to contract-unique requirements. Configuration will be maintained through the configuration Control Board (CCB).

7.2       MANAGEMENT AND ORGANIZATION

          The Configuration Management (CM) and Data Management (DM) functions will be administered by PCDMO, including configuration management for subcontractors.

7.3       CONFIGURATION MANAGEMENT

          The PCDMO will maintain accurate records, release engineering data, and document and maintain any changes in process.

7.3.1     CONFIGURATION IDENTIFICATION

          Configuration identification will be defined in specifications and drawings developed and maintained by the PCDMO. Each control item will be assigned a unique identification number. The PCDMO will

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          control and provide for the issuance of all data or hardware identification numbers. Subcontractor or vendor items will be identified by the manufacturer's part number or by the assigned Contractor part number.

          The PCDMO will prepare a specification tree and index, listing the design and subordinate design specifications.

          A master index of contract-deliverable control items will be prepared. The index will identify control items by drawing (part) number, indenture level and quantity required for next assembly. The finalized index will serve as the internal baseline configuration document and will be released under formal release procedure. Thereafter, the master index will be maintained by normal change control procedure.

7.3.2     CONFIGURATION CONTROL

          Specifications, drawings, and software changes will be controlled and documented. All proposed changes to contractual specifications will be submitted to the CCB for approval.

7.3.2.1   ENGINEERING CHANGE CLASSIFICATION

          The PCDMO will be responsible for processing all engineering change requests. To ensure that the extent of analysis and approval action required to implement a proposed engineering change is consonant with the nature, magnitude, and effect of the change, engineering changes will be classified as follows:

          Class I - An engineering change that affects compliance with contractual requirements.

          Class II - Any engineering change to which the criteria for Class I do not apply.

          The implementation of a Class I change will require formal CCB approval. Class I change proposals will be submitted to the Customer with appropriate supporting documentation.

          The PCDMO will ensure the proper classification of Class II changes through periodic audits.

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                                       38

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

7.3.2.2   REQUESTS FOR DEVIATIONS/WAIVER

          Departures from the requirements specified in engineering documentation, without altering the documents, will be accomplished through authorized deviation/waiver procedures. The Responsible Engineering Authority (REA) is responsible for processing any requests for deviations or waivers from a technical requirement. Deviations must be authorized prior to hardware manufacture. Waivers will be requested for nonconformances found during or after manufacture. Deviations and/or waivers that impact the contract will be approved by the Customer. Minor waivers will be processed by material review action. Requests for deviations or waivers will be classified and approved in the same manner as engineering changes.

7.3.3     CONFIGURATION CONTROL BOARD (CCB)

          A program CCB will review and approve or reject all proposed hardware/software Class I changes. The program system engineering manager, or his designee, will chair the program CCB. The Board will be comprised of those individuals who are responsible for the changes under review, and will include representatives from Program Management, Product Assurance, Systems Engineering, CM, and the REA. Representatives from other disciplines with the necessary expertise to properly assess the requested change may be required to support CCB actions. The CCB will review each significant change following the design phase.

          The design phase of each unit will be considered to extend from the time of initiation of the contract until one of the following occurs:

          1)   The qualification of the unit's design is completed.
          2)   An acceptance unit is delivered.
          3)   The program manager signifies completion of the design phase.

7.3.4     CONFIGURATION STATUS ACCOUNTING AND VERIFICATION

          A configuration status accounting activity will maintain configuration indices and issue configuration reports. Records of the hardware configuration (as-built) will be compared to the released (as-designed) configuration. The PCDMO will act in conjunction with the engineering, manufacturing, and other organizations as required to

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                                       39

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR

          resolve identified differences between the as-designed and as-built configurations.

          The PCDMO will be responsible for issuing the as-designed/as-built configuration index.

7.4       DATA MANAGEMENT

          The PCDMO will maintain accurate records of all program-pertinent data.

7.4.1     CONTRACT DATA REQUIREMENTS

          The PCDMO will prepare and maintain a data submittal schedule and status for all required contract data. PCDMO personnel will direct the publication, distribution, and delivery of data, as appropriate. Contract deliverable data will be submitted to the Customer through the program contract administration function.

7.4.2     DATA CONTROL

          Non-engineering data will be controlled by the assignment of a library identifier to all program data. The number assignment and record lists will be maintained in the library.

7.4.3     LIBRARY

          The program library will maintain program-generated reports, technical data files, program correspondence files, and other program-generated documents, as specified by the program management office. Library-maintained documents will be readily available upon request.

7.5       SUBCONTRACTOR CONFIGURATION AND DATA MANAGEMENT

7.5.1     CONFIGURATION MANAGEMENT

          Subcontractors will be required to have a configuration management system in compliance with HITC's configuration management requirements. Subcontractor configuration management operations will be subject to Contractor review, approval, and periodic audits.

--------------------------------------------------------------------------------

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR
--------------------------------------------------------------------------------

7.5.2    DATA MANAGEMENT

         Subcontractors will be required to have a data management system in compliance with HITC's data management requirements. Subcontractor configuration management operations will be subject to Contractor review, approval, and periodic audits. Subcontractor data requirements will be identified through appropriate data requirements lists or schedules for each respective Subcontractor.

8.       DEFINITIONS

         Product - An item produced for a Customer or in support of a contract defined effort, which may be in the form of hardware, software, firmware, handbooks, data, documentation or any combination thereof.

         Software - A combination of associated computer instructions and computer data definitions required to enable the computer hardware to perform computational or control functions.

         Software Documentation - Technical data or information, including computer lists and printouts, which document the requirements, design or details of computer software, explains the capabilities and limitation of the software, or provides operating instructions for using or supporting computer software during the software's operation life.

         Baseline - A point during the software life cycle at which a product or set of products is formally designated and placed under configuration control. Baselines, plus approved changes from those baselines, constitute the current configuration identification. Formal and informal baselines are defined in the SDP and CM Plan.

         Traceability - A characteristic of a product which provides agreement with all predecessor documents to which it has a hierarchical relationship. It has five elements: (1) product contract or implements all applicable stipulations of the predecessor documents, (2) a given term, acronym or abbreviation means the same thing, (3) a given item or concept is referred to by the same name/description, (4) all material in the successor document has its basis in the predecessor, e.g. not untraceable material is introduced, (5) the product and document do not contradict one another.



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                                       41

GCE Product Assurance Plan                                             Exhibit G
                                                    Contract No. ICOO/95-1002/NR


9.        ACRONYMS

          CM   Configuration Management

          COTS Commercial-Off-the-Shelf

          RE   Responsible Engineer

          HITC Hughes Information and Technology Corporation

          HQA  Hardware Quality Assurance

          HWCI Hardware Configuration Item

          PCA  Physical Configuration Audit

          PRF  Problem Report Form

          SCM  Software Configuration Management

          SDP  Software Development Plan

          SPR  Software Problem Report

          SQA  Software Quality Assurance

          SWCI Software Configuration Item

          TIM  Technical Interchange Meetings


________________________________________________________________________________
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

                       EXHIBIT H - BILLING MILESTONE PLAN
                                    08/24/00

                 M/S
              COMPLETION                                                                                               FINAL TOTAL
 M/S #  BUILD    DATE                         BILLING MILESTONE               PROOF OF COMPLETE    FINAL M/S VALUE  CUMULATIVE VALUE
------------------------------------------------------------------------------------------------------------------------------------

                                                     *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                       EXHIBIT H - BILLING MILESTONE PLAN
                                    08/24/00

                 M/S
              COMPLETION                                                                                               FINAL TOTAL
 M/S #  BUILD    DATE                         BILLING MILESTONE               PROOF OF COMPLETE    FINAL M/S VALUE  CUMULATIVE VALUE
------------------------------------------------------------------------------------------------------------------------------------

                                                     *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                       EXHIBIT H - BILLING MILESTONE PLAN
                                    08/24/00

                 M/S
              COMPLETION                                                                                               FINAL TOTAL
 M/S #  BUILD    DATE                         BILLING MILESTONE               PROOF OF COMPLETE    FINAL M/S VALUE  CUMULATIVE VALUE
------------------------------------------------------------------------------------------------------------------------------------

                                                     *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                       EXHIBIT H - BILLING MILESTONE PLAN
                                    08/24/00

                 M/S
              COMPLETION                                                                                               FINAL TOTAL
 M/S #  BUILD    DATE                         BILLING MILESTONE               PROOF OF COMPLETE    FINAL M/S VALUE  CUMULATIVE VALUE
------------------------------------------------------------------------------------------------------------------------------------

                                                     *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

                       EXHIBIT H - BILLING MILESTONE PLAN
                                    08/24/00

                 M/S
              COMPLETION                                                                                               FINAL TOTAL
 M/S #  BUILD    DATE                         BILLING MILESTONE               PROOF OF COMPLETE    FINAL M/S VALUE  CUMULATIVE VALUE
------------------------------------------------------------------------------------------------------------------------------------

                                                     *


* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.